-----Original Message-----
From: gssyndicate@bloomberg.net [mailto:gssyndicate@bloomberg.net]
Sent: Wednesday, June 13, 2007 10:05 AM
Subject: GSMS 2007-GG10 -- New Issue Announcement (external)

GSMS 2007-GG10 -- New Issue Announcement (external)
$7.6bn Fixed-Rate Commercial Real Estate Offering -- Public Classes

Lead Bookrunners:  RBS Greenwich Capital and Goldman Sachs
Co-Managers: Bear Stearns, Merrill Lynch, Morgan Stanley, Wachovia

Class  Size($MM)  Rating(M/S/F)  C/E%    WAL(yr) Prin Window
 A1       75.0     Aaa/AAA/AAA   30.000  4.14    08/07-04/12
 A2      733.0     Aaa/AAA/AAA   30.000  4.85    04/12-07/12
 A3      246.6     Aaa/AAA/AAA   30.000  6.62    01/14-06/14
 AAB      72.0     Aaa/AAA/AAA   30.000  7.41    07/12-01/17
 A4    3,706.9     Aaa/AAA/AAA   30.000  9.72    01/17-05/17
 A1A     517.9     Aaa/AAA/AAA   30.000  9.35    05/10-05/17
 AM     [764.5]*   Aaa/AAA/AAA   20.000  9.86    05/17-06/17
 AJ     [525.6]*   Aaa/AAA/AAA   13.125  9.92    06/17-06/17
 B        76.4     Aa1/AA+/AA+   12.125  9.92    06/17-06/17
 C        95.6     Aa2/AA/AA     10.875  9.92    06/17-06/17
 D        57.3     Aa3/AA-/AA-   10.125  9.92    06/17-06/17
 E        57.3     A1/A+/A+       9.375  9.92    06/17-06/17
 F        76.4     A2/A/A         8.375  9.92    06/17-06/17

*Class size will be based on demand

Collateral Summary:
Deal Size - $7.6bn / 206 loans / 357 properties in 38 states
Avg Loan Size - $37.1mm
WA Cutoff LTV  - 73.7%
WA UW DSCR     - 1.31x
Property Type - 64.8% office, 11.4% retail, 8.7% hospitality, 7.0% multi, 4.5%
other, 1.4% indus, 1.3% self-stor, 1.0% mixed use

Top 5 States - 28.6% CA, 9.3% OR, 8.3% PA, 7.7% NY, 6.5% CT
**Collateral subject to change**

Deal Timing:
Thurs. / Fri.             Rating agency presales available
Week of June 18           Launch & Price
Early July                Settle

**Roadshow**

                  Team I          Team II
Wed    June 13    NY              NY
Thur   June 14    NY/NJ/CT        Hartford/Boston**
                  **Global Call 3PM EDT**

Fri    June 15    NY/NJ/CT

Mon    June 18    NY/Conf Calls   Minn/Chicago**
Tue    June 19    NY/Conf Calls

Group Meetings:
Hartford 6/14:    8:30 AM - Goodwin Hotel - Stowe Room
                  One Haynes St. Hartford, CT 06103

Boston 6/14:      12:30 PM - Ritz Carlton - Boylston Room
                  10 Avery Street, Boston, MA 02111

Global Call 6/14: Participants: 866-558-6869 or 913-643-4199
                  Confirmation Code: 8994914

Minneapolis 6/18: 9:00 AM Central - Marquette Hotel - Saint Croix River Room
                  7th & Marquette Avenue Minneapolis, MN 55402

Chicago 6/18:     3:00 PM Central - Sears Tower - Metropolitan Club
                  223 South Wacker Drive Chicago, IL 60606

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED
SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the
"Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering.
You may get these documents for free by visiting EDGAR on the SEC website at
www.sec.gov <file://www.sec.gov> . Alternatively, the Depositor or
Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
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DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF
THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in
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assumptions or the likelihood that any of such assumptions will coincide with
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Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In
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potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co.
imposing any limitation of any kind.

------------------------------------------------------------------------

Not an offer, recommendation, gen. solicitation or off. confirm of terms.
Prepared by Research/Sales/Trading from gen. avail. info believed reliable. No representation of accuracy/completeness is made or that you will achieve returns indicated. Assumption changes may materially impact returns; price/avail. may
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                                                     Filed pursuant to Rule 433
                                                           File no.: 333-136045

                                      GG10

                      Structural and Collateral Term Sheet
                          $7,004,615,000 (Approximate)

                     GS MORTGAGE SECURITIES TRUST 2007-GG10
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-GG10

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                                    Sponsors

                       Wachovia Bank, National Association
                                 Master Servicer

                         CWCapital Asset Management, LLC
                                Special Servicer

                                  June 12, 2007

         IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF
                            ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[RBS Greenwich Capital LOGO]                                GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers

BEAR, STEARNS & CO. INC.                                     MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES

GSMSC 2007-GG10
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

OFFERED CERTIFICATES

                                                               APPROX. % OF
                                       APPROX.       APPROX.      CUT-OFF    WEIGHTED                 ASSUMED FINAL
                                     CERTIFICATE     CREDIT        DATE       AVERAGE    PRINCIPAL     DISTRIBUTION  RATE
   CLASS      S&P  MOODY'S  FITCH      BALANCE     SUPPORT(1)     BALANCE     LIFE(2)    WINDOW(2)        DATE(2)    TYPE
-----------  ----  -------  -----  --------------  ----------  ------------  --------  -------------  -------------  ----

A-1(3)       AAA     Aaa     AAA   $   75,000,000    30.000%       0.981%      4.14    08/07 - 04/12      04/12       (8)
A-2(3)       AAA     Aaa     AAA   $  733,000,000    30.000%       9.588%      4.85    04/12 - 07/12      07/12       (8)
A-3(3)       AAA     Aaa     AAA   $  246,609,000    30.000%       3.226%      6.62    01/14 - 06/14      06/14       (8)
A-AB(3)      AAA     Aaa     AAA   $   72,000,000    30.000%       0.942%      7.41    07/12 - 01/17      01/17       (8)
A-4(3)       AAA     Aaa     AAA   $3,706,902,000    30.000%      48.489%      9.72    01/17 - 05/17      05/17       (8)
A-1A(3)      AAA     Aaa     AAA   $  517,900,000    30.000%       6.774%      9.35    05/10 - 05/17      05/17       (8)
A-M          AAA     Aaa     AAA   $  764,487,000    20.000%      10.000%      9.86    05/17 - 06/17      06/17       (8)
A-J          AAA     Aaa     AAA   $  525,586,000    13.125%       6.875%      9.92    06/17 - 06/17      06/17       (8)
B            AA+     Aa1     AA+   $   76,448,000    12.125%       1.000%      9.92    06/17 - 06/17      06/17       (8)
C             AA     Aa2      AA   $   95,561,000    10.875%       1.250%      9.92    06/17 - 06/17      06/17       (8)
D            AA-     Aa3     AA-   $   57,337,000    10.125%       0.750%      9.92    06/17 - 06/17      06/17       (8)
E             A+      A1      A+   $   57,336,000     9.375%       0.750%      9.92    06/17 - 06/17      06/17       (8)
F             A       A2      A    $   76,449,000     8.375%       1.000%      9.92    06/17 - 06/17      06/17       (8)

NON - OFFERED CERTIFICATES

                                       APPROX.
                                     CERTIFICATE     APPROX.   APPROX. % OF  WEIGHTED                 ASSUMED FINAL
                                      BALANCE /       CREDIT      CUT-OFF     AVERAGE    PRINCIPAL     DISTRIBUTION     RATE
   CLASS      S&P  MOODY'S  FITCH  NOTIONAL AMOUNT   SUPPORT   DATE BALANCE   LIFE(2)     WINDOW(2)       DATE(2)       TYPE
-----------  ----  -------  -----  ---------------  ---------  ------------  --------  -------------  -------------  ----------

A-MFL(4)(5)  AAA     Aaa     AAA                                                                                     Floating(7)
A-JFL(4)(5)  AAA     Aaa     AAA                                                                                     Floating(7)
G(5)          A-      A3      A-   $   76,449,000     7.375%      1.000%        9.98   06/17 - 07/17      07/17         (8)
H(5)         BBB+    Baa1    BBB+  $  105,117,000     6.000%      1.375%       10.00   07/17 - 07/17      07/17         (8)
J(5)         BBB     Baa2    BBB   $   95,561,000     4.750%      1.250%       10.00   07/17 - 07/17      07/17         (8)
K(5)         BBB-    Baa3    BBB-  $   76,448,000     3.750%      1.000%       10.00   07/17 - 07/17      07/17         (8)
L(5)         BB+     Ba1     BB+   $   38,225,000     3.250%      0.500%       10.00   07/17 - 07/17      07/17         (8)
M(5)          BB     Ba2      BB   $   19,112,000     3.000%      0.250%       10.00   07/17 - 07/17      07/17         (8)
N(5)         BB-     Ba3     BB-   $   28,668,000     2.625%      0.375%       10.00   07/17 - 07/17      07/17         (8)
O(5)          B+      B1      B+   $   19,112,000     2.375%      0.250%       10.00   07/17 - 07/17      07/17         (8)
P(5)          B       B2      B    $   19,113,000     2.125%      0.250%       10.00   07/17 - 07/17      07/17         (8)
Q(5)          B-      B3      B-   $   19,112,000     1.875%      0.250%       10.00   07/17 - 07/17      07/17         (8)
S(5)          NR      NR      NR   $  143,341,702     0.000%      1.875%       10.08   07/17 - 05/18      05/18         (8)
X(5)(6)      AAA     Aaa     AAA   $7,644,873,702       N/A         N/A          N/A        N/A             N/A         (6)

(1)  The credit support percentages set forth for the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the class A-M certificate and class A-MFL regular interest represent the credit support percentages for classes in the aggregate. The credit support percentages set forth for the class A-J certificate and class A-JFL regular interest represent the credit support percentages for classes in the aggregate.

(2)  As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY
     CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

(3)  For purposes of making distributions on the class A-1, class A-2, class
     A-3, class A-AB, class A-4 and class A-1A certificates, the pool of mortgage loans will consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 186 mortgage loans, representing approximately 93.2% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 20 mortgage loans, representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 97.3% of all the mortgaged properties that are multifamily properties. Distribution on the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates will generally be based on payments from loan group 1 and distributions on the class A-1A certificates will generally be based on payments from loan group
     2.

(4)  The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated
     REMIC regular interest designated as the class A-MFL regular interest and an interest rate swap agreement. The class A-JFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest designated as the class A-JFL regular interest and an interest rate swap agreement. The class A-MFL certificates and class A-JFL certificates will be entitled to receive payments distributed to the respective regular interest subject to payments under the related swap agreement.

(5)  Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(6)  The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the class X certificates as described in the prospectus supplement. The class X notional amount will be equal to the aggregate of the principal amounts of the certificates (other than the class A-MFL, class A-JFL, class X, class R and class LR certificates) and the class
     A-MFL and class A-JFL regular interests. The interest rate payable on the class X certificates for any distribution date will generally equal the weighted average net interest rate on the pool of mortgage loans over the weighted average pass-through rate of each other class of certificates
     (other than the class A-MFL, class A-JFL, class X, class R and class LR certificates) and the class A-MFL and class A-JFL regular interests.

(7)  The pass-through rates of the class A-MFL and class A-JFL certificates are variable. However, if at any time the related swap agreements are terminated, (i) the pass-through rate applicable to the class A-MFL certificates may convert to a fixed rate equal to the pass-through rate of the corresponding class A-MFL regular interest and (ii) the pass through rate applicable to the A-JFL certificates may convert to a fixed rate equal to the pass-through rate of the corresponding A-JFL regular interest.

(8)  For any distribution date, the pass-through rates on the class A-1, class
     A-2, class A-3, class A-AB, class A-4, class A-1A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q, and class S certificates and the class A-MFL and the class A-JFL regular interests will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause
     (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -2-

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

GENERAL CHARACTERISTICS (1)                                   TOTAL POOL     LOAN GROUP 1 (4)   LOAN GROUP 2 (5)
---------------------------------------------------------   --------------   ----------------   ----------------

Initial mortgage pool balance ...........................   $7,644,873,703    $7,126,973,703      $517,900,000
Number of mortgage loans ................................              206               186                20
Number of mortgaged properties ..........................              357               337                20
Weighted average underwritten debt service
   coverage ratio (2)(3).................................             1.31x             1.31x             1.23x
Weighted average cut-off date loan-to-value ratio (2) ...             73.7%             73.4%             77.9%
Average cut-off date principal balance ..................   $   37,111,037    $   38,317,063      $ 25,895,000
Weighted average mortgage interest rate(3) ..............            5.820%            5.798%            6.126%
Loans with single tenant percentage .....................              8.7%              9.3%              0.0%

(1)  All information presented in this term sheet with respect to a mortgage loan with a pari passu companion loan or subordinate companion loan is calculated without regard to the related companion loan, unless otherwise indicated. The loan amount used in this term sheet for purposes of calculating the loan-to-value ratio and debt service coverage ratio for the mortgage loan with a pari passu companion loan is the aggregate principal balance of that mortgage loan and that pari passu companion loan, unless otherwise indicated. Subordinate companion loans, if any, are not included in this calculation.

(2)  With respect to the Lynnewood Gardens loan, the LTV of 85.2% was calculated using the "as-stabilized" value of $152 million. The LTV for the Lynnewood
     Gardens loan, as calculated using the "as-is" value of the property $137 million, is 94.5%. With respect to the 119 West 40th Street Loan, the LTV was calculated using the March 2009 expected "as-stabilized" value of
     $202,000,000. The LTV based on the "as-is" value of $175 million and
     $30.543 million of reserves is 74.0%. With respect to the Southern
     Highlands Corporate Center, the LTV of 76.9% was calculated using the
     "as-stabilized" value of $19.5 million. The LTV for the Southern Highlands
     Corporate Center loan, as calculated using the "as-is" value of the property $17.6 million, is 85.2%. With respect to the Park Building loan, a cash reserve of $2.9 million and a $2.5 million letter of credit were established at the closing of the mortgage loan as additional security and to pay the monthly debt service until June 2008 when the lease with the largest tenant at the mortgaged property is expected to commence. Monthly payments in the amount of $166,000 will be withdrawn from cash reserve to pay the monthly debt service on the mortgage loan until June 2008, and those payments were counted in the net cash flow from the related mortgaged property upon which the DSCR was calculated. Additional adjustments for the mortgage loans with earnout provisions are described on Annex A to the prospectus supplement. See "Description of the Mortgage Pool--Certain
     Characteristics of the Mortgage Loans" in the prospectus supplement for a description of the calculation of the loan-to-value ratio.

(3)  With respect to the 55 Railroad Avenue loan, which has an interest rate that steps up from 5.405% to 5.770% after July 6, 2009, to 5.960% after
     July 6, 2010, to 6.240% after July 6, 2012 and to 6.910% after July 6,
     2013, DSCR and weighted average mortgage interest rates shown herein are calculated assuming the interest rate payable from the closing date of the mortgage loan to July 5, 2009 of 5.405%. The debt service coverage ratio based on the highest interest rate payable under the mortgage loan is
     0.92x.

(4)  Loan Group 1 consists of 185 non-multifamily loans and 1 multifamily loan.

(5)  Loan Group 2 consists of 20 multifamily loans.

TEN LARGEST LOANS

                             CUT-OFF DATE    % OF INITIAL                   PROPERTY     LOAN BALANCE            CUT-OFF
                               PRINCIPAL        MORTGAGE     PROPERTY         SIZE            PER               DATE LTV
          LOAN NAME           BALANCE ($)    POOL BALANCE      TYPE       SF/ROOM/UNIT   SF/ROOM/UNIT   DSCR    RATIO (%)
-------------------------   --------------   ------------   -----------   ------------   ------------   ----- -----------

Shorenstein Portland
   Portfolio                $  697,200,000        9.1%         Office       3,882,036      $    180     1.34x      65.6%
Wells Fargo Tower              550,000,000        7.2          Office       1,385,325      $    397     1.18x      78.1%
Two California Plaza           470,000,000        6.1          Office       1,329,810      $    353     1.20x      73.7%
TIAA RexCorp New Jersey
   Portfolio                   270,375,000        3.5          Office       1,041,818      $    260     1.39x      68.6%
400 Atlantic Street            265,000,000        3.5          Office         527,424      $    502     1.34x      79.1%
Two Herald Square              191,250,000        2.5          Other          354,298      $    540     1.37x      73.6%
TIAA RexCorp Plaza             187,250,000        2.4          Office       1,063,950      $    176     1.20x      69.4%
InTown Suites Portfolio A      186,000,000        2.4       Hospitality         4,539      $ 40,978     1.49x      80.3%
550 South Hope Street          165,000,000        2.2          Office         566,434      $    291     1.28x      70.2%
Harbor Point Apartments        160,500,000        2.1       Multifamily         1,283      $125,097     1.15x      77.9%
                            --------------       ----                                                   -----   -------
TOTAL/WTD. AVG              $3,142,575,000       41.1%                                                  1.28x      72.8%

PROPERTY TYPES

                                 AGGREGATE                               WTD. AVG.
                  NUMBER OF    CUT-OFF DATE     % OF INITIAL    WTD.      CUT-OFF
                  MORTGAGED      PRINCIPAL     MORTGAGE POOL    AVG.        DATE
 PROPERTY TYPE   PROPERTIES     BALANCE ($)       BALANCE       DSCR   LTV RATIO (%)
--------------   ----------   --------------   -------------   -----   -------------

Office               114      $4,951,696,386       64.8%       1.29x       72.9%
Retail                78         874,157,488       11.4        1.29x       75.6%
Hospitality           66         665,536,202        8.7        1.47x       75.3%
Multifamily           65         532,535,859        7.0        1.23x       77.8%
Other (1)              4         343,210,147        4.5        1.37x       71.5%
Industrial            13         105,568,469        1.4        1.31x       72.3%
Self-Storage          14          98,450,000        1.3        1.50x       71.4%
Mixed Use              3          73,719,152        1.0        1.12x       78.3%
                     ---      --------------      -----        ----        ----
TOTAL/WTD. AVG       357      $7,644,873,703      100.0%       1.31x       73.7%

(1)  Includes two land properties (2.8%), one car dealership property (1.6%) and one marina property (0.2%).

PROPERTY LOCATIONS

                        NUMBER OF   AGGREGATE CUT-OFF    % OF INITIAL                   WTD. AVG.
                        MORTGAGED     DATE PRINCIPAL    MORTGAGE POOL   WTD. AVG.        CUT-OFF
PROPERTY LOCATION      PROPERTIES      BALANCE ($)         BALANCE         DSCR     DATE LTV RATIO (%)
--------------------   ----------   -----------------   -------------   ---------   ------------------

California                  42        $2,189,030,755         28.6%        1.24x           73.7%
Oregon                      17           707,864,000          9.3         1.34x           65.8%
Pennsylvania                72           633,119,202          8.3         1.30x           79.3%
New York                     7           590,546,305          7.7         1.24x           73.6%
Connecticut                  7           498,585,000          6.5         1.29x           79.7%
New Jersey                  10           322,395,000          4.2         1.38x           70.4%
Massachusetts                3           205,000,000          2.7         1.17x           77.4%
Arizona                      9           196,995,600          2.6         1.40x           72.2%
District of Columbia         2           195,113,339          2.6         1.29x           65.6%
Other (1)                  188         2,106,224,502         27.6         1.38x           74.4%
                           ---        --------------        -----         ----            -----
TOTAL/WTD. AVG.            357        $7,644,873,703        100.0%        1.31x           73.7%

(1)  Includes 30 states.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -3-

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE

                             NUMBER                      PERCENTAGE
                               OF                       OF AGGREGATE
RANGE OF CUT-OFF DATE       MORTGAGE    CUT-OFF DATE    CUT-OFF DATE
BALANCES ($)                  LOANS        BALANCE         BALANCE
-------------------------   --------   --------------   ------------
1,310,000 - 4,999,999           35     $  124,315,506        1.6%
5,000,000 - 9,999,999           50        353,610,708        4.6
10,000,000 - 12,999,999         19        211,207,937        2.8
13,000,000 - 17,999,999         25        383,238,176        5.0
18,000,000 - 22,999,999         14        279,420,720        3.7
23,000,000 - 39,999,999         21        618,702,317        8.1
40,000,000 - 59,999,999         15        741,310,000        9.7
60,000,000 - 69,999,999          2        125,500,000        1.6
70,000,000 - 89,999,999          5        410,650,000        5.4
90,000,000 - 109,999,999         2        196,230,000        2.6
110,000,000 - 129,999,999        4        489,500,000        6.4
130,000,000 - 149,999,999        3        408,613,339        5.3
150,000,000 - 169,999,999        3        485,500,000        6.4
170,000,000 - 199,999,999        3        564,500,000        7.4
200,000,000 - 299,999,999        2        535,375,000        7.0
300,000,000 - 499,999,999        1        470,000,000        6.1
500,000,000 - 697,200,000        2      1,247,200,000       16.3
                               ---     --------------      -----
   TOTAL                       206     $7,644,873,703      100.0%

DISTRIBUTION OF DSCR

                                                 PERCENTAGE OF
                                                   AGGREGATE
                    NUMBER OF                       CUT-OFF
                    MORTGAGE     CUT-OFF DATE        DATE
RANGE OF DSCR (x)     LOANS         BALANCE         BALANCE
-----------------   ---------   --------------   -------------
1.10 - 1.14             17      $  588,596,696         7.7%
1.15 - 1.19             28       1,218,396,600        15.9
1.20 - 1.24             34       1,442,225,957        18.9
1.25 - 1.29             24         770,288,763        10.1
1.30 - 1.34             27       1,495,053,124        19.6
1.35 - 1.39             20         975,783,103        12.8
1.40 - 1.49             28         649,778,821         8.5
1.50 - 1.59              8          96,485,000         1.3
1.60 - 1.79             12         295,846,638         3.9
1.80 - 1.99              3          30,019,001         0.4
2.00 - 2.65              5          82,400,000         1.1
                       ---      --------------       -----
   TOTAL               206      $7,644,873,703       100.0%

DISTRIBUTION OF AMORTIZATION TYPE

                                                   PERCENTAGE OF
                      NUMBER OF                      AGGREGATE
                       MORTGAGE    CUT-OFF DATE       CUT-OFF
AMORTIZATION TYPE       LOANS        BALANCE       DATE BALANCE
-------------------   ---------   --------------   -------------
Interest Only            119      $6,148,725,339       80.4%
Interest Only, Then
   Amortizing             70       1,237,507,765       16.2
Amortizing                17         258,640,599        3.4
                        ----      --------------      -----
   TOTAL                 206      $7,644,873,703      100.0%

DISTRIBUTION OF LOCKBOXES

                                            PERCENTAGE OF
               NUMBER OF                      AGGREGATE
                MORTGAGE    CUT-OFF DATE       CUT-OFF
LOCKBOX TYPE     LOANS       BALANCE        DATE BALANCE
------------   ---------   --------------   -------------
Hard               76      $6,046,441,158       79.1%
Soft               20      $  513,795,011        6.7%

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE

                                                 PERCENTAGE OF
                    NUMBER OF                      AGGREGATE
                     MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
 RANGE OF LTV (%)     LOANS         BALANCE         BALANCE
-----------------   ---------   --------------   -------------
43.90 - 50.00            2      $   43,400,000        0.6%
50.01 - 60.00           12         166,337,541        2.2
60.01 - 65.00           10         266,642,930        3.5
65.01 - 70.00           28       1,795,902,971       23.5
70.01 - 75.00           39       1,389,357,520       18.2
75.01 - 80.00          104       3,399,641,740       44.5
80.01 - 85.20           11         583,591,000        7.6
                       ---      --------------      -----
   TOTAL               206      $7,644,873,703      100.0%

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)

                                                 PERCENTAGE OF
                    NUMBER OF                      AGGREGATE
RANGE OF MORTGAGE    MORTGAGE    CUT-OFF DATE     CUT-OFF DATE
RATES (%)             LOANS         BALANCE         BALANCE
-----------------   ---------   --------------   -------------
5.330% - 5.500%        14       $  920,630,000        12.0%
5.501% - 5.750%        80        3,487,144,563        45.6
5.751% - 6.000%        68        1,674,837,076        21.9
6.001% - 6.250%        28        1,032,417,680        13.5
6.251% - 6.500%         6          105,314,384         1.4
6.501% - 6.750%         5          218,200,000         2.9
6.751% - 7.000%         2           53,100,000         0.7
7.001% - 7.250%         1           12,000,000         0.2
7.251% - 7.939%         2          141,230,000         1.8
                      ---       --------------       -----
   TOTAL              206       $7,644,873,703       100.0%

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY

                                                       PERCENTAGE OF
                          NUMBER OF                      AGGREGATE
RANGE OF ORIGINAL          MORTGAGE    CUT-OFF DATE       CUT-OFF
TERMS TO MATURITY (MOS)     LOANS         BALANCE       DATE BALANCE
-----------------------   ---------   --------------   -------------
60 - 60                       26      $  804,337,460       10.5%
61 - 119                      14         610,371,442        8.0
120 - 120                    163       6,194,164,801       81.0
121 - 132                      3          36,000,000        0.5
                             ---      --------------      -----
   TOTAL                     206      $7,644,873,703      100.0%

DISTRIBUTION OF REMAINING TERMS TO MATURITY

                                                        PERCENTAGE OF
                           NUMBER OF                      AGGREGATE
RANGE OF REMAINING          MORTGAGE    CUT-OFF DATE       CUT-OFF
TERMS  TO MATURITY (MOS)     LOANS         BALANCE       DATE BALANCE
------------------------   ---------   --------------   -------------
52 - 60                         26     $  804,337,460       10.5%
61 - 110                        10        276,571,442        3.6
111 - 115                       20        874,473,841       11.4
116 - 116                       24        345,233,949        4.5
117 - 117                       40      2,099,684,417       27.5
118 - 118                       42      1,422,122,688       18.6
119 - 130                       44      1,822,449,905       23.8
                              ----     --------------      -----
   TOTAL                       206     $7,644,873,703      100.0%

DISTRIBUTION OF REMAINING AMORTIZATION TERMS

                                                        PERCENTAGE OF
                           NUMBER OF                      AGGREGATE
RANGE OF REMAINING          MORTGAGE    CUT-OFF DATE       CUT-OFF
AMORTIZATION TERMS (MOS)     LOANS         BALANCE       DATE BALANCE
------------------------   ---------   --------------   -------------
Interest Only (1)             119      $6,148,725,339       80.4%
296 - 299                       4          48,013,673        0.6
300 - 359                      10          82,610,542        1.1
360 - 360                      70       1,080,307,765       14.1
361 - 659                       3         285,216,384        3.7
                              ---      --------------      -----
   TOTAL                      206      $7,644,873,703      100.0%

(1)  With respect to Pavilion at Lansdale loan, $30 million of the principal balance of the mortgage loan is interest-only until maturity while $2 million of the principal balance of the mortgage loan provides for monthly payments of principal based on a 360 month amortization schedule.

DISTRIBUTION OF PREPAYMENT PROVISIONS

                                                        PERCENTAGE OF
                           NUMBER OF                      AGGREGATE
                            MORTGAGE    CUT-OFF DATE       CUT-OFF
PREPAYMENT PROVISIONS        LOANS         BALANCE       DATE BALANCE
---------------------      ---------   --------------   -------------
Defeasance                    172      $5,638,244,411       73.8%
Defeasance or Yield
   Maintenance                 17       1,735,575,000       22.7
Yield Maintenance              17         271,054,292        3.5
                              ---      --------------      -----
   TOTAL                      206      $7,644,873,703      100.0%

DISTRIBUTION OF ESCROW TYPES

                                                    PERCENTAGE OF
                       NUMBER OF                      AGGREGATE
                        MORTGAGE    CUT-OFF DATE       CUT-OFF
 ESCROW TYPE             LOANS         BALANCE       DATE BALANCE
--------------------   ---------   --------------   -------------
Real Estate Tax            178     $6,592,053,899       86.2%
Insurance                  169     $6,415,566,358       83.9%
Replacement Reserves       148     $5,748,090,308       75.2%
TI/LC (1)                   86     $3,778,763,837       62.9%

(1)  Percentage of total office, retail, industrial and mixed use properties only.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -4-

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

     The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.

                                                         SUBORDINATE
                                  ORIGINAL      % OF      COMPANION      PARI PASSU
                                  PRINCIPAL    INITIAL     ORIGINAL      COMPANION       COMPANION      ORIGINAL     ORIGINAL
                                    LOAN        POOL        LOAN       ORIGINAL LOAN       LOAN        WHOLE LOAN   WHOLE LOAN
       MORTGAGE LOAN               BALANCE     BALANCE     BALANCE        BALANCE      INTEREST RATE      LTV          DSCR
-----------------------------   ------------   -------   -----------   -------------   -------------   ----------   ----------

550 South Hope Street .......   $165,000,000     2.2%    $35,000,000             N/A       6.3103%        85.1%       1.03x
Disney Building .............   $135,000,000     1.8%    $10,000,000             N/A       5.8970%        81.5%       1.17x
Franklin Mills ..............   $116,000,000     1.5%            N/A    $174,000,000       5.6500%        78.4%       1.22x
Maguire Anaheim Portfolio ...   $103,500,000     1.4%    $ 6,500,000             N/A       9.0344%        70.6%       1.06x
1125 17th Street ............   $ 85,000,000     1.1%    $15,000,000             N/A       5.9870%        79.4%       1.48x
Crescent ....................   $ 73,100,000     1.0%    $ 7,900,000             N/A       5.9920%        86.8%       1.01x
The Wharf at Rivertown ......   $ 55,200,000     0.7%    $10,350,000             N/A       6.2460%        95.7%       1.09x
Lakeside at White Oak .......   $ 43,200,000     0.6%    $ 5,000,000             N/A       6.6900%        83.7%       1.10x
Bingham Office Center .......   $ 35,000,000     0.5%    $10,000,000             N/A       5.9100%        79.1%       1.13x
Commonwealth Square .........   $ 31,680,000     0.4%    $ 1,510,000             N/A       5.9930%        83.8%       1.15x
Green Road ..................   $ 31,189,427     0.4%    $ 8,810,573             N/A       2.4087%        80.0%       1.15x
Crown Pointe Victor Road ....   $ 21,910,573     0.3%    $ 6,189,427             N/A       2.4919%        80.0%       1.15x
9th Street Marketplace ......   $ 10,720,000     0.1%    $   840,000             N/A       6.0500%        86.3%       1.26x
Homewood Suites .............   $ 10,500,000     0.1%    $ 3,000,000             N/A       5.7100%        79.4%       1.56x
Festival Foods ..............   $  6,712,000     0.1%    $   455,000             N/A      13.2500%        78.8%       1.10x
JMS Portfolio ...............   $  6,440,000     0.1%    $   402,500             N/A      12.7500%        85.0%       1.08x
Berkshire Office Building ...   $  4,800,000     0.1%    $   300,000             N/A      13.2500%        72.9%       1.28x

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       -5-

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE

MORTGAGE POOL PREPAYMENT PROFILE

                                 TOTAL POOL (1)

PREPAYMENT                             JULY       JULY       JULY       JULY       JULY       JULY       JULY
RESTRICTIONS                           2007       2008       2009       2010       2011       2012       2013
----------------------------------   --------   --------   --------   --------   --------   --------   --------

Locked out / Defeasance                 81.28%     80.17%     73.86%     73.07%     72.94%     73.16%     73.24%
YM (2)                                  18.72%     19.83%     26.14%     25.82%     25.08%     26.56%     26.33%
Open                                     0.00%      0.00%      0.00%      1.11%      1.98%      0.28%      0.43%
                                     --------   --------   --------   --------   --------   --------   --------
TOTAL (3)                              100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
   Balance of Mortgage Loans ($mm)   7,644.87   7,642.85   7,640.50   7,636.61   7,630.16   6,819.65   6,785.29
% OF CUT-OFF BALANCE                   100.00%     99.97%     99.94%     99.89%     99.81%     89.21%     88.76%

PREPAYMENT                             JULY       JULY       JULY       JULY     JULY
RESTRICTIONS                           2014       2015       2016       2017     2018
----------------------------------   --------   --------   --------   -------   -----

Locked out / Defeasance                 73.13%     73.11%     73.09%  100.00%   0.00%
YM (2)                                  26.87%     26.89%     26.91%    0.00%   0.00%
Open                                     0.00%      0.00%      0.00%    0.00%   0.00%
                                     --------   --------   --------   ------    ----
TOTAL (3)                              100.00%    100.00%    100.00%  100.00%   0.00%
   Balance of Mortgage Loans ($mm)   6,512.49   6,494.28   6,475.02    14.00    0.00
% OF CUT-OFF BALANCE                    85.19%     84.95%     84.70%    0.18%   0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)  Differences in totals may exist due to rounding.

                                LOAN GROUP 1 (1)

PREPAYMENT                             JULY       JULY       JULY       JULY       JULY       JULY       JULY
RESTRICTIONS                           2007       2008       2009       2010       2011       2012       2013
----------------------------------   --------   --------   --------   --------   --------   --------   --------

Locked out / Defeasance                 79.92%     78.73%     72.57%     71.72%     71.58%     72.01%     71.87%
YM (2)                                  20.08%     21.27%     27.43%     27.09%     26.30%     27.99%     27.66%
Open                                     0.00%      0.00%      0.00%      1.19%      2.12%      0.00%      0.47%
                                     --------   --------   --------   --------   --------   --------   --------
TOTAL (3)                              100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
   Balance of Mortgage Loans ($mm)   7,126.97   7,124.95   7,122.60   7,118.73   7,113.02   6,318.07   6,304.52
% OF CUT-OFF BALANCE                   100.00%     99.97%     99.94%     99.88%     99.80%     88.65%     88.46%

PREPAYMENT                             JULY       JULY       JULY      JULY    JULY
RESTRICTIONS                           2014       2015       2016      2017    2018
----------------------------------   --------   --------   --------   ------   ----

Locked out / Defeasance                 71.74%     71.72%     71.69%  100.00%  0.00%
YM (2)                                  28.26%     28.28%     28.31%    0.00%  0.00%
Open                                     0.00%      0.00%      0.00%    0.00%  0.00%
                                     --------   --------   --------   ------   ----
TOTAL (3)                              100.00%    100.00%    100.00%  100.00%  0.00%
   Balance of Mortgage Loans ($mm)   6,043.43   6,027.05   6,009.71    14.00   0.00
% OF CUT-OFF BALANCE                    84.80%     84.57%     84.32%    0.20%  0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)  Differences in totals may exist due to rounding.

                                LOAN GROUP 2 (1)

PREPAYMENT                            JULY     JULY     JULY     JULY     JULY     JULY     JULY
RESTRICTIONS                          2007     2008     2009     2010     2011     2012     2013
----------------------------------   ------   ------   ------   ------   ------   ------   ------

Locked out / Defeasance              100.00%  100.00%   91.66%   91.66%   91.65%   87.60%   91.14%
YM (2)                                 0.00%    0.00%    8.34%    8.34%    8.35%    8.58%    8.86%
Open                                   0.00%    0.00%    0.00%    0.00%    0.00%    3.83%    0.00%
                                     ------   ------   ------   ------   ------   ------   ------
TOTAL (3)                            100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%
   Balance of Mortgage Loans ($mm)   517.90   517.90   517.90   517.89   517.14   501.59   480.78
% OF CUT-OFF BALANCE                 100.00%  100.00%  100.00%  100.00%   99.85%   96.85%   92.83%

PREPAYMENT                            JULY     JULY     JULY    JULY
RESTRICTIONS                          2014     2015     2016    2017
----------------------------------   ------   ------   ------   ----

Locked out / Defeasance               91.02%   91.09%   91.17%  0.00%
YM (2)                                 8.98%    8.91%    8.83%  0.00%
Open                                   0.00%    0.00%    0.00%  0.00%
                                     ------   ------   ------   ----
TOTAL (3)                            100.00%  100.00%  100.00%  0.00%
   Balance of Mortgage Loans ($mm)   469.06   467.22   465.31   0.00
% OF CUT-OFF BALANCE                  90.57%   90.21%   89.84%  0.00%

(1)  Table calculated using modeling assumptions as described in the prospectus supplement.

(2)  Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)  Differences in totals may exist due to rounding.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       -6-

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS

ISSUE TYPE                  Sequential Pay REMIC. The certificates other than
                            the class X, class R and class LR certificates are
                            referred to in this free writing prospectus as the
                            "Sequential Pay Certificates".

CUT-OFF DATE                With respect to each mortgage loan, the later of the
                            due date in July 2007 for that mortgage loan or the
                            date of origination of that mortgage loan. All
                            mortgage loan characteristics are based on balances
                            as of the cut-off date after application of all
                            payments due on or before such date (whether or not
                            received). All percentages presented in this term
                            sheet are approximate.

MORTGAGE POOL               The mortgage pool consists of 206 mortgage loans
                            with an aggregate cut-off date balance of
                            $7,644,873,703, subject to a variance of +/- 5%. The
                            mortgage loans are secured by 357 mortgaged real
                            properties located throughout 38 states and the
                            District of Columbia. Loan Group 1 is comprised of
                            186 loans and Loan Group 2 is comprised of 20 loans.

ISSUING ENTITY              GS Mortgage Securities Trust 2007-GG10

DEPOSITOR                   GS Mortgage Securities Corporation II

SPONSORS                    Greenwich Capital Financial Products, Inc. and
                            Goldman Sachs Mortgage Company

UNDERWRITERS                Greenwich Capital Markets, Inc. and Goldman, Sachs &
                            Co., as Co-Lead Bookrunning Managers

                            Bear, Stearns & Co. Inc., Merrill Lynch & Co.,
                            Morgan Stanley & Co. Incorporated and Wachovia
                            Capital Markets, LLC, as Co-Managers

TRUSTEE                     Wells Fargo Bank, N. A.

MORTGAGE LOAN SELLERS       Greenwich Capital Financial Products, Inc., Goldman
                            Sachs Mortgage Company, Lehman Brothers Holdings
                            Inc., and Wachovia Bank, National Association

MASTER SERVICER             Wachovia Bank, National Association

SPECIAL SERVICER            CWCapital Asset Management LLC

RATING AGENCIES             Fitch, Inc., Moody's Investors Services, Inc. and
                            Standard & Poor's Rating Services, a division of The
                            McGraw-Hill Companies, Inc.

DENOMINATIONS               $10,000 minimum for the offered certificates.

CLOSING DATE                On or about July 10, 2007

SETTLEMENT TERMS            Book-entry through DTC for all offered certificates.

DETERMINATION DATE          The sixth day of each month, or if such sixth day is
                            not a business day, the next business day.

DISTRIBUTION DATE           The tenth day of each month, or if any tenth day is
                            not a business day, the next business day, provided
                            that the distribution date will be at least four
                            business days following the determination date.

DISTRIBUTIONS               Each class of offered certificates will be entitled
                            on each distribution date to interest accrued at its
                            pass-through rate for that distribution date on the
                            outstanding certificate balance of the class during
                            the prior calendar month, subject to reduction in
                            limited circumstances due to prepayment interest
                            shortfalls. Interest on the offered certificates
                            will be calculated on the basis of twelve 30-day
                            months and a 360-day year.

                            Generally, the interest from the Available
                            Distribution Amount related to Loan Group 1 will be
                            used to pay interest to class A-1, class A-2, class
                            A-3, class A-AB and class A-4, pro rata, until paid
                            in full. Generally, the interest from the Available
                            Distribution Amount related to Loan Group 2 will be
                            used to pay interest to the class A-1A until paid in
                            full. Generally, any remaining Available
                            Distribution Amount will be used to pay interest to
                            class X, until paid in full. If any of the above
                            Available Distribution Amounts are not sufficient to
                            pay interest on class A-1, class A-2, class A-3,
                            class A-AB, class A-4, class A-1A and class X, then
                            the entire Available Distribution Amount will be
                            used to pay interest pro rata to those certificates.
                            After the class A-1, class A-2, class A-3, class
                            A-AB, class A-4, class A-1A and class X certificates
                            are paid all amounts to which they are entitled,
                            interest from the Available Distribution Amount will
                            be used to pay interest to the class A-M through
                            class S certificates (in the case of the class A-MFL
                            certificates, through the class A-MFL regular
                            interest and in the case of the class A-JFL
                            certificates, through the class A-JFL regular
                            interest) in sequential order, provided that
                            allocations of interest distributions between the
                            class A-M certificates and the class A-MFL regular
                            interest will be made concurrently on a pro rata
                            basis and allocation of interest distributions
                            between the class A-J certificates and the class
                            A-JFL regular interest will be made concurrently on
                            a pro rata basis.

                            Generally, the Available Distribution Amount related
                            to Loan Group 1 will be used to pay principal to the
                            class A-1, class A-2, class A-3, class A-AB and
                            class A-4 certificates as follows:

                                 (1) to class A-AB the amount necessary to
                            reduce the aggregate certificate balance of the
                            class A-AB certificates to the class A-AB planned
                            principal balance;

                                 (2) to class A-1, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clause (1);

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       -7-

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS

                                 (3) to class A-2, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1) and
                            (2);

                                 (4) to class A-3, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1), (2)
                            and (3);

                                 (5) to class A-AB, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1),
                            (2), (3) and (4); and

                                 (6) to class A-4, until paid in full, all
                            amounts of Available Distribution Amount remaining
                            after the distributions pursuant to clauses (1),
                            (2), (3), (4) and (5).

                            After class A-1, A-2, A-3, A-AB and A-4 are paid all
                            amounts to which they are entitled, the remaining
                            Available Distribution Amount related to Loan Group
                            1 will be used to pay principal to class A-1A until
                            paid in full.

                            Generally, the Available Distribution Amount related
                            to Loan Group 2 will be used to pay principal to the
                            class A-1A until paid in full, then to pay principal
                            to the class A-1, A-2, A-3, A-AB and A-4 in the same
                            manner as principal distributions are made to those
                            classes with respect to amounts related to Loan
                            Group 1 as discussed above, until paid in full.

                            After class A-1, A-2, A-3, A-AB, A-4 and A-1A are
                            paid all amounts to which they are entitled, the
                            remaining Available Distribution Amount related to
                            both Loan Groups will be used to pay interest and
                            principal to the class A-M certificates and the
                            class A-MFL regular interest on a pro rata basis
                            until the principal balance thereof is reduced to
                            zero, and then to the class A-J certificates and the
                            class A-JFL regular interest on a pro rata basis
                            until the principal balance thereof is reduced to
                            zero, and then to class B, C, D, E, F, G, H, J, K,
                            L, M, N, O, P, Q and S certificates sequentially
                            until the certificate balance of each class is
                            reduced to zero.

                            Notwithstanding the foregoing, on and after the date
                            the certificate balances of the class A-M, A-J, B,
                            C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                            certificates and class A-MFL and Class A-JFL regular
                            interests have been reduced to zero, principal will
                            be paid pro rata based on their certificate balances
                            to class A-1, A-2, A-3, A-AB, A-4 and A-1A without
                            regard to loan groups.

LOSSES                      Realized Losses and Additional Trust Fund Expenses,
                            if any, will be allocated to the class S, class Q,
                            class P, class O, class N, class M, class L, class
                            K, class J, class H, class G, class F, class E,
                            class D, class C, class B, in that order, and then
                            to class A-J certificates and class A-JFL
                            certificates (through the class A-JFL regular
                            interest) on a pro rata basis, and then to class A-M
                            certificates and class A-MFL certificates (through
                            the class A-MFL regular interest), on a pro rata
                            basis, and then, pro rata, to the class A-1, class
                            A-2, class A-3, class A-AB, class A-4 and class A-1A
                            certificates (without regard to the class A-AB
                            planned principal balance and without regard to loan
                            groups).

PREPAYMENT PREMIUMS AND     Any prepayment premiums or yield maintenance charges
YIELD MAINTENANCE CHARGES   collected will be distributed to certificateholders
                            on the distribution date following the prepayment.
                            On each distribution date, the holders of any class
                            of offered certificates and class G, class H, class
                            J and class K certificates and the class A-MFL
                            regular interest and the class A-JFL regular
                            interest that are then entitled to principal
                            distributions will be entitled to a portion of
                            prepayment premiums or yield maintenance charges
                            equal to the product of (a) the amount of the
                            prepayment premiums or yield maintenance charges net
                            of workout fees and liquidation fees, multiplied by
                            (b) a fraction, the numerator of which is equal to
                            the excess, if any, of the pass-through rate for
                            that class of certificates over the relevant
                            discount rate, and the denominator of which is equal
                            to the excess, if any, of the mortgage interest rate
                            of the prepaid mortgage loan over the relevant
                            discount rate, multiplied by (c) (A) with respect to
                            any class A-1, class A-2, class A-3, class A-AB,
                            class A-4 and class A-1A certificates, a fraction,
                            the numerator of which is equal to the amount of
                            principal payable to that class of certificates on
                            that payment date from the group of which that
                            mortgage loan is a part on that payment date, and
                            the denominator of which is the Total Principal
                            Payment Amount from the group of which that mortgage
                            loan is a part on that payment date, and (B) with
                            respect to any class A-M certificates, the class
                            A-MFL regular interest, any class A-J certificates,
                            the class A-JFL regular interest and any class B,
                            class C, class D, class E, class F, class G, class
                            H, class J and class K certificates, a fraction, the
                            numerator of which is equal to the amount of
                            principal payable to that class of certificates or
                            regular interest, as applicable, on that payment
                            date, and the denominator of which is the total
                            principal payment amount for that payment date. Any
                            prepayment premiums and yield maintenance charges
                            distributed to the class A-MFL regular interest and
                            the class A-JFL regular interest will be deposited
                            into the related floating rate account and will be
                            distributed to the swap counterparty for so long as
                            the swap agreement is in effect and there is no
                            continuing payment default thereunder on the part of
                            the swap counterparty.

                            The portion, if any, of the prepayment premiums or
                            yield maintenance charges remaining after any
                            payments described above will be distributed 100% to
                            the holders of the class X certificates.

ADVANCES                    The master servicer and, if it fails to do so, the
                            trustee, will be obligated to make P&I advances and
                            servicing advances, including paying delinquent
                            property taxes and insurance premiums, but only to
                            the extent that those advances are not deemed
                            non-recoverable and, in the case of P&I advances,
                            subject to any appraisal reductions that may occur.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       -8-

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS

APPRAISAL REDUCTIONS        An appraisal reduction generally will be created in
                            the amount, if any, by which the principal balance
                            of a required appraisal loan (plus other amounts
                            overdue or advanced in connection with such loan)
                            exceeds 90% of the appraised value of the related
                            mortgaged property plus certain escrows and reserves
                            (including letters of credit) held with respect to
                            the mortgage loan. As a result of calculating an
                            appraisal reduction amount for a given mortgage
                            loan, the interest portion of any P&I advance for
                            such loan will be reduced, which will have the
                            effect of reducing the amount of interest available
                            for distribution to the certificates in reverse
                            alphabetical order of the classes. A required
                            appraisal loan will cease to be a required appraisal
                            loan when the related mortgage loan has been brought
                            current for at least three consecutive months and no
                            other circumstances exist, which would cause such
                            mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION        The master servicer, the special servicer and
                            certain certificateholders will have the option to
                            terminate the trust, in whole but not in part, and
                            purchase the remaining assets of the trust on or
                            after the payment date on which the stated principal
                            balance of the mortgage loans then outstanding is
                            less than 1.0% of the initial mortgage pool balance.
                            The purchase price will generally be at a price
                            equal to the unpaid aggregate principal balance of
                            the mortgage loans (or fair market value in the case
                            of REO Properties), plus accrued and unpaid interest
                            and certain other additional trust fund expenses, as
                            described in the prospectus supplement. In addition,
                            after the certificate balance of each of the class
                            A-1, class A-2, class A-3, class A-AB, class A-4,
                            class A-1A, class A-M, class A-MFL, class A-J, class
                            A-JFL, class B, class C, class D, class E, class F
                            and class G certificates has been reduced to zero,
                            the trust may also be terminated, subject to the
                            consent of the master servicer (in its sole
                            discretion), if all of the remaining series
                            2007-GG10 certificates (excluding class R and class
                            LR) are held by a single certificateholder, and that
                            certificateholder exchanges all of the then
                            outstanding series 2007-GG10 certificates (excluding
                            class R and class LR) for the mortgage loans
                            remaining in the trust.

CONTROLLING CLASS           The class of Sequential Pay Certificates (a) which
                            bears the latest alphabetical class designation and
                            (b) which has a certificate balance greater than 25%
                            of its original certificate balance; provided,
                            however, that if no class of Sequential Pay
                            Certificates satisfies clause (b) above, the
                            controlling class will be the outstanding class of
                            Sequential Pay Certificates bearing the latest
                            alphabetical class designation; provided, further,
                            with respect to certain issues related to the
                            mortgage loans that are part of a split structure,
                            the holder of the majority interest of the related
                            subordinated or pari passu companion loan may have
                            certain consultation or approval rights with respect
                            to servicing matters, as described in the prospectus
                            supplement.

TENANTS                     References in this term sheet to the rating of a
                            tenant may refer to the rating of a parent of the
                            actual tenant and the rated entity may not be an
                            actual party to that lease. The rated parent may not
                            guarantee the lease.

ERISA                       The offered certificates are expected to be ERISA
                            eligible.

SMMEA                       The class A-1, class A-2, class A-3, class A-AB,
                            class A-4, class A-1A, class A-M, class A-MFL, class
                            A-J, class A-JFL, class B, class C and class D
                            certificates are expected to be "mortgage-related
                            securities" for the purposes of SMMEA so long as
                            they remain rated in one of the two highest rating
                            categories by a nationally recognized statistical
                            rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                       -9-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO

     [FIVE (5) PHOTOS OF SHORENSTEIN PORTLAND PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -10-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO

              [MAP INDICATING THE LOCATIONS OF SHORENSTEIN PORTLAND
                         PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -11-

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TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           16
Location (City/State)                                            Various, Oregon
Property Type                                                             Office
Size (sf)                                                              3,882,036
Percentage Leased as of February 28, 2007                                  94.1%
Year Built                                                               Various
Appraisal Value                                                   $1,063,600,000
Underwritten Occupancy                                                     95.3%
Underwritten Revenues                                                $92,563,972
Underwritten Total Expenses                                          $33,954,677
Underwritten Net Operating Income (NOI)                              $58,609,295
Underwritten In Place Cash Flow (IPCF) (1)                           $49,431,094
Underwritten Net Cash Flow (NCF) (2)                                 $52,863,207

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $697,200,000
Cut-off Date Principal Balance PSF                                       $179.60
Percentage of Initial Mortgage Pool Balance                                 9.1%
Number of Mortgage Loans                                                       1
Type of Security                                                  Fee Simple and
                                                                       Leasehold
Mortgage Rate                                                             5.560%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                         None
Cut-off Date LTV Ratio                                                     65.6%
LTV Ratio at Maturity                                                      65.6%
Underwritten DSCR on NOI                                                   1.49x
Underwritten DSCR on IPCF (1)                                              1.25x
Underwritten DSCR on NCF (2)                                               1.34x

----------
(1)  IPCF is the loan seller's Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through April 2008, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is loan seller's NCF, giving credit to contractual rent steps through the end of the lease term and occupancy of 95.3%. There can be no assurance that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "SHORENSTEIN PORTLAND PORTFOLIO LOAN") is evidenced by a single note and is secured by first mortgages encumbering 16 office properties all located in the greater Portland, Oregon area (the
     "SHORENSTEIN PORTLAND PORTFOLIO PROPERTIES"). The Shorenstein Portland
     Portfolio Loan was originated on March 27, 2007 by Goldman Sachs Commercial
     Mortgage Capital, L.P. and was subsequently purchased by Goldman Sachs
     Mortgage Company. The Shorenstein Portland Portfolio Loan represents approximately 9.1% of the initial mortgage pool balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of $697,200,000 and an interest rate of 5.560%. The proceeds from the Shorenstein Portland Portfolio Loan were used to acquire the
     Shorenstein Portland Portfolio Properties.

     The Shorenstein Portland Portfolio Loan had an initial term of 120 months, has a remaining term of 117 months and requires payments of interest only through maturity. The scheduled maturity date is the payment date in April
     2017. Voluntary prepayment of the Shorenstein Portland Portfolio Loan is prohibited until the payment date in January 2017. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o    THE PROPERTIES. The Shorenstein Portland Portfolio Properties consist of 16 office properties in the Greater Portland, Oregon area totaling 3,882,036 rentable SF contained in 46 individual buildings. The borrower purchased the Shorenstein Portland Portfolio Properties from The Blackstone Group
     ("BLACKSTONE") in March 2007, shortly after Blackstone's February 2007 acquisition of Equity Office Properties. As of February 28, 2007, the
     Shorenstein Portland Portfolio Properties were 94.1% occupied in the aggregate with no tenant comprising more than 2.8% of the total rentable
     SF.

     The following table presents certain information relating to the
Shorenstein Portland Portfolio Properties:

                                                    ALLOCATED
      PROPERTY NAME           CITY        STATE    LOAN AMOUNT   YEAR BUILT   SQUARE FEET   OCCUPANCY
------------------------   -----------   ------   ------------   ----------   -----------   ---------

Lincoln Center               Portland    Oregon   $125,520,973    1978-1989      728,113       94.9%
Kruse Woods                Lake Oswego   Oregon     87,864,681   1986, 1997      418,774       93.5
Nimbus Corporate Center     Beaverton    Oregon     76,889,811    1984-1991      685,788       96.3
Congress Center              Portland    Oregon     53,297,125      1982         365,617       90.0
Kruse Woods V              Lake Oswego   Oregon     51,917,052      2003         183,347      100.0
Umpqua Bank Plaza            Portland    Oregon     50,274,107      1974         273,198       95.0
5800 & 6000 Meadows        Lake Oswego   Oregon     50,208,389    1999-2001      198,976       93.0
River Forum 1 & 2            Portland    Oregon     32,201,715   1985, 1989      192,534       96.8
4900 & 5000 Meadows Road   Lake Oswego   Oregon     28,850,108    1988-1990      144,275       95.2
4949 Meadows Road          Lake Oswego   Oregon     27,732,906      1997         124,222       94.6
4000 Kruse Way Place       Lake Oswego   Oregon     26,024,244      1981         141,099       91.7
Kruse Oaks II              Lake Oswego   Oregon     25,564,219      2006         102,567       69.0
Kruse Oaks I               Lake Oswego   Oregon     18,729,569      2001          91,690       92.3
Kruse Way Plaza I & II     Lake Oswego   Oregon     17,349,495    1984-1986      101,486       99.8
4800 Meadows Road          Lake Oswego   Oregon     13,932,171      1999          74,352       95.9
4004 Kruse Way Place       Lake Oswego   Oregon     10,843,435      1996          55,998      100.0
                                                  ------------                 ---------      -----
TOTAL / WEIGHTED AVERAGE                          $697,200,000                 3,882,036       94.1%

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -12-

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TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO

     The following table presents certain information relating to the lease rollover schedule at the Shorenstein Portland Portfolio Property:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                                       ANNUALIZED
                                                                                         % OF TOTAL   UNDERWRITTEN
                                                                          ANNUALIZED     ANNUALIZED    BASE RENT
                                  CREDIT RATING          TENANT    % OF  UNDERWRITTEN   UNDERWRITTEN     ($ PER        LEASE
         TENANT NAME           (FITCH/MOODY'S/S&P)(1)     NRSF     NRSF  BASE RENT ($)   BASE RENT        NRSF)     EXPIRATION
-----------------------------  ----------------------  ---------  -----  -------------  ------------  ------------  ----------

Northwest Evaluation
   Association                         NR/NR/NR          108,448    2.8%   $ 3,351,036       4.1%       $30.90          (3)
GSA Portland Bankruptcy Court        AAA/Aaa/AAA          59,723    1.5%     1,505,016       1.8%        25.20       9/30/2014
Lime Financial Services                NR/NR/NR           48,268    1.2%     1,496,316       1.8%        31.00      10/31/2009
Kaiser Foundation Health Plan          A/NR/NR            45,707    1.2%     1,382,628       1.7%        30.25      12/31/2007
Autodesk                               NR/NR/NR           43,076    1.1%     1,303,056       1.6%        30.25       3/31/2014
Meritage Mortgage
   Corporation(2)                      NR/NR/NR           70,697    1.8%     1,263,360       1.5%        17.87       7/31/2010
Umpqua Bank                            NR/NR/NR           47,651    1.2%     1,112,148       1.4%        23.34          (4)
North Pacific Group                    NR/NR/NR           50,747    1.3%     1,071,768       1.3%        21.12      11/30/2015
UNICRU                                 NR/NR/NR           75,047    1.9%     1,067,172       1.3%        14.22       8/31/2010
Cascade Microtech                      NR/NR/NR           58,817    1.5%       832,848       1.0%        14.16      12/31/2014
                                                       ---------  -----    -----------     -----        ------
TEN LARGEST TENANTS                                      608,181   15.7%   $14,385,348      17.5%       $23.65
Remaining Tenants                                      3,046,624   78.4%    67,710,264      82.5%        22.22
Vacant                                                   227,231    5.9%             0       0.0%         0.00
                                                       ---------  -----    -----------     -----        ------
TOTAL ALL TENANTS                                      3,882,036  100.0%   $82,095,612     100.0%       $21.15

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)  Meritage Mortgage Company was acquired by NetBank in 2004 and NetBank is the guarantor of the lease. Meritage has ceased operations and their space is dark. They have continued to pay the rent and are actively trying to sublet the space.

(3)  Northwest Evaluation has two leases both within Kruse Woods V. One lease
     (92,719 SF) expires on 1/30/2011 and the other (15,729 SF) expires on
     4/30/2011.

(4)  Umpqua Bank has two leases both within Umpqua Bank Plaza. One lease (42,348
     SF) expires on 11/30/2016 and the other (5,303 SF) expires on 6/30/2009.

     The following table presents certain information relating to the lease rollover schedule at the Shorenstein Portland Portfolio Properties:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                                        CUMULATIVE     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
        YEAR ENDING                        % OF TOTAL    OF TOTAL     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
       DECEMBER 31,        EXPIRING NRSF      NRSF         NRSF      BASE RENT ($)     BASE RENT    ($ PER NRSF)
------------------------   -------------   ----------   ----------   -------------   ------------   ------------

2007                           538,687        13.9%        13.9%      $13,038,060        15.9%         $24.20
2008                           479,731        12.4%        26.2%       10,553,940        12.9%          22.00
2009                           658,415        17.0%        43.2%       15,002,604        18.3%          22.79
2010                           778,071        20.0%        63.2%       15,525,768        18.9%          19.95
2011                           509,453        13.1%        76.4%       12,239,460        14.9%          24.02
2012                           254,678         6.6%        82.9%        6,384,036         7.8%          25.07
2013                           107,892         2.8%        85.7%        2,447,412         3.0%          22.68
2014                           194,913         5.0%        90.7%        4,438,548         5.4%          22.77
2015                            61,688         1.6%        92.3%        1,337,088         1.6%          21.68
2016                            48,185         1.2%        93.6%        1,041,012         1.3%          21.60
2017                                 0         0.0%        93.6%                0         0.0%           0.00
2018 & Thereafter               23,092         0.6%        94.1%           87,684         0.1%           3.80
Vacant                         227,231         5.9%       100.0%                0         0.0%           0.00
                             ---------       -----                    -----------       -----          ------
TOTAL / WEIGHTED AVERAGE     3,882,036       100.0%                   $82,095,612       100.0%         $21.15

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers are eight Delaware limited liability companies and one Delaware limited partnership, each a single-purpose entity that owns one or more of the Shorenstein Portland Portfolio Properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shorenstein Portland Portfolio Loan.
     A majority interest in each of the borrowers under the Shorenstein Portland
     Portfolio Loan is indirectly owned by Shorenstein Realty Investors Eight,
     L.P., the guarantor of certain non-recourse carve-outs under the
     Shorenstein Portland Portfolio Loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -13-

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o    ESCROWS. The loan documents provide for monthly escrows of real estate taxes ($1,171,186), insurance ($112,521) and a structural reserve ($0.20 times the aggregate number of rentable SF). During a Shorenstein Portland
     Portfolio Cash Trap Period, the loan documents require additional reserves to cover tenant improvements and leasing commissions at the Shorenstein
     Portland Portfolio Properties. A "SHORENSTEIN PORTLAND PORTFOLIO CASH TRAP
     PERIOD" means any period commencing as of the end of any calendar quarter in which the debt service coverage ratio for that calendar quarter for the prior twelve-month period is less than 1.10x and terminating as of the end of any two consecutive calendar quarters in which the debt service coverage ratio of the Shorenstein Portland Portfolio Properties for the prior twelve-month period is at least 1.10x.

o    LOCKBOX AND CASH MANAGEMENT. The Shorenstein Portland Portfolio Loan
     requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default under the
     Shorenstein Portland Portfolio Loan or Shorenstein Portland Portfolio Cash
     Trap Period is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents and all other amounts then due to the lender will be remitted to an account specified by the borrowers on each business day. During the continuance of an event of default under the Shorenstein Portland Portfolio
     Loan, the lender may apply any funds in the cash management account to the obligations of the borrowers under the Shorenstein Portland Portfolio Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Shorenstein Portland Portfolio Properties are
     currently managed by Shorenstein Realty Services, L.P., an affiliate of the borrowers, pursuant to a management agreement. The property manager of the
     Shorenstein Portland Portfolio Properties is currently entitled to a base management fee in an amount equal to 3% of revenues from the Shorenstein
     Portland Portfolio Properties. In addition, under the loan documents, the
     Shorenstein Portland Portfolio Properties may be managed by a manager other than the current manager, provided that each rating agency has confirmed in writing that management by that manager will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG10 certificates. The lender may require the borrowers to replace the property manager if an event of default under the Shorenstein
     Portland Portfolio Loan has occurred, upon a default by the property manager under the property management agreement, upon an act of fraud, gross negligence or willful misconduct by the property manager or at any time that Walter Shorenstein, his descendants or a related trust property fails to own at least 51% of the property manager.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted

o    TERRORISM INSURANCE. The loan documents require that the "all risk"
     insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the lesser of the full amount of the Shorenstein Portland Portfolio Loan or the full replacement cost of the Shorenstein Portland Portfolio Properties (as determined by lender in its reasonable discretion) as well as business interruption insurance covering the 12-month period from the occurrence of a casualty. The borrowers must maintain this coverage if it is commercially available, provided that in the event that the Terrorism Risk Insurance Act of 2002 or a similar statute is not in effect, the maximum amount that the borrowers are required to pay in terrorism insurance premiums is an amount equal to two times the current aggregate property insurance premium payable with respect to (or otherwise allocable to) the Shorenstein Portland Portfolio
     Properties. The borrowers are permitted to maintain such terrorism coverage through a blanket policy.

o    RELEASE OF COLLATERAL. Provided no event of default is then continuing under the Shorenstein Portland Portfolio Loan, at any time beginning two years from the date of securitization, the borrower may obtain the release of one or more of the Shorenstein Portland Portfolio Properties from the liens of the loan documents, provided that, among other things, (a) the debt service coverage ratio for the 12 months ending immediately prior to release (calculated to give effect to the release) must be equal to or greater than the greater of (x) the debt service coverage ratio at the time of the closing of the Shorenstein Portland Portfolio Loan and (y) the debt service coverage ratio immediately prior to the release, (b) in the case of a release of any of the Shorenstein Portland Portfolio Properties that comprise the group of properties known as the Kruse Oaks Project, such released property must be self-sufficient and not rely on any shared services, common area

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -14-

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     maintenance or other service or utility arrangements provided by or shared with any other Shorenstein Portland Portfolio Property that comprises the
     Kruse Oaks Project and (c) each rating agency must confirm in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG10 certificates.
     In addition, the borrower is permitted to adjust the lot line separating two parcels that partially comprise the Kruse Oaks Project, provided that, among other things, the debt service coverage ratio for the 12 months ending on the most recently ended calendar quarter (calculated to give effect to the adjustment) must be equal to or greater than the debt service coverage ratio at the time of the closing of the Shorenstein Portland
     Portfolio Loan, and the affected property, after giving effect to such lot line adjustment, conforms to all applicable legal requirements. In connection with any release of a Shorenstein Portland Portfolio Property, the borrower is required to defease the Shorenstein Portland Portfolio Loan in an amount equal to the greater of (i) 90% of the net proceeds from the sale or other disposition of the applicable Shorenstein Portland Portfolio
     Property and (ii) the portion of the Shorenstein Portland Portfolio Loan allocable to such property.

o    GROUND LEASES. Six of the Shorenstein Portland Portfolio Properties (4949
     Meadows, 4900-5000 Meadows, 4800 Meadows, Kruse Oaks I & II, Kruse Woods
     III and Congress Center) are subject to ground leases. Except for the ground lease relating to the Congress Center parking garage (the appraised value of which is $200,000) that expires in 2013, each of the ground leases has a term that extends at least 30 years beyond the maturity date of the
     Shorenstein Portland Portfolio Loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. Because the Congress Center parking garage ground lease lacks certain conventional mortgagee protection provisions,
     Shorenstein Realty Investors Eight, L.P. has provided a $5 million guaranty of the borrower's obligations under the loan documents, which becomes effective if (i) the Congress Center parking garage ground lease terminates, (ii) the borrower does not secure replacement parking and grant the lender a security interest in such replacement parking and (iii) the aggregate of the allocated loan amounts for all of the Shorenstein Portland
     Portfolio Properties owned by the borrower that is lessee under the
     Congress Center parking garage lease is in excess of 25% of the outstanding principal balance of the Shorenstein Portland Portfolio Loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -15-

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                  [TWO (2) PHOTOS OF WELLS FARGO TOWER OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -16-

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TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER

             [MAP INDICATING LOCATION OF WELLS FARGO TOWER OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                    Los Angeles, California
Property Type                                                             Office
Size (sf)                                                              1,385,325
Percentage Leased as of  January 31, 2007                                  92.1%
Year Built/Year Renovated                                            1982 / 2007
Appraisal Value                                                     $704,000,000
Underwritten Occupancy                                                     94.4%
Underwritten Revenues                                                $58,348,192
Underwritten Total Expenses                                          $19,383,918
Underwritten Net Operating Income (NOI)                              $38,964,274
Underwritten In Place Cash Flow (IPCF) (1)                           $33,789,932
Underwritten Net Cash Flow (NCF) (2)                                 $37,592,494

                            MORTGAGE LOAN INFORMATION

Originator                                                           GCFP/Lehman
Cut-off Date Principal Balance                                      $550,000,000
Cut-off Date Principal Balance PSF/Unit                                  $397.02
Percentage of Initial Mortgage Pool Balance                                 7.2%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.697%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     78.1%
LTV Ratio at Maturity                                                      78.1%
Underwritten DSCR on NOI                                                   1.22x
Underwritten DSCR on IPCF (1)                                              1.07x
Underwritten DSCR on NCF (2)                                               1.18x

----------
(1)  IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "WELLS FARGO TOWER LOAN") is evidenced by two promissory notes and is secured by a first mortgage encumbering the class-A office building located at 333 South Grand Avenue, Los Angeles,
     California (the "WELLS FARGO TOWER PROPERTY"). The Wells Fargo Tower Loan
     was originated on April 4, 2007 by Lehman ALI Inc. and Greenwich Capital
     Financial Products, Inc. ("GCFP"). One promissory note in the amount of
     $280,500,000 was originated by Lehman ALI Inc. and the other promissory note in the amount of $269,500,000 was originated by GCFP. The Wells Fargo
     Tower Loan has an aggregate original principal balance and a principal balance as of the cut-off date of $550,000,000, and an interest rate of
     5.697%. The Wells Fargo Tower Loan represents approximately 7.2% of the initial mortgage pool balance. The DSCR and LTV on the Wells Fargo Tower
     Loan are 1.18x and 78.1%, respectively. The proceeds of the Wells Fargo
     Tower Loan were used to refinance existing debt.

     The Wells Fargo Tower Loan has an initial term of 120 months and a remaining term of 117 months. The Wells Fargo Tower Loan is interest-only for the entire term. The scheduled maturity date is April 6, 2017.
     Voluntary prepayment of the Wells Fargo Tower Loan is permitted at any time. Prepayments made prior to October 6, 2016 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o    THE PROPERTY. The Wells Fargo Tower Property is a 1,385,325-sf, 53-story, class-A multi-tenant office building with an atrium, a three-level enclosed structure housing several retail tenants, and a five-level subterranean parking garage. The Wells Fargo Tower Property is located in the Bunker
     Hill submarket of Los Angeles' central business district. Maguire Partners, the predecessor of the sponsor, built the Wells Fargo Tower Property in
     1982. The building was designed by Skidmore, Owings & Merrill and sits prominently on the Los Angeles skyline. The Wells Fargo Tower Property has
     1,305,620 sf of office space, 64,734 sf of retail space, 14,971 sf of storage space and 2,207 parking spaces.

     As of January 31, 2007, the Wells Fargo Tower Property was 92.1% leased to approximately 73 tenants. The three largest tenants in the building are
     Wells Fargo Bank (299,665 sf) with various leases through December 2009,
     December 2011 and February 2013, Gibson, Dunn & Crutcher (268,269 sf)
     through December 2017, and OakTree Capital Management (125,052 sf) with various leases through December 2007, December 2009 and March 2017.
     According to Hoovers Online, Wells Fargo & Co. is the fifth largest bank in the United States as of December 2006. Gibson, Dunn & Crutcher, whose largest office is in the Wells Fargo Tower Property, is listed among the 20 largest law firms in the country according to the Internet Legal Research
     Group. Oaktree Capital Management is a private equity fund with assets under management of $42.3 billion.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -18-

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     The following table presents certain information relating to the major tenants at the Wells Fargo Tower Property:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                % OF TOTAL   ANNUALIZED
                                                                   ANNUALIZED   ANNUALIZED  UNDERWRITTEN
                             CREDIT RATING        TENANT   % OF   UNDERWRITTEN UNDERWRITTEN   BASE RENT
      TENANT NAME        (FITCH/MOODY'S/S&P)(1)    NRSF    NRSF  BASE RENT ($)   BASE RENT  ($ PER NRSF)      LEASE EXPIRATION
----------------------- ----------------------- --------- -----  ------------- ------------ ------------ --------------------------

Gibson, Dunn & Crutcher         NR/NR/NR          268,269  19.4%  $ 7,435,404      26.5%       $27.72            12/31/2017
Wells Fargo Bank               AA/Aa1/AA+         299,665  21.6%    6,029,592      21.5%        20.12    12/31/2009, 12/31/2011 and
                                                                                                                  2/28/2013
Oaktree Capital
Management                      NR/NR/NR          125,052   9.0%    2,202,048       7.9%        17.61    12/31/2007, 12/31/2009 and
                                                                                                                  3/31/2017
Winston & Strawn                NR/NR/NR           61,246   4.4%    1,231,800       4.4%        20.11    12/31/2008 and 12/31/2012
Dewey Ballantine                NR/NR/NR           48,762   3.5%    1,072,764       3.8%        22.00            12/31/2011
                                                --------- -----   -----------     -----        ------
TOTAL LARGEST TENANTS                             802,994  58.0%  $17,971,608      64.2%       $22.38
Remaining Tenants                                 472,421  34.1%   10,038,855      35.8%        22.38
Vacant Space                                      109,910   7.9%            0       0.0%         0.00
                                                --------- -----   -----------     -----        ------
TOTAL ALL TENANTS                               1,385,325 100.0%  $28,010,463     100.0%       $21.96

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the Wells Fargo Tower Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                % OF TOTAL    ANNUALIZED
                                                     CUMULATIVE   ANNUALIZED    ANNUALIZED   UNDERWRITTEN
      YEAR ENDING                        % OF TOTAL   OF TOTAL   UNDERWRITTEN  UNDERWRITTEN   BASE RENT
      DECEMBER 31,        EXPIRING NRSF     NRSF        NRSF      BASE RENT      BASE RENT   ($ PER NRSF)
------------------------  -------------  ----------  ----------  ------------  ------------  ------------

2007                           90,357        6.5%        6.5%     $ 1,924,609       6.9%        $21.30
2008                           44,604        3.2%        9.7%         935,028       3.3%         20.96
2009                          139,772       10.1%       19.8%       2,734,380       9.8%         19.56
2010                           75,013        5.4%       25.2%       1,530,492       5.5%         20.40
2011                          132,420        9.6%       34.8%       2,861,341      10.2%         21.61
2012                           80,318        5.8%       40.6%       1,634,016       5.8%         20.34
2013                          370,683       26.8%       67.4%       7,423,848      26.5%         20.03
2014                            8,723        0.6%       68.0%         201,504       0.7%         23.10
2015                            9,928        0.7%       68.7%         249,565       0.9%         25.14
2016                                0        0.0%       68.7%               0       0.0%          0.00
2017 and thereafter           323,597       23.4%       92.1%       8,515,680      30.4%         26.32
Vacant                        109,910        7.9%      100.0%               0       0.0%          0.00
                            ---------      -----                  -----------     -----         ------
TOTAL / WEIGHTED AVERAGE    1,385,325      100.0%                 $28,010,463     100.0%        $21.96

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower (the "WELLS FARGO TOWER BORROWER") is North
     Tower, LLC, a single-asset, special-purpose, bankruptcy-remote Delaware limited liability company with two independent directors. Legal counsel to the Wells Fargo Tower Borrower delivered a non-consolidation opinion in connection with the origination of the Wells Fargo Tower Loan. The sponsor of the Wells Fargo Tower Borrower is Maguire Properties, Inc. ("MPI"), a
     publicly traded REIT with a market capitalization of $1.6 billion as of May
     16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI is an experienced real estate investor. In 1965, Robert F. Maguire III founded MPI's predecessor, Maguire
     Partners, to own, manage, develop and acquire office properties in the
     Southern California market. Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including US Bank Tower, Gas
     Company Tower, and KPMG Tower. MPI's subsidiary, Maguire Properties, L.P.
     ("MPLP"), guaranteed the non-recourse carveouts of the Wells Fargo Tower
     Loan. The Wells Fargo Tower Borrower is affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as
     Two California Plaza, 550 South Hope Street, Maguire Anaheim Portfolio,
     Lincoln Town Center, and 3800

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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     Chapman, which are also assets of the trust and are located in the Los
     Angeles and Orange County MSA's. As of June 7, 2007, MPI's aggregate ownership of downtown commercial real estate was 8,210,898 sf or 36.4% of the downtown class A market.

o    ESCROWS. The Wells Fargo Tower Loan documents provide for certain escrows including real estate taxes and insurance premiums.

     Tax and Insurance Reserve: The Wells Fargo Tower Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

     Leasing Reserve: At closing, the Wells Fargo Tower Borrower deposited
     $7,018,725 for then outstanding tenant improvements and leasing commissions. In addition, the Wells Fargo Tower Borrower deposited an additional $2,581,275 ($1.86 psf) in lieu of an ongoing reserve for future tenant improvements and leasing commissions at the Wells Fargo Tower
     Property. As of June 7, 2007, $9,620,673 remained in the account.

     Capital Expense Reserve: The Wells Fargo Tower Borrower is required to deposit one-twelfth of the amount lender estimates to be due for replacements and repairs required to be made to the Wells Fargo Tower
     Property during that calendar year for capital expenditure items at the
     Wells Fargo Tower Property.

o    LOCKBOX AND CASH MANAGEMENT. The Wells Fargo Tower Loan requires a hard lockbox, which is already in place. The Wells Fargo Tower Loan documents require the Wells Fargo Tower Borrower to direct the tenants to pay their rents directly to a lender-controlled account, and that all rents received by the Wells Fargo Tower Borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default)
     within one business day after receipt. Amounts on deposit in the lockbox account are transferred on each business day to another lender-controlled account. On each payment date, any amounts in such lender-controlled account after payment of debt service, operating expenses and reserves are to be returned to the Wells Fargo Tower Borrower until such time that there is an event of default under the Wells Fargo Tower Loan. Upon the occurrence and during the continuance of an event of default, lender may retain any excess amounts as additional collateral or apply any excess amounts to the payment of the debt.

o    PROPERTY MANAGEMENT. MPLP, an affiliate of the Wells Fargo Tower Borrower, is the property manager for the Wells Fargo Tower Loan. The lender may cause the Wells Fargo Tower Borrower to replace the property manager with a manager approved by lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not cured, (ii) a bankruptcy of
     MPLP occurs, (iii) the maturity date has occurred and the Wells Fargo Tower
     Loan is not repaid, (iv) the DSCR for the immediately preceding 12 month period is less than 1.0x or (v) a material default occurs under the property management agreement beyond any applicable notice or cure period.
     The Wells Fargo Tower Borrower may not enter into any agreement relating to the management of the Wells Fargo Tower Property with any party without the express written consent of lender and the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Wells Fargo Tower Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the Wells Fargo Tower Property. The
     Wells Fargo Tower Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP or any entity owned by MPLP other than the Wells Fargo Tower Borrower and its sole member ("QUALIFIED
     PLEDGOR"), to pledge their direct or indirect ownership interests in the sole member of the Wells Fargo Tower Borrower to secure (i) a loan facility or loan facilities to one or more Qualified Pledgors from a group of lenders for which a qualified institutional lender acts as agent or collateral agent or will act as initial administrative and collateral agent, and (ii) related hedging arrangements in connection with the loan facility or loan facilities described in clause (i). In either case, such
     Qualified Pledgor must pledge, directly or indirectly, its or their equity interests in substantially all of the property owning subsidiaries in which
     MPLP holds a direct or indirect interest, and any enforcement action taken pursuant to such pledge will constitute a transfer under the Wells Fargo
     Tower Loan documents

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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     and the holder of such pledge will be required to comply with all of the applicable provisions restricting transfers in the Wells Fargo Tower loan documents.

o    TERRORISM INSURANCE. The Wells Fargo Tower Loan documents require the Wells
     Fargo Tower Borrower to maintain terrorism insurance. The Wells Fargo Tower
     Borrower is not required to incur a cost for such terrorism coverage in excess of 150% of all other insurance coverage required pursuant to the
     Wells Fargo Tower Loan documents (the "TERRORISM INSURANCE CAP") for the immediately preceding annual policy period. The Wells Fargo Tower Property has terrorism coverage as part of its blanket all-risk property coverage.
     In the event that the annual premium for terrorism coverage in an amount equal to the "FULL REPLACEMENT COST" coverage exceeds the Terrorism
     Insurance Cap, the Wells Fargo Tower Borrower will be required to maintain as much terrorism coverage as is available for a premium equal to the
     Terrorism Insurance Cap.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -21-

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                  [LARGE PHOTO OF TWO CALIFORNIA PLAZA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -22-

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       [TWO (2) MAPS INDICATING LOCATION OF TWO CALIFORNIA PLAZA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -23-

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TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                    Los Angeles, California
Property Type                                                             Office

Size (sf)                                                              1,329,810

Percentage Leased as of  March 27, 2007                                    90.5%
Year Built                                                                  1992
Appraisal Value                                                     $638,000,000
Underwritten Occupancy                                                     89.9%
Underwritten Revenues                                                $53,847,418
Underwritten Total Expenses                                          $21,110,399
Underwritten Net Operating Income (NOI)                              $32,737,019
Underwritten In Place Cash Flow (IPCF) (1)                           $26,305,654
Underwritten Net Cash Flow (NCF) (2)                                 $31,502,945

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $470,000,000
Cut-off Date Principal Balance PSF/Unit                                  $353.43
Percentage of Initial Mortgage Pool Balance                                 6.1%
Number of Mortgage Loans                                                       1
Type of Security                                                       Leasehold
Mortgage Rate                                                           5.49968%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     73.7%
LTV Ratio at Maturity                                                      73.7%
Underwritten DSCR on NOI                                                   1.25x
Underwritten DSCR on IPCF (1)                                              1.00x
Underwritten DSCR on NCF (2)                                               1.20x

----------
(1)  IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "TWO CALIFORNIA PLAZA LOAN") is evidenced by a single note and is secured by a first-priority leasehold mortgage encumbering the class-A office building located at 350 South Grand Avenue,
     Los Angeles, California (the "TWO CALIFORNIA PLAZA PROPERTY"). The Two
     California Plaza Loan represents approximately 6.1% of the initial mortgage pool balance. The Two California Plaza Loan was originated on April 24,
     2007, has an original principal balance and a principal balance as of the cut-off date of $470,000,000, and an interest rate of 5.49968%. The DSCR and LTV on the Two California Plaza Loan are 1.20x and 73.7%, respectively.
     The proceeds of the Two California Plaza Loan were used by the borrower to acquire the Two California Plaza Property along with 24 other properties for a total portfolio acquisition price of approximately $2.875 billion.

     The Two California Plaza Loan has an initial term of 120 months and a remaining term of 118 months. The Two California Plaza Loan is interest-only for the entire term. The scheduled maturity date is May 6,
     2017. Voluntary prepayment of the Two California Plaza Loan is permitted at any time. Prepayments made prior to February 6, 2017 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o    THE PROPERTY. The Two California Plaza Property is a 1,329,810-sf, 52-story class-A office building with an atrium, a three-level enclosed structure housing several retail tenants, and a five-level subterranean parking garage. The Two California Plaza Property is located in the Bunker Hill submarket of Los Angeles' central business district. Maguire Partners, the predecessor of the sponsor, built the Two California Plaza Property in
     1992. The building was designed by Arthur Erickson and sits prominently on the Los Angeles skyline. The Two California Plaza Property has 1,277,657 sf of office space, 52,153 sf of retail and storage space and 1,225 parking spaces.

     As of March 27, 2007, the Two California Plaza Property was 90.5% leased to approximately 56 tenants. The three largest tenants in the building are
     Deloitte & Touche (342,094 sf) through March 2015, Pricewaterhouse Coopers
     (160,784 sf) through May 2013, and Aames Financial Corp. (151,561 sf)
     through March 2012. Aames Financial was acquired in 2006 by Accredited Home
     Lenders (NYSE: LEND), which had a market capitalization of $374 million as of June 7, 2007.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -24-

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TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA

     The following table presents certain information relating to the major tenants at the Two California Plaza Property:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                                ANNUALIZED
                                                                                  % OF TOTAL   UNDERWRITTEN
                                                                   ANNUALIZED     ANNUALIZED     BASE RENT
                           CREDIT RATING          TENANT    % OF  UNDERWRITTEN   UNDERWRITTEN     ($ PER       LEASE
      TENANT NAME       (FITCH/MOODY'S/S&P)(1)     NRSF     NRSF  BASE RENT ($)    BASE RENT       NRSF)     EXPIRATION
----------------------  ----------------------  ---------  -----  -------------  ------------  ------------  ----------

Deloitte & Touche              NR/NR/NR           342,094   25.7%  $ 5,216,904       21.0%        $15.25     3/31/2015
Aames Financial Corp.          NR/NR/NR           151,561   11.4%    3,423,756       13.8%         22.59     3/31/2012
PricewaterhouseCoopers         NR/NR/NR           160,784   12.1%    2,847,048       11.5%         17.71     5/31/2013
Mayer Brown Rowe               NR/NR/NR            81,411    6.1%    1,678,992        6.8%         20.62     3/31/2017
                                                ---------  -----   -----------      -----         ------
TOTAL LARGEST TENANTS                             735,850   55.3%  $13,166,700       53.1%        $17.89
Remaining Tenants                                 467,079   35.1%   11,652,708       46.9%         24.95
Vacant Space                                      126,881    9.5%            0        0.0%          0.00
                                                ---------  -----   -----------      -----         ------
TOTAL ALL TENANTS                               1,329,810  100.0%  $24,819,408      100.0%        $20.63

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the Two California Plaza Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                      % OF TOTAL     ANNUALIZED
                                                        CUMULATIVE     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
       YEAR ENDING                         % OF TOTAL    OF TOTAL     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
      DECEMBER 31,         EXPIRING NRSF      NRSF         NRSF      BASE RENT ($)     BASE RENT    ($ PER NRSF)
------------------------   -------------   ----------   ----------   -------------   ------------   ------------

2007                            80,900         6.1%         6.1%      $ 2,105,712         8.5%         $26.03
2008                            83,876         6.3%        12.4%        1,857,708         7.5%          22.15
2009                            68,305         5.1%        17.5%        1,637,712         6.6%          23.98
2010                            17,623         1.3%        18.9%          433,500         1.7%          24.60
2011                            59,655         4.5%        23.3%        1,436,616         5.8%          24.08
2012                           194,788        14.6%        38.0%        4,274,040        17.2%          21.94
2013                           252,097        19.0%        56.9%        5,663,952        22.8%          22.47
2014                            26,309         2.0%        58.9%          605,112         2.4%          23.00
2015                           342,094        25.7%        84.6%        5,216,904        21.0%          15.25
2016                                 0         0.0%        84.6%                0         0.0%           0.00
2017 and thereafter             77,282         5.8%        90.5%        1,588,152         6.4%          20.55
Vacant                         126,881         9.5%       100.0%                0         0.0%           0.00
                             ---------       -----                    -----------       -----          ------
TOTAL / WEIGHTED AVERAGE     1,329,810       100.0%                   $24,819,408       100.0%         $20.63

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    GROUND LEASE. The Two California Plaza Borrower has a leasehold interest in the Two California Plaza Property under a ground lease from the Community
     Redevelopment Agency of the City of Los Angeles, California that has an expiration date of August 25, 2082. The current annual ground rent payment is $1,950,000. The ground lease generally contains standard mortgagee protection provisions.

o    THE BORROWER. The borrower (the "TWO CALIFORNIA PLAZA BORROWER") is Maguire
     Properties-Two Cal Plaza, LLC, a single-asset, special-purpose, bankruptcy-remote Delaware limited liability company with two independent directors. Legal counsel to the Two California Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Two
     California Plaza Loan. The sponsor of the Two California Plaza Borrower is
     Maguire Properties, Inc., ("MPI") a publicly traded REIT with a market capitalization of $1.6 billion as of May 16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive
     Officer of MPI, is an experienced real estate investor. In 1965, Robert F.
     Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market.
     Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles
     County, including US Bank Tower, Gas Company Tower, and KPMG Tower. MPI's

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA

     subsidiary, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the Two California Plaza Loan. The Two California Plaza
     Borrower is affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as 550 South Hope
     Street, Wells Fargo Tower, Maguire Anaheim Portfolio, Lincoln Town Center,
     and 3800 Chapman, which are also assets of the trust and are located in the
     Los Angeles and Orange County MSA's. As of June 7, 2007, MPI's aggregate ownership of downtown commercial real estate was 8,210,898 sf or 36.4% of the downtown class-A market.

o    ESCROWS. The Two California Plaza Loan documents provide for certain escrows including real estate taxes and insurance premiums.

     Tax and Insurance Reserve: The Two California Plaza Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

     Capital Expense Reserve: The Two California Plaza Borrower is required to make monthly contributions into a capital expenditure reserve account in an amount initially equal to $22,164.

     Leasing Reserve: The Two California Plaza Borrower made an initial deposit of $12,130,000 ($9.12 psf) into a leasing reserve account. In addition, commencing on June 6, 2009, the Two California Plaza Borrower is required to make monthly contributions into the leasing reserve in an amount equal to $110,818 ($1.00 psf). As of June 7, 2007, $12,142,462 remained in the account.

     Ground Rent Reserve: The Two California Plaza Borrower is required to make monthly contributions into a ground rent reserve account in an amount equal to the amount that lender estimates will be necessary to pay each installment of ground rent which is due prior to the next payment date under the Two California Plaza Loan.

     Debt Service Reserve: The Two California Plaza Borrower made a deposit of
     $3,000,000 into a debt service reserve to cover potential shortfalls in the amount of revenue from the Two California Plaza Property available to pay the monthly interest payments required under the Two California Plaza Loan.
     Any funds remaining on deposit in the debt service reserve will be released to the Two California Plaza Borrower when the lender has determined that the Two California Plaza Property has achieved an actual DSCR of at least
     1.10x for two consecutive calendar quarters. As of June 7, 2007, $3,002,465 remained in the account.

o    LOCKBOX AND CASH MANAGEMENT. The Two California Plaza Loan requires a hard lockbox, which is already in place. The Two California Plaza Loan documents require the Two California Plaza Borrower to direct tenants to pay their rents directly to a lender-controlled account, and that all rents received by the Two California Plaza Borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default)
     within one business day of receipt. Amounts on deposit in the lockbox account are swept on a daily basis into the Two California Plaza Borrower's operating account, unless an event of default is continuing or, commencing on December 31, 2009, the actual DSCR is less than 1.05x (each triggering, a "DSCR CASH MANAGEMENT PERIOD"). During a DSCR Cash Management Period,
     amounts in the lender-controlled account will be swept into another account controlled by lender and applied to the payment of monthly interest payments, operating expenses and any required reserves under the Two
     California Plaza Loan documents and any excess cash will be held by the lender. In the event that a DSCR Cash Management Period is continuing, the
     Two California Plaza Borrower may cause the DSCR Cash Management Period to terminate by delivering a letter of credit in an amount equal to the portion of the then-outstanding principal balance of the Two California
     Plaza Loan, such that an actual DSCR of at least 1.05x would be maintained on the Two California Plaza Loan after repayment of the amount of such letter of credit. At any time during the continuance of an event of default, the lender may apply any amounts in the cash collateral account to the prepayment of the debt with the applicable yield maintenance premium.
     Additionally, if a DSCR Cash Management Period is continuing for two consecutive calendar quarters, the lender may use the monies in the cash collateral account to prepay the Two California Plaza Loan with the applicable yield maintenance premium.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -26-

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TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA

o    PROPERTY MANAGEMENT. MPLP, an affiliate of the Two California Plaza
     Borrower, is the property manager for the Two California Plaza Loan. The lender may cause the Two California Plaza Borrower to replace the property manager with a manager approved by the lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not cured,
     (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the Two California Plaza Loan is not repaid, (iv) the property manager exhibits gross negligence, malfeasance or willful misconduct or (v) the manager defaults under the property management agreement beyond any applicable notice or cure period. Thereafter, the Two California Plaza
     Borrower may not enter into any agreement relating to the management of the
     Two California Plaza Property with any party without the express written consent of lender and, if required, the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the
     Two California Plaza Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the Two California Plaza Property. The
     Two California Plaza Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the Two California Plaza Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the Two California Plaza Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that (i) no default has occurred and remains uncured and (ii) lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o    TERRORISM INSURANCE. The Two California Plaza Loan documents require the
     Two California Plaza Borrower to maintain terrorism insurance. The Two
     California Plaza Property has terrorism coverage as part of its sponsor's blanket "all-risk" property coverage. The Two California Plaza Loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from Two California Plaza
     Borrower's comprehensive "all-risk" insurance policy business income coverage, commercial general liability insurance or umbrella liability insurance coverage, the Two California Plaza Borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("TERRORISM ACTS"); provided that the
     Two California Plaza Borrower is not required to spend in excess of an amount equal to 150% of the aggregate amount of all insurance premiums payable for all insurance coverage required under the Two California Plaza
     Loan with respect to the Two California Plaza Property and all other properties owned by MPLP or its affiliates for the last policy year, adjusted annually by the Consumer Price Index (such amount, the "TERRORISM
     INSURANCE CAP") for such coverage and, in the event that the coverage is not available at a per annum cost of the Terrorism Insurance Cap, then Two
     California Plaza Borrower is required to purchase insurance covering
     Terrorism Acts at the Two California Plaza in an amount equal to the principal balance of the Two California Plaza Loan, but is not required to maintain the full amount of such coverage if such coverage is not available at a per annum cost of the Terrorism Insurance Cap or less, provided that in the event that the Terrorism Insurance Cap is not sufficient to purchase such coverage in an amount equal to the principal balance of the Two
     California Plaza Loan, then the Two California Plaza Borrower shall obtain the greatest amount of coverage obtainable at a per annum cost of the
     Terrorism Insurance Cap.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -27-

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--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO

   [THREE (3) PHOTOS OF TIAA REXCORP NEW JERSEY PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -28-

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TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO

               [TWO (2) MAPS INDICATING LOCATIONS OF TIAA REXCORP
                    NEW JERSEY PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            6
Location (City/State)                                        Various, New Jersey
Property Type                                                             Office
Size (sf)                                                              1,041,818
Percent Leased as of February 23, 2007                                     88.1%
Year Built/Year Renovated                                  1981-2000 / 2003-2006
Appraisal Value                                                     $394,100,000
Underwritten Occupancy                                                     92.0%
Underwritten Revenues                                                $32,445,470
Underwritten Total Expenses                                           $9,642,131
Underwritten Net Operating Income (NOI)                              $22,803,339
Underwritten In Place Cash Flow (IPCF) (1)                           $19,623,786
Underwritten Net Cash Flow (NCF) (2)                                 $21,694,153

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $270,375,000
Cut-off Date Principal Balance PSF/Unit                                  $259.52
Percentage of Initial Mortgage Pool Balance                                 3.5%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.661%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     68.6%
LTV Ratio at Maturity                                                      68.6%
Underwritten DSCR on NOI                                                   1.47x
Underwritten DSCR on IPCF (1)                                              1.26x
Underwritten DSCR on NCF (2)                                               1.39x

----------
(1)  IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is loan seller's NCF, assuming lease-up of the 1 Giralda Farms property to a 90% market occupancy. There can be no assurance that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "TIAA REXCORP NEW JERSEY PORTFOLIO LOAN")
     is evidenced by a single note and is secured by first mortgages encumbering six class-A office buildings located in New Jersey and consisting of
     1,034,114 sf (the "TIAA REXCORP NEW JERSEY PROPERTIES"). The TIAA RexCorp
     New Jersey Portfolio Loan represents approximately 3.5% of the initial mortgage pool balance. The TIAA RexCorp New Jersey Portfolio Loan was originated on January 25, 2007, had an original principal balance and a principal as of the cut-off date of $270,375,000 and has an interest rate of 5.661% per annum. The DSCR and LTV on the TIAA RexCorp New Jersey
     Portfolio Loan are 1.39x and 68.6%, respectively. The proceeds of the TIAA
     RexCorp New Jersey Portfolio Loan were used by the borrower to acquire the
     TIAA RexCorp New Jersey Properties along with 9 other properties for a total portfolio acquisition price of approximately $1.14 billion.

o    The TIAA RexCorp New Jersey Portfolio Loan had an initial term of 120 months, has a remaining term of 115 months and requires payments of interest only for the entire term. The scheduled maturity date is February
     6, 2017. Voluntary prepayment of the TIAA RexCorp New Jersey Portfolio Loan is prohibited prior to the payment date of November 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United
     States government securities or certain other obligations is permitted from
     August 6, 2009 (the "TIAA REXCORP NEW JERSEY PORTFOLIO INITIAL DEFEASANCE
     DATE").

o    THE PROPERTIES. The TIAA RexCorp New Jersey Properties consist of six office properties in New Jersey. The following table presents certain information relating to the TIAA RexCorp New Jersey Properties:

                                                        ALLOCATED
      PROPERTY NAME            CITY         STATE      LOAN AMOUNT   YEAR BUILT   SQUARE FEET   OCCUPANCY
------------------------   -----------   ----------   ------------   ----------   -----------   ---------

1 Giralda Farms              Madison     New Jersey   $ 54,500,000    1984/2007      155,936       20.2%
3 Giralda Farms              Madison     New Jersey     38,375,000      1990         141,000      100.0%
7 Giralda Farms              Madison     New Jersey     56,000,000      2000         203,258      100.0%
101 JFK Parkway            Short Hills   New Jersey     48,000,000    1981/2003      197,779      100.0%
103 JFK Parkway            Short Hills   New Jersey     37,500,000    1981/2003      123,000      100.0%
44 Whippany Road            Morristown   New Jersey     36,000,000      1986         220,845      100.0%
                                                      ------------                 ---------      -----
TOTAL / WEIGHTED AVERAGE                              $270,375,000                 1,041,818       88.1%

     1 Giralda Farms is a four-story, 155,936 sf class-A office building located in Madison, New Jersey. Constructed in 1984 and situated on a 24.12-acre site, the building has floorplates of approximately 39,000 sf. The property features a granite and reflective glass facade, multi-story atrium, underground and garage parking, and 24-hour security. Amenities include a conference room and health and fitness center. Giralda Farms is a secure
     370-acre corporate campus located within two miles of Interstate 287 and
     Route 24. The campus is located on what was formerly the Geraldine
     Rockefeller Dodge Estate. The property was originally constructed and occupied by Schering Plough as a single-tenant headquarters building. The
     TIAA RexCorp New Jersey Portfolio Borrowers are in the process of completing a nearly $15 million dollar renovation of the property that includes repair and expansion of the parking garage to provide total parking of 4 spaces per 1,000 sf, as well as interior improvements including the addition of a cafe, and common area renovations and security

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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     upgrades to reposition the property as a multi-tenant office building.
     Parking is provided at a ratio of 4.0 spaces per 1,000 sf. The property is
     20.2% leased by Edwards Angell Palmer. There are currently no other tenants at the property. A $13.3 million reserve was taken at the closing of the
     TIAA RexCorp New Jersey Portfolio Loan, which is projected to be sufficient to complete the planned renovations and pay for leasing costs.

     3 Giralda Farms is a four-story, 141,000-sf class-A office building located in Madison, New Jersey. Constructed in 1990 and situated on a 21.149-acre site, the building has floorplates of approximately 32,000 sf. The property features a granite and reflective glass facade, floor-to-ceiling glass atrium lobby, underground parking and 24-hour security. Amenities include a stainless steel gourmet cafe, health club and fitness center and a 55-seat auditorium and teleconferencing room. The property is 100% leased by Quest
     Diagnostics, which leases the building through September 2017.

     7 Giralda Farms is a three-story, 203,258-sf class-A office building located in Madison, New Jersey. Constructed in 2000 and situated on a
     20-acre site, the building has floorplates of approximately 68,000 sf. The property features a granite and reflective glass facade, two-story atrium lobby with granite, three levels of underground parking and 24-hour security system/card access. Amenities include a gourmet cafe. Tenants at the property include Maersk (115,316 sf) through October 2015; Wyeth
     (32,041 sf) through June 2012; Atlantic Mutual Insurance (30,769 sf)
     through April 2011; and Acordia Northeast (25,132 sf), now known as Wells
     Fargo Insurance Services, through January 2015.

     101 JFK Parkway is a six-story, 197,779-sf class-A office building located in Short Hills, New Jersey. Constructed in 1981 and renovated in 2003, the building is situated on a 15-acre site that is shared with 103 JFK Parkway.
     The property is located adjacent to the Hilton at Short Hills and across from the Mall at Short Hills. The property is located approximately 15 minutes from Newark Liberty International Airport. The building has average floorplates of approximately 34,000 sf. The 2003 renovation encompassed both 101 JFK Parkway and 103 JFK Parkway and had an estimated cost of $7 million. The renovation/repositioning included creating new lobbies as well as a side entrance at 101 JFK Parkway. Amenities at the property include a cafeteria, health club and conferencing center. Both covered and surface parking are provided. Major tenants at the property include Bollinger
     (69,280 sf) through November 2016; Investors Savings Bank (53,200 sf)
     through November 2019; and Franklin Mutual Advisors (30,202 sf) through
     September 2020.

     103 JFK Parkway is a four-story, 123,000-sf class-A office building located in Short Hills, New Jersey, adjacent to the 101 JFK Parkway property.
     Constructed in 1981 and renovated in 2003, the building has an average floor-plate of 34,500 sf. The property is 100% occupied by Dun & Bradstreet
     Corporation through September 2012.

     44 Whippany Road is a three-story, 220,845-sf class-A suburban office building located in Morristown, New Jersey. Constructed in 1986, the average floorplate is 88,000 sf. Amenities at the property include a cafe.
     Surface parking is provided. The largest tenants at the property are Marsh
     & McClennan (77,165 sf) through December 2008; The CIT Group (47,304 sf)
     through October 2007; Schwartz Simon Edelstein Celso (41,384 sf) through
     October 2021; and One Beacon Insurance Co. (20,153 sf) through August 2010.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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     The following table presents certain information relating to the major tenants at the TIAA RexCorp New Jersey Properties:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                                      ANNUALIZED
                                                                                        % OF TOTAL   UNDERWRITTEN
                                                                         ANNUALIZED     ANNUALIZED     BASE RENT
                                   CREDIT RATING        TENANT    % OF  UNDERWRITTEN   UNDERWRITTEN     ($ PER        LEASE
         TENANT NAME          (FITCH/MOODY'S/S&P)(1)     NRSF     NRSF  BASE RENT ($)    BASE RENT       NRSF)     EXPIRATION
----------------------------  ----------------------  ---------  -----  -------------  ------------  ------------  ----------

Dun & Bradstreet Corporation       A-/NR/A-             123,000   11.8%  $ 4,704,750       16.9%        $38.25      9/30/2012
Quest Diagnostics, Inc.          NR/Baa3/BBB+           141,000   13.5%    4,512,000       16.2%         32.00      9/30/2017
Maersk Inc.                        NR/NR/NR             115,316   11.1%    3,574,796       12.9%         31.00     10/31/2015
Marsh & McLennan Inc.            BBB/Baa2/BBB            77,165    7.4%    2,122,037        7.6%         27.50      12/1/2008
Bollinger Inc.                     NR/NR/NR              69,280    6.6%    2,112,725        7.6%         30.50     11/30/2016
Investors Savings Bank             NR/NR/NR              53,200    5.1%    1,558,731        5.6%         29.30     11/30/2019
                                                      ---------  -----   -----------      -----         ------
TOTAL LARGEST TENANTS                                   578,961   55.6%  $18,585,039       66.8%        $32.10
Remaining Tenants                                       338,412   32.5%    9,225,672       33.2%         27.26
Vacant Space                                            124,445   11.9%            0        0.0%          0.00
                                                      ---------  -----   -----------      -----         ------
TOTAL ALL TENANTS                                     1,041,818  100.0%  $27,810,711      100.0%        $30.32

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the TIAA RexCorp New Jersey Properties:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                     % OF TOTAL     ANNUALIZED
                                                        CUMULATIVE    ANNUALIZED     ANNUALIZED    UNDERWRITTEN
       YEAR ENDING                         % OF TOTAL    OF TOTAL    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
      DECEMBER 31,         EXPIRING NRSF      NRSF         NRSF        BASE RENT      BASE RENT    ($ PER NRSF)
------------------------   -------------   ----------   ----------   ------------   ------------   ------------

2007                            47,305         4.5%         4.5%      $   977,301       3.5%         $20.66
2008                           101,614         9.8%        14.3%        2,739,602       9.9%          26.96
2009                             4,590         0.4%        14.7%          113,603       0.4%          24.75
2010                            20,153         1.9%        16.7%          473,595       1.7%          23.50
2011                            30,769         3.0%        19.6%          999,993       3.6%          32.50
2012                           155,041        14.9%        34.5%        5,714,042      20.5%          36.86
2013                                 0         0.0%        34.5%                0       0.0%           0.00
2014                            15,279         1.5%        36.0%          481,289       1.7%          31.50
2015                           162,559        15.6%        51.6%        4,915,460      17.7%          30.24
2016                            69,280         6.6%        58.2%        2,112,725       7.6%          30.50
2017 and thereafter            310,783        29.8%        88.1%        9,283,101      33.4%          29.87
Vacant                         124,445        11.9%       100.0%                0       0.0%           0.00
                             ---------       -----                    -----------     -----          ------
TOTAL / WEIGHTED AVERAGE     1,041,818       100.0%                   $27,810,711     100.0%         $30.32

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrowers (collectively, the "TIAA REXCORP NEW JERSEY
     BORROWERS") are five single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of six properties; one of the TIAA RexCorp New Jersey Borrowers owns two of the properties). Legal counsel to each of the TIAA RexCorp New Jersey Borrowers delivered a non-consolidation opinion in connection with the origination of the TIAA RexCorp New Jersey Portfolio Loan. The sponsor of the TIAA RexCorp
     New Jersey Borrowers is Tri-State Prime Property Venture LLC ("PRIME")
     which is the guarantor under the non-recourse carveouts for the TIAA
     RexCorp New Jersey Portfolio Loan. A subsidiary of Teachers Insurance and
     Annuity Association - College Retirement Equities Fund ("TIAA-CREF") owns
     85% of the TIAA RexCorp New Jersey Properties. TIAA-CREF is an
     institutional real estate investors, with a global portfolio of direct or indirect investment of approximately $59 billion. Headquartered in New York
     City, TIAA-CREF has major offices in Charlotte and Denver as well as dozens of smaller offices in communities nationwide. TIAA-CREF is a retirement system, with more than $406 billion in combined assets under management (as of December 30, 2006). RexCorp Realty LLC (an entity established by Scott
     Rechler, Michael Maturo and Jason Barnett, the former executives of Reckson
     Associates Realty Corp. and other senior management of Reckson Associates
     Realty Corp.) and Marathon Real Estate Opportunity Fund ("MARATHON") own a
     combined 7.5% of the TIAA RexCorp New Jersey Properties. Marathon is an
     open-ended fund that launched in August 2004. Marathon is co-headed by Jon
     Halpern and Ron Bernstein and has assets under management of approximately
     $350 million. Charles Wang, the founder and retired

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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     chairman of the board of CA, Inc., owns 7.5% of the TIAA RexCorp New Jersey
     Properties. Mr. Wang has over $250 million of real estate holdings across the country, but which are primarily focused on Long Island. The TIAA
     RexCorp New Jersey Borrowers are affiliated with the borrower under the mortgage loan identified on Annex C-1 to the prospectus supplement as TIAA
     RexCorp Plaza, which is also an asset of the trust.

     In addition to other customary equity transfer provisions (which allow, among other things, TIAA-CREF (or entities controlled by TIAA-CREF),
     Marathon (or entities controlled by Marathon) and/or any one or more of
     Scott Rechler, Michael Maturo and Jason Barnett to control the TIAA RexCorp
     New Jersey Borrowers), the TIAA RexCorp New Jersey Portfolio Loan documents permit the transfer of a controlling interest (i.e., the controlling interest held by Scott Rechler, Michael Maturo, Jason Barnett and Marathon
     at closing) in the TIAA RexCorp New Jersey Borrowers provided that (a) the transferee is (or is controlled by) an entity that meets certain eligibility criteria set forth in the TIAA RexCorp New Jersey Portfolio
     Loan documents (including having assets in excess of $1 billion and capital/statutory surplus or shareholder's equity in excess of $500 million); (b) after any such transfer, the TIAA RexCorp New Jersey
     Properties are managed by a manager that meets certain eligibility requirements (including at least five (5) years' experience in the management of commercial properties with similar uses as the TIAA RexCorp
     New Jersey Properties in the New York metropolitan area); and (c) in the case of a transfer to an entity unaffiliated with the TIAA RexCorp New
     Jersey Borrowers, the payment of a transfer fee ($100,000 with respect to the first such transfer and 0.25% of the then outstanding principal amount of the TIAA RexCorp New Jersey Portfolio Loan for each subsequent transfer), (y) payment of all legal and other out-of-pocket costs reasonably incurred by the lender in connection with such transfer and (z)
     the execution and delivery of a replacement recourse guaranty from a pre-approved transferee or another person or entity (i) acceptable to the lender in its reasonable discretion and (ii) receipt of a rating agency confirmation letter.

o    RELEASE OF COLLATERAL. The TIAA RexCorp New Jersey Portfolio Loan permits the release of any one or more of the TIAA RexCorp New Jersey Properties after the TIAA RexCorp New Jersey Portfolio Initial Defeasance Date,
     subject to the satisfaction of certain conditions, including (i) the delivery of defeasance collateral in an amount equal to (a) 105% of the allocated loan amount for the property being released, if the allocated loan amount for the property being released (when combined with the allocated loan amounts of any prior properties released) is less than or equal to $108,150,000 or (b) 115% of the allocated loan amount for the property being released, if the property being released (when combined with the allocated loan amounts of any prior properties released) is greater than $108,150,000, (ii) no event of default then exists (other than an event of default which is being cured simultaneously therewith), (iii)
     that, after giving effect to such release and defeasance, the DSCR
     (calculated using actual cash flow and the actual debt service constant)
     for all of the remaining TIAA RexCorp New Jersey Properties is no less than
     1.20x, (iv) if the date of the proposed release occurs on or after February
     6, 2015, after giving effect to such release and partial defeasance, the aggregate LTV for all of the then remaining properties is not greater than
     65.7% and (v) the satisfaction of certain other standard conditions as specified in the TIAA RexCorp New Jersey Portfolio Loan documents. If the date of a proposed release occurs on or after February 6, 2014, such release will only be permitted in connection with a sale of such TIAA
     RexCorp New Jersey Properties pursuant to an arms' length agreement with a third-party not affiliated with any TIAA RexCorp New Jersey Borrower and in which no TIAA RexCorp New Jersey Borrower and no affiliate of any TIAA
     RexCorp New Jersey Borrower has any controlling interest or any beneficial or economic interest in excess of 25% of the entire beneficial and economic interests in such third-party.

o    SUBSTITUTION OF COLLATERAL. Prior to August 6, 2016, the TIAA RexCorp New
     Jersey Portfolio Loan permits the release of one (or two, in the case of a simultaneous release/substitution of the 101 JFK Parkway and 103 JFK
     Parkway properties only) of the TIAA RexCorp New Jersey Properties by simultaneously substituting one (or two, in the case of a simultaneous release/substitution of the 101 JFK Parkway and 103 JFK Parkway properties)
     property, subject to the satisfaction of certain conditions set forth in the TIAA RexCorp New Jersey Portfolio Loan documents, including, without limitation, that (i) the TIAA RexCorp New Jersey Borrowers have paid to the lender (A) a fee equal to the greater of (x) 0.25% of the allocated loan amount for the TIAA RexCorp New Jersey Property(ies) being released and (y)
     $50,000 and (B) all costs and expenses incurred by the lender; (ii) the lender has received an appraisal, which is not more than 90 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the released property(ies), (iii) after giving effect to the applicable release(s) and substitution(s), the DSCR (calculated using actual cash flow and the actual debt service constant) for all of the remaining TIAA RexCorp New Jersey Properties is not less than 1.20x, provided that the TIAA RexCorp New Jersey Borrowers may

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

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     partially defease the TIAA RexCorp New Jersey Portfolio Loan in an amount necessary to meet this DSCR condition simultaneously with the release(s)
     and substitution(s) in question, (iv) after giving effect to the applicable release(s) and substitution(s), the aggregate LTV for the remaining TIAA
     RexCorp New Jersey Properties and the substitute property(ies) is not greater than 80%, (v) the lender has received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates, and (vi) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will either (x) be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies), or (y) expire no earlier than February 6, 2019. In the event that the fair market value of the substitute property(ies) is less than the fair market value of the released property(ies), the TIAA RexCorp New Jersey Borrowers may, in order to satisfy the condition described in clause (ii) above, partially defease the TIAA RexCorp New Jersey Portfolio Loan in an amount at least equal to the difference between the fair market value of the released property(ies)
     and the fair market value of the substitute property(ies) up to 30% of the fair market value of the released property(ies)).

o    ESCROWS AND RESERVES. The TIAA RexCorp New Jersey Loan provides for upfront and ongoing reserves as follows:

     Tax and Insurance Reserve: The TIAA RexCorp New Jersey Borrowers are
     required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

     Capital Expense and Leasing Reserves: The TIAA RexCorp New Jersey Borrowers
     will be required to make monthly contributions into a capital expenditure and leasing reserve account if (i) the subsidiary of TIAA-CREF (or other controlled affiliates of TIAA-CREF) described above no longer owns at least
     50% of the aggregate equity interests in the TIAA RexCorp New Jersey
     Borrowers and the lender has not determined that the transferee(s) of such interests are sufficiently creditworthy, to warrant the continued
     non-collection of capital expenditure and leasing reserves and (ii) the LTV of the TIAA RexCorp New Jersey Portfolio Loan is greater than 65%.
     Notwithstanding the foregoing, with respect to each of the TIAA RexCorp New
     Jersey Properties, each of the required reserves for such TIAA RexCorp New
     Jersey Property may be suspended if 95% of such TIAA RexCorp New Jersey
     Property is leased pursuant to a "triple net" lease to a tenant that (1)
     has a credit rating of at least "BBB-" by S&P (or its equivalent by Fitch or Moody's) or such tenant (or the guarantor of any such tenant's obligations under its lease) is otherwise creditworthy in the lender's reasonable judgment, (2) is required to pay, and actually pays, the costs otherwise payable from the reserves described in this paragraph and (3)
     satisfies certain other conditions set forth in the TIAA RexCorp New Jersey
     Portfolio Loan documents.

     One Giralda Reserve: The TIAA RexCorp New Jersey Borrowers established a
     $13,300,000 reserve at the closing of the TIAA RexCorp New Jersey Portfolio
     Loan for payment of approved capital expenses and approved leasing costs at the 1 Giralda property.

     Letter of Credit: The TIAA RexCorp New Jersey Borrowers are also permitted to post letters of credit in lieu of funding the real estate taxes, insurance and ground rent reserves. Such letters of credit must be issued by (i) JPMorgan Chase, N.A., (ii) another financial institution having long term unsecured debt obligations rated at least "AA" by Fitch and S&P and
     "Aa2" by Moody's or (iii) any other financial institution acceptable to the lender in its reasonable discretion.

o    LOCKBOX AND CASH MANAGEMENT. The TIAA RexCorp New Jersey Portfolio Loan
     requires a hard lockbox, which is already in place. The TIAA RexCorp New
     Jersey Portfolio Loan documents require the TIAA RexCorp New Jersey
     Borrowers to direct tenants to pay their rents directly to a lender controlled lockbox account. The TIAA RexCorp New Jersey Portfolio Loan documents also require that all rents received by (or on behalf of) the
     TIAA RexCorp New Jersey Borrowers or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within two business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the TIAA RexCorp New Jersey Borrowers' operating account unless (i) a mezzanine loan permitted under the TIAA RexCorp New Jersey
     Portfolio Loan documents is outstanding, in which case such amounts will be applied through the cash management "waterfall" established under TIAA
     RexCorp New Jersey Portfolio Loan or (ii) an event of default is continuing, in which case, such amounts will either be swept into another account controlled by lender and held as cash collateral for the TIAA
     RexCorp New Jersey Portfolio Loan (which amounts lender may (but is not required to) apply to prepay a portion of the TIAA

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -34-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO

     RexCorp New Jersey Portfolio Loan) or applied by the lender (at the lender's option) in accordance with the above referenced cash management
     "waterfall".

o    PROPERTY MANAGEMENT. RexCorp Property Management LLC, an affiliate of the
     TIAA RexCorp New Jersey Borrowers, is the property manager for all of the
     TIAA RexCorp New Jersey Properties. The property manager receives a management fee on the TIAA RexCorp New Jersey Properties equal to 3.0% of gross revenues from the TIAA RexCorp New Jersey Properties. The lender may require that the TIAA RexCorp New Jersey Borrowers terminate the property manager following one or more of the following events: (i) an event of default is continuing under the TIAA RexCorp New Jersey Portfolio Loan,
     (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, or (iii)
     upon the gross negligence, malfeasance or willful misconduct of the property manager that results in a material adverse effect on the TIAA
     RexCorp New Jersey Property(ies) in question and/or any of the TIAA RexCorp
     New Jersey Borrowers.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the TIAA RexCorp New Jersey Portfolio
     Loan. The TIAA RexCorp New Jersey Portfolio Loan documents permit mezzanine financing from an entity that meets certain eligibility criteria set forth in the TIAA RexCorp New Jersey Portfolio Loan documents or an entity approved by the lender and the rating agencies to the holder or holders of all of the direct and indirect ownership interests in the TIAA RexCorp New
     Jersey Borrowers, provided that the mezzanine lender enters into an intercreditor agreement with the lender and that the approved mezzanine loan: (i) will be in an amount that when added to the TIAA RexCorp New
     Jersey Portfolio Loan, will result in an aggregate LTV of the TIAA RexCorp
     New Jersey Properties of no greater than 85%, (ii) will result in the TIAA
     RexCorp New Jersey Properties having an aggregate DSCR of not less than
     1.00x (based on actual net operating income and an assumed 7.50% debt service constant), (iii) has a market interest rate and is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by
     TIAA RexCorp New Jersey Portfolio Loan documents which have been reasonably approved by the lender, (iv) is not secured by any collateral securing the
     TIAA RexCorp New Jersey Portfolio Loan, (v) creates no obligations or liabilities on the part of the TIAA RexCorp New Jersey Borrowers and results in no liens on any portion of any TIAA RexCorp New Jersey Property or any other collateral securing the TIAA RexCorp New Jersey Portfolio Loan and (vi) either (A) has a term expiring on the February 6, 2017 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50% debt service constant) of the
     TIAA RexCorp New Jersey Properties is less than 1.08x or (B) has a term expiring no earlier than February 6, 2012 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50% debt service constant) of the TIAA RexCorp New Jersey
     Properties is greater than or equal to 1.08x.

o    TERRORISM INSURANCE. The TIAA RexCorp New Jersey Portfolio Loan documents require the TIAA RexCorp New Jersey Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the TIAA
     RexCorp New Jersey Properties, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk"
     property policy, the TIAA RexCorp New Jersey Borrowers will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the
     TIAA RexCorp New Jersey Properties, subject to a premium cap of $987,600, adjusted annually by a percentage equal to the increase in the "consumer price index".

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -35-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET

                 [TWO (2) PHOTOS OF 400 ATLANTIC STREET OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -36-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET

        [TWO (2) MAPS INDICATING LOCATION OF 400 ATLANTIC STREET OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -37-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                      Stamford, Connecticut
Property Type                                                             Office
Size (sf)                                                                527,424
Percentage Leased as of June 1, 2007                                       97.1%
Year Built/Year Renovated                                              1980/2007
Appraisal Value                                                     $335,000,000
Underwritten Occupancy                                                     95.2%
Underwritten Revenues                                                $28,123,611
Underwritten Total Expenses                                           $6,962,452
Underwritten Net Operating Income (NOI)                              $21,161,159
Underwritten In Place Cash Flow (IPCF) (1)                           $20,877,889
Underwritten Net Cash Flow (NCF) (2)                                 $20,449,442

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $265,000,000
Cut-off Date Principal Balance PSF/Unit                                  $502.44
Percentage of Initial Mortgage Pool Balance                                 3.5%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.674%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     79.1%
LTV Ratio at Maturity                                                      79.1%
Underwritten DSCR on NOI                                                   1.38x
Underwritten DSCR on IPCF (1)                                              1.37x
Underwritten DSCR on NCF (2)                                               1.34x

----------
(1)  IPCF is the loan sellers underwritten NOI, assuming today's in-place rents, including American Express, whose lease expires September 30, 2008.

(2)  NCF is loan seller's NCF, assuming rents paid by UBS commencing October 1,
     2008.

o    THE LOAN. The mortgage loan (the "400 ATLANTIC STREET LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 400 Atlantic Street, Stamford, Connecticut (the
     "400 ATLANTIC STREET PROPERTY"). The 400 Atlantic Street Loan represents approximately 3.5% of the initial mortgage pool balance. The 400 Atlantic
     Street Loan was originated on May 18, 2007, had an original principal balance and a principal balance as of the cut-off date of $265,000,000 and an interest rate of 5.674%. The DSCR and LTV on the 400 Atlantic Street
     Loan are 1.34x and 79.1%, respectively. The proceeds of the 400 Atlantic
     Street Loan were used to refinance existing debt.

     The 400 Atlantic Street Loan has an initial term of 120 months and a remaining term of 119 months. The loan requires payments of interest-only for the entire term. The scheduled maturity date is June 6, 2017. Voluntary prepayment of the 400 Atlantic Street Loan is prohibited until the payment date of March 6, 2017 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from August 6, 2009.

o    THE PROPERTY. The 400 Atlantic Street Property is a 15-story, 527,424 sf class-A office building that is located in the central business district of
     Stamford, Connecticut, at the southeast corner of Atlantic Street and US
     Route 1 (Tresser Boulevard). The 400 Atlantic Street Property was developed in 1980 as the corporate headquarters for Champion Paper. Champion Paper was acquired by International Paper in early 2000 and subsequently moved out of all but three floors of their space. The 400 Atlantic Property is located two blocks east of the Metro-North/Amtrak train station and one block north of Interstate 95, with easy on/off access to the parking garage. The 400 Atlantic Street Property is situated between the UBS AG
     North American headquarters building and 201 Tresser Boulevard where UBS has leased 250,000 sf with an option to expand further to 400,000 sf. UBS is the largest tenant in at the 400 Atlantic Street Property. Parking is provided in a multi-level structured garage with 908 spaces (1.72 per 1,000
     sf). The 400 Atlantic Street Property's location offers tenants convenient access to numerous nearby high-rise residential developments, shopping, restaurants, entertainment and educational facilities.

     As of June 1, 2007, the 400 Atlantic Street Property was 97.1% leased to approximately 7 tenants. The three largest tenants in the building are UBS
     AG ("UBS") (258,202 sf) through September 2018; International Paper
     (132,004 sf) through December 2015 and Wiggin & Dana (36,782 sf) through
     May 2011. UBS directly leases floors four and five under a lease that commenced April 1, 1998 and floor six under a lease that commenced March 1,
     2007 (together, the "DIRECTLY LEASED SPACE"). UBS also sublets floors three, eight, nine and ten from American Express (the "SUBLEASED SPACE"), whose lease expires September 30, 2008. On February 8, 2007, UBS entered into a binding letter agreement with the 400 Atlantic Street Borrower to directly lease the subleased space together with the directly leased space
     (the "NEW UBS LEASE"). As of the Cut-Off Date, the 400 Atlantic Street
     Borrower has satisfied all conditions precedent to the effectiveness of this letter agreement; therefore, the entire premises is treated as operating under the new UBS lease for purposes of this disclosure. UBS currently occupies floors four, five, eight, nine and ten and is currently building out floors three and six. Additionally, the 400 Atlantic Street
     Borrower has commenced its capital expenditure obligations required under the new UBS lease.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -38-

GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET

     UBS has a right of first refusal on any space that becomes available in the
     400 Atlantic Street Property and a first right offer to purchase the building if offered for 3rd party sale or if the 400 Atlantic Street
     Borrower sells more than 80% of it's interest in the 400 Atlantic Street
     Property. UBS has negotiated signage rights on the building which will compliment their headquarters located a block south and 201 Tresser
     Boulevard located to the north.

     The following table presents certain information relating to the major tenants at the 400 Atlantic Street Property:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                    % OF TOTAL     ANNUALIZED
                                                                     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                             CREDIT RATING        TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
     TENANT NAME        (FITCH/MOODY'S/S&P)(1)     NRSF     NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
---------------------   ----------------------   -------   -----   -------------   ------------   ------------   ----------

UBS AG                        AA+/Aaa/AA+        258,202    49.0%   $10,586,282        48.1%          41.00        9/1/2018
International Paper          BBB-/Baa3/BBB       132,004    25.0%     6,831,207        31.0%          51.75       12/1/2015
Wiggin & Dana                 NR/NR/NR            36,782     7.0%     1,728,754         7.9%          47.00        5/1/2011
American Express              A+/A1/A+            44,782     8.5%     1,581,626         7.2%          35.32        9/1/2014
                                                 -------   -----    -----------       -----           -----
TOTAL LARGEST TENANTS                            471,770    89.4%   $20,727,869        94.2%          43.94
Remaining Tenants                                 40,234     7.6%     1,275,597         5.8%          31.70
Vacant Space                                      15,420     2.9%             0         0.0%           0.00
                                                 -------   -----    -----------       -----           -----
TOTAL ALL TENANTS                                527,424   100.0%   $22,003,466       100.0%          42.98

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the 400 Atlantic Street Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                 % OF TOTAL     ANNUALIZED
                                                   CUMULATIVE     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
    YEAR ENDING                       % OF TOTAL    OF TOTAL     UNDERWRITTEN   UNDERWRITTEN    BASE RENT
    DECEMBER 31,      EXPIRING NRSF      NRSF         NRSF      BASE RENT ($)     BASE RENT    ($ PER NRSF)
-------------------   -------------   ----------   ----------   -------------   ------------   ------------

2007                           0          0.0%         0.0%      $         0          0.0%          0.00
2008                           0          0.0%         0.0%                0          0.0%          0.00
2009                           0          0.0%         0.0%                0          0.0%          0.00
2010                           0          0.0%         0.0%                0          0.0%          0.00
2011                      41,397          7.8%         7.8%        1,936,429          8.8%         46.78
2012                           0          0.0%         7.8%                0          0.0%          0.00
2013                      17,580          3.3%        11.2%          791,100          3.6%         45.00
2014                      36,782          7.0%        18.2%        1,581,626          7.2%         43.00
2015                     132,584         25.1%        43.3%        6,845,707         31.1%         51.63
2016                           0          0.0%        43.3%                0          0.0%          0.00
2017 and thereafter      283,661         53.8%        97.1%       10,848,604         49.3%         38.24
Vacant                    15,420          2.9%       100.0%
                         -------        -----                    -----------        -----          -----
TOTAL                    527,424        100.0%                   $22,003,466        100.0%         42.98

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower (the "400 ATLANTIC STREET BORROWER") is 400
     Atlantic Title, LLC, a single-asset, special-purpose, bankruptcy-remote
     Delaware limited liability company with two independent directors. Legal counsel to the 400 Atlantic Street Borrower delivered a non-consolidation opinion in connection with the origination of the 400 Atlantic Street Loan.
     The 400 Atlantic Street Borrower is indirectly owned and controlled by Alan
     Landis (28%) and a group of investors including David Mandelbaum (16%),
     Donald Sussman (14%), Uzi Zucker (14%), and Richard Schaps (12%) and other friends and family of Mr. Landis. The Landis Group was founded in 1967 by
     Alan Landis. The Landis Group has owned, operated or developed in excess of
     15 million sf of class-A space. Mr. Landis along with other members of the sponsorship are part owners of the YankeesNets (which own the Yes Network and parts of the New York Yankees and New Jersey Nets), and the Minnesota
     Vikings organizations. Mr. Landis was a former member of the Board of
     Directors of Boston Properties, Inc. Mr. Landis guaranteed the non-recourse carveouts of the 400 Atlantic Street Loan. In connection with such guarantee, Mr. Landis is required to maintain $40,000,000 in net worth and
     $2,500,000 in liquidity.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -39-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET

o    ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance premiums.

     Tax and Insurance Reserves: The 400 Atlantic Street Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

     Capital Expense Reserve: The 400 Atlantic Street Borrower is required to make monthly payments totaling $105,480 per year into a replacement reserve account.

     Tenant Improvement and Leasing Commissions: The 400 Atlantic Street
     Borrower has deposited $6,196,120 to cover those tenant improvement costs and leasing commissions outstanding as of the closing date of the 400
     Atlantic Street Loan. The 400 Atlantic Street Borrower is also required to make monthly contributions totaling $270,000 per year into tenant improvements and leasing account. The 400 Atlantic Street Borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into a rollover reserve. As of June 7, 2007, $6,196,120 remained in the account.

o    LOCKBOX AND CASH MANAGEMENT. The 400 Atlantic Street Loan provides for a hard lockbox which is already in place. The loan documents also require that any rents that are received by the 400 Atlantic Street Borrower or the property managers be deposited within two business days of receipt into this lender-controlled. Amounts on deposit in the lockbox account are swept on a daily basis into the 400 Atlantic Street Borrower's operating account, unless an event of default is continuing. A "CASH MANAGEMENT PERIOD" will
     (A) commence (i) upon the occurrence of an event of default or (ii) if, as of the end of any calendar quarter, the actual DSCR is less than 1.02x and
     (B) will terminate (x) in the case of clause (i) above, when the event of default in question has been cured (and no other event of default is then existing) and (y) in the case of clause (ii) above, when the 400 Atlantic
     Property has thereafter achieved an actual DSCR of 1.02x at the end of any subsequent calendar quarter. During the continuance of a Cash Management
     Period, all such funds in the lockbox account will be swept into a deposit account controlled by the lender for payment of debt service, all required escrow and reserve payments and lender-approved operating expenses at the
     400 Atlantic Street Property. Any excess amounts will be swept into another account controlled by lender and held as cash collateral for the 400
     Atlantic Street Loan, which amounts lender may (but is not required to)
     apply to prepay or partially defease a portion of the 400 Atlantic Street
     Loan.

o    PROPERTY MANAGEMENT. 400 Atlantic Management Associates Limited
     Partnership, an affiliate of the 400 Atlantic Street Borrower, is the principal property manager for the 400 Atlantic Street Property. The lender may replace either property manager (i) if an event of default is continuing, (ii) if the applicable manager is in material default under its management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the applicable property manager. The annual management fee is $200,000, payable in monthly installments of $16,666.67 out of property cashflow. 400 Atlantic Management Associates Limited
     Partnership contracts out certain property management services to CB
     Richard Ellis, Inc. pursuant to a management contract that (a) provides for a $55,000 annual management fee payable in monthly installments of 4,583.33 and (y) is terminable by either party on 30 days' notice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o    TERRORISM INSURANCE. The 400 Atlantic Street Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the 400 Atlantic Street Borrower to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the
     400 Atlantic Street Property, provided that such coverage is available. In the event that terrorism coverage is not included as part of the "all risk"
     property policy, the 400 Atlantic Street Borrower will be required to purchase terrorism insurance at a cost up to the Terrorism Premium Cap (as defined below). If the insurance premiums for such policy exceed the
     Terrorism Premium Cap, the lender may, at its option (1) purchase such terrorism insurance policy, and require that the 400 Atlantic Street
     Borrower pay the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such policy to the Terrorism Premium Cap. As used herein, "TERRORISM PREMIUM
     CAP" means an amount which is equal to 150% of the aggregate amount insurance premiums paid for property insurance coverage for the last policy year in which coverage for terrorism was included as part of the "all risk"
     property policy, adjusted, in certain instances, annually by a percentage equal to the increase in the "consumer price index".

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -40-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE

                   [LARGE PHOTO OF TWO HERALD SQUARE OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -41-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE

         [TWO (2) MAPS INDICATING LOCATION OF TWO HERALD SQUARE OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -42-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                         New York, New York
Property Type                                                           Other(1)
Building NRSF                                                            354,298
Maximum FAR (sf)                                                         430,650
Percentage Leased as of December 11, 2006                                  99.3%
Year Built/Year Renovated                                       1909 / 2000-2005
Appraisal Value                                                     $260,000,000
Underwritten Occupancy                                                       NAP
Underwritten Revenues                                                $14,260,048
Underwritten Total Expenses                                                   $0
Underwritten Net Operating Income (NOI)(2)                           $14,260,048
Underwritten Net Cash Flow (NCF)(2)                                  $14,260,048

                            MORTGAGE LOAN INFORMATION

Originator                                                                 GSCMC
Cut-off Date Principal Balance                                      $191,250,000
Cut-off Date Principal Balance PSF(3)                                    $444.10
Percentage of Initial Mortgage Pool Balance                                 2.5%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.358%
Original Term to Maturity (Months)                                           119
Original Amortization Term (Months)                                         None
Cut-off Date LTV Ratio                                                     73.6%
LTV Ratio at Maturity                                                      73.6%
Underwritten DSCR on NOI(2)                                                1.37x
Underwritten DSCR on NCF(2)                                                1.37x

----------
(1)  The mortgage loan is secured by the borrower's fee simple interest in the land, but not the improvements.

(2)  Base Revenue based on the average ground rent payments from years 11-20.
     The current DSCR based on the current rent payment of $9,000,000 per annum is 0.86x.

(3)  Based on maximum floor area ratio ("FAR") of 430,650 SF.

o    THE LOAN. The mortgage loan (the "TWO HERALD SQUARE LOAN") is evidenced by a note in the original principal amount of $191,250,000 and is secured by a first mortgage encumbering the fee interest in the property located at Two
     Herald Square in New York, New York (the "TWO HERALD SQUARE PROPERTY"). The
     Two Herald Square Loan was originated by Goldman Sachs Commercial Mortgage
     Capital, L.P. and subsequently purchased by Goldman Sachs Mortgage Company.
     The Two Herald Square Loan was originated on April 9, 2007 and represents approximately 2.5% of the initial mortgage pool balance. The note evidencing the Two Herald Square Loan had an original principal balance and has a principal balance as of the cut-off date of $191,250,000 and an interest rate of 5.358%. The proceeds of the Two Herald Square Loan were used to acquire the Two Herald Square Property.

     The Two Herald Square Loan had an initial term of 119 months and has a remaining term of 117 months. The Two Herald Square Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in April 2017. Voluntary prepayment of the Two Herald Square Loan is prohibited until the payment date in January 2017. Defeasance with United
     States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at anytime after the second anniversary of the securitization closing date.

o    THE PROPERTY. The Two Herald Square Property is comprised of the fee interest in the land under an 11 story plus penthouse building and an underground parking garage, 354,298 SF, office and retail building located in Manhattan. The building is situated on the southern border of the Times
     Square South submarket to the immediate north of the Penn Station submarket. Built in 1909, the building underwent major renovation and upgrades between 2000 and 2005.

     The fee interest is indirectly owned by SL Green Realty Corp. and Gramercy
     Capital Corp. through a 55%/45% joint venture. The borrowers are the lessors under a ground lease of the Two Herald Square Property, which has a
     70-year TERM with no extension options, and Sitt 2 Herald LLC is the lessee under such ground lease. The base rent payable by the lessee under the ground lease is $750,000 per month for the first five years of the term and increases by 25% in year six, then increases annually by 2.5% every year thereafter to $1,324,662.96/month in the 20th year of the lease. After the
     20th year of the lease, base rent will be adjusted on the first day of each of the 21st, 31st, 41st, 51st and 61st lease years of the term, to the greater of 1.025 times the preceding year's rent, or 5% of the fair market value. The percentage rent payable under the ground lease is 10% of the amount by which annual adjusted operating revenue exceeds $25,000,000.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -43-

GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE

     The following table presents certain information relating to the major tenants at the Two Herald Square Property:

         FIVE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                              % OF TOTAL    ANNUALIZED
                                                                ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                           CREDIT RATING       TENANT   % OF   UNDERWRITTEN  UNDERWRITTEN    BASE RENT      LEASE
     TENANT NAME      (FITCH/MOODY'S/S&P)(1)    NRSF    NRSF  BASE RENT ($)    BASE RENT   ($ PER NRSF)  EXPIRATION
--------------------  ----------------------  -------  -----  -------------  ------------  ------------  ----------

H&M Hennes & Mauritz         NR/NR/NR          71,000   20.0%  $ 7,332,630       33.6%        $103.28     1/31/2016
Publicis                    NR/Baa2/BBB+      119,502   33.7%    5,575,982       25.5%          46.66     8/31/2016
Victoria's Secret           NR/Baa2/BBB        27,550    7.8%    4,597,727       21.0%         166.89     3/31/2017
Mercy College                NR/NR/NR          55,000   15.5%    2,530,000       11.6%          46.00     5/31/2022
Central Parking              NR/NR/NR          29,610    8.4%      575,026        2.6%          19.42    12/31/2007
                                              -------  -----   -----------      -----         -------
FIVE LARGEST TENANTS                          302,662   85.4%  $20,611,365       94.3%        $ 68.10
Remaining Tenants                              49,234   13.9%    1,243,737        5.7%          25.26
Vacant                                          2,402    0.7%            0        0.0%           0.00
                                              -------  -----   -----------      -----         -------
TOTAL ALL TENANTS                             354,298  100.0%  $21,855,102      100.0%        $ 62.19

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

o    THE BORROWERS. The borrowers are GKK 2 Herald LLC and SLG 2 Herald LLC, both single-purpose, single-asset entities, as tenants in common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Two Herald Square Loan. Upon completion of the like-kind exchange described below, GKK 2 Herald LLC will be indirectly owned by Gramercy Capital Corp., a national commercial real estate investment trust, and SLG 2 Herald LLC will be indirectly owned by
     SL Green Realty Corp., the owner and operator of a portfolio of commercial office buildings in New York City.

o    ESCROWS. During the continuance of a Two Herald Square Trigger Period, the loan documents require the reserve of monthly escrows for real estate taxes and insurance with all excess cash reserved as additional collateral for the Two Herald Square Loan. A "TWO HERALD SQUARE TRIGGER PERIOD" means (i)
     any period during the continuance of an event of default under the ground lease, and (ii) any period during which the ground lease is no longer in effect. In the place of an interest reserve, SL Green Operating
     Partnership, L.P., an affiliate of SL Green Realty Corp. has provided a
     $3,821,116.20 letter of credit and Gramercy Capital Corp. has provided a
     $3,126,367.80 letter of credit, in each case, in respect of interest shortfalls. Over the term of the Two Herald Square Loan, the borrowers have the right to reduce the aggregate amount of the letters of credit to the amount that would then be in the interest reserve required by the loan documents had such reserve been held in cash.

o    LOCKBOX AND CASH MANAGEMENT. The Two Herald Square Loan requires a hard lockbox, which is already in place. The loan documents require the borrowers to direct the lessee under the ground lease to pay its rent directly to a lender-controlled lockbox account. At the end of each business day, provided that there is no event of default under the Two
     Herald Square Loan and no Two Herald Square Trigger Period is ongoing, all funds in the lockbox account in excess of the interest due on the next payment date will be remitted to an account specified by the borrowers.
     During the existence of a Two Herald Square Trigger Period, funds in the lockbox account will be applied to pay the monthly debt service and any required reserves under the loan documents, and, unless an event of default under the Two Herald Square Loan has occurred and is continuing, any excess will be remitted to the borrowers. During the continuance of an event of default under the Two Herald Square Loan, the lender may apply any funds in the lockbox account to the obligations of the borrowers under the Two
     Herald Square Loan in such order of priority as the lender may determine.

o    PROPERTY MANAGEMENT. The Two Herald Square Property is currently managed by
     S.L. Green Management Corp., an affiliate of one of the borrowers, pursuant to a management agreement. Under the management agreement, the borrowers pay a management fee in the amount of $100,455.60 per year. The lender may require the borrowers to replace the property manager if an event of default under the Two Herald Square Loan has occurred or as a result of the gross negligence, fraud or willful misconduct of the property manager.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -44-

GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Except in connection with the like-kind exchange described below, there is currently no subordinate indebtedness that is secured by more than 45% of the direct or indirect interests in the borrowers. The loan documents permit (A) a pledge at any time or from time to time of all or any portion of the direct or indirect interest in GKK 2 Herald LLC, provided that the pledged interest does not constitute in the aggregate more than 45% of the direct or indirect equity interests in Borrower, to secure a loan in an amount not to exceed
     $50,000,000 that is originated by (or, contemporaneously with its closing, assigned to) Gramercy Capital Corp. or one of its affiliates and is at all times held by Gramercy Capital Corp. or one of its affiliates (which entity may (1) assign all or any portion of such loan in connection with a CDO that is managed by Gramercy Capital Corp. or one of its affiliates and/or
     (2) pledge all or any portion of such loan as collateral for a repurchase or similar financing facility provided to such entity by Wachovia Bank,
     National Association, Goldman Sachs Group, Inc., or any other Qualified
     Equityholder, and in either case the holder thereof may exercise remedies thereunder, provided the pledged interests are at all times held by
     Qualified Equityholders or such CDO), and (B) any transfer of such equity interests to a Qualified Equityholder pursuant to the exercise of remedies by the holder of such pledged interests).

o    1031 EXCHANGE. The Two Herald Square Property is currently the subject of a like-kind exchange under Section 1031 of the Internal Revenue Code pursuant to a transaction that qualifies within the "safe harbor" of the revenue procedures relating to such exchanges. The equity interests in both borrowers are indirectly wholly owned by CDECRE, Inc., an affiliate of
     Chicago Deferred Exchange Corporation, pursuant to exchange accommodation agreements with the sponsors. These equity interests are expected to be transferred to Gramercy Capital Corp. and SL Green Realty Corp. no later than October 5, 2007 in connection with the completion of the exchange.

o    TERRORISM INSURANCE. The loan documents require that the "all risk"
     insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Two Herald Square Property. In addition, the borrowers are required to maintain business interruption insurance covering a period of not less than
     18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrowers must maintain such terrorism coverage if the Terrorism Risk Insurance Act of 2002 ("TRIA") or
     a similar statute is in effect. If at any time TRIA or a similar statute is not in effect and terrorism coverage is commercially available, the borrowers are required to maintain such coverage, but are not required to pay a premium of more than more than one and a half times the premium for the-then current property insurance premium payable with respect to the Two
     Herald Square Property (less the portion of such premium that is allocable to terrorism insurance coverage). The borrowers are permitted to maintain such terrorism coverage through a blanket policy.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -45-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA

                   [LARGE PHOTO OF TIAA REXCORP PLAZA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -46-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA

             [TWO MAPS INDICATING LOCATION OF TIAA REXCORP OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -47-

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                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                        Uniondale, New York
Property Type                                                             Office
Size (sf)                                                              1,063,950
Percent Leased as of February 23, 2007                                     92.1%
Year Built/Year Renovated                                            1985 / 1996
Appraisal Value                                                     $270,000,000
Underwritten Occupancy                                                     92.1%
Underwritten Revenues                                                $36,370,754
Underwritten Total Expenses                                          $22,187,025
Underwritten Net Operating Income (NOI)                              $14,183,729
Underwritten In Place Cash Flow (IPCF) (1)                           $11,587,306
Underwritten Net Cash Flow (NCF) (2)                                 $13,119,779

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $187,250,000
Cut-off Date Principal Balance PSF/Unit                                  $176.00
Percentage of Initial Mortgage Pool Balance                                 2.4%
Number of Mortgage Loans                                                       1
Type of Security                                                       Leasehold
Mortgage Rate                                                             5.731%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     69.4%
LTV Ratio at Maturity                                                      69.4%
Underwritten DSCR on NOI                                                   1.30x
Underwritten DSCR on IPCF (1)                                              1.06x
Underwritten DSCR on NCF (2)                                               1.21x

----------
(1)  IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "TIAA REXCORP PLAZA LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a class-A office building located in Uniondale, New York (the "TIAA REXCORP PLAZA
     PROPERTY"). The TIAA RexCorp Plaza Loan represents approximately 2.4% of the initial mortgage pool balance. The TIAA RexCorp Plaza Loan was originated on January 25, 2007, had an original principal balance and a principal as of the cut-off date of $187,250,000 and an interest rate of
     5.731% per annum. The DSCR and LTV on the TIAA RexCorp Plaza Loan are 1.21x
     and 69.4%, respectively. The proceeds of the TIAA RexCorp Plaza Loan were used by the borrower to acquire the TIAA RexCorp Plaza Property along with
     15 other properties for a total portfolio acquisition price of approximately $1.14 billion.

     The TIAA RexCorp Plaza Loan had an initial term of 120 months, has a remaining term of 115 months and requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2017. Voluntary prepayment of the TIAA RexCorp Plaza Loan is prohibited prior to the payment date of November 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities is permitted from August 6, 2009 (the "TIAA REXCORP PLAZA
     INITIAL DEFEASANCE DATE").

o    THE PROPERTY. The TIAA RexCorp Plaza Property, commonly known as RexCorp
     Plaza, consists of two, connected, class-A, 15-story elliptical office buildings with a total of 1,063,950 sf. The property fronts Glen Curtis
     Boulevard and has easy access to Hempstead-Bethpage Turnpike. Constructed in 1985 and renovated in 1996, the buildings have typical floorplates of about 31,500 sf. On-site amenities include a Winter Garden in the atrium lobby, concierge, retail stores, retail banking, a full-service cafeteria and outdoor ice skating rink. 4,300 parking spaces are provided through a combination of a garage and in surface lots. The building is occupied by a variety of tenants, the largest of which, Citibank, occupies 19.9% of the
     TIAA RexCorp Plaza Property. No other tenant occupies more than 8.9% of the space.

     The property is located on a 36.4111-acre site that is leased from the
     County of Nassau. The full site consists of three parcels; two of the parcels, with a total of 28.2384 acres, are developed with the TIAA RexCorp
     Plaza Property. The third parcel, consisting of 8.1727 acres, is undeveloped and has been subleased to RexCorp Plaza Land SPE LLC, an entity owned by the RexCorp principals, Marathon Real Estate Opportunity Fund
     ("MARATHON") and Charles Wang. The third parcel is not part of the collateral for the TIAA RexCorp. Plaza Loan.

o    GROUND LEASE. The TIAA RexCorp Property is located on a 36.4111-acre site that is leased from the County of Nassau under a ground lease that commenced in 1984 and has a fully-extended expiration date of October 28,
     2080. The current ground rent payment is $728,222 ($20,000 per acre), increasing to $819,249.75 per annum ($22,500 per acre) on May 1, 2009 for the remainder of the initial term and extension options.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -48-

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TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA

     The following table presents certain information relating to the major tenants at the TIAA RexCorp Plaza Property:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                    % OF TOTAL     ANNUALIZED
                                                                      ANNUALIZED    ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING        TENANT    % OF    UNDERWRITTEN  UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME        (FITCH/MOODY'S/S&P)(1)     NRSF     NRSF   BASE RENT ($)    BASE RENT     ($ PER NRSF)  EXPIRATION
-----------------------  ----------------------  ---------  ------  -------------  ------------  --------------  ----------

Citibank NA.                   AA+/Aaa/AA+         211,853   19.9%   $ 4,521,388       15.9%         $21.34       12/1/2010
Dreyfus Service Corp.           NR/NR/NR            94,679    8.9%     2,913,749       10.2%          30.78        3/1/2014
Del Laboratories Inc.,          NR/B1/B-            88,603    8.3%     2,537,325        8.9%          28.64       12/1/2014
Rivkin Radler & Kremer          NR/NR/NR            79,125    7.4%     2,294,625        8.1%          29.00        6/1/2008
Washington Mutual               A/A2/A-             63,130    5.9%     2,100,070        7.4%          33.27       4/30/2012
Ruskin Moscou & Faltisc         NR/NR/NR            49,920    4.7%     1,625,538        5.7%          32.56       12/1/2016
                                                 ---------  -----    -----------      -----          ------
TOTAL LARGEST TENANTS                              587,310   55.2%   $15,992,695       56.1%         $27.23
Remaining Tenants                                  393,094   36.9%    12,503,888       43.9%          31.81
Vacant Space                                        83,546    7.9%             0        0.0%           0.00
                                                 ---------  -----    -----------      -----          ------
TOTAL ALL TENANTS                                1,063,950  100.0%   $28,496,583      100.0%         $29.07

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                          LEASE EXPIRATION SCHEDULE(1)

                                                                                 % OF TOTAL     ANNUALIZED
                                                   CUMULATIVE     ANNUALIZED     ANNUALIZED    UNDERWRITTEN
    YEAR ENDING                       % OF TOTAL    OF TOTAL     UNDERWRITTEN   UNDERWRITTEN     BASE RENT
    DECEMBER 31,      EXPIRING NRSF      NRSF         NRSF      BASE RENT ($)     BASE RENT    ($ PER NRSF)
-------------------   -------------   ----------   ----------   -------------   ------------   ------------

2007                       26,244         2.5%         2.5%      $   912,622         3.2%         $34.77
2008                      117,005        11.0%        13.5%        2,974,766        10.4%          25.42
2009                       12,768         1.2%        14.7%          477,511         1.7%          37.40
2010                      214,653        20.2%        34.8%        4,613,400        16.2%          21.49
2011                       54,388         5.1%        40.0%        1,859,093         6.5%          34.18
2012                      100,017         9.4%        49.4%        3,331,923        11.7%          33.31
2013                       35,362         3.3%        52.7%        1,184,399         4.2%          33.49
2014                      246,829        23.2%        75.9%        7,586,740        26.6%          30.74
2015                       36,218         3.4%        79.3%        1,218,274         4.3%          33.64
2016                      117,482        11.0%        90.3%        3,721,416        13.1%          31.68
2017 and thereafter        19,438         1.8%        92.1%          616,439         2.2%          31.71
Vacant                     83,546         7.9%       100.0%                0         0.0%           0.00
                        ---------       -----                    -----------       -----          ------
TOTAL                   1,063,950       100.0%                   $28,496,583       100.0%         $29.07

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower ("TIAA REXCORP PLAZA BORROWER") is a single-asset, special-purpose, bankruptcy-remote entity with an independent director. Legal counsel to the TIAA RexCorp Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the TIAA
     RexCorp Plaza Loan. The sponsor of the TIAA RexCorp Plaza Borrower is
     Tri-State Prime Property Venture LLC ("PRIME") which is the guarantor under the non-recourse carveouts for the TIAA RexCorp Plaza Loan. A subsidiary of
     Teachers Insurance and Annuity Association - College Retirement Equities
     Fund ("TIAA-CREF") owns 85% of the TIAA RexCorp Plaza Property. TIAA-CREF is one of the largest institutional real estate investors in the nation, with a global portfolio of direct or indirect investment of approximately
     $59 billion. Headquartered in New York City, TIAA-CREF has major offices in
     Charlotte and Denver as well as dozens of smaller offices in communities nationwide. TIAA-CREF is one of the world's largest retirement systems, with more than $406 billion in combined assets under management (as of
     December 30, 2006). RexCorp Realty LLC (an entity established by Scott
     Rechler, Michael Maturo and Jason Barnett, the former executives of Reckson
     Associates Realty Corp. and other senior management of Reckson Associates
     Realty Corp.) and Marathon own a combined 7.5% of the TIAA RexCorp Plaza
     Property. Marathon is an open-ended fund that launched in August 2004.
     Marathon is co-headed by Jon Halpern and Ron Bernstein and has assets under management of approximately $350 million. Charles Wang, the founder and retired chairman of the board of CA, Inc., owns 7.5% of the TIAA RexCorp
     Plaza Property. Mr. Wang has over $250 million of real estate holdings across the country, but which are primarily focused on Long Island. The
     TIAA RexCorp Plaza Borrower is affiliated with the borrowers under the mortgage loan identified on Annex C-1 to the prospectus supplement as TIAA
     RexCorp New Jersey Portfolio, which is also an asset of the trust.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -49-

GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA

     In addition to other customary equity transfer provisions (which allow, among other things, TIAA-CREF (or entities controlled by TIAA-CREF),
     Marathon (or entities controlled by Marathon) and/or any one or more of
     Scott Rechler, Michael Maturo and Jason Barnett to control the TIAA RexCorp
     Plaza Borrower), the TIAA RexCorp Plaza Loan documents permit the transfer of a controlling interest (i.e., the controlling interest held by Scott
     Rechler, Michael Maturo, Jason Barnett and Marathon at closing) in the TIAA
     RexCorp Plaza Borrower provided that (a) the transferee is (or is controlled by) an entity that meets certain eligibility criteria set forth in the TIAA RexCorp Plaza Loan documents (including having assets in excess of $1 billion and capital/statutory surplus or shareholder's equity in excess of $500 million); (b) after any such transfer, the TIAA RexCorp
     Plaza Property is managed by a manager that meets certain eligibility requirements (including at least five (5) years' experience in the management of commercial properties with similar uses as the TIAA RexCorp
     Plaza Property in the New York metropolitan area); and (c) in the case of a transfer to an entity unaffiliated with the TIAA RexCorp Plaza Borrower, the payment of a transfer fee ($100,000 with respect to the first such transfer and 0.25% of the then outstanding principal amount of the TIAA
     RexCorp Plaza Loan for each subsequent transfer), (y) payment of all legal and other out-of-pocket costs reasonably incurred by the lender in connection with such transfer and (z) the execution and delivery of a replacement recourse guaranty from a pre-approved transferee or another person or entity (i) acceptable to the lender in its reasonable discretion and (ii) receipt of a rating agency confirmation letter.

o    ESCROWS AND RESERVES. The TIAA RexCorp Plaza Loan provides for upfront and ongoing reserves as follows:

     Tax and Insurance Reserve: The TIAA RexCorp Plaza Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

     Ground Rent Reserve: The TIAA RexCorp Plaza Borrower is required to make monthly contributions into a ground rent reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay ground rent payments over the succeeding twelve months.

     Capital Expense and Leasing Reserves: The TIAA RexCorp Plaza Borrower will be required to make monthly contributions into a capital expenditure and leasing reserve account if (i) the subsidiary of TIAA-CREF (or other controlled affiliates of TIAA-CREF) described above no longer owns at least
     50% of the aggregate equity interests in the TIAA RexCorp Plaza Borrower and the lender has not determined that the transferee(s) of such interests are sufficiently creditworthy, to warrant the continued non-collection of capital expenditure and leasing reserves and (ii) the LTV of the TIAA
     RexCorp Plaza Loan is greater than 65%.

     Letter of Credit: The TIAA RexCorp Plaza Borrower is also permitted to post letters of credit in lieu of funding the real estate taxes, insurance and ground rent reserves. Such letters of credit must be issued by (i) JPMorgan
     Chase, N.A., (ii) another financial institution having long term unsecured debt obligations rated at least "AA" by Fitch and S&P and "Aa2" by Moody's or (iii) any other financial institution acceptable to the lender in its reasonable discretion.

o    LOCKBOX AND CASH MANAGEMENT. The TIAA RexCorp Plaza Loan requires a hard lockbox, which is already in place. The TIAA RexCorp Plaza Loan documents require the TIAA RexCorp Plaza Borrower to direct tenants to pay their rents directly to a lender controlled lockbox account. The TIAA RexCorp
     Plaza Loan documents also require that all rents received by (or on behalf
     of) the TIAA RexCorp Plaza Borrower or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within two business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the TIAA RexCorp Plaza Borrower's operating account unless
     (i) a mezzanine loan permitted under the TIAA RexCorp Plaza Loan documents is outstanding, in which case such amounts will be applied through the cash management "waterfall" established under TIAA RexCorp Plaza Loan or (ii) an event of default is continuing, in which case, such amounts will either be swept into another account controlled by lender and held as cash collateral for the TIAA RexCorp Plaza Loan (which amounts lender may (but is not required to) apply to prepay a portion of the TIAA RexCorp Plaza Loan) or applied by the lender (at the lender's option) in accordance with the above referenced cash management "waterfall".

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -50-

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TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA

o    PROPERTY MANAGEMENT. RexCorp Property Management LLC, an affiliate of the
     TIAA RexCorp Plaza Borrower, is the property manager for the TIAA RexCorp
     Plaza Property. The property manager receives a management fee on the TIAA
     RexCorp Plaza Property equal to 3.0% of gross revenues from the TIAA
     RexCorp Plaza Property. The lender may require that the TIAA RexCorp Plaza
     Borrower terminate the property manager following one or more of the following events: (i) an event of default is continuing under the TIAA
     RexCorp Plaza Loan, (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager that results in a material adverse effect on the TIAA RexCorp Plaza Property or the TIAA RexCorp Plaza
     Borrower.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the TIAA RexCorp Plaza Property. The
     TIAA RexCorp Plaza Loan documents permit mezzanine financing from an entity that meets certain eligibility criteria set forth in the TIAA RexCorp Plaza
     Loan documents or an entity approved by the lender and the rating agencies to the holder or holders of all of the direct and indirect ownership interests in the TIAA RexCorp Plaza Borrower, provided that the mezzanine lender enters into an intercreditor agreement with lender and that the approved mezzanine loan: (i) will be in an amount that when added to the
     TIAA RexCorp Plaza Loan, will result in an aggregate LTV of the TIAA
     RexCorp Plaza Property of no greater than 85%, (ii) will result in the TIAA
     RexCorp Plaza Property having an aggregate DSCR of not less than 1.00x
     (based on actual net operating income and an assumed 7.50% debt service constant), (iii) has a market interest rate and is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by TIAA
     RexCorp Plaza Loan documents which have been reasonably approved by the lender, (iv) is not secured by any collateral securing the TIAA RexCorp
     Plaza Loan, (v) creates no obligations or liabilities on the part of the
     TIAA RexCorp Plaza Borrower and results in no liens on any portion of any
     TIAA RexCorp Plaza Property or any other collateral securing the TIAA
     RexCorp Plaza Loan and (vi) either (A) has a term expiring on the February
     6, 2017 if after giving effect to such mezzanine loan, the aggregate DSCR
     (based on actual net operating income and an assumed 7.50% debt service constant) of the TIAA RexCorp Plaza Property is less than 1.08x or (B) has a term expiring no earlier than February 6, 2012 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50% debt service constant) of the TIAA RexCorp
     Plaza Property is greater than or equal to 1.08x.

o    TERRORISM INSURANCE. The TIAA RexCorp Plaza Loan documents require the TIAA
     RexCorp Plaza Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the TIAA RexCorp Plaza Property, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the
     TIAA RexCorp Plaza Borrower will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the TIAA RexCorp Plaza
     Property, subject to a premium cap of $648,000, adjusted annually by a percentage equal to the increase in the "consumer price index".

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -51-

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TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO

         [SIX (6) PHOTOS OF INTOWN SUITES PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -52-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO

               [MAP AND KEY INDICATING LOCATIONS OF INTOWN SUITES
                         PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -53-

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TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           35
Location (City/State)                                                    Various
Property Type                                                        Hospitality
Size (rooms)                                                               4,539
Percentage Leased as of December 31, 2006                                  84.0%
Year Built/Year Renovated                                    1988-2001/2003-2007
Appraisal Value                                                     $231,500,000
Underwritten Occupancy                                                     86.0%
Underwritten Revenues                                                $42,853,482
Underwritten Total Expenses                                          $21,343,474
Underwritten Net Operating Income (NOI)                              $21,510,008
Underwritten Net Cash Flow (NCF) (1)                                 $19,367,334

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $186,000,000
Cut-off Date Principal Balance PSF/Room                                  $40,978
Percentage of Initial Mortgage Pool Balance                                 2.4%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.747%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        60 IO; 360 thereafter
Cut-off Date LTV Ratio                                                     80.3%
LTV Ratio at Maturity                                                      74.9%
Underwritten DSCR on NOI                                                   1.65x
Underwritten DSCR on NCF (1)                                               1.49x

----------
(1)  With the exception of eight properties acquired in 2006, NCF is based on
     TTM results as of YE2006 for occupancy, other revenues, expenses and the sponsor's budgeted 2007 AWR (average weekly rate). NCF for the eight newly acquired properties is fully based on sponsor's 2007 budgeted results.

o    NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can THE LOAN. The mortgage loan (the "INTOWN SUITES PORTFOLIO LOAN") is evidenced by a single note and is secured by first mortgages encumbering 35 economy extended-stay hotels located in 13 states across the southeast and midwest United States (the
     "INTOWN SUITES PORTFOLIO PROPERTIES"). The InTown Suites Portfolio Loan
     represents approximately 2.4% of the initial mortgage pool balance. The
     InTown Suites Portfolio Loan is expected to be originated on or about June
     13, 2007 and have has an original principal balance and a principal balance as of the cut off date of $186,000,000, and an interest rate of 5.747%. The
     DSCR and LTV on the InTown Suites Portfolio Loan are 1.49x and 80.3%,
     respectively. The subject acquisition was part of the larger acquisition of
     InTown Suites Management Inc., the entire InTown Suites operating company consisting of 125 properties and all associated management infrastructure.
     Including reserves, escrows and closing costs, the acquisition of InTown
     Suites Management Inc. totals approximately $770 million requiring over
     $160 million of equity.

     The InTown Suites Portfolio Loan has an initial term of 120 months and a remaining term of 120 months. The loan is interest-only for the first 60 months and amortizes on a 30-year schedule thereafter. The scheduled maturity date is August 6, 2017. Voluntary prepayment of the InTown Suites
     Portfolio Loan is prohibited prior to the payment date of July 6, 2017 and permitted on such payment date and thereafter without a penalty. Defeasance with United States government securities or certain other obligations is permitted from August 6, 2009. Additionally, after the August 6, 2009, the borrower is permitted to prepay the InTown Suites Portfolio Loan with the payment of yield maintenance.

o    THE PROPERTIES. The InTown Suites Portfolio Properties consist of thirty-five economy extended-stay hotel properties, located across 13 states, totaling 4,539 suites. The InTown Suites Portfolio Properties were constructed between 1988 and 2001 and most have undergone renovations between 2003 and 2007. The InTown Suites brand consists of 125 properties, with a total of 16,068 suites. All 125 properties are controlled by the sponsors of the InTown Suites Portfolio Borrowers and there are no franchisees of the InTown Suites brand. InTown Suites properties are rented rooms by the week only, with no nightly room rentals available and thus are able to operate more efficiently than hotels selling rooms nightly. Average stays at InTown Suites properties have historically lasted between 5 and 7 weeks and are longer than other categories of extended-stay hotels. The
     InTown Suites properties are typically located in high traffic commercial areas on either surface roads or major thoroughfares - strategically located to target growing metropolitan areas and areas that are home to high growth industries.

     The extended-stay market caters to corporate customers who require housing during periods of relocation, training or temporary assignment. These patrons desire accommodations proximate to their job location that provide amenities typical of an apartment unit, specifically kitchen facilities. In most markets, job training constitutes the largest generator of such demand.

     The InTown Suites Portfolio Properties are wood frame construction and are typically two or three stories with a combination of exterior and interior corridors. The average suite size at the InTown Suites Portfolio Properties ranges from 250 to 300 sf and typical amenities include full kitchens, a full-size refrigerator, a dining/work area, free cable TV and free high-speed wireless internet, a guest laundry facility, weekly housekeeping, free parking as well as free fax service and local calls.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -54-

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TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO

     The following table presents certain information relating to the InTown
Suites Portfolio Properties:

                                                     ALLOCATED                   YEAR        NUMBER         LOAN
     PROPERTY NAME             CITY         STATE   LOAN AMOUNT   YEAR BUILT   RENOVATED   OF SUITES       $/ROOM
----------------------   ----------------   -----   -----------   ----------   ---------   ---------   ------------

Ashley Phosphate            Charleston        SC      $49,742        1997        2006          139     $  6,914,145
Charleston Central       North Charleston     SC       37,168        2001        2006          108        4,014,187
Chesapeake                  Chesapeake        VA       69,925        1996        2006          133        9,300,000
Columbia Northwest           Columbia         SC       39,815        2000        2006          108        4,300,000
Columbus East                Columbus         OH       34,434        1997        2005          140        4,820,734
Columbus North               Columbus         OH       31,618        1997        2005          136        4,300,000
Dayton                        Dayton          OH       38,319        1997        2005          130        4,981,425
Douglasville               Douglasville       GA       36,850        1996        2004          133        4,901,080
Forest Lane                   Dallas          TX       43,220        1997        2006          145        6,266,955
Forest Park                Forest Park        GA       39,683        1988        2006          126        5,000,000
Gilbert                      Gilbert          AZ       59,712        1998        2007          139        8,300,000
Greenville North            Greenville        SC       30,999        1996        2006          127        3,936,933
Greenville South            Greenville        SC       33,588        1993        2006          131        4,400,000
Gwinnett                     Norcross         GA       32,456        1998        2007          114        3,700,000
Gwinnett Place                Duluth          GA       50,288        1997        2006          139        6,990,065
Hazelwood                   Hazelwood         MO       35,188        1997        2006          137        4,820,734
Indian Trail                 Norcross         GA       41,244        1996        2007          150        6,186,610
Indianapolis East          Indianapolis       IN       37,810        1997        2006          136        5,142,117
Indianapolis Northwest     Indianapolis       IN       44,899        1997        2006          136        6,106,263
Jackson                      Jackson          MS       31,955        1997        2006          133        4,250,000
Lilburn                      Lilburn          GA       37,129        1995        2003          132        4,901,080
Lithia Springs            Lithia Springs      GA       38,685        2000        2006          108        4,177,970
Matthews                     Matthews         NC       32,138        1995        2006          140        4,499,352
Mobile West                   Mobile          AL       61,598        1999        2006           90        5,543,844
Newport News North         Newport News       VA       51,111        1996        2005          135        6,900,000
Northside Drive              Atlanta          GA       50,688        1996        2003          149        7,552,484
Oxmoor                      Birmingham        AL       40,701        1990        2003          152        6,186,609
Pittsburgh                  Pittsburgh        PA       33,424        2000        2006          125        4,177,970
Preston Highway             Louisville        KY       36,182        1996        2005          151        5,463,499
Raleigh                       Garner          NC       37,910        1997        2007          142        5,383,153
Roswell                      Roswell          GA       54,745        1996        2006          137        7,500,000
St. Charles                St. Charles        MO       40,458        1997        2006          131        5,300,000
UNC                         Charlotte         NC       29,479        1997        2003          139        4,097,624
Warner Robins             Warner Robins       GA       28,724        2000        2006           90        2,585,167
Woodstock                   Woodstock         GA       39,744        2000        2006           78        3,100,000
                                                      -------                                 ----     ------------
TOTAL                                                 $40,978                                 4539     $186,000,000

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -55-

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TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO

     The following table presents certain historical operating performance relating to the InTown Suites Portfolio Properties:

                                 2004                     2005                      2006
                        ----------------------  ------------------------  ------------------------
      PROPERTY            AWR     OCC  WREVPAR    AWR      OCC   WREVPAR    AWR      OCC   WREVPAR  NOTES
----------------------  -------  ----  -------  -------  ------  -------  -------  ------  -------  -----

Ashley Phosphate        $184.37  83.4% $153.84  $191.86    90.6% $173.82  $226.46    86.5% $195.96
Charleston Central          NAV   NAV      NAV      NAV     NAV      NAV   225.08    65.3   146.97   (1)
Chesapeake               204.20  97.9   199.87   226.81    94.5   214.30   265.41    88.1   233.82
Columbia Northwest          NAV   NAV      NAV      NAV     NAV      NAV   211.14    84.8   179.12   (1)
Columbus East            143.55  83.1   119.29   155.33    86.0   133.53   179.92    91.9   165.27
Columbus North           159.84  77.1   123.20   158.31    85.1   134.66   178.55    91.0   162.50
Dayton                   154.69  78.4   121.21   164.75    87.7   144.54   190.20    84.1   159.97
Douglasville             157.64  80.3   126.59   163.99    89.9   147.48   175.29    90.0   157.84
Forest Lane              156.58  80.2   125.56   166.39    86.2   143.42   182.45    87.0   158.78
Forest Park              162.84  88.0   143.38   171.70    91.3   156.83   181.27    80.7   146.24
Gilbert                     NAV   NAV      NAV   215.65    81.3   175.29   252.22    87.9   221.68
Greenville North         144.51  90.4   130.64   153.33    90.7   139.05   166.96    86.4   144.33
Greenville South         136.75  87.0   118.97   148.81    90.4   134.49   169.73    85.2   144.64
Gwinnett                    NAV   NAV      NAV      NAV     NAV      NAV   195.52    70.4   137.62   (1)
Gwinnett Place           164.25  86.7   142.39   176.54    93.2   164.58   206.74    89.1   184.30
Hazelwood                182.25  84.3   153.72   192.44    88.8   170.93   205.87    81.8   168.49
Indian Trail             150.30  81.8   122.92   162.72    93.2   151.72   176.40    92.1   162.47
Indianapolis East        164.05  86.8   142.39   165.49    81.0   134.08   178.22    91.8   163.52
Indianapolis Northwest   157.29  81.0   127.35   167.55    82.6   138.48   198.42    81.2   161.13
Jackson                  156.60  82.9   129.77   168.94    91.4   154.34   202.62    81.9   165.93
Lilburn                  156.42  87.2   136.37   166.89    85.6   142.80   176.02    83.0   146.08
Lithia Springs              NAV   NAV      NAV      NAV     NAV      NAV   192.96    51.4    99.23
Matthews                 155.07  64.6   100.23   158.65    85.5   135.71   173.71    77.3   134.21
Mobile West                 NAV   NAV      NAV      NAV     NAV      NAV   281.10    84.3   236.87   (1)
Newport News North       197.53  92.4   182.52   214.34    84.1   180.29   234.38    84.0   196.91
Northside Drive          175.22  88.2   154.52   194.00    89.2   173.10   218.54    89.1   194.71
Oxmoor                   161.39  90.1   145.40   173.93    95.1   165.34   197.37    83.0   163.81
Pittsburgh               180.80  83.2   150.47   185.02    80.6   149.08   198.33    89.9   178.28
Preston Highway          156.08  86.4   134.80   163.21    82.8   135.09   172.68    86.3   148.95
Raleigh                     NAV   NAV      NAV      NAV     NAV      NAV   186.57    87.9   163.98   (1)
Roswell                  173.42  89.7   155.54   185.21    96.3   178.33   212.83    89.6   190.74
St. Charles              185.79  80.5   149.50   188.15    82.9   155.95   202.47    81.7   165.42
UNC                      153.32  65.7   100.73   164.78    86.5   142.51   177.35    75.2   133.37
Warner Robins               NAV   NAV      NAV      NAV     NAV      NAV   205.24    52.8   108.27   (1)
Woodstock                   NAV   NAV      NAV      NAV     NAV      NAV   191.66    73.9   141.64   (1)
                        -------  ----  -------  -------    ----  -------  -------    ----  -------
TOTAL (2)               $164.95  83.7% $138.09  $174.64    88.1% $153.91  $197.77    84.0% $166.17

----------
Note: "AWR" and "WRevPar" are Average Weekly Rate and Weekly Revenue Per
Available Room, respectively.

(1)  The operating statistics shown for these properties are based on partial year performance beginning from the date of acquisition in 2006.

(2)  Weighted averages include historical performance from the later of 1/1/04 and date of acquisition.

o    THE BORROWERS. The borrowers (collectively the "INTOWN SUITES PORTFOLIO
     BORROWERS") are BEC Atlanta Gwinnett, LLC, BEC Charleston Central, LLC, BEC
     Columbia Northwest, LLC, BEC Lithia Springs, LLC, BEC Warner Robins, LLC,
     InTown Properties I, LLC, InTown Properties II, LLC, InTown Properties IV,
     LLC, InTown Properties V, LLC, InTown Properties VI, LLC, InTown Suites
     Gilbert, LLC, InTown Suites Mobile West, LLC, InTown Suites Pittsburgh,
     LLC, InTown Suites Raleigh, LLC, and InTown Suites Woodstock, LLC, each a special-purpose, bankruptcy-remote Delaware limited liability company with an independent director and springing member. Legal counsel to the InTown
     Suites Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the InTown Suites Portfolio Loan. The sponsors of the borrowers are Kimco Realty Corporation ("KIMCO") and
     Westmont Hospitality Group ("WESTMONT"). Kimco, operating as a REIT, is one of the largest publicly traded owner and operator of community shopping centers in North America. As of June 6, 2007, based on the closing stock price for Kimco on the New York Stock Exchange on that date, Kimco had a market capitalization of $11.3 billion. Kimco also develops retail properties for sale, invests in non-retail related real estate, real estate-related securities and mortgages secured by real estate and provides capital and expertise to retailers with surplus real estate. Westmont is one of the largest privately-held owner/operators of hotel assets across the world and currently owns an interest in and/or operates over 380 hotels containing more than 60,000 guestrooms throughout North America, Europe and
     Asia. Westmont's portfolio includes limited service, full service and luxury hotels, ranging in size from 50 to 700 guestrooms. InTown
     Hospitality Corp., the indirect owner of the InTown Suites Portfolio
     Properties, will be the non-recourse carve-out guarantor for the InTown
     Suites Portfolio Loan. The

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -56-

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TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO

     InTown Suites Portfolio Properties were acquired as part of the acquisition of the entire InTown Suites hotel company through the acquisition of the outstanding shares of InTown Suites Management, Inc. Prior to the sponsor's acquisition of the company, InTown Suites was a wholly owned subsidiary of a private equity fund whose general partner is Lazard Freres Real Estate
     Investors LLC.

o    OPERATING LEASE. Pursuant to an operating lease structure, each of the
     InTown Suites Portfolio Borrowers, as lessors, entered into an operating lease (the "OPERATING LEASE") with IT Tenant RBS, LLC as lessee (the
     "OPERATING TENANT"). The Operating Tenant executed a Subordination and
     Security Agreement pursuant to which (i) the Operating Tenant granted to lender a security interest in all property of the Operating Tenant pursuant to the Operating Lease and (ii) lender is entitled to terminate the
     Operating Lease upon the exercise of remedies under the loan documents or if the Operating Tenant becomes insolvent or a debtor in a bankruptcy proceeding.

o    PROPERTY RELEASES. The InTown Suites Portfolio Loan documents permit the release of any or all of the InTown Suites Portfolio Properties after the
     Release Date, and in connection with a bona fide third party sale or refinance of such property, subject to the satisfaction of certain conditions, including: (i) a partial prepayment or defeasing of a portion of the principal equal to the Release Amount of InTown Suites Portfolio
     Property (defined as (x) until such time that the LTV as defined in the loan documents is 65% or greater, 120% of the allocated loan amount for such property, and (y) from and after the date that the LTV is reduced to less than 65%, 110% of the allocated loan amount for such property); (ii)
     after giving effect to such release, the underwritten DSCR for all of the
     InTown Suites Portfolio Properties will be not less than the greater of (1)
     the closing date underwritten DSCR and (2) the lesser of (A) the underwritten DSCR immediately preceding to such release or (B) 1.50:1.00 with respect to any release occurring on or before July 6, 2014, or
     1.65:1.00 with respect to any release thereafter; (iii) no event of default then exists under the loan documents and (iv) other standard conditions.

o    ESCROWS. The InTown Suites Portfolio Loan documents provide for certain escrows including real estate taxes and insurance premiums.

     Tax and Insurance Reserve: The InTown Suites Portfolio Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

     FF&E Reserve: The InTown Suites Portfolio Borrower is required to make monthly contributions equal to one-twelfth of 5% of the annual operating income into an FF&E reserve. At closing, the InTown Suites Portfolio
     Borrower deposited $1,500,000 to the FF&E reserve.

o    LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require the InTown Suites Portfolio
     Borrowers and the Operating Tenant to direct credit card receipts directly to lender-controlled accounts, and that all rents received by the InTown
     Suites Portfolio Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. All funds in these accounts are automatically swept into a central lender-controlled account. Unless a "CASH MANAGEMENT
     PERIOD" (triggered by an event of default under the loan documents or if the DSCR falls below 1.10x) is in effect, on each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, is disbursed to the InTown Suites
     Portfolio Borrowers or the Operating Tenant. During a Cash Management
     Period, all remaining cash (after payment of debt service, reserves and approved operating expenses) is required to be deposited into a cash collateral account which may be applied to prepay the debt upon an event of default under the InTown Suites Portfolio Loan.

o    PROPERTY MANAGEMENT. There is no property management agreement in effect for the InTown Suites Portfolio Properties. Under the Operating Lease, the
     Operating Tenant is responsible for day-to-day management of the InTown
     Suites Portfolio Properties. The lender may require the borrowers to appoint a property manager if (i) an event of default is continuing, (ii)
     there is an event of default under the Operating Lease with respect to the provisions pertaining to the operation of the properties or under any management agreement (if any), (iii) upon the gross negligence, malfeasance or willful misconduct of the Operating Tenant or any property manager (if any) or, (iv) if the DSCR falls below 1.10x.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -57-

GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the InTown Suites Portfolio Properties.
     The loan documents permit the holder(s) of direct or indirect interests in the InTown Suites Portfolio Borrowers to obtain mezzanine financing from an approved institutional mezzanine loan lender and pledge their ownership interests to such mezzanine lender, provided that (i) the mezzanine lender enters into an intercreditor agreement with lender, (ii) the borrower delivers a letter from each rating agency rating the 2007-GG10 certificates that entering into the mezzanine loan will not cause the downgrade or qualification of any of the ratings on the certificates, (iii) the mezzanine loan will be in an amount that when added to the then outstanding principal balance of the InTown Suites Portfolio Loan will result in a combined LTV percentage of no more than 80%, (iv) the mezzanine loan will be coterminous with the InTown Suites Portfolio Loan, and (v) is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender.

o    TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the InTown Suites Portfolio Properties, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the InTown Suites Portfolio Borrowers will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the InTown Suites Portfolio Properties, plus rental loss an/or business interruption coverage, provided that such coverage is available.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -58-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET

                 [LARGE PHOTO OF 550 SOUTH HOPE STREET OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -59-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET

       [TWO (2) MAPS INDICATING LOCATION OF 550 SOUTH HOPE STREET OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -60-

GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                    Los Angeles, California
Property Type                                                             Office
Size (sf)                                                                566,434
Percentage Leased as of March 27, 2007                                     89.3%
Year Built                                                                  1991
Appraisal Value                                                     $235,000,000
Underwritten Occupancy                                                     90.4%
Underwritten Revenues                                                $19,849,897
Underwritten Total Expenses                                           $7,479,064
Underwritten Net Operating Income (NOI)                              $12,370,833
Underwritten In Place Cash Flow (IPCF) (1)                            $9,408,028
Underwritten Net Cash Flow (NCF) (2)                                 $11,889,516

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $165,000,000
Cut-off Date Principal Balance PSF/Unit                                  $291.30
Percentage of Initial Mortgage Pool Balance                                 2.2%
Number of Mortgage Loans                                                       1
Type of Security                                                      Fee Simple
Mortgage Rate                                                             5.535%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                                Interest Only
Cut-off Date LTV Ratio                                                     70.2%
LTV Ratio at Maturity                                                      70.2%
Underwritten DSCR on NOI                                                   1.33x
Underwritten DSCR on IPCF (1)                                              1.01x
Underwritten DSCR on NCF (2)                                               1.28x

----------
(1)  IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "550 SOUTH HOPE STREET TRUST LOAN") is evidenced by a single note and is secured by a first priority mortgage encumbering the class-A office building located at 550 South Hope Street,
     Los Angeles, California (the "550 SOUTH HOPE STREET PROPERTY"). The 550
     South Hope Street Trust Loan represents approximately 2.2% of the initial mortgage pool balance. The 550 South Hope Street Trust Loan was originated on April 24, 2007, has an original principal balance and a principal balance as of the cut-off date of $165,000,000, and an interest rate of
     5.535%. The DSCR and LTV on the 550 South Hope Street Trust Loan are 1.28x
     and 70.2%, respectively. The proceeds of the 550 South Hope Street Loan were used by the borrower to acquire the 550 South Hope Street Property along with 24 other properties for a total portfolio acquisition price of approximately $2.875 billion.

     The 550 South Hope Street Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $200,000,000. The companion loan to the 550 South Hope Street Trust Loan is evidenced by a separate note with an original principal balance and a principal balance as of the cut-off date of $35,000,000 (the "550 SOUTH HOPE STREET SUBORDINATE
     COMPANION LOAN") and an interest rate of 6.31031429% per annum. The 550
     South Hope Street Subordinate Companion Loan is not an asset of the trust.
     The 550 South Hope Street Trust Loan and the 550 South Hope Street
     Subordinate Companion Loan (collectively, the "550 SOUTH HOPE STREET LOAN")
     are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole Loans". The
     DSCR and LTV of the 550 South Hope Street Loan are 1.03x and 85.1%,
     respectively.

     The 550 South Hope Street Trust Loan has an initial term of 120 months and a remaining term of 118 months. The 550 South Hope Street Trust Loan is interest-only for the entire term. The scheduled maturity date is May 6,
     2017. Voluntary prepayment of the 550 South Hope Street Loan is permitted at any time. Prepayments made prior to February 6, 2017 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o    THE PROPERTY. The 550 South Hope Street Property is a 566,235-sf, 28-story class-A office building and a six-level subterranean parking garage. The
     550 South Hope Street Property is located in the downtown submarket of Los
     Angeles' central business district. Built in 1991, the asset is one of the most recent office developments in the downtown market and was built as a joint venture development between Koll Company and Obayashi Corp. The 550
     South Hope Street Property has 538,147 sf of office space, 28,088 sf of retail and 552 parking spaces.

     As of March 27, 2007, the 550 South Hope Street Property was 89.3% leased to approximately 45 tenants. The three largest tenants in the building are
     Howrey Simon Arnold & White (100,498 sf) through September 2017, DLA Piper
     Rudnick Gray Cary (48,791 sf) through June 2018, and California Bank &
     Trust (37,551 sf) through April 2014. Howrey Simon Arnold & White has approximately 540 attorneys throughout the US and maintains its third largest office at the 550 South Hope Street Property. DLA Piper Rudnick is
     one of the 25 largest law firms in the country according to the Internet
     Legal Research Group. According to the the annual report of its parent,
     Zions Bancorporation, filed on Form 10-K with

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -61-

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TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET

     the United States Securities and Exchange Commission on March 31, 2007, as
     of December 31, 2006, California Bank & Trust had over $10 billion in assets and over 90 branches throughout the State of California.

     The following table presents certain information relating to the major tenants at the 550 South Hope Street Property:

         TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

                                                                                                     ANNUALIZED
                                                                                      % OF TOTAL    UNDERWRITTEN
                                                                      ANNUALIZED      ANNUALIZED     BASE RENT
                             CREDIT RATING          TENANT    % OF    UNDERWRITTEN   UNDERWRITTEN     ($ PER          LEASE
      TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF     NRSF   BASE RENT ($)    BASE RENT         NRSF)      EXPIRATION
-----------------------   ----------------------   -------   -----   -------------   ------------   ------------   -----------

Howrey Simon Arnold               NR/NR/NR         100,498    17.7%    $1,870,284        22.7%         $18.61        9/30/2017
DLA Piper Rudnick                 NR/NR/NR          48,791     8.6%       758,760         9.2%          15.55        6/30/2018
California Bank & Trust           A-/A1/NR          37,551     6.6%       525,720         6.4%          14.00        4/30/2014
WM Keck Foundation                NR/NR/NR          21,746     3.8%       391,428         4.8%          18.00       11/30/2014
Her Majesty The Queen                               21,273     3.8%       348,877         4.2%          16.40       11/30/2010
General RE Service                                  21,273     3.8%       329,732         4.0%          15.50       12/14/2011
                                                   -------   -----     ----------       -----          ------
TOTAL LARGEST TENANTS                              251,132    44.3%    $4,224,800        51.4%         $16.82
Remaining Tenants                                  254,777    45.0%     3,996,979        48.6%          15.69
Vacant Space                                        60,525    10.7%             0         0.0%           0.00
                                                   -------   -----     ----------       -----          ------
TOTAL ALL TENANTS                                  566,434   100.0%    $8,221,779       100.0%         $16.25

----------
(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the 550 South Hope Street Property:

                          LEASE EXPIRATION SCHEDULE(1)

                                                                            % OF TOTAL     ANNUALIZED
                                               CUMULATIVE    ANNUALIZED     ANNUALIZED    UNDERWRITTEN
   YEAR ENDING                    % OF TOTAL    OF TOTAL    UNDERWRITTEN   UNDERWRITTEN    BASE RENT
  DECEMBER 31,    EXPIRING NRSF      NRSF         NRSF       BASE RENT       BASE RENT    ($ PER NRSF)
---------------   -------------   ----------   ----------   ------------   ------------   -------------

2007                    7,044         1.2%         1.2%      $  101,952         1.2%         $14.47
2008                   44,109         7.8%         9.0%         652,108         7.9%          14.78
2009                   70,998        12.5%        21.6%       1,088,466        13.2%          15.33
2010                   62,560        11.0%        32.6%       1,028,106        12.5%          16.43
2011                   47,184         8.3%        40.9%         765,950         9.3%          16.23
2012                   45,082         8.0%        48.9%         715,017         8.7%          15.86
2013                    6,239         1.1%        50.0%         101,197         1.2%          16.22
2014                   59,297        10.5%        60.5%         917,148        11.2%          15.47
2015                   14,107         2.5%        63.0%         222,793         2.7%          15.79
2016                        0         0.0%        63.0%               0         0.0%           0.00
2017 Thereafter       149,289        26.4%        89.3%       2,629,044        32.0%          17.61
Vacant                 60,525        10.7%       100.0%
                      -------       -----                    ----------       -----          ------
TOTAL                 566,434       100.0%                   $8,221,779       100.0%         $16.25

----------
(1)  Calculated based on approximate square footage occupied by each tenant.

o    THE BORROWER. The borrower (the "550 SOUTH HOPE STREET BORROWER") is
     Maguire Properties-550 South Hope, LLC, a single asset, special purpose, bankruptcy remote Delaware limited liability company with two independent directors. Legal counsel to the 550 South Hope Street Borrower delivered a non consolidation opinion in connection with the origination of the 550
     South Hope Street Loan. The sponsor of the 550 South Hope Street Borrower is Maguire Properties, Inc., ("MPI") a publicly traded REIT with a market capitalization of $1.6 billion as of May 16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive
     Officer of MPI, is an experienced real estate investor. In 1965, Robert F.
     Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market.
     Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles
     County, including US Bank Tower, Gas Company Tower, and KPMG Tower. MPI's
     subsidiary, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the 550 South

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -62-

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TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET

     Hope Street Loan. The 550 South Hope Street Borrower is affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as Two California Plaza, Wells Fargo Tower, Maguire
     Anaheim Portfolio, Lincoln Town Center, and 3800 Chapman, which are also assets of the trust and are located in the Los Angeles and Orange County
     MSA's. As of June 7, 2007, MPI's aggregate ownership of downtown commercial real estate was 8,210,898 sf or 36.4% of the downtown class-A market.

o    ESCROWS. The loan documents provide for certain escrows including real estate taxes and insurance premiums.

     Tax and Insurance Reserve: The 550 South Hope Street Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

     Capital Expense Reserve: The 550 South Hope Street Borrower is required to make monthly contributions into a capital expenditure reserve account in an amount equal to $9,430.

     Leasing Reserve: The 550 South Hope Street Borrower made an initial deposit of $4,070,000 ($7.19 psf) into a leasing reserve account. In addition, commencing on June 6, 2009, the 550 South Hope Street Borrower is required to make monthly contributions into the leasing reserve in an amount initially equal to $47,148 ($1.08 psf / year). As of June 7, 2007,
     $4,073,345 remained in the account.

     Debt Service Reserve: The 550 South Hope Street Borrower made a deposit of
     $4,500,000 into a debt service reserve to cover potential shortfalls in the amount of revenue from the 550 South Hope Street Property available to pay the monthly interest payments required under the 550 South Hope Street
     Loan. Any funds remaining on deposit in the debt service reserve will be released to the 550 South Hope Street Borrower when the lender has determined that the 550 South Hope Street Property has achieved an actual
     DSCR of at least 1.10x for two consecutive calendar quarters. As of June 7,
     2007, $4,503,698 remained in the account.

o    LOCKBOX AND CASH MANAGEMENT. The 550 South Hope Street Loan requires a hard lockbox, which is already in place. The 550 South Hope Street Loan documents require the 550 South Hope Street Borrower to direct tenants to pay their rents directly to a lender controlled account and that all rents received by the 550 South Hope Street Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. Amounts on deposit in the lockbox account are swept on a daily basis into the 550 South Hope Street
     Borrower's operating account unless an event of default is continuing or, commencing on December 31, 2009, the actual DSCR is less than 1.05x (a
     "DSCR CASH MANAGEMENT PERIOD"). During a DSCR Cash Management Period,
     amounts in the lender-controlled account will be swept into another account controlled by lender and applied to the payment of monthly interest payments, operating expenses and any required reserves under the 550 South
     Hope Street Loan documents and any excess cash will be held by the lender.
     In the event that a DSCR Cash Management Period is continuing, the 550
     South Hope Street Borrower has the right to post a letter of credit in an amount equal to the portion of the then-outstanding principal of the 550
     South Hope Street Loan such that the actual DSCR of at least 1.05x would be maintained on the loan after repayment of the amount of such letter of credit. If an event of default is continuing or during a DSCR Cash
     Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to pay the monthly interest payments, operating expenses and any required reserves under the
     550 South Hope Street Loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the
     550 South Hope Street Loan documents to the payment of the debt with the applicable yield maintenance premium. Additionally, if a DSCR Cash
     Management Period is continuing for two consecutive calendar quarters, lender may use the monies in the cash collateral account to prepay the 550
     South Hope Street Loan with the applicable yield maintenance premium.

o    PROPERTY MANAGEMENT. MPLP, an affiliate of the 550 South Hope Street
     Borrower, is the property manager for the 550 South Hope Street Loan. The lender may cause the 550 South Hope Street Borrower to replace the property manager with a manager approved by the lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not cured,
     (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the 550 South Hope Street Loan is not repaid, (iv) the property manager's gross negligence, malfeasance or willful misconduct or (v) the manager defaults under the property management agreement beyond any applicable notice or cure period. Thereafter, the 550 South Hope Street

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -63-

GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET

     Borrower may not enter into any agreement relating to the management of the
     550 South Hope Street Property with any party without the express written consent of lender and, if required, the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the
     550 South Hope Street Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the 550 South Hope Street Property. The
     550 South Hope Street Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the 550 South Hope Street Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the 550 South Hope Street Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that
     (i) no default has occurred and remains uncured and (ii) lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o    TERRORISM INSURANCE. The 550 South Hope Street Loan documents require the
     550 South Hope Street Borrower to maintain terrorism insurance. The 550
     South Hope Street Property has terrorism coverage as part of its sponsor's blanket "all-risk" property coverage. The 550 South Hope Street Borrower is not required to spend in excess of an amount equal to 150% of the aggregate amount of all insurance premiums payable for all insurance coverage required under the 550 South Hope Street Loan with respect to the 550 South
     Hope Street Property and all other properties owned by MPLP or its affiliates for the last policy year adjusted annually by the Consumer Price
     Index (such amount, the "TERRORISM INSURANCE CAP") for such coverage and, in the event that the coverage is not available at a per annum cost of the
     Terrorism Insurance Cap, then 550 South Hope Street Borrower is required to purchase insurance covering "certified acts of terrorism" at the 550 South
     Hope Street in an amount equal to the principal balance of the 550 South
     Hope Street Loan, but is not required to maintain the full amount of such coverage if such coverage is not available at a per annum cost of the
     Terrorism Insurance Cap or less, provided that in the event that the
     Terrorism Insurance Cap is not sufficient to purchase such coverage in an amount equal to the principal balance of the 550 South Hope Street Loan, then the 550 South Hope Street Borrower will obtain the greatest amount of coverage obtainable at a per annum cost of the Terrorism Insurance Cap.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -64-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS

                [LARGE PHOTO OF HARBOR POINT APARTMENTS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -65-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS

      [TWO (2) MAPS INDICATING LOCATION OF HARBOR POINT APARTMENTS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -66-

GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                      Boston, Massachusetts
Property Type                                                        Multifamily
Size (units)                                                               1,283
Percent Leased as of March 21, 2007                                        95.3%
Year Built/Year Renovated                                            1950 / 2006
Appraisal Value                                                     $206,000,000
Underwritten Occupancy                                                     96.6%
Underwritten Revenues                                                $26,143,725
Underwritten Total Expenses                                          $13,060,094
Underwritten Net Operating Income (NOI)                              $13,083,631
Underwritten In Place Cash Flow (IPCF) (1)                           $11,341,307
Underwritten Net Cash Flow (NCF) (2)                                 $13,083,630

                            MORTGAGE LOAN INFORMATION

Originator                                                                  GCFP
Cut-off Date Principal Balance                                      $160,500,000
Cut-off Date Principal Balance PSF/Unit                                 $125,097
Percentage of Initial Mortgage Pool Balance                                 2.1%
Number of Mortgage Loans                                                       1
Type of Security                                                       Leasehold
Mortgage Rate                                                             6.544%
Original Term to Maturity (Months)                                           120
Original Amortization Term (Months)                        36 IO; 480 thereafter
Cut-off Date LTV Ratio                                                     77.9%
LTV Ratio at Maturity                                                      75.0%
Underwritten DSCR on NOI                                                   1.15x
Underwritten DSCR on IPCF (1)                                              1.00x
Underwritten DSCR on NCF (2)                                               1.15x

----------
(1)  IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)  NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o    THE LOAN. The mortgage loan (the "HARBOR POINT APARTMENTS LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a
     1,283-unit apartment complex located in Boston, Massachusetts (the "HARBOR
     POINT APARTMENTS PROPERTY"). The Harbor Point Apartments Loan represents approximately 2.1% of the initial mortgage pool balance. The Harbor Point
     Apartments Loan was originated on June 8, 2007, had an original principal balance and a principal balance as of the cut-off date of $160,500,000 and an interest rate of 6.544% per annum. The DSCR and LTV on the Harbor Point
     Apartments Loan are 1.15x and 77.9%, respectively. The proceeds of the
     Harbor Point Apartments Loan were used by the borrower to refinance existing debt, pay certain expenses and fund reserves under the Harbor
     Point Apartments Loan.

     The Harbor Point Apartments Loan had an initial term of 120 months and has a remaining term of 120 months. The Harbor Point Apartments Loan is interest-only for the first 36 months and amortizes on a 40-year schedule thereafter. The scheduled maturity date is July 6, 2017. Voluntary prepayment of the Harbor Point Apartments Loan is prohibited prior to the payment date of April 6, 2017 and permitted thereafter without penalty.
     Defeasance with United States government securities or certain other obligations is permitted from August 6, 2009.

o    THE PROPERTY. The Harbor Point Apartments Property contains a total of
     1,283 residential units within 53 residential buildings situated in a community-style setting. The Harbor Point Apartments Property also includes three community buildings and four commercial retail units totaling 21,900 square feet. Originally designed as a public-housing project, completed in
     1954, Harbor Point Apartments Property was completely redeveloped during
     1986 to 1990 for a total cost in excess of $250 million. The redevelopment followed the "New Urbanism" design theory with a lower density mixture of mid-rise brick apartment buildings and clapboard-sided, 3-story, attached townhouse clusters which, unlike the original development, are situated to provide views of the surrounding bay and downtown Boston. Parking for the residents is provided in two, two-level garages or via on-street parking.
     The current unit mix consists of 883 market rate units and 400 subsidized units. The Harbor Point Apartments Property was one of the first federal housing projects in the United States to be transferred to and controlled by a private developer for redevelopment and operation as mixed-income housing.

     The following table shows the unit mix at the Harbor Point Apartments
     Property:

                                                   % OF
  UNIT TYPE     MARKET RATE   SUBSIDIZED   TOTAL   UNITS
-------------   -----------   ----------   -----   -----
One Bedroom          309          57         366    28.5%
Two Bedroom          530         128         658    51.3%
Three Bedroom         42         141         183    14.3%
Four Bedroom           2          58          60     4.7%
Five Bedroom           0          12          12     0.9%
Six Bedroom            0           4           4     0.3%
                     ---         ---        ----   -----
TOTAL                883         400        1283   100.0%

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -67-

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     The amenities at the Harbor Point Apartments Property include free parking, on-site recreational facilities, on-site laundry facilities and shuttle service to nearby public transit. A health club, business center, clubhouse and daycare center are located in stand alone buildings, separate from the residential units. The recreation facilities include two swimming pools and multiple tennis and basketball courts. The Harbor Point Apartments Property also benefits from extensive landscaping as well as expansive parks and green space, which account for over 20 acres of the 45 acre site.

     The Harbor Point Apartments Property is located on Columbia Point Peninsula which is also home to several large institutions, including the Boston campus of the University of Massachusetts, the Boston Globe, the John F.
     Kennedy Library, and Boston College High School. Additionally, the Bayside
     Expo Center is located west of the Harbor Point Apartments Property, as well as the full-service Doubletree - Boston Bayside hotel which is an asset of the GG10 trust fund. The Harbor Point Apartments Property is conveniently located approximately 3 miles south of downtown Boston, with easy access to a nearby commuter train stop (Red Line).

     Ground Lease. The Harbor Point Apartments Property is subject to a 99 year ground lease at $1 per year from the Boston Housing Authority, which owns the fee interest. The term of the ground lease expires on November 26,
     2085. In the event that the Subordinate Loans (as defined under
     "--Mezzanine or Subordinate Indebtedness" below) have been paid in full, the ground rent shall also include certain incentive payments to the ground lessor out of excess property cash flow. A covenant within the ground lease requires Corcoran, Mullins, Jennison, Inc. ("CMJ") to maintain 400 subsidized housing units at the property (350 of those units are subsidized by the Department of Housing and Urban Development's Housing Assistance
     Program under a contract which expires in 2019; 50 units are subsidized by the Boston Housing Authority under an annually renewable contract). The ground lease generally contains standard mortgagee protection provisions.

o    THE BORROWER. The borrower ("HARBOR POINT APARTMENTS BORROWER") Harbor
     Point Apartments Company Limited Partnership is a single-asset, special-purpose, bankruptcy-remote Massachusetts limited partnership with an independent director. Legal counsel to the Harbor Point Apartments
     Borrower delivered a non-consolidation opinion in connection with the origination of the Harbor Point Apartments Loan. The sponsor of the Harbor
     Point Apartments Borrower is CMJ. CMJ, Keen Development Corporation and
     Cruz Columbia Point, Inc. provided a recourse carveout guaranty for the
     Harbor Point Apartments Loan. In addition, the principals of CMJ, Joseph E.
     Corcoran, Gary Jennison and Joseph R. Mullins, provided a joint and several limited recourse carveout guaranty for the Harbor Point Apartments Loan
     (the "INDIVIDUALS RECOURSE GUARANTY"), which provides recourse for certain fraudulent acts, non-permitted transfer and bankruptcy events. The aggregate liability of the guarantors under the Individuals Recourse
     Guaranty is capped at $7 million.

     CMJ is an affiliate of Corcoran Jennison Companies, Inc. ("CJC"), which is a Boston-based, multifaceted real estate development, management, and ownership company. Founded in 1971, the company has successfully developed over $2.6 billion worth of commercial, residential and hotel & resort properties. CJC currently controls and manages over 23,000 units of residential housing, over 1.2 million square feet of commercial space,
     1,000 hospitality units, and over 300,000 square feet of exhibition space.
     The properties under management are located in 15 states, and the estimated value of assets under management/control is approximately $2 billion.

o    ESCROWS AND RESERVES. The Harbor Point Apartments Loan provides for upfront and ongoing reserves as follows:

     Tax and Insurance Reserve: The Harbor Point Apartments Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

     Deferred Maintenance Reserve: At closing, the Harbor Point Apartments
     Borrower deposited $3,145,000 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the Harbor Point
     Apartments Property. Upon completion of all such short term and immediate repairs, any excess funds shall be transferred to the Capital Expense
     Reserve described below.

     Capital Expense Reserves: At closing, the Harbor Point Apartments Borrower deposited $12,027,972 into a capital expenditure reserve for the payment of approved capital expenses at the Harbor Points Apartment Property. Whenever the amount of funds on deposit in this reserve is less than $1,925,000, the
     Harbor Point Apartments Borrower is required to replenish the reserve from excess cash flow. In addition, on or before May 1 of the first five years of the loan term the

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -68-

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TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS

     Harbor Points Apartment Borrower is required to deposit into this reserve an amount equal to the excess cash flow for the preceding calendar year
     (i.e., the partial year 2007 (from June 1, 2007 through December 31, 2007)
     and the 12-month period ending December 31 of each of 2008, 2009, 2010 and
     2011, respectively). During the remainder of the loan term, excess cash shall be deposited in this reserve as and to the extent required by MHFA
     (as defined under "--Mezzanine or Subordinate Indebtedness" below) pursuant to the Subordinate Loan documents.

     Debt Service Reserve Account: At closing, $2,863,925 was funded into this reserve for potential debt service shortfalls during the Harbor Point
     Apartments Loan term.

o    LOCKBOX AND CASH MANAGEMENT. The Harbor Point Apartments Loan requires a soft lockbox, which is already in place. The Harbor Point Apartments Loan documents require the Harbor Point Apartments Borrower to direct manager to deposit all rents received at the Harbor Point Property into a lender controlled lockbox account. The Harbor Point Apartments Loan documents also require that all rents received by (or on behalf of) the Harbor Point
     Apartments Borrower or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within one business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the
     Harbor Point Apartments Borrower's operating account unless a cash management period is continuing. A cash management period (i) will commence on January 1, 2012 (the "HARBOR POINT APARTMENTS SUBDEBT CASH MANAGEMENT
     DATE") and continues for the remainder of the Harbor Point Apartments Loan term or (ii) during the continuance of an event of default. From and after the Harbor Point Apartments Subdebt Cash Management Date (provided no event of default is continuing), excess cash (after payment of debt service and reserve payments required under the Harbor Point Apartments Loan and approved operating expenses for the Harbor Point Apartments Property) will be deposited into the subordinate deposit account established by MHFA for the most senior of the Subordinate Loans.

o    PROPERTY MANAGEMENT. CMJ Management Company, an affiliate of the Harbor
     Point Apartments Borrower, is the property manager for the Harbor Point
     Apartments Property. The property manager receives a management fee on the
     Harbor Point Apartments Property equal to the lesser of (i) 3.5% of gross revenues from the Harbor Point Apartments Property or (ii) the maximum allowable by the Department of Housing and Urban Development (HUD). The
     lender may require that the Harbor Point Apartments Borrower terminate the property manager following one or more of the following events: (i) an event of default is continuing under the Harbor Point Apartments Loan, (ii)
     the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager or (iv) at any time after the Harbor Point Apartments Subdebt Cash
     Management Date, receipt by lender of a notice from MHFA stating that, due to the material misappropriation or fraud on the part of Borrower or
     Manager, rents were not deposited into the lender controlled lockbox account (resulting in a reduced amount of excess cash deposited in the subordinate deposit account of MHFA). With respect to a required termination of manager pursuant to the foregoing clause (iv), lender may require such termination without inquiry into the accuracy or validity of such MHFA notice and the replacement manager may not be an affiliate of
     Harbor Points Apartment Borrower unless expressly approved by lender, MHFA and the rating agencies.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Harbor Point Apartments Borrower
     has incurred subordinate mortgage debt in the aggregate outstanding balance, as of the closing date of the Harbor Point Apartments Loan, of
     $157,060,000 (collectively, the "SUBORDINATE LOANS"), which Subordinate
     Loans are secured by subordinate mortgages encumbering the Harbor Point
     Apartments Property. The holders of the Subordinate Loans are the following various local municipalities, (i) Massachusetts Housing Finance Agency
     ("MHFA"), a body politic and corporate organized pursuant to Massachusetts
     General Laws, Chapter 708 of the Laws of 1966, as amended, (ii) the Boston
     Redevelopment Authority ("BRA") and (iii) the Boston Housing Authority
     ("BHA"). All of the holders of the Subordinate Loans have entered into a subordination and standstill agreement with lender, pursuant to which (i)
     the Subordinate Loans are each subject and subordinate in right, lien and payment to the Harbor Point Apartments Loan and (ii) MHFA, BRA and BHA are
     all prohibited from taking any action to enforce any Subordinate Loan without lender's consent. The Harbor Point Apartments Borrower is not responsible for making payments under any Subordinate Loan, except to the extent of available excess cash from and after the Harbor Point Apartments
     Subdebt Cash Management Date.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -69-

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS

     In addition, the Harbor Point Apartments Borrower has incurred an unsecured, unpaid development fee with an unpaid balance, as of the date of closing of the Harbor Point Apartments Loan, of $18,064,441, to the
     developer of the Harbor Point Apartments Property, Peninsula Partners
     Development Limited Partnership, an affiliate of the Harbor Point
     Apartments Borrower. The development fee is subject to a full subordination and standstill agreement, junior to the Harbor Point Apartments Loan as well as the Subordinate Loans.

o    TERRORISM INSURANCE. The Harbor Point Apartments Loan documents require the
     Harbor Point Apartments Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Harbor Point Apartments
     Property, provided such coverage is available.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[RBS Greenwich Capital LOGO]                                [Goldman Sachs LOGO]

                                      -70-

Annex C-1

CONTROL                     LOAN         LOAN              MORTGAGE
NUMBER      FOOTNOTES       GROUP       NUMBERS          LOAN SELLER                    PROPERTY NAME
-----------------------------------------------------------------------------------------------------------------

   1                       GROUP 1   00-1001221      GSMC                   SHORENSTEIN PORTLAND PORTFOLIO
 1.01                      Group 1   00-1001221-1                           Lincoln Center
 1.02                      Group 1   00-1001221-2                           Kruse Woods
 1.03          14          Group 1   00-1001221-3                           Nimbus Corporate Center
 1.04                      Group 1   00-1001221-4                           Congress Center
-----------------------------------------------------------------------------------------------------------------
 1.05                      Group 1   00-1001221-5                           Kruse Woods V
 1.06                      Group 1   00-1001221-6                           Umpqua Bank Plaza
 1.07                      Group 1   00-1001221-7                           5800 & 6000 Meadows
 1.08                      Group 1   00-1001221-8                           River Forum 1 & 2
 1.09                      Group 1   00-1001221-9                           4900 & 5000 Meadows Road
-----------------------------------------------------------------------------------------------------------------
 1.10                      Group 1   00-1001221-10                          4949 Meadows Road
 1.11                      Group 1   00-1001221-11                          4000 Kruse Way Place
 1.12                      Group 1   00-1001221-12                          Kruse Oaks II
 1.13                      Group 1   00-1001221-13                          Kruse Oaks I
 1.14                      Group 1   00-1001221-14                          Kruse Way Plaza I & II
-----------------------------------------------------------------------------------------------------------------
 1.15                      Group 1   00-1001221-15                          4800 Meadows Road
 1.16                      Group 1   00-1001221-16                          4004 Kruse Way Place
   2            2          Group 1   07-0209         GCFP/Lehman Brothers   Wells Fargo Tower
   3            2          Group 1   07-0352         GCFP                   Two California Plaza
   4                       GROUP 1   06-1099         GCFP                   TIAA REXCORP NEW JERSEY PORTFOLIO
-----------------------------------------------------------------------------------------------------------------
 4.01                      Group 1   06-1099                                7 Giralda Farms
 4.02                      Group 1   06-1099                                1 Giralda Farms
 4.03                      Group 1   06-1099                                101 JFK Parkway
 4.04                      Group 1   06-1099                                3 Giralda Farms
 4.05                      Group 1   06-1099                                103 JFK Parkway
-----------------------------------------------------------------------------------------------------------------
 4.06                      Group 1   06-1099                                44 Whippany Road
   5                       Group 1   07-0195         GCFP                   400 Atlantic Street
   6          3, 4         Group 1   00-1001220      GSMC                   Two Herald Square
   7                       Group 1   06-1016         GCFP                   TIAA RexCorp Plaza
   8                       GROUP 1   07-0170         GCFP                   INTOWN SUITES PORTFOLIO A
-----------------------------------------------------------------------------------------------------------------
 8.01                      Group 1   07-0170                                Chesapeake
 8.02                      Group 1   07-0170                                Gilbert
 8.03                      Group 1   07-0170                                Northside Drive
 8.04                      Group 1   07-0170                                Roswell
 8.05                      Group 1   07-0170                                Gwinnett Place
-----------------------------------------------------------------------------------------------------------------
 8.06                      Group 1   07-0170                                Ashley Phosphate
 8.07                      Group 1   07-0170                                Newport News North
 8.08                      Group 1   07-0170                                Forest Lane
 8.09                      Group 1   07-0170                                Indian Trail
 8.10                      Group 1   07-0170                                Oxmoor
-----------------------------------------------------------------------------------------------------------------
 8.11                      Group 1   07-0170                                Indianapolis Northwest
 8.12                      Group 1   07-0170                                Mobile West
 8.13                      Group 1   07-0170                                Preston Highway
 8.14                      Group 1   07-0170                                Raleigh
 8.15                      Group 1   07-0170                                St. Charles
-----------------------------------------------------------------------------------------------------------------
 8.16                      Group 1   07-0170                                Indianapolis East
 8.17                      Group 1   07-0170                                Forest Park
 8.18                      Group 1   07-0170                                Dayton
 8.19                      Group 1   07-0170                                Douglasville
 8.20                      Group 1   07-0170                                Lilburn
-----------------------------------------------------------------------------------------------------------------
 8.21                      Group 1   07-0170                                Columbus East
 8.22                      Group 1   07-0170                                Hazelwood
 8.23                      Group 1   07-0170                                Matthews
 8.24                      Group 1   07-0170                                Greenville South
 8.25                      Group 1   07-0170                                Columbia Northwest
-----------------------------------------------------------------------------------------------------------------
 8.26                      Group 1   07-0170                                Columbus North
 8.27                      Group 1   07-0170                                Jackson
 8.28                      Group 1   07-0170                                Lithia Springs
 8.29                      Group 1   07-0170                                Pittsburgh
 8.30                      Group 1   07-0170                                UNC
-----------------------------------------------------------------------------------------------------------------
 8.31                      Group 1   07-0170                                Charleston Central
 8.32                      Group 1   07-0170                                Greenville North
 8.33                      Group 1   07-0170                                Gwinnett
 8.34                      Group 1   07-0170                                Woodstock
 8.35                      Group 1   07-0170                                Warner Robbins
-----------------------------------------------------------------------------------------------------------------
   9          2, 5         Group 1   07-0353         GCFP                   550 South Hope Street
  10            6          Group 2   06-1086         GCFP                   Harbor Point Apartments
  11            7          Group 1   07-0056         GCFP/ Wachovia         119 West 40th Street
  12            4          Group 1   06-1300         GCFP/Lehman Brothers   1615 L Street
  13            8          Group 1   06-0959         GCFP                   9200 Sunset Boulevard
-----------------------------------------------------------------------------------------------------------------
  14            5          Group 1   06-1328         GCFP                   Disney Building
  15            9          Group 2   09-0002627      GSMC                   Lynnewood Gardens
  16           10          Group 1   07-0294         GCFP                   55 Railroad Avenue
  17                       Group 1   00-1001223      GSMC                   CARS Chauncey Ranch
  18           11          Group 1   07-0347         GCFP                   Franklin Mills
-----------------------------------------------------------------------------------------------------------------
  19          2, 5         GROUP 1   07-0354         GCFP                   MAGUIRE ANAHEIM PORTFOLIO
 19.01                     Group 1   07-0354                                500 Orange Tower
 19.02                     Group 1   07-0354                                24 Hour Fitness
  20           12          GROUP 1   07-0210         GCFP                   GREAT ESCAPE THEATRES
 20.01                     Group 1   07-0210                                New Albany 16
-----------------------------------------------------------------------------------------------------------------
 20.02                     Group 1   07-0210                                Clarksville 16
 20.03                     Group 1   07-0210                                McDonough 16
 20.04                     Group 1   07-0210                                Moline 14
 20.05                     Group 1   07-0210                                Wilder 14
 20.06                     Group 1   07-0210                                Bowling Green 12
-----------------------------------------------------------------------------------------------------------------
 20.07                     Group 1   07-0210                                O'Fallon 14
 20.08                     Group 1   07-0210                                Williamsport 12
 20.09                     Group 1   07-0210                                Noblesville 10
 20.10                     Group 1   07-0210                                Seymour 8
 20.11                     Group 1   07-0210                                Bedford 7
-----------------------------------------------------------------------------------------------------------------
  21            4          Group 1   09-0002579      GSMC                   State House Square
  22                       Group 1   07-0042         GCFP                   915 Wilshire Boulevard
  23          5, 13        Group 1   06-1326         GCFP                   1125 17th Street
  24                       Group 1   06-1363         GCFP                   Hyatt Regency Penn's Landing
  25            5          Group 1   07-0138         GCFP                   Crescent
-----------------------------------------------------------------------------------------------------------------
  26            4          Group 1   07-0126         GCFP                   Residence Inn Alexandria Old Town
  27                       Group 1   09-0002554      GSMC                   Penn Center East
  28                       Group 1   07-0078         GCFP                   200 West Jackson Boulevard
  29           19          Group 1   07-0247         GCFP                   National Plaza I, II, III
  30           19          Group 1   07-0358         GCFP                   1051 Perimeter Drive
-----------------------------------------------------------------------------------------------------------------
  31                       Group 1   07-0094         GCFP                   2001 L Street
  32                       Group 1   09-0002629      GSMC                   Rosemont Commons
  33            5          Group 1   06-1370         GCFP                   The Wharf at Rivertown
  34            2          Group 1   07-0428         GCFP                   Lincoln Town Center
  35      5, 15, 19, 21    Group 1   06-1169         GCFP                   Green Road
-----------------------------------------------------------------------------------------------------------------
  36        5, 15, 19      GROUP 1   06-1171         GCFP                   CROWN POINTE/VICTOR PARK
 36.01                     Group 1   06-1171                                Crown Pointe
 36.02                     Group 1   06-1171                                Victor Park
  37                       GROUP 1   07-0135         GCFP                   GP2
 37.01                     Group 1   07-0135                                Candlewood Suites Sterling
-----------------------------------------------------------------------------------------------------------------
 37.02                     Group 1   07-0135                                Staybridge Suites Memphis
 37.03                     Group 1   07-0135                                Surburban Extended Stay Sterling
 37.04                     Group 1   07-0135                                Candlewood Suites Lake Mary
 37.05                     Group 1   07-0135                                Surburban Extended Stay Wilmington
 37.06                     Group 1   07-0135                                Surburban Extended Stay Jacksonville
-----------------------------------------------------------------------------------------------------------------
  38           16          Group 1   09-0002623      GSMC                   One Financial Plaza
  39                       GROUP 1   07-0145         GCFP                   HOLIDAY INN PORTFOLIO (FIXED)
 39.01                     Group 1   07-0145                                Holiday Inn Lansing
 39.02                     Group 1   07-0145                                Holiday Inn Express Pensacola
 39.03                     Group 1   07-0145                                Crown Plaza - Cedar Rapids
-----------------------------------------------------------------------------------------------------------------
 39.04                     Group 1   07-0145                                Holiday Inn Pensacola
 39.05                     Group 1   07-0145                                Holiday Inn Greentree Pittsburgh
 39.06                     Group 1   07-0145                                Holiday Inn Winter Haven
 39.07                     Group 1   07-0145                                Ramada Plaza Macon
 39.08                     Group 1   07-0145                                Holiday Inn York
-----------------------------------------------------------------------------------------------------------------
 39.09                     Group 1   07-0145                                Holiday Inn Sheffield
 39.10                     Group 1   07-0145                                Ramada Charleston
 39.11                     Group 1   07-0145                                Holiday Inn Lancaster
  40                       Group 1   07-0083         GCFP                   Preston Park Financial Center
  41                       Group 1   09-0002661      GSMC                   200 Meeting Street
-----------------------------------------------------------------------------------------------------------------
  42                       GROUP 1   07-0079         GCFP                   HUGHES AIRPORT CENTER II
 42.01                     Group 1   07-0079                                880 Grier Drive
 42.02                     Group 1   07-0079                                980 Kelly Johnson Drive
 42.03                     Group 1   07-0079                                975 Kelly Johnson Drive
 42.04                     Group 1   07-0079                                950 Grier Drive
-----------------------------------------------------------------------------------------------------------------
 42.05                     Group 1   07-0079                                955 Kelly Johnson Drive
  43          2, 17        Group 1   07-0429         GCFP                   3800 Chapman
  44          5, 18        Group 2   07-0044         GCFP                   Lakeside at White Oak
  45                       Group 1   07-0108         GCFP                   Hyatt Regency Albuquerque
  46                       GROUP 1   06-1368         GCFP                   RIVERPARK I & II
-----------------------------------------------------------------------------------------------------------------
 46.01                     Group 1   06-1368                                Riverpark I
 46.02                     Group 1   06-1368                                Riverpark II
  47                       Group 1   06-1192         GCFP                   Hotel Burnham
  48                       Group 1   09-0002614      GSMC                   Magnolia Hotel Denver
  49                       Group 1   09-0002595      GSMC                   Ballantyne Resort
-----------------------------------------------------------------------------------------------------------------
  50            5          Group 1   09-0002608      GSMC                   Bingham Office Center
  51            4          GROUP 1   07-0034         GCFP                   TEXAS RETAIL PORTFOLIO
 51.01                     Group 1   07-0034                                Crossroads Center
 51.02                     Group 1   07-0034                                Parkwood Shopping Center
 51.03                     Group 1   07-0034                                Live Oak Shopping Center
-----------------------------------------------------------------------------------------------------------------
 51.04                     Group 1   07-0034                                Sunburst Center
 51.05                     Group 1   07-0034                                Gateway Center
 51.06                     Group 1   07-0034                                East Ridge Center
  52           20          Group 1   06-1281         GCFP                   Pavilion at Lansdale
  53            5          Group 1   06-1443         GCFP                   Commonwealth Square
-----------------------------------------------------------------------------------------------------------------
  54                       Group 1   06-1369         GCFP                   Whitehorse Road
  55                       Group 1   06-1195         GCFP                   900 King Street
  56                       Group 1   07-0196         GCFP                   CitiFinancial
  57                       Group 1   07-0234         GCFP                   Doubletree Bayside - Boston, MA
  58        8, 16, 22      Group 1   09-0002594      GSMC                   Park Building
-----------------------------------------------------------------------------------------------------------------
  59                       Group 1   09-0002626      GSMC                   Montvale Center
  60                       GROUP 1   06-1371         GCFP                   BPG PENNSYLVANIA PROPERTIES
 60.01                     Group 1   06-1371                                500 Gravers Road
 60.02                     Group 1   06-1371                                Two Baldwin Place
 60.03                     Group 1   06-1371                                723 Electronic Drive
-----------------------------------------------------------------------------------------------------------------
 60.04                     Group 1   06-1371                                4070 Butler Pike
  61                       Group 1   06-1311         GCFP                   Hawaii Self-Storage: Salt Lake
  62            4          Group 1   09-0002556      GSMC                   Skypark Plaza Shopping Center
  63                       Group 1   06-1417         GCFP                   Credence Systems Corp
  64                       Group 1   07-0043         GCFP                   430 Davis Drive
-----------------------------------------------------------------------------------------------------------------
  65                       Group 1   09-0002537      GSMC                   Shoppes at Centre Pointe
  66                       Group 1   07-0214         GCFP                   Tempe Commerce
  67                       Group 1   07-0242         GCFP                   Avion Lakeside
  68                       Group 1   06-1413         GCFP                   Dulles Corporate Center
  69                       Group 1   06-1401         GCFP                   Berry Town Center
-----------------------------------------------------------------------------------------------------------------
  70                       Group 1   09-0002591      GSMC                   Marketplace at the Lakes
  71                       Group 1   06-1173         GCFP                   Home Depot South San Francisco
  72                       Group 2   06-1420         GCFP                   Fountains at Fair Oaks
  73           23          Group 1   09-0002642      GSMC                   Lehigh Valley Buildings
  74                       Group 1   06-1374         GCFP                   Hawaii Self-Storage: Pearl City
-----------------------------------------------------------------------------------------------------------------
  75                       Group 2   09-0002625      GSMC                   Avalon Peaks
  76                       Group 2   09-0002612      GSMC                   Harbor Club Apartments
  77                       Group 1   06-0864         GCFP                   Harbor Corporate Center
  78                       Group 2   06-1421         GCFP                   Renaissance Park
  79                       Group 1   09-0002265      GSMC                   Pasadena Medical
-----------------------------------------------------------------------------------------------------------------
  80            4          Group 1   09-0002552      GSMC                   Horizon Town Center
  81                       Group 1   06-1399         GCFP                   Lyons
  82                       Group 1   09-0002618      GSMC                   Plaza Rancho Del Oro Shopping Center
  83                       Group 1   09-0002589      GSMC                   Energy Park Place & Energy Park Drive
  84                       GROUP 1   07-0097         GCFP                   SECURLOCK SELF STORAGE PORTFOLIO
-----------------------------------------------------------------------------------------------------------------
 84.01                     Group 1   07-0097                                Securlock Self Storage Allen
 84.02                     Group 1   07-0097                                Securlock Self Storage Plano
 84.03                     Group 1   07-0097                                Securlock Self Storage Fort Worth
 84.04                     Group 1   07-0097                                Securlock Self Storage Coppell
  85                       Group 1   09-0002575      GSMC                   Embassy Suites Hotel
-----------------------------------------------------------------------------------------------------------------
  86                       Group 2   06-1422         GCFP                   Canyon Terrace
  87                       Group 1   07-0366         GCFP                   840 Grier
  88                       Group 1   07-0194         GCFP                   Shops on Sage
  89                       GROUP 1   06-1451         GCFP                   TEMPLETOWN PROPERTIES
 89.01                     Group 1   06-1451                                2152 N Broad Street
-----------------------------------------------------------------------------------------------------------------
 89.02                     Group 1   06-1451                                Antoinette (1429 N 15th)
 89.03                     Group 1   06-1451                                1501 N 16th Street
 89.04                     Group 1   06-1451                                1840 N 16th Street
 89.05                     Group 1   06-1451                                1429 West Diamond Street
 89.06                     Group 1   06-1451                                1520 N 15th Street
-----------------------------------------------------------------------------------------------------------------
 89.07                     Group 1   06-1451                                1525 N. 16th Street
 89.08                     Group 1   06-1451                                1529 N 15th Street
 89.09                     Group 1   06-1451                                1524 N. 16th Street
 89.10                     Group 1   06-1451                                1403 Jefferson Street
 89.11                     Group 1   06-1451                                1621 W Diamond Street
-----------------------------------------------------------------------------------------------------------------
 89.12                     Group 1   06-1451                                1641 W Diamond Street
 89.13                     Group 1   06-1451                                1617 West Oxford Street
 89.14                     Group 1   06-1451                                1809 N 17th Street
 89.15                     Group 1   06-1451                                1820 Willington Street
 89.16                     Group 1   06-1451                                1840 Willington Street
-----------------------------------------------------------------------------------------------------------------
 89.17                     Group 1   06-1451                                1430 West Susquehanna Avenue
 89.18                     Group 1   06-1451                                1516 Montgomery Street
 89.19                     Group 1   06-1451                                1908 N 17th Street
 89.20                     Group 1   06-1451                                1428 West Susquehanna Avenue
 89.21                     Group 1   06-1451                                2229 N Park
-----------------------------------------------------------------------------------------------------------------
 89.22                     Group 1   06-1451                                1414 West Diamond Street
 89.23                     Group 1   06-1451                                1732 N Sydenham Street
 89.24                     Group 1   06-1451                                2116 Carlisle Street
 89.25                     Group 1   06-1451                                2118 Carlisle Street
 89.26                     Group 1   06-1451                                2124 Carlisle Street
-----------------------------------------------------------------------------------------------------------------
 89.27                     Group 1   06-1451                                2126 Carlisle Street
 89.28                     Group 1   06-1451                                2142 Carlisle Street
 89.29                     Group 1   06-1451                                2144 Carlisle Street
 89.30                     Group 1   06-1451                                2146 Carlisle Street
 89.31                     Group 1   06-1451                                2152 Carlisle Street
-----------------------------------------------------------------------------------------------------------------
 89.32                     Group 1   06-1451                                2109 N 12th Street
 89.33                     Group 1   06-1451                                1533 N Sydenham Street
 89.34                     Group 1   06-1451                                1630 Willington Street
 89.35                     Group 1   06-1451                                1518 Fontain Street
 89.36                     Group 1   06-1451                                1534 Fontain Street
-----------------------------------------------------------------------------------------------------------------
 89.37                     Group 1   06-1451                                1613 Edgley Street
 89.38                     Group 1   06-1451                                1629 Fontain Street
 89.39                     Group 1   06-1451                                2124 N 17th Street
 89.40                     Group 1   06-1451                                1536 Fontain Street
 89.41                     Group 1   06-1451                                1808 Willington Street
-----------------------------------------------------------------------------------------------------------------
 89.42                     Group 1   06-1451                                1829 Willington Street
 89.43                     Group 1   06-1451                                1520 Page Street
 89.44                     Group 1   06-1451                                1611 Edgley Street
 89.45                     Group 1   06-1451                                1618 Edgley Street
 89.46                     Group 1   06-1451                                1815 Willington Street
-----------------------------------------------------------------------------------------------------------------
 89.47                     Group 1   06-1451                                1806 Willington Street
 89.48                     Group 1   06-1451                                1535 N Sydenham Street
  90                       Group 1   09-0002550      GSMC                   Garden View Medical Plaza
  91           24          Group 1   09-0002581      GSMC                   Southern Highlands Corporate Center
  92                       Group 2   09-0002592      GSMC                   Keystone Apartments
-----------------------------------------------------------------------------------------------------------------
  93                       Group 1   09-0002647      GSMC                   Mira Loma Shopping Center
  94                       Group 1   09-0002560      GSMC                   Marketplace at South River Colony
  95                       Group 2   09-0002613      GSMC                   Rocca Apartments
  96                       GROUP 1   09-0002636      GSMC                   DRUG STORE PORTFOLIO
 96.01                     Group 1   09-0002636-1                           Fayette Town Center
-----------------------------------------------------------------------------------------------------------------
 96.02                     Group 1   09-0002636-2                           Eckerd's
 96.03                     Group 1   09-0002636-3                           Walgreens
 96.04                     Group 1   09-0002636-4                           CVS
  97                       Group 1   09-0002628      GSMC                   Arrowhead Creekside
  98                       Group 1   09-0002576      GSMC                   Boulevard Center II
-----------------------------------------------------------------------------------------------------------------
  99                       Group 1   09-0002500      GSMC                   Bethel Station
  100                      Group 1   09-0002633      GSMC                   Medlock Corners
  101                      Group 1   09-0002584      GSMC                   Westside Plaza
  102                      Group 1   07-0019         GCFP                   94-1420 Moaninai Street
  103         8, 16        Group 1   09-0002564      GSMC                   Foothill Village Oaks
-----------------------------------------------------------------------------------------------------------------
  104           4          GROUP 1   07-0180         GCFP                   THE PENNSYLVANIA BUSINESS CENTER
104.01                     Group 1   07-0180                                Pennsylvania Business Center
104.02                     Group 1   07-0180                                Wesley Building
  105                      Group 1   06-1308         GCFP                   Dockside 500
  106                      Group 2   07-0006         GCFP                   Ashley Place Apartments
-----------------------------------------------------------------------------------------------------------------
  107                      Group 1   06-1445         GCFP                   Kmart Center
  108                      Group 1   09-0002434      GSMC                   Manchester Stadium 16
  109           4          Group 1   07-0179         GCFP                   Fairview Industrial Park
  110                      Group 1   09-0002639      GSMC                   ANC Corporate Center II
  111                      Group 1   09-0002606      GSMC                   Vista Palomar Park
-----------------------------------------------------------------------------------------------------------------
  112          16          Group 1   09-0002538      GSMC                   Bergen Village
  113           4          Group 1   09-0002632      GSMC                   Ashley Furniture and Gordmans
  114           5          Group 1   06-1457         GCFP                   9th Street Marketplace
  115                      Group 1   07-0176         GCFP                   4080 27th Court SE
  116                      Group 1   07-0236         GCFP                   375 Rivertown Drive
-----------------------------------------------------------------------------------------------------------------
  117           5          Group 1   09-0002648      GSMC                   Homewood Suites
  118                      Group 1   09-0002539      GSMC                   Plantation Plaza Shopping Center
  119                      Group 1   06-1444         GCFP                   Glenbrook Shopping Center
  120                      Group 1   06-0996         GCFP                   LA Fitness Brandon
  121                      Group 2   09-0002582      GSMC                   Summerhill Place Apartments
-----------------------------------------------------------------------------------------------------------------
  122                      Group 1   09-0002657      GSMC                   Parkway Center
  123                      Group 1   06-1432         GCFP                   US Storage - Norwalk
  124                      Group 1   06-0850         GCFP                   Hampton Inn Omaha
  125                      Group 1   06-1272         GCFP                   Homewood Suites - Charlotte
  126                      Group 1   09-0002610      GSMC                   15th & Spruce
-----------------------------------------------------------------------------------------------------------------
  127                      Group 1   09-0002586      GSMC                   530 New Waverly Place
  128                      Group 1   09-0002602      GSMC                   Liberty Park
  129                      GROUP 1   07-0232         GCFP                   COUNTRY INN & SUITES PORTFOLIO
129.01                     Group 1   07-0232                                Country Inn & Suites - Cedar Falls
129.02                     Group 1   07-0232                                Country Inn & Suites - Waterloo
-----------------------------------------------------------------------------------------------------------------
  130          16          Group 1   09-0002559      GSMC                   Corporate Lakes I
  131                      Group 1   09-0002570      GSMC                   Highlands Ranch Marketplace
  132          16          Group 1   09-0002619      GSMC                   Quail Plaza
  133                      Group 1   09-0002578      GSMC                   Canyon Creek Plaza
  134                      Group 1   09-0002540      GSMC                   Siskey Building
-----------------------------------------------------------------------------------------------------------------
  135                      Group 1   09-0002481      GSMC                   Gold's Gym
  136                      Group 1   09-0002547      GSMC                   Barker Cypress Market Place
  137         8, 16        Group 1   09-0002493      GSMC                   Zane Business Center
  138                      Group 1   06-1398         GCFP                   Greentree Place
  139                      Group 1   07-0117         GCFP                   Great Pasture Industrial Building
-----------------------------------------------------------------------------------------------------------------
  140                      Group 2   07-0205         GCFP                   Cobblestone Creek Apartments
  141                      Group 2   07-0008         GCFP                   Casa Linda Apartments
  142                      Group 1   07-0061         GCFP                   1623 North Sheffield Avenue
  143           4          Group 1   09-0002419      GSMC                   Norman Silbert MAB
  144                      Group 1   07-0076         GCFP                   442 Civic Center Drive
-----------------------------------------------------------------------------------------------------------------
  145                      Group 1   09-0002557      GSMC                   1210 Broadway
  146           4          Group 1   07-0018         GCFP                   821 Grier Road
  147                      Group 1   06-1365         GCFP                   Beckman Chaska MN
  148           4          Group 1   09-0002511      GSMC                   Val Vista Gateway Center
  149                      Group 1   09-0002580      GSMC                   Braddock Hills Shopping Center
-----------------------------------------------------------------------------------------------------------------
  150          25          Group 1   09-2001024      GSMC                   Joppatowne Plaza
  151                      Group 1   09-0002553      GSMC                   3003 East Third Avenue
  152                      Group 1   09-0002563      GSMC                   361 Centennial Parkway
  153          19          Group 1   09-0002525      GSMC                   KLC Shopping Center
  154          19          Group 1   09-0002535      GSMC                   Normandy Center
-----------------------------------------------------------------------------------------------------------------
  155         4, 5         Group 1   09-0002643      GSMC                   Festival Foods
  156                      Group 1   09-0002546      GSMC                   633 Germantown Pike
  157           5          GROUP 1   09-0002508      GSMC                   JMS PORTFOLIO
157.01                     Group 1   09-0002508-1                           Medical Arts
157.02                     Group 1   09-0002508-2                           Isaac Building
-----------------------------------------------------------------------------------------------------------------
157.03                     Group 1   09-0002508-3                           Weatherfield Building
  158                      Group 2   06-1282         GCFP                   Villas of La Costa
  159                      Group 1   07-0129         GCFP                   US Storage - Baltimore
  160                      Group 1   09-0002551      GSMC                   2929 Oaks at Turtle Creek
  161                      Group 1   09-0002585      GSMC                   Centre Drive MAB
-----------------------------------------------------------------------------------------------------------------
  162                      Group 1   06-1410         GCFP                   5401 California Avenue
  163                      Group 1   09-0002634      GSMC                   Stevens Office Building
  164                      Group 1   09-0002604      GSMC                   Chandler Medical
  165           4          Group 1   09-0002599      GSMC                   Woodlands Crossing
  166           4          Group 2   07-0134         GCFP                   Variel Apartments
-----------------------------------------------------------------------------------------------------------------
  167                      Group 1   09-0002534      GSMC                   1350 Carlback Avenue
  168                      Group 1   09-0002568      GSMC                   53 Church Hill Road
  169                      Group 1   07-0231         GCFP                   Talcott Plaza
  170           6          Group 2   09-0002558      GSMC                   Laurel Theater Apartments
  171                      Group 1   09-0002541      GSMC                   Foundry
-----------------------------------------------------------------------------------------------------------------
  172                      Group 1   06-1424         GCFP                   Fairfield Inn Asheville Airport
  173                      Group 1   07-0054         GCFP                   Secure Storage
  174           5          Group 1   09-0002574      GSMC                   Berkshire Office Building
  175                      Group 1   09-0002605      GSMC                   1000 Boulders Parkway
  176                      Group 1   09-0002607      GSMC                   Snowden Square Shopping Center
-----------------------------------------------------------------------------------------------------------------
  177                      Group 1   06-1400         GCFP                   Dryden
  178                      Group 1   07-0174         GCFP                   11251 Pines Boulevard
  179                      Group 1   09-0002513      GSMC                   Heritage Trace Center
  180                      Group 1   06-0925         GCFP                   A+ Storage Hermitage
  181                      Group 1   09-0002405      GSMC                   Tracy Marketplace Plaza V
-----------------------------------------------------------------------------------------------------------------
  182                      Group 1   07-0141         GCFP                   Mini U Storage - Forestville
  183         8, 16        Group 1   09-0002571      GSMC                   Three Rivers Office
  184                      Group 1   09-0002635      GSMC                   North Star Square
  185                      Group 2   07-0009         GCFP                   Manor House West Apartments
  186                      Group 1   09-0002583      GSMC                   Birch Street Office Building
-----------------------------------------------------------------------------------------------------------------
  187                      Group 2   07-0109         GCFP                   Chateau du Val
  188                      Group 1   09-0002645      GSMC                   Gold Creek Marketplace
  189                      Group 1   09-0002587      GSMC                   Horseshoe Center
  190                      Group 1   09-0002565      GSMC                   Starbucks & FedEx Center
  191                      Group 1   09-0002615      GSMC                   Belfair Towne Center
-----------------------------------------------------------------------------------------------------------------
  192           4          Group 2   07-0010         GCFP                   Morocco Apartments
  193                      Group 1   07-0230         GCFP                   405 Queen Street
  194                      Group 1   06-0788         GCFP                   Stone Valley Drive
  195                      Group 1   09-0002555      GSMC                   Foley Retail Center
  196                      Group 1   07-0099         GCFP                   Securlock Hurst
-----------------------------------------------------------------------------------------------------------------
  197                      Group 1   06-1407         GCFP                   Atascocita Self Storage
  198                      Group 1   07-0140         GCFP                   Mini U Storage - Southfield
  199                      Group 1   06-1276         GCFP                   Woodside Executive Park - F & G
  200                      Group 1   09-0002473      GSMC                   Rite Aid - Summit
  201                      Group 1   09-0002611      GSMC                   1601 Pearl Street
-----------------------------------------------------------------------------------------------------------------
  202                      Group 1   09-0002569      GSMC                   Desert Glen Center
  203                      Group 1   06-1244         GCFP                   4510 South Eastern Avenue
  204                      Group 1   09-0002460      GSMC                   Florida City Shops
  205                      Group 1   06-1448         GCFP                   5301 Longley Lane, Building F
  206                      Group 1   06-1317         GCFP                   110 Huffaker Lane

           CROSSED WITH     AFFILIATED WITH
CONTROL     OTHER LOANS       OTHER LOANS
NUMBER    (CROSSED GROUP)   (RELATED GROUP)                                ADDRESS                                       CITY
------------------------------------------------------------------------------------------------------------------------------------

   1
 1.01                                          10200-10500 Southwest Greenburg Road                             Portland
 1.02                                          5285, 5335, 5665 and 5005 Southwest Meadows Road                 Lake Oswego
 1.03                                          9740 Southwest Nimbus Drive                                      Beaverton
 1.04                                          1001 Southwest Fifth Avenue                                      Portland
------------------------------------------------------------------------------------------------------------------------------------
 1.05                                          5885 Meadows Road                                                Lake Oswego
 1.06                                          One Southwest Columbia Street                                    Portland
 1.07                                          5800 & 6000 Southwest Meadows Road                               Lake Oswego
 1.08                                          4380-4386 Southwest Macadam Avenue                               Portland
 1.09                                          4900 & 5000 Meadows Road                                         Lake Oswego
------------------------------------------------------------------------------------------------------------------------------------
 1.10                                          4949 Meadows Road                                                Lake Oswego
 1.11                                          4000 Southwest Kruse Way Place                                   Lake Oswego
 1.12                                          5300 Southwest Meadows Road                                      Lake Oswego
 1.13                                          5300 Southwest Meadows Road                                      Lake Oswego
 1.14                                          4500 and 4550 Southwest Kruse Way                                Lake Oswego
------------------------------------------------------------------------------------------------------------------------------------
 1.15                                          4800 Meadows Road                                                Lake Oswego
 1.16                                          4004 Kruse Way Place                                             Lake Oswego
   2                            Group 1        333 South Grand Avenue                                           Los Angeles
   3                            Group 1        350 South Grand Avenue                                           Los Angeles
   4                            GROUP 2
------------------------------------------------------------------------------------------------------------------------------------
 4.01                                          7 Giralda Farms                                                  Madison
 4.02                                          1 Giralda Farms                                                  Madison
 4.03                                          101 JFK Parkway                                                  Short Hills
 4.04                                          3 Giralda Farms                                                  Madison
 4.05                                          103 JFK Parkway                                                  Short  Hills
------------------------------------------------------------------------------------------------------------------------------------
 4.06                                          44 Whippany Road                                                 Morristown
   5                                           400 Atlantic Street                                              Stamford
   6                                           1328 Broadway                                                    New York
   7                            Group 2        Glen Curtiss Boulevard                                           Uniondale
   8
------------------------------------------------------------------------------------------------------------------------------------
 8.01                                          2150 Old Greenbrier Road                                         Chesapeake
 8.02                                          2350 West Obispo Avenue                                          Gilbert
 8.03                                          1375 Northside Drive, NW                                         Atlanta
 8.04                                          1175 Hembree Road                                                Roswell
 8.05                                          3750 Satellite Boulevard                                         Duluth
------------------------------------------------------------------------------------------------------------------------------------
 8.06                                          7371 Mazyck Road                                                 Charleston
 8.07                                          12015 Jefferson Avenue                                           Newport News
 8.08                                          9355 Forest Lane                                                 Dallas
 8.09                                          1990 Willowtrail Parkway                                         Norcross
 8.10                                          90 Oxmoor Road                                                   Birmingham
------------------------------------------------------------------------------------------------------------------------------------
 8.11                                          5820 West 85th Street                                            Indianapolis
 8.12                                          5498 Inn Road                                                    Mobile
 8.13                                          7121 Preston Highway                                             Louisville
 8.14                                          1491 Highway 70 East                                             Garner
 8.15                                          1769 Fairlane Drive                                              St. Charles
------------------------------------------------------------------------------------------------------------------------------------
 8.16                                          2301 Post Drive                                                  Indianapolis
 8.17                                          363 Forest Parkway                                               Forest Park
 8.18                                          8981 Kingsridge Drive                                            Dayton
 8.19                                          5820 Plaza Parkway                                               Douglasville
 8.20                                          4142 Stone Mountain Highway                                      Lilburn
------------------------------------------------------------------------------------------------------------------------------------
 8.21                                          4790 Hilton Corporate Drive                                      Columbus
 8.22                                          9067 Dunn Road                                                   Hazelwood
 8.23                                          9211 East Independence Boulevard                                 Matthews
 8.24                                          408 Mauldin Road                                                 Greenville
 8.25                                          330 Columbiana Drive                                             Columbia
------------------------------------------------------------------------------------------------------------------------------------
 8.26                                          2420 East Dublin-Granville Road                                  Columbus
 8.27                                          5731 I-55 North                                                  Jackson
 8.28                                          637 West Market Circle                                           Lithia Springs
 8.29                                          4595 McKnight Road                                               Pittsburgh
 8.30                                          110 Rocky River Road West                                        Charlotte
------------------------------------------------------------------------------------------------------------------------------------
 8.31                                          5035 North Arco Lane                                             North Charleston
 8.32                                          2504 Wade Hampton Boulevard                                      Greenville
 8.33                                          1950 Willow Trail Parkway                                        Norcross
 8.34                                          470 Parkway 575                                                  Woodstock
 8.35                                          2103 Moody Road                                                  Warner Robins
------------------------------------------------------------------------------------------------------------------------------------
   9                            Group 1        550 South Hope Street                                            Los Angeles
  10                            Group 4        24 Oyster Bay Road                                               Boston
  11                                           119 West 40th Street                                             New York
  12                                           1615 L Street NW                                                 Washington
  13                                           9200 & 9220 West Sunset Boulevard                                Los Angeles
------------------------------------------------------------------------------------------------------------------------------------
  14                                           3800 West Alameda Avenue                                         Burbank
  15                            Group 3        2047 Mathers Way                                                 Elkins Park
  16                                           55 Railroad Avenue                                               Greenwich
  17                                           18000-18118  North Scottsdale Road and 7100 Chauncey Drive       Phoenix
  18                                           1455 Franklin Mills Circle                                       Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
  19                            GROUP 1
 19.01                                         450 & 500 North State College Boulevard                          Orange
 19.02                                         3600 West Orangewood Avenue                                      Orange
  20
 20.01                                         300 Professional Court                                           New Albany
------------------------------------------------------------------------------------------------------------------------------------
 20.02                                         1810 Tiny Town Road                                              Clarksville
 20.03                                         115 Fosters Drive                                                McDonough
 20.04                                         4101 38th Street                                                 Moline
 20.05                                         103 Crossing Drive                                               Wilder
 20.06                                         323 Great Escape Drive                                           Bowling Green
------------------------------------------------------------------------------------------------------------------------------------
 20.07                                         900 Caledonia Drive                                              O'Fallon
 20.08                                         965 Lycoming Mall Circle                                         Williamsport
 20.09                                         10075 Town & Country Boulevard                                   Noblesville
 20.10                                         357 Tanger Boulevard                                             Seymour
 20.11                                         2929 Great Escape Drive                                          Bedford
------------------------------------------------------------------------------------------------------------------------------------
  21                            Group 3        10-90 State House Square                                         Hartford
  22                            Group 6        915 Wilshire Boulevard                                           Los Angeles
  23                            Group 7        1125 17th Street                                                 Denver
  24                                           201 South Christopher Columbus Boulevard                         Philadelphia
  25                                           155 N Crescent Dr & 9355 Wilshire Boulevard                      Beverly Hills
------------------------------------------------------------------------------------------------------------------------------------
  26                                           1456 Duke Street                                                 Alexandria
  27                                           100-700 Penn Center Boulevard                                    Pittsburgh
  28                                           200 West Jackson Boulevard                                       Chicago
  29          Group A          Group 10        999, 1000 & 1111 Plaza Drive                                     Schaumburg
  30          Group A          Group 10        1051 Perimeter Drive                                             Schaumberg
------------------------------------------------------------------------------------------------------------------------------------
  31                                           2001 L Street                                                    Washington
  32                                           3750-I West Market Street                                        Fairlawn
  33                            Group 5        2501 Seaport Drive                                               Chester
  34                            Group 1        2677 North Main Street                                           Santa Ana
  35          Group B          Group 12        2350, 2500, 2600 Green Road                                      Ann Arbor
------------------------------------------------------------------------------------------------------------------------------------
  36          GROUP B          GROUP 12
 36.01                                         25900 Greenfield Road                                            Oak Park
 36.02                                         19575 Victor Parkway                                             Livonia
  37
 37.01                                         45520 East Severn Way                                            Sterling
------------------------------------------------------------------------------------------------------------------------------------
 37.02                                         1070 Ridgelake Boulevard                                         Memphis
 37.03                                         45510 E. Severn Way                                              Sterling
 37.04                                         1130 Greenwood Boulevard                                         Lake Mary
 37.05                                         245 Eastwood Road                                                Wilmington
 37.06                                         8285 Philips Highway                                             Jacksonville
------------------------------------------------------------------------------------------------------------------------------------
  38                                           One Financial Plaza                                              Providence
  39
 39.01                                         7501 West Saginaw Highway                                        Lansing
 39.02                                         7330 Plantation Road                                             Pensacola
 39.03                                         350 1st Avenue NE                                                Cedar Rapids
------------------------------------------------------------------------------------------------------------------------------------
 39.04                                         7200 Plantation Road                                             Pensacola
 39.05                                         401 Holiday Drive                                                Pittsburgh
 39.06                                         1150 3rd Street SW                                               Winter Haven
 39.07                                         108 First Street                                                 Macon
 39.08                                         334 Arsenal Road                                                 York
------------------------------------------------------------------------------------------------------------------------------------
 39.09                                         4900 Hatch Boulevard                                             Sheffield
 39.10                                         7401 Northwoods Boulevard                                        Charleston
 39.11                                         521 Greenfield Road                                              Lancaster
  40                                           4965 & 4975 Preston Park Boulevard                               Plano
  41                                           200 Meeting Street                                               Charleston
------------------------------------------------------------------------------------------------------------------------------------
  42                            GROUP 9
 42.01                                         880 Grier Drive                                                  Las Vegas
 42.02                                         980 Kelly Johnson Drive                                          Las Vegas
 42.03                                         975 Kelly Johnson Drive                                          Las Vegas
 42.04                                         950 Grier Drive                                                  Las Vegas
------------------------------------------------------------------------------------------------------------------------------------
 42.05                                         955 Kelly Johnson Drive                                          Las Vegas
  43                            Group 1        3800 West Chapman                                                Orange
  44                                           10 Lakeside Way                                                  Newnan
  45                                           330 Tijeras Avenue, NW                                           Albuquerque
  46                            GROUP 5
------------------------------------------------------------------------------------------------------------------------------------
 46.01                                         1000 River Road                                                  Whitemarsh Township
 46.02                                         1200 River Road                                                  Whitemarsh Township
  47                                           1 W. Washington Street                                           Chicago
  48                                           818 17th Street                                                  Denver
  49                           Group 15        10000 Ballantyne Commons Parkway                                 Charlotte
------------------------------------------------------------------------------------------------------------------------------------
  50                                           30600-30800 Telegraph Road                                       Bingham Farms
  51
 51.01                                         2018 E. 42nd Street                                              Odessa
 51.02                                         2235 Thousand Oaks Drive                                         San Antonio
 51.03                                         7903 Pat Booker Road                                             Live Oak
------------------------------------------------------------------------------------------------------------------------------------
 51.04                                         5107 W. Wadley Avenue                                            Midland
 51.05                                         2300 Rankin Highway                                              Midland
 51.06                                         6012-6132 Eastridge Road                                         Odessa
  52                                           401-611 S. Broad Street                                          Lansdale
  53                            Group 8        703-717 East Bidwell St, 805-823 Wales Dr, 1325 Riley St         Folsom
------------------------------------------------------------------------------------------------------------------------------------
  54                            Group 5        401 Whitehorse Road                                              Voorhees Township
  55                            Group 6        900 King Street                                                  Rye Brook
  56                           Group 13        605 Munn Road                                                    Fort Mill
  57                            Group 4        240 Mount Vernon Street                                          Boston
  58                                           101 North Cherry Street                                          Winston-Salem
------------------------------------------------------------------------------------------------------------------------------------
  59                                           18310 Montgomery Village Avenue                                  Gaithersburg
  60                            GROUP 5
 60.01                                         500 Gravers Road                                                 Plymouth Township
 60.02                                         1510 Chester Pike                                                Eddystone
 60.03                                         732 Electronic Drive                                             Horsham
------------------------------------------------------------------------------------------------------------------------------------
 60.04                                         4070 Butler Pike                                                 Whitemarsh
  61                           Group 16        808 Ahua Street                                                  Honolulu
  62                                           2481, 2483 and 2485 Notre Dame Boulevard                         Chico
  63                           Group 13        1355 & 1421 California Circle                                    Milpitas
  64                                           430 Davis Drive                                                  Durham
------------------------------------------------------------------------------------------------------------------------------------
  65                                           4950 Centre Pointe Boulevard                                     North Charleston
  66                           Group 14        7410 & 7419 S. Roosevelt Street                                  Tempe
  67                           Group 14        14555 & 14585 Avion Parkway                                      Chantilly
  68                            Group 7        13755 Sunrise Valley Drive                                       Herndon
  69                                           2432 Sand Mine Road                                              Davenport
------------------------------------------------------------------------------------------------------------------------------------
  70                                           940-970 Lakes Drive                                              West Covina
  71                                           900 Dubuque Avenue                                               South San Francisco
  72                           Group 11        4800 Sunset Terrace                                              Fair Oaks
  73                                           861, 871, 881, & 894 Marcon Boulevard and 2200 and 2202 Irving   Allentown
                                               Street
  74                           Group 16        98 - 138 Hila Place                                              Pearl City
------------------------------------------------------------------------------------------------------------------------------------
  75                                           2000 Kiftsgate Lane                                              Apex
  76                                           26 Cheswold Boulevard                                            Newark
  77                            Group 6        300 A Street                                                     Boston
  78                           Group 11        3000 Lillard Drive                                               Davis
  79                                           630 South Raymond Avenue                                         Pasadena
------------------------------------------------------------------------------------------------------------------------------------
  80                                           1201, 1211-1331, & 1411 South Boulder Highway                    Henderson
  81                           Group 19        2215 Lyons Road (various other addresses)                        Miamisburg
  82                           Group 17        4120-4196 Oceanside Boulevard                                    Oceanside
  83                                           1400-1410 Energy Park Drive and 1350-1380 Energy Lane            St. Paul
  84                           GROUP 21
------------------------------------------------------------------------------------------------------------------------------------
 84.01                                         2060 Hedgcoxe Road                                               Allen
 84.02                                         2201 E. George Bush Freeway                                      Plano
 84.03                                         3500 River Bend Boulevard                                        Fort Worth
 84.04                                         320 S. Highway 121                                               Coppell
  85                                           110 Calle del Norte                                              Laredo
------------------------------------------------------------------------------------------------------------------------------------
  86                           Group 11        1600 Canyon Terrace Lane                                         Folsom
  87                            Group 9        840 Grier Drive                                                  Las Vegas
  88                                           2800 Sage Road                                                   Houston
  89
 89.01                                         2152 N Broad Street                                              Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.02                                         Antoinette (1429 N 15th)                                         Philadelphia
 89.03                                         1501 N 16th Street                                               Philadelphia
 89.04                                         1840 N 16th Street                                               Philadelphia
 89.05                                         1429 West Diamond Street                                         Philadelphia
 89.06                                         1520 N 15th Street                                               Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.07                                         1525 N. 16th Street                                              Philadelphia
 89.08                                         1529 N 15th Street                                               Philadelphia
 89.09                                         1524 N. 16th Street                                              Philadelphia
 89.10                                         1403 Jefferson Street                                            Philadelphia
 89.11                                         1621 W Diamond Street                                            Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.12                                         1641 W Diamond Street                                            Philadelphia
 89.13                                         1617 West Oxford Street                                          Philadelphia
 89.14                                         1809 N 17th Street                                               Philadelphia
 89.15                                         1820 Willington Street                                           Philadelphia
 89.16                                         1840 Willington Street                                           Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.17                                         1430 West Susquehanna Avenue                                     Philadelphia
 89.18                                         1516 Montgomery Street                                           Philadelphia
 89.19                                         1908 N 17th Street                                               Philadelphia
 89.20                                         1428 West Susquehanna Avenue                                     Philadelphia
 89.21                                         2229 N Park                                                      Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.22                                         1414 West Diamond Street                                         Philadelphia
 89.23                                         1732 N Sydenham Street                                           Philadelphia
 89.24                                         2116 Carlisle Street                                             Philadelphia
 89.25                                         2118 Carlisle Street                                             Philadelphia
 89.26                                         2124 Carlisle Street                                             Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.27                                         2126 Carlisle Street                                             Philadelphia
 89.28                                         2142 Carlisle Street                                             Philadelphia
 89.29                                         2144 Carlisle Street                                             Philadelphia
 89.30                                         2146 Carlisle Street                                             Philadelphia
 89.31                                         2152 Carlisle Street                                             Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.32                                         2109 N 12th Street                                               Philadelphia
 89.33                                         1533 N Sydenham Street                                           Philadelphia
 89.34                                         1630 Willington Street                                           Philadelphia
 89.35                                         1518 Fontain Street                                              Philadelphia
 89.36                                         1534 Fontain Street                                              Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.37                                         1613 Edgley Street                                               Philadelphia
 89.38                                         1629 Fonatin Street                                              Philadelphia
 89.39                                         2124 N 17th Street                                               Philadelphia
 89.40                                         1536 Fontain Street                                              Philadelphia
 89.41                                         1808 Willington Street                                           Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.42                                         1829 Willington Street                                           Philadelphia
 89.43                                         1520 Page Street                                                 Philadelphia
 89.44                                         1611 Edgley Street                                               Philadelphia
 89.45                                         1618 Edgley Street                                               Philadelphia
 89.46                                         1815 Willington Street                                           Philadelphia
------------------------------------------------------------------------------------------------------------------------------------
 89.47                                         1806 Willington Street                                           Philadelphia
 89.48                                         1535 N Sydenham Street                                           Philadelphia
  90                                           1200 Garden View Road                                            Encinitas
  91                                           11411 Southern Highlands Parkway                                 Las Vegas
  92                                           1369 Hyde Street                                                 San Francisco
------------------------------------------------------------------------------------------------------------------------------------
  93                                           3304-3380 South McCarran Boulevard                               Reno
  94                                           3213 - 3295 Solomons Island Road                                 Edgewater
  95                                           3280 Northside Parkway                                           Atlanta
  96
 96.01                                         111 West Reynolds Road                                           Lexington
------------------------------------------------------------------------------------------------------------------------------------
 96.02                                         1616 Black River Boulevard North                                 Rome
 96.03                                         1001 Southwest Topeka Boulevard                                  Topeka
 96.04                                         237 East Pipeline Road                                           Bedford
  97                                           7200 West Bell Road                                              Glendale
  98                           Group 22        1545-1595 South Colorado Boulevard                               Denver
------------------------------------------------------------------------------------------------------------------------------------
  99                                           22219-22311 Mountain Highway East                                Spanaway
  100                                          5805 State Bridge Road                                           Duluth
  101                                          2305-2349 Augusta Road                                           West Columbia
  102                                          94-1420 Moaninai Street                                          Waipio
  103                                          5110, 5140, 5170 and 5180 Foothills Boulevard                    Roseville
------------------------------------------------------------------------------------------------------------------------------------
  104                          GROUP 18
104.01                                         25,50,55 & 75 Utley Drive                                        Camp Hill
104.02                                         860 Century Drive                                                Mechanicsburg
  105                                          90 Colonial Drive                                                East Patchogue
  106                                          1930 Ashley Way                                                  Westfield
------------------------------------------------------------------------------------------------------------------------------------
  107                           Group 8        5050 - 5200 Stockton Boulevard                                   Sacramento
  108                                          2055 East Shields Avenue                                         Fresno
  109                          Group 18        502-540 Industrial Drive                                         Lewisberry
  110                                          701 North Green Valley Parkway                                   Henderson
  111                                          3211 - 3281 Business Park Drive                                  Vista
------------------------------------------------------------------------------------------------------------------------------------
  112                                          1240-1262 Bergen Parkway                                         Evergreen
  113                                          4731 and 4741 West Lawrence Street                               Grand Chute
  114                           Group 8        5600 South 900 East                                              Murray
  115                                          4080 27th Court SE                                               Salem
  116                                          375 Rivertown Drive                                              Woodbury
------------------------------------------------------------------------------------------------------------------------------------
  117                                          1495 Equity Drive                                                Troy
  118                                          2750 Race Track Road                                             Jacksonville
  119                           Group 8        8700 - 8760 La Riviera Drive                                     Sacramento
  120                                          2890 Providence Lakes Boulevard                                  Brandon
  121                                          6801 West Ocotillo Road                                          Glendale
------------------------------------------------------------------------------------------------------------------------------------
  122                                          537, 541 & 549 West Highlands Ranch Parkway                      Highlands Ranch
  123                          Group 23        11971 Foster Road                                                Norwalk
  124                                          9720 West Dodge Road                                             Omaha
  125                                          2770 Yorkmont Road                                               Charlotte
  126                          Group 25        1434 Spruce Street                                               Boulder
------------------------------------------------------------------------------------------------------------------------------------
  127                                          530 New Waverly Place                                            Cary
  128                                          371 Northeast Gilman Boulevard                                   Issaquah
  129
129.01                                         2910 South Main Street                                           Cedar Falls
129.02                                         4025 Hammond Avenue                                              Waterloo
------------------------------------------------------------------------------------------------------------------------------------
  130                                          2525 Cabot Drive                                                 Lisle
  131                          Group 17        9401-9473 South University Boulevard                             Highlands Ranch
  132                                          2611 & 2621 Coors Boulevard Northwest                            Albuquerque
  133                                          200 West Campbell Road                                           Richardson
  134                          Group 15        4521 Sharon Road                                                 Charlotte
------------------------------------------------------------------------------------------------------------------------------------
  135                                          9282 Allen Road                                                  West Chester
  136                                          17817 FM 529 and 6960 Barker Cypress Road                        Houston
  137                                          6500 & 6510 Zane Avenue North                                    Brooklyn Park
  138                                          7, 9 & 11 Eves Drive                                             Marlton
  139                                          2 Great Pasture Road                                             Danbury
------------------------------------------------------------------------------------------------------------------------------------
  140                                          1010 Madden Lane                                                 Roseville
  141                          Group 20        8210 S. Broadway Avenue                                          Whittier
  142                                          1623 North Sheffield Avenue                                      Chicago
  143                          Group 24        222 High Street                                                  Newton
  144                                          442 Civic Center Drive                                           Augusta
------------------------------------------------------------------------------------------------------------------------------------
  145                                          1210-1224 Broadway                                               Chula Vista
  146                                          821 Grier Road                                                   Las Vegas
  147                                          322 Lake Hazeltine Drive                                         Chaska
  148                                          1959 South Val Vista Drive                                       Mesa
  149                                          254 Yost Boulevard                                               Pittsburgh
------------------------------------------------------------------------------------------------------------------------------------
  150                                          1000 Joppa Farm Road                                             Joppatowne
  151                                          3003 East Third Avenue                                           Denver
  152                                          361 Centennial Parkway                                           Louisville
  153         Group C          Group 29        8700 SW 137th Avenue                                             Miami
  154         Group C          Group 29        957, 969 and 1111 Normandy Drive                                 Miami Beach
------------------------------------------------------------------------------------------------------------------------------------
  155                                          3007 Mall Drive                                                  Eau Claire
  156                                          633 Germantown Pike                                              Plymouth Meeting
  157
157.01                                         4041 West Sylvania Avenue                                        Toledo
157.02                                         1645 Indian Wood Circle                                          Maumee
------------------------------------------------------------------------------------------------------------------------------------
157.03                                         6535-6541 Weatherfield Court                                     Maumee
  158                                          1016 Camino La Costa                                             Austin
  159                          Group 23        5117 Belair Road                                                 Baltimore
  160                                          2929 Carlisle Street                                             Dallas
  161                          Group 24        18 Centre Drive                                                  Monroe Township
------------------------------------------------------------------------------------------------------------------------------------
  162                                          5401 California Avenue                                           Bakersfield
  163                                          5100 Eastpark Boulevard                                          Madison
  164                                          655 South Dobson Road                                            Chandler
  165                                          2625 South Woodlands Village Boulevard                           Flagstaff
  166                          Group 20        8305, 8315, 8325 Variel Avenue                                   Canoga Park
------------------------------------------------------------------------------------------------------------------------------------
  167                                          1350 Carlback Avenue                                             Walnut Creek
  168                                          53 Church Hill Road                                              Newtown
  169                          Group 26        230 Farmington Avenue                                            Farmington
  170                                          1500 Laurel Street and 1275 White Oak Way                        San Carlos
  171                                          432 North Franklin Street                                        Syracuse
------------------------------------------------------------------------------------------------------------------------------------
  172                                          31 Airport Park Road                                             Fletcher
  173                                          18949 Valley Boulevard                                           Bloomington
  174                                          501 Washington Street                                            Reading
  175                                          1000 Boulders Parkway                                            Richmond
  176                                          9021 Snowden Square Drive                                        Columbia
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  177                          Group 19        2003-2027 and 2000-2016 Springboro West                          Moraine
  178                                          11251 Pines Boulevard                                            Pembroke Pines
  179                                          4200, 4224, 4232 and 4240 Heritage Trace Parkway                 Keller
  180                                          4060 Andrew Jackson Parkway                                      Hermitage
  181                                          3208-3218 West Grant Line Road                                   Tracy
------------------------------------------------------------------------------------------------------------------------------------
  182                          Group 28        4014 Forestville Road                                            District Heights
  183                                          2 Copeland Avenue                                                La Crosse
  184                                          8507 North McCullough Avenue                                     San Antonio
  185                          Group 20        9212 Burke Street                                                Pico Rivera
  186                                          20341 Birch Street                                               Newport Beach
------------------------------------------------------------------------------------------------------------------------------------
  187                                          3748 West 9th Street                                             Los Angeles
  188                          Group 22        210 & 240 South Elizabeth Street                                 Elizabeth
  189                                          727 Louisville Road                                              Alcoa
  190                                          187 North Pioneer Road                                           Fond du Lac
  191                                          27 Towne Drive                                                   Bluffton
------------------------------------------------------------------------------------------------------------------------------------
  192                          Group 20        16275 Woodruff Avenue                                            Bellflower
  193                          Group 26        405 Queen Street                                                 Southington
  194                          Group 27        1635 Robb Drive and 6144 & 6160 Mae Anne Avenue                  Reno
  195                                          151-171 and 201-225 West 9th Avenue                              Foley
  196                          Group 21        904 Grapevine Highway                                            Hurst
------------------------------------------------------------------------------------------------------------------------------------
  197                                          3700 Atascocita Road                                             Humble
  198                          Group 28        19510 West Eight Mile Road                                       Southfield
  199                                          1359 Silver Bluff Road                                           Aiken
  200                                          4861 North Summit Street                                         Toledo
  201                          Group 25        1601 Pearl Street                                                Boulder
------------------------------------------------------------------------------------------------------------------------------------
  202                          Group 17        5350 West Bell Road                                              Glendale
  203                          Group 27        4510 South Eastern Avenue                                        Las Vegas
  204                                          33521 South Dixie Highway                                        Florida City
  205                          Group 27        5301 Longley Lane, Building F                                    Reno
  206                          Group 27        110 Huffaker Lane                                                Reno

CONTROL                                  GENERAL            DETAILED                                                 UNITS, PADS,
NUMBER         STATE       ZIP CODE   PROPERTY TYPE      PROPERTY TYPE        YEAR BUILT        YEAR RENOVATED       ROOMS, SQ FT
---------------------------------------------------------------------------------------------------------------------------------

   1                                                                                                                    3,882,036
 1.01     Oregon             97223    Office          General Suburban        1978-1989     1990, 2002, 2004, 2006        728,113
 1.02     Oregon             97035    Office          General Suburban        1986, 1997             NAP                  418,774
 1.03     Oregon             97008    Office          General Suburban        1984-1991              NAP                  685,788
 1.04     Oregon             97204    Office          General Urban              1982                2001                 365,617
---------------------------------------------------------------------------------------------------------------------------------
 1.05     Oregon             97035    Office          General Suburban           2003                NAP                  183,347
 1.06     Oregon             97258    Office          General Urban              1974                1997                 273,198
 1.07     Oregon             97035    Office          General Suburban        1999-2001              NAP                  198,976
 1.08     Oregon             97239    Office          General Suburban        1985, 1989             2006                 192,534
 1.09     Oregon             97035    Office          General Suburban        1988-1990              2002                 144,275
---------------------------------------------------------------------------------------------------------------------------------
 1.10     Oregon             97035    Office          General Suburban           1997                NAP                  124,222
 1.11     Oregon             97035    Office          General Suburban           1981                2005                 141,099
 1.12     Oregon             97035    Office          General Suburban           2006                NAP                  102,567
 1.13     Oregon             97035    Office          General Suburban           2001                NAP                   91,690
 1.14     Oregon             97035    Office          General Suburban        1984-1986              2003                 101,486
---------------------------------------------------------------------------------------------------------------------------------
 1.15     Oregon             97035    Office          General Suburban           1999                NAP                   74,352
 1.16     Oregon             97035    Office          General Suburban           1996                2003                  55,998
   2      California         90071    Office          General Urban              1982                2007               1,385,325
   3      California         90071    Office          General Urban              1992                NAP                1,329,810
   4                                                                                                                    1,041,818
---------------------------------------------------------------------------------------------------------------------------------
 4.01     New Jersey         07940    Office          General Suburban           2000                NAP                  203,258
 4.02     New Jersey         07940    Office          General Suburban           1984                2006                 155,936
 4.03     New Jersey         07078    Office          General Suburban           1981                2003                 197,779
 4.04     New Jersey         07940    Office          General Suburban           1990                NAP                  141,000
 4.05     New Jersey         07078    Office          General Suburban           1981                2003                 123,000
---------------------------------------------------------------------------------------------------------------------------------
 4.06     New Jersey         07960    Office          General Suburban           1986                NAP                  220,845
   5      Connecticut        06901    Office          General Urban              1980                2007                 527,424
   6      New York           10001    Other           Ground Lease               1909             2000-2005               354,298
   7      New York           11553    Office          General Suburban           1985                1996               1,063,950
   8                                                                                                                        4,539
---------------------------------------------------------------------------------------------------------------------------------
 8.01     Virginia           23320    Hospitality     Limited Service            1996                2006                     133
 8.02     Arizona            85233    Hospitality     Limited Service            1998                2007                     139
 8.03     Georgia            30318    Hospitality     Limited Service            1996                2003                     149
 8.04     Georgia            30076    Hospitality     Limited Service            1996                2006                     137
 8.05     Georgia            30096    Hospitality     Limited Service            1997                2006                     139
---------------------------------------------------------------------------------------------------------------------------------
 8.06     South Carolina     29406    Hospitality     Limited Service            1997                2006                     139
 8.07     Virginia           23606    Hospitality     Limited Service            1996                2005                     135
 8.08     Texas              75243    Hospitality     Limited Service            1997                2006                     145
 8.09     Georgia            30093    Hospitality     Limited Service            1996                2007                     150
 8.10     Alabama            35209    Hospitality     Limited Service            1990                2003                     152
---------------------------------------------------------------------------------------------------------------------------------
 8.11     Indiana            46278    Hospitality     Limited Service            1997                2006                     136
 8.12     Alabama            36619    Hospitality     Limited Service            1999                2006                      90
 8.13     Kentucky           40219    Hospitality     Limited Service            1996                2005                     151
 8.14     North Carolina     27529    Hospitality     Limited Service            1997                2007                     142
 8.15     Missouri           63303    Hospitality     Limited Service            1997                2006                     131
---------------------------------------------------------------------------------------------------------------------------------
 8.16     Indiana            46219    Hospitality     Limited Service            1997                2006                     136
 8.17     Georgia            30297    Hospitality     Limited Service            1988                2006                     126
 8.18     Ohio               45458    Hospitality     Limited Service            1997                2005                     130
 8.19     Georgia            30135    Hospitality     Limited Service            1996                2004                     133
 8.20     Georgia            30047    Hospitality     Limited Service            1995                2003                     132
---------------------------------------------------------------------------------------------------------------------------------
 8.21     Ohio               43232    Hospitality     Limited Service            1997                2005                     140
 8.22     Missouri           63042    Hospitality     Limited Service            1997                2006                     137
 8.23     North Carolina     28105    Hospitality     Limited Service            1995                2006                     140
 8.24     South Carolina     29605    Hospitality     Limited Service            1993                2006                     131
 8.25     South Carolina     29212    Hospitality     Limited Service            2000                2006                     108
---------------------------------------------------------------------------------------------------------------------------------
 8.26     Ohio               43229    Hospitality     Limited Service            1997                2005                     136
 8.27     Mississippi        39206    Hospitality     Limited Service            1997                2006                     133
 8.28     Georgia            30122    Hospitality     Limited Service            2000                2006                     108
 8.29     Pennsylvania       15237    Hospitality     Limited Service            2000                2006                     125
 8.30     North Carolina     28213    Hospitality     Limited Service            1997                2003                     139
---------------------------------------------------------------------------------------------------------------------------------
 8.31     South Carolina     29418    Hospitality     Limited Service            2001                2006                     108
 8.32     South Carolina     29615    Hospitality     Limited Service            1996                2006                     127
 8.33     Georgia            30093    Hospitality     Limited Service            1998                2007                     114
 8.34     Georgia            30188    Hospitality     Limited Service            2000                2006                      78
 8.35     Georgia            31088    Hospitality     Limited Service            2000                2006                      90
---------------------------------------------------------------------------------------------------------------------------------
   9      California         90071    Office          General Urban              1991                NAP                  566,434
  10      Massachusetts      02125    Multifamily     Mid rise                   1950                2006                   1,283
  11      New York           10018    Office          General Urban              1915                NAP                  333,901
  12      District of        20036    Office          General Urban              1984                2004                 414,195
          Columbia
  13      California         90069    Office          General Urban              1964                2002                 295,693
---------------------------------------------------------------------------------------------------------------------------------
  14      California         91505    Office          General Urban              1984                NAP                  421,990
  15      Pennsylvania       19027    Multifamily     Garden                  1949-1951      2002-2004, 2006-2007           1,798
  16      Connecticut        06830    Office          General Urban              1978                2006                 131,634
  17      Arizona            85054    Other           Car Dealership             2002                NAP                  435,386
  18      Pennsylvania       19154    Retail          Regional Mall              1989                2005               1,502,853
---------------------------------------------------------------------------------------------------------------------------------
  19                                                                                                                      333,505
 19.01    California         92868    Office          General Suburban           1987                NAP                  290,820
 19.02    California         92868    Retail          Single Tenant              1987                NAP                   42,685
  20                                                                                                                      535,359
 20.01    Indiana            47150    Retail          Theatre                    2003                NAP                   68,575
---------------------------------------------------------------------------------------------------------------------------------
 20.02    Tennessee          37042    Retail          Theatre                    2003                NAP                   73,208
 20.03    Georgia            30253    Retail          Theatre                    2005                NAP                   57,941
 20.04    Illinois           61265    Retail          Theatre                    2005                NAP                   54,817
 20.05    Kentucky           41076    Retail          Theatre                    2000                NAP                   54,645
 20.06    Kentucky           42101    Retail          Theatre                    2001                NAP                   48,658
---------------------------------------------------------------------------------------------------------------------------------
 20.07    Missouri           63368    Retail          Theatre                    2005                NAP                   51,958
 20.08    Pennsylvania       17756    Retail          Theatre                    2004                NAP                   44,608
 20.09    Indiana            46060    Retail          Theatre                    2004                NAP                   33,892
 20.10    Indiana            47274    Retail          Theatre                    1998                NAP                   24,905
 20.11    Indiana            47421    Retail          Theatre                    1996                NAP                   22,152
---------------------------------------------------------------------------------------------------------------------------------
  21      Connecticut        06103    Office          General Urban              1987                1998                 837,225
  22      California         90017    Office          General Urban              1980                2006                 385,455
  23      Colorado           80202    Office          General Urban              1979                2005                 507,837
  24      Pennsylvania       19106    Hospitality     Full Service               2000                NAP                      350
  25      California         90210    Mixed Use       Multifamily/Retail         2006                NAP                  156,855
---------------------------------------------------------------------------------------------------------------------------------
  26      Virginia           22314    Hospitality     Limited Service            2003                NAP                      240
  27      Pennsylvania       15235    Office          General Suburban        1964-1982,             1998                 963,308
                                                                                 1996
  28      Illinois           60606    Office          General Urban              1971                2006                 476,711
  29      Illinois           60173    Office          General Suburban           1974                1988                 390,744
  30      Illinois           60173    Office          General Suburban           1973                2005                 196,144
---------------------------------------------------------------------------------------------------------------------------------
  31      District of        20036    Office          General Urban              1985                NAP                  153,161
          Columbia
  32      Ohio               44333    Retail          Power Center / Big      1992-1993              NAP                  483,347
                                                      Box
  33      Pennsylvania       19013    Office          General Suburban           1919                2004                 394,479
  34      California         92705    Office          General Suburban           1987                NAP                  215,003
  35      Michigan           48105    Office          General Suburban           1988                1999                 223,114
---------------------------------------------------------------------------------------------------------------------------------
  36                                                                                                                      345,943
 36.01    Michigan           48237    Office          General Suburban           1972                NAP                  264,819
 36.02    Michigan           48152    Office          General Suburban           1998                NAP                   81,124
  37                                                                                                                          735
 37.01    Virginia           20166    Hospitality     Limited Service            2004                NAP                      121
---------------------------------------------------------------------------------------------------------------------------------
 37.02    Tennessee          38120    Hospitality     Limited Service            1998                2007                     114
 37.03    Virginia           20166    Hospitality     Limited Service            2004                NAP                      132
 37.04    Florida            32746    Hospitality     Limited Service            2002                NAP                      123
 37.05    North Carolina     28403    Hospitality     Limited Service            1998                2006                     107
 37.06    Florida            32256    Hospitality     Limited Service            1997                NAP                      138
---------------------------------------------------------------------------------------------------------------------------------
  38      Rhode Island       02903    Office          General Urban              1972                1999                 322,402
  39                                                                                                                        2,207
 39.01    Michigan           48917    Hospitality     Full Service               1972                1997                     244
 39.02    Florida            32504    Hospitality     Limited Service            1985                NAP                      122
 39.03    Iowa               52401    Hospitality     Full Service               1979                2005                     275
---------------------------------------------------------------------------------------------------------------------------------
 39.04    Florida            32504    Hospitality     Full Service               1981                NAP                      152
 39.05    Pennsylvania       15220    Hospitality     Full Service               1972                2000                     201
 39.06    Florida            33880    Hospitality     Full Service               1968                1999                     228
 39.07    Georgia            31201    Hospitality     Full Service               1971                2005                     298
 39.08    Pennsylvania       17402    Hospitality     Full Service               1970                1999                     100
---------------------------------------------------------------------------------------------------------------------------------
 39.09    Alabama            35660    Hospitality     Full Service               1981                2005                     201
 39.10    South Carolina     29406    Hospitality     Full Service               1981                NAP                      197
 39.11    Pennsylvania       17601    Hospitality     Full Service               1970                2000                     189
  40      Texas              75093    Office          General Suburban           1985                2005                 359,630
  41      South Carolina     29401    Office          General Urban              1991                2003                 143,399
---------------------------------------------------------------------------------------------------------------------------------
  42                                                                                                                      205,402
 42.01    Nevada             89119    Office          General Suburban           1995                NAP                   81,000
 42.02    Nevada             89119    Office          General Suburban           1992                NAP                   53,834
 42.03    Nevada             89119    Office          General Suburban           1990                NAP                   32,528
 42.04    Nevada             89119    Office          General Suburban           1988                NAP                   26,760
---------------------------------------------------------------------------------------------------------------------------------
 42.05    Nevada             89119    Office          General Suburban           1991                NAP                   11,280
  43      California         92868    Office          General Suburban           1984                NAP                  157,231
  44      Georgia            30265    Multifamily     Garden                     1990                2001                     561
  45      New Mexico         87102    Hospitality     Full Service               1990                2001                     395
  46                                                                                                                      241,906
---------------------------------------------------------------------------------------------------------------------------------
 46.01    Pennsylvania       19428    Office          General Suburban           1870                1999                 170,613
 46.02    Pennsylvania       19428    Office          General Suburban           1870                1999                  71,293
  47      Illinois           60602    Hospitality     Full Service               1895                1999                     122
  48      Colorado           80202    Hospitality     Full Service               1911       1994, 1995, 2006, 2007            246
  49      North Carolina     28277    Hospitality     Full Service               2001                NAP                      249
---------------------------------------------------------------------------------------------------------------------------------
  50      Michigan           48025    Office          General Suburban        1979-1981              NAP                  522,219
  51                                                                                                                      242,423
 51.01    Texas              79762    Retail          Strip Center               1973                2006                 101,299
 51.02    Texas              78232    Retail          Strip Center               1983                NAP                   52,516
 51.03    Texas              78233    Retail          Strip Center               2005                NAP                   18,747
---------------------------------------------------------------------------------------------------------------------------------
 51.04    Texas              79707    Retail          Strip Center               2006                NAP                   16,900
 51.05    Texas              79701    Retail          Strip Center               2006                NAP                   27,683
 51.06    Texas              79762    Retail          Strip Center               2003                NAP                   25,278
  52      Pennsylvania       19446    Retail          Anchored                   1975                2007                 139,623
  53      California         95630    Retail          Anchored                   1988                2005                 141,310
---------------------------------------------------------------------------------------------------------------------------------
  54      New Jersey         08043    Office          General Suburban           1971                2002                 208,215
  55      New York           10573    Office          General Suburban           1982                2004                 196,562
  56      South Carolina     29715    Office          General Suburban           2005                NAP                  165,000
  57      Massachusetts      02125    Hospitality     Full Service               1999                2006                     197
  58      North Carolina     27101    Office          General Urban           1997-1998              NAP                  204,878
---------------------------------------------------------------------------------------------------------------------------------
  59      Maryland           20879    Office          General Suburban           1987                NAP                  123,689
  60                                                                                                                      198,296
 60.01    Pennsylvania       19462    Office          General Suburban           1965                2000                  70,310
 60.02    Pennsylvania       19022    Office          General Suburban           1999                NAP                   56,320
 60.03    Pennsylvania       19044    Office          General Suburban           1965                1999                  50,724
---------------------------------------------------------------------------------------------------------------------------------
 60.04    Pennsylvania       19462    Office          General Suburban           1965                NAP                   20,942
  61      Hawaii             96819    Self-Storage    General,                   2001                NAP                    1,767
                                                      units/other storage
  62      California         95928    Retail          Anchored                1985-2004              NAP                  186,553
  63      California         95035    Office          General Suburban           1984                2003                 180,481
  64      North Carolina     27713    Office          General Suburban           2001                NAP                  152,366
---------------------------------------------------------------------------------------------------------------------------------
  65      South Carolina     29418    Retail          Anchored                   2006                NAP                  139,600
  66      Arizona            85283    Office          General Suburban           1998                NAP                  160,313
  67      Virginia           20151    Office          General Suburban           1989                2007                 115,839
  68      Virginia           20171    Office          General Suburban           1987                NAP                  100,926
  69      Florida            33897    Retail          Anchored                   2003                2006                  99,441
---------------------------------------------------------------------------------------------------------------------------------
  70      California         91790    Retail          Anchored                   1995                NAP                   94,971
  71      California         94080    Other           Land                       2007                NAP                  331,970
  72      California         95628    Multifamily     Garden                     1979                2003                     270
  73      Pennsylvania       18109    Office          General Suburban       1986 - 1989             NAP                  191,521
  74      Hawaii             96782    Self-Storage    Urban, mid rise            2005                2007                   1,272
---------------------------------------------------------------------------------------------------------------------------------
  75      North Carolina     27539    Multifamily     Garden                  1997-1998              NAP                      256
  76      Delaware           19713    Multifamily     Garden                  1968-1972              NAP                      615
  77      Massachusetts      02210    Office          General Urban              1904                2005                 106,171
  78      California         95618    Multifamily     Garden                     1973                2000                     176
  79      California         91105    Office          Medical                 2006-2007              NAP                   49,455
---------------------------------------------------------------------------------------------------------------------------------
  80      Nevada             89015    Retail          Anchored                2003-2004              NAP                   95,136
  81      Ohio               45342    Industrial      Warehouse                  1997                2002                 348,800
  82      California         92056    Retail          Shadow Anchored            1990                2005                  58,669
  83      Minnesota          55108    Office          General Suburban        1985, 1986             NAP                  190,334
  84                                                                                                                        1,884
---------------------------------------------------------------------------------------------------------------------------------
 84.01    Texas              75013    Self-Storage    General, units only        2004                NAP                      548
 84.02    Texas              75074    Self-Storage    General, units only        2005                NAP                      529
 84.03    Texas              76116    Self-Storage    General, units only        2005                NAP                      442
 84.04    Texas              75019    Self-Storage    General, units only        2005                NAP                      365
  85      Texas              78041    Hospitality     Full Service               2005                NAP                      154
---------------------------------------------------------------------------------------------------------------------------------
  86      California         95630    Multifamily     Garden                     1989                2004                     200
  87      Nevada             89119    Office          General Suburban           1997                NAP                   60,487
  88      Texas              77056    Retail          Strip Center               2005                NAP                   33,944
  89                                                                                                                          132
 89.01    Pennsylvania       19121    Multifamily     Student Housing            1880                2006                       7
---------------------------------------------------------------------------------------------------------------------------------
 89.02    Pennsylvania       19121    Multifamily     Student Housing            1920                2001                      38
 89.03    Pennsylvania       19121    Multifamily     Student Housing            1905                2003                      11
 89.04    Pennsylvania       19121    Multifamily     Student Housing            1880                2001                       1
 89.05    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       3
 89.06    Pennsylvania       19121    Multifamily     Student Housing            1880                2002                       3
---------------------------------------------------------------------------------------------------------------------------------
 89.07    Pennsylvania       19121    Multifamily     Student Housing            1880                2001                       6
 89.08    Pennsylvania       19121    Multifamily     Student Housing            1880                2002                       3
 89.09    Pennsylvania       19121    Multifamily     Student Housing            1880                2001                       6
 89.10    Pennsylvania       19121    Multifamily     Student Housing            1880                2002                       2
 89.11    Pennsylvania       19121    Multifamily     Student Housing            1880                2005                       3
---------------------------------------------------------------------------------------------------------------------------------
 89.12    Pennsylvania       19121    Multifamily     Student Housing            1880                2006                       3
 89.13    Pennsylvania       19121    Multifamily     Student Housing            1880                2005                       3
 89.14    Pennsylvania       19121    Multifamily     Student Housing            1880                2006                       2
 89.15    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       2
 89.16    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       2
---------------------------------------------------------------------------------------------------------------------------------
 89.17    Pennsylvania       19121    Mixed Use       Retail/Student             1880                2004                       2
                                                      Housing
 89.18    Pennsylvania       19121    Multifamily     Student Housing            1880                2000                       1
 89.19    Pennsylvania       19121    Multifamily     Student Housing            1880                2005                       1
 89.20    Pennsylvania       19121    Mixed Use       Retail/Student             1880                2007                       3
                                                      Housing
 89.21    Pennsylvania       19121    Multifamily     Student Housing            1880                2003                       1
---------------------------------------------------------------------------------------------------------------------------------
 89.22    Pennsylvania       19121    Multifamily     Student Housing            1880                2002                       3
 89.23    Pennsylvania       19121    Multifamily     Student Housing            1880                2005                       1
 89.24    Pennsylvania       19121    Multifamily     Student Housing            1880                2001                       1
 89.25    Pennsylvania       19121    Multifamily     Student Housing            1880                2000                       1
 89.26    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       1
---------------------------------------------------------------------------------------------------------------------------------
 89.27    Pennsylvania       19121    Multifamily     Student Housing            1880                2006                       1
 89.28    Pennsylvania       19121    Multifamily     Student Housing            1880                2003                       1
 89.29    Pennsylvania       19121    Multifamily     Student Housing            1880                2003                       1
 89.30    Pennsylvania       19121    Multifamily     Student Housing            1880                2006                       1
 89.31    Pennsylvania       19121    Multifamily     Student Housing            1880                2003                       1
---------------------------------------------------------------------------------------------------------------------------------
 89.32    Pennsylvania       19121    Multifamily     Student Housing            1970                2002                       1
 89.33    Pennsylvania       19121    Multifamily     Student Housing            1950                2005                       1
 89.34    Pennsylvania       19121    Multifamily     Student Housing            1880                2006                       1
 89.35    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       1
 89.36    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       1
---------------------------------------------------------------------------------------------------------------------------------
 89.37    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       1
 89.38    Pennsylvania       19121    Multifamily     Student Housing            1880                2006                       1
 89.39    Pennsylvania       19121    Multifamily     Student Housing            1880                2005                       1
 89.40    Pennsylvania       19121    Multifamily     Student Housing            1880                2003                       1
 89.41    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       1
---------------------------------------------------------------------------------------------------------------------------------
 89.42    Pennsylvania       19121    Multifamily     Student Housing            1880                2005                       1
 89.43    Pennsylvania       19121    Multifamily     Student Housing            1880                2005                       1
 89.44    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       1
 89.45    Pennsylvania       19121    Multifamily     Student Housing            1880                2007                       1
 89.46    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       1
---------------------------------------------------------------------------------------------------------------------------------
 89.47    Pennsylvania       19121    Multifamily     Student Housing            1880                2004                       1
 89.48    Pennsylvania       19121    Office          General Urban              1950                2005                       1
  90      California         92024    Office          Medical                    2004                NAP                   38,111
  91      Nevada             89141    Office          General Suburban           2004                NAP                   67,856
  92      California         94109    Multifamily     Mid-Rise                   1911              Ongoing                     84
---------------------------------------------------------------------------------------------------------------------------------
  93      Nevada             89502    Retail          Anchored                1984-2003              NAP                  102,907
  94      Maryland           21037    Retail          Anchored                   1998                NAP                  120,234
  95      Georgia            30327    Multifamily     Mid-Rise                   2002                NAP                       80
  96                                                                                                                       54,725
 96.01    Kentucky           40503    Retail          Anchored                   2006                NAP                   19,555
---------------------------------------------------------------------------------------------------------------------------------
 96.02    New York           13440    Retail          Single Tenant Retail       2001                NAP                   12,738
 96.03    Kansas             66612    Retail          Single Tenant Retail       1993                NAP                   12,928
 96.04    Texas              76022    Retail          Single Tenant Retail       1995                NAP                    9,504
  97      Arizona            85308    Office          General Suburban        1997-2005              NAP                   68,663
  98      Colorado           80222    Retail          Shadow Anchored         1964, 1990          1986, 2000               61,444
---------------------------------------------------------------------------------------------------------------------------------
  99      Washington         98387    Retail          Anchored               1996, 1997,             NAP                  129,665
                                                                              2000, 2002
  100     Georgia            30097    Retail          Shadow Anchored            1994                2006                 133,970
  101     South Carolina     29169    Retail          Anchored                   1988                1997                 202,750
  102     Hawaii             96797    Industrial      Warehouse                  1991                2006                 117,468
  103     California         95747    Retail          Shadow Anchored         2004, 2005             NAP                   65,017
---------------------------------------------------------------------------------------------------------------------------------
  104                                                                                                                     192,202
104.01    Pennsylvania       17011    Industrial      Warehouse                  1986                NAP                  134,957
104.02    Pennsylvania       17055    Industrial      Warehouse                  1975                1993                  57,245
  105     New York           11772    Other           Marina                     1958                1987                     394
  106     Indiana            46074    Multifamily     Garden                     2001                NAP                      192
---------------------------------------------------------------------------------------------------------------------------------
  107     California         95820    Retail          Anchored                   1964                1986                 132,630
  108     California         93726    Retail          Single Tenant Retail       2000                NAP                   80,600
  109     Pennsylvania       17339    Industrial      Warehouse                  1970                2001                 271,522
  110     Nevada             89074    Office          General Suburban           1997                NAP                   46,706
  111     California         92081    Retail          Unanchored              1999-2000              NAP                   32,210
---------------------------------------------------------------------------------------------------------------------------------
  112     Colorado           80439    Retail          Unanchored              1987, 2006             2006                  71,883
  113     Wisconsin          54914    Retail          Anchored                   2000                2004                 103,952
  114     Utah               84121    Retail          Anchored                   1960                2000                  63,334
  115     Oregon             97302    Office          General Suburban           2000                NAP                   68,000
  116     Minnesota          55125    Industrial      Warehouse                  1996                NAP                  251,968
---------------------------------------------------------------------------------------------------------------------------------
  117     Michigan           48084    Hospitality     Limited Service            2001                NAP                      150
  118     Florida            32259    Retail          Anchored                2004-2005              NAP                   77,747
  119     California         95826    Retail          Anchored                   1973                2001                  69,230
  120     Florida            33511    Retail          Anchored                   2006                NAP                   51,707
  121     Arizona            85303    Multifamily     Garden                     1985                NAP                      232
---------------------------------------------------------------------------------------------------------------------------------
  122     Colorado           80129    Retail          Shadow Anchored         1998-1999              NAP                   39,176
  123     California         90650    Self-Storage    General, units only        2003                NAP                      849
  124     Nebraska           68114    Hospitality     Limited Service            1985                2005                     128
  125     North Carolina     28208    Hospitality     Limited Service            2000                2007                     102
  126     Colorado           80302    Retail          Unanchored                 1999                NAP                   13,925
---------------------------------------------------------------------------------------------------------------------------------
  127     North Carolina     27518    Office          Medical                    2005                NAP                   40,986
  128     Washington         98027    Office          General Suburban           2001                2007                  43,923
  129                                                                                                                         128
129.01    Iowa               50613    Hospitality     Limited Service            1998                NAP                       64
129.02    Iowa               50702    Hospitality     Limited Service            1998                NAP                       64
---------------------------------------------------------------------------------------------------------------------------------
  130     Illinois           60532    Office          General Suburban           1986                2007                  78,329
  131     Colorado           80126    Retail          Shadow Anchored            1994                NAP                   39,156
  132     New Mexico         87120    Retail          Shadow Anchored         2005-2006              NAP                   31,933
  133     Texas              75080    Retail          Unanchored              1979, 1982             NAP                   52,040
  134     North Carolina     28211    Office          General Urban              1999                NAP                   70,839
---------------------------------------------------------------------------------------------------------------------------------
  135     Ohio               45069    Retail          Single Tenant Retail       2006                NAP                   53,116
  136     Texas              77095    Retail          Anchored                1998, 1999             NAP                   66,840
  137     Minnesota          55429    Industrial      Industrial /               1997                NAP                   92,216
                                                      Warehouse w/ Office
  138     New Jersey         08053    Office          General Suburban           1986                NAP                   77,822
  139     Connecticut        06810    Industrial      Warehouse                  1964                1999                 114,885
---------------------------------------------------------------------------------------------------------------------------------
  140     California         95661    Multifamily     Garden                     1988                2006                      92
  141     California         90606    Multifamily     Garden                     1959                2004                      82
  142     Illinois           60614    Retail          Single Tenant              1996                NAP                   21,875
  143     New Jersey         07860    Office          Medical                    2005                NAP                   35,727
  144     Maine              04330    Office          General Suburban           2002                NAP                   65,912
---------------------------------------------------------------------------------------------------------------------------------
  145     California         91911    Retail          Shadow Anchored         1972, 1982             2002                  42,283
  146     Nevada             89119    Industrial      Office/Industrial          1986                2006                  44,631
  147     Minnesota          55318    Industrial      Industrial/Office          1984                1986                 140,465
  148     Arizona            85204    Office          General Suburban           2001                NAP                   33,666
  149     Pennsylvania       15221    Retail          Anchored                   1978                NAP                   97,546
---------------------------------------------------------------------------------------------------------------------------------
  150     Maryland           21085    Retail          Anchored               1970s, 1998,            NAP                  200,602
                                                                                 2007
  151     Colorado           80206    Office          General Suburban           1974                1998                  22,702
  152     Colorado           80027    Office          General Suburban           1999                NAP                   80,251
  153     Florida            33183    Retail          Shadow Anchored            1977                NAP                   24,919
  154     Florida            33141    Retail          Unanchored              1949, 1987             NAP                   19,725
---------------------------------------------------------------------------------------------------------------------------------
  155     Wisconsin          54701    Retail          Single Tenant Retail       2003                NAP                   74,746
  156     Pennsylvania       19462    Office          General Suburban           1983                2006                  30,217
  157                                                                                                                      72,900
157.01    Ohio               43623    Office          General Suburban           1993             2003-2006                28,186
157.02    Ohio               43537    Office          General Suburban           1995                NAP                   22,214
---------------------------------------------------------------------------------------------------------------------------------
157.03    Ohio               43537    Office          General Suburban           2000                NAP                   22,500
  158     Texas              78752    Multifamily     Garden                     1979                2004                     204
  159     Maryland           21206    Self-Storage    Urban, low rise            2004                NAP                      483
  160     Texas              75204    Office          General Urban              1981                NAP                   59,863
  161     New Jersey         08831    Office          Medical                    2006                NAP                   27,089
---------------------------------------------------------------------------------------------------------------------------------
  162     California         93309    Office          General Suburban           1982                2006                  30,012
  163     Wisconsin          53718    Office          General Suburban           2002                NAP                   47,604
  164     Arizona            85224    Office          Medical                    2002                NAP                   22,500
  165     Arizona            86001    Retail          Anchored                   1997                NAP                   37,926
  166     California         91304    Multifamily     Garden                     1963                NAP                       72
---------------------------------------------------------------------------------------------------------------------------------
  167     California         94596    Office          General Suburban           1983                2000                  28,630
  168     Connecticut        06470    Industrial      Industrial /               1966                1997                  64,762
                                                      Warehouse w/ Office
  169     Connecticut        06032    Retail          Strip Center               1978                NAP                   43,074
  170     California         94070    Multifamily     Garden                     2000                NAP                       42
  171     New York           13204    Office          General Urban              1903             2004, 2007               44,205
---------------------------------------------------------------------------------------------------------------------------------
  172     North Carolina     28732    Hospitality     Limited Service            1993                2006                     107
  173     California         92316    Self-Storage    Other - Self-Storage       2006                NAP                      533
  174     Pennsylvania       19601    Office          General Urban              1914                1986                 115,733
  175     Virginia           23225    Office          Medical                 1984, 1994             NAP                   33,546
  176     Maryland           21046    Retail          Shadow Anchored            1997                NAP                   15,048
---------------------------------------------------------------------------------------------------------------------------------
  177     Ohio               45439    Industrial      Warehouse                  1987                NAP                   98,201
  178     Florida            33026    Retail          Anchored                   1995                2007                  50,000
  179     Texas              76248    Office          General Suburban           2006                NAP                   25,315
  180     Tennessee          37076    Self-Storage    General,                   2004                2006                     617
                                                      units/other storage
  181     California         95304    Retail          Unanchored                 2006                NAP                   11,040
---------------------------------------------------------------------------------------------------------------------------------
  182     Maryland           20747    Self-Storage    General, units only        2002                NAP                      433
  183     Wisconsin          54603    Office          General Suburban           2006                NAP                   31,214
  184     Texas              78216    Retail          Shadow Anchored            1980             2002-2003                51,678
  185     California         90660    Multifamily     Mid rise                   1964                NAP                       45
  186     California         92660    Office          General Suburban           2004                NAP                   19,501
---------------------------------------------------------------------------------------------------------------------------------
  187     California         90019    Multifamily     Mid rise                   1929                2006                      40
  188     Colorado           80107    Retail          Shadow Anchored            1999                NAP                   26,776
  189     Tennessee          37701    Retail          Shadow Anchored         2006-2007              NAP                   20,450
  190     Wisconsin          54935    Retail          Shadow Anchored            2006                NAP                   11,602
  191     South Carolina     29910    Office          General Suburban           2006                NAP                   16,835
---------------------------------------------------------------------------------------------------------------------------------
  192     California         90706    Multifamily     Mid rise                   1963                NAP                       34
  193     Connecticut        06489    Retail          Strip Center               1987                NAP                   29,609
  194     Nevada             89523    Office          General Suburban           2005                2006                  16,581
  195     Alabama            36535    Retail          Shadow Anchored         2002, 2003             NAP                   32,170
  196     Texas              76054    Self-Storage    General, units only        1995                NAP                      502
---------------------------------------------------------------------------------------------------------------------------------
  197     Texas              77396    Self-Storage    General,                   2002                2005                     604
                                                      units/other storage
  198     Michigan           48075    Self-Storage    General, units only        2002                NAP                      555
  199     South Carolina     29803    Office          General Suburban           1991                2005                  51,532
  200     Ohio               43611    Retail          Single Tenant Retail    2006-2007              NAP                   11,157
  201     Colorado           80302    Retail          Unanchored                 2003                NAP                   11,560
---------------------------------------------------------------------------------------------------------------------------------
  202     Arizona            85308    Retail          Shadow Anchored         2005-2006              NAP                    8,318
  203     Nevada             89121    Office          General Suburban           1990                NAP                   12,696
  204     Florida            33034    Retail          Shadow Anchored            2006                NAP                    9,375
  205     Nevada             89511    Industrial      Warehouse                  1991                2005                  25,358
  206     Nevada             89511    Office          General Suburban           2006                NAP                    6,720

                                                                                           ALLOCATED CUT-OFF
CONTROL      UNIT        LOAN PER          OWNERSHIP           ORIGINAL     CUT-OFF DATE     DATE BALANCE      % OF INITIAL
NUMBER    DESCRIPTION    UNIT ($)           INTEREST          BALANCE ($)   BALANCE ($)    (MULTI-PROPERTY)    POOL BALANCE
---------------------------------------------------------------------------------------------------------------------------

   1      Sq Ft             179.60                            697,200,000    697,200,000                           9.1%
 1.01     Sq Ft                            Fee Simple                                            125,520,973
 1.02     Sq Ft                      Fee Simple / Leasehold                                       87,864,681
 1.03     Sq Ft                            Fee Simple                                             76,889,811
 1.04     Sq Ft                      Fee Simple / Leasehold                                       53,297,125
---------------------------------------------------------------------------------------------------------------------------
 1.05     Sq Ft                            Fee Simple                                             51,917,052
 1.06     Sq Ft                            Fee Simple                                             50,274,107
 1.07     Sq Ft                            Fee Simple                                             50,208,389
 1.08     Sq Ft                            Fee Simple                                             32,201,715
 1.09     Sq Ft                             Leasehold                                             28,850,108
---------------------------------------------------------------------------------------------------------------------------
 1.10     Sq Ft                             Leasehold                                             27,732,906
 1.11     Sq Ft                            Fee Simple                                             26,024,244
 1.12     Sq Ft                            Fee Simple                                             25,564,219
 1.13     Sq Ft                             Leasehold                                             18,729,569
 1.14     Sq Ft                            Fee Simple                                             17,349,495
---------------------------------------------------------------------------------------------------------------------------
 1.15     Sq Ft                             Leasehold                                             13,932,171
 1.16     Sq Ft                            Fee Simple                                             10,843,435
   2      Sq Ft             397.02         Fee Simple         550,000,000    550,000,000         550,000,000       7.2%
   3      Sq Ft             353.43          Leasehold         470,000,000    470,000,000         470,000,000       6.1%
   4      SQ FT             259.52                            270,375,000    270,375,000                           3.5%
---------------------------------------------------------------------------------------------------------------------------
 4.01     Sq Ft                            Fee Simple                                             56,000,000
 4.02     Sq Ft                            Fee Simple                                             54,500,000
 4.03     Sq Ft                            Fee Simple                                             48,000,000
 4.04     Sq Ft                            Fee Simple                                             38,375,000
 4.05     Sq Ft                            Fee Simple                                             37,500,000
---------------------------------------------------------------------------------------------------------------------------
 4.06     Sq Ft                            Fee Simple                                             36,000,000
   5      Sq Ft             502.44         Fee Simple         265,000,000    265,000,000         265,000,000       3.5%
   6      Sq Ft             539.80         Fee Simple         191,250,000    191,250,000         191,250,000       2.5%
   7      Sq Ft             176.00          Leasehold         187,250,000    187,250,000         187,250,000       2.4%
   8      ROOMS          40,978.19                            186,000,000    186,000,000                           2.4%
---------------------------------------------------------------------------------------------------------------------------
 8.01     Rooms                            Fee Simple                                              9,300,000
 8.02     Rooms                            Fee Simple                                              8,300,000
 8.03     Rooms                            Fee Simple                                              7,552,484
 8.04     Rooms                            Fee Simple                                              7,500,000
 8.05     Rooms                            Fee Simple                                              6,990,065
---------------------------------------------------------------------------------------------------------------------------
 8.06     Rooms                            Fee Simple                                              6,914,145
 8.07     Rooms                            Fee Simple                                              6,900,000
 8.08     Rooms                            Fee Simple                                              6,266,955
 8.09     Rooms                            Fee Simple                                              6,186,610
 8.10     Rooms                            Fee Simple                                              6,186,609
---------------------------------------------------------------------------------------------------------------------------
 8.11     Rooms                            Fee Simple                                              6,106,263
 8.12     Rooms                            Fee Simple                                              5,543,844
 8.13     Rooms                            Fee Simple                                              5,463,499
 8.14     Rooms                            Fee Simple                                              5,383,153
 8.15     Rooms                            Fee Simple                                              5,300,000
---------------------------------------------------------------------------------------------------------------------------
 8.16     Rooms                            Fee Simple                                              5,142,117
 8.17     Rooms                            Fee Simple                                              5,000,000
 8.18     Rooms                            Fee Simple                                              4,981,425
 8.19     Rooms                            Fee Simple                                              4,901,080
 8.20     Rooms                            Fee Simple                                              4,901,080
---------------------------------------------------------------------------------------------------------------------------
 8.21     Rooms                            Fee Simple                                              4,820,734
 8.22     Rooms                            Fee Simple                                              4,820,734
 8.23     Rooms                            Fee Simple                                              4,499,352
 8.24     Rooms                            Fee Simple                                              4,400,000
 8.25     Rooms                            Fee Simple                                              4,300,000
---------------------------------------------------------------------------------------------------------------------------
 8.26     Rooms                            Fee Simple                                              4,300,000
 8.27     Rooms                            Fee Simple                                              4,250,000
 8.28     Rooms                            Fee Simple                                              4,177,970
 8.29     Rooms                            Fee Simple                                              4,177,970
 8.30     Rooms                            Fee Simple                                              4,097,624
---------------------------------------------------------------------------------------------------------------------------
 8.31     Rooms                            Fee Simple                                              4,014,187
 8.32     Rooms                            Fee Simple                                              3,936,933
 8.33     Rooms                            Fee Simple                                              3,700,000
 8.34     Rooms                            Fee Simple                                              3,100,000
 8.35     Rooms                            Fee Simple                                              2,585,167
---------------------------------------------------------------------------------------------------------------------------
   9      Sq Ft             291.30         Fee Simple         165,000,000    165,000,000         165,000,000       2.2%
  10      Units         125,097.43          Leasehold         160,500,000    160,500,000         160,500,000       2.1%
  11      Sq Ft             479.18         Fee Simple         160,000,000    160,000,000         160,000,000       2.1%
  12      Sq Ft             334.66   Fee Simple / Leasehold   138,613,339    138,613,339         138,613,339       1.8%
  13      Sq Ft             456.55         Fee Simple         135,000,000    135,000,000         135,000,000       1.8%
---------------------------------------------------------------------------------------------------------------------------
  14      Sq Ft             319.91         Fee Simple         135,000,000    135,000,000         135,000,000       1.8%
  15      Units          72,024.47         Fee Simple         129,500,000    129,500,000         129,500,000       1.7%
  16      Sq Ft             942.01         Fee Simple         124,000,000    124,000,000         124,000,000       1.6%
  17      Sq Ft             275.62         Fee Simple         120,000,000    120,000,000         120,000,000       1.6%
  18      Sq Ft             192.97         Fee Simple         116,000,000    116,000,000         116,000,000       1.5%
---------------------------------------------------------------------------------------------------------------------------
  19      SQ FT             310.34                            103,500,000    103,500,000                           1.4%
 19.01    Sq Ft                            Fee Simple                                             95,972,727
 19.02    Sq Ft                            Fee Simple                                              7,527,273
  20      SQ FT             173.21                             92,730,000     92,730,000                           1.2%
 20.01    Sq Ft                            Fee Simple                                             14,216,000
---------------------------------------------------------------------------------------------------------------------------
 20.02    Sq Ft                            Fee Simple                                             13,698,000
 20.03    Sq Ft                            Fee Simple                                             12,803,000
 20.04    Sq Ft                            Fee Simple                                              9,260,000
 20.05    Sq Ft                            Fee Simple                                              8,910,000
 20.06    Sq Ft                            Fee Simple                                              8,437,000
---------------------------------------------------------------------------------------------------------------------------
 20.07    Sq Ft                            Fee Simple                                              7,893,000
 20.08    Sq Ft                            Fee Simple                                              7,103,000
 20.09    Sq Ft                            Fee Simple                                              6,157,000
 20.10    Sq Ft                            Fee Simple                                              2,780,000
 20.11    Sq Ft                            Fee Simple                                              1,473,000
---------------------------------------------------------------------------------------------------------------------------
  21      Sq Ft             104.57   Fee Simple / Leasehold    87,550,000     87,550,000          87,550,000       1.1%
  22      Sq Ft             220.52         Fee Simple          85,000,000     85,000,000          85,000,000       1.1%
  23      Sq Ft             167.38         Fee Simple          85,000,000     85,000,000          85,000,000       1.1%
  24      Rooms         228,571.43          Leasehold          80,000,000     80,000,000          80,000,000       1.0%
  25      Sq Ft             466.04          Leasehold          73,100,000     73,100,000          73,100,000       1.0%
---------------------------------------------------------------------------------------------------------------------------
  26      Rooms         266,666.67         Fee Simple          64,000,000     64,000,000          64,000,000       0.8%
  27      Sq Ft              63.84         Fee Simple          61,500,000     61,500,000          61,500,000       0.8%
  28      Sq Ft             120.62         Fee Simple          57,500,000     57,500,000          57,500,000       0.8%
  29      Sq Ft             102.50         Fee Simple          40,050,000     40,050,000          40,050,000       0.5%
  30      Sq Ft              85.39         Fee Simple          16,748,000     16,748,000          16,748,000       0.2%
---------------------------------------------------------------------------------------------------------------------------
  31      Sq Ft             368.89         Fee Simple          56,500,000     56,500,000          56,500,000       0.7%
  32      Sq Ft             114.82         Fee Simple          55,500,000     55,500,000          55,500,000       0.7%
  33      Sq Ft             139.93         Fee Simple          55,200,000     55,200,000          55,200,000       0.7%
  34      Sq Ft             255.81         Fee Simple          55,000,000     55,000,000          55,000,000       0.7%
  35      Sq Ft             139.79         Fee Simple          31,189,427     31,189,427          31,189,427       0.4%
---------------------------------------------------------------------------------------------------------------------------
  36      SQ FT              63.34                             21,910,573     21,910,573                           0.3%
 36.01    Sq Ft                            Fee Simple                                             12,475,771
 36.02    Sq Ft                            Fee Simple                                              9,434,802
  37      ROOMS          71,156.46                             52,300,000     52,300,000                           0.7%
 37.01    Rooms                            Fee Simple                                             14,011,990
---------------------------------------------------------------------------------------------------------------------------
 37.02    Rooms                            Fee Simple                                              9,650,985
 37.03    Rooms                            Fee Simple                                              9,514,840
 37.04    Rooms                            Fee Simple                                              8,171,875
 37.05    Rooms                            Fee Simple                                              5,834,720
 37.06    Rooms                            Fee Simple                                              5,115,590
---------------------------------------------------------------------------------------------------------------------------
  38      Sq Ft             160.51         Fee Simple          51,750,000     51,750,000          51,750,000       0.7%
  39      ROOMS          21,975.53                             48,500,000     48,500,000                           0.6%
 39.01    Rooms                            Fee Simple                                              9,278,793
 39.02    Rooms                            Fee Simple                                              8,179,032
 39.03    Rooms                             Leasehold                                              5,410,730
---------------------------------------------------------------------------------------------------------------------------
 39.04    Rooms                            Fee Simple                                              5,294,538
 39.05    Rooms                            Fee Simple                                              5,168,840
 39.06    Rooms                            Fee Simple                                              4,719,233
 39.07    Rooms                            Fee Simple                                              4,674,016
 39.08    Rooms                            Fee Simple                                              1,973,510
---------------------------------------------------------------------------------------------------------------------------
 39.09    Rooms                             Leasehold                                              1,489,927
 39.10    Rooms                            Fee Simple                                              1,396,894
 39.11    Rooms                             Leasehold                                                914,487
  40      Sq Ft             133.47         Fee Simple          48,000,000     48,000,000          48,000,000       0.6%
  41      Sq Ft             320.78         Fee Simple          46,000,000     46,000,000          46,000,000       0.6%
---------------------------------------------------------------------------------------------------------------------------
  42      SQ FT             216.36                             44,440,000     44,440,000                           0.6%
 42.01    Sq Ft                            Fee Simple                                             19,935,200
 42.02    Sq Ft                            Fee Simple                                             10,716,000
 42.03    Sq Ft                            Fee Simple                                              6,460,800
 42.04    Sq Ft                            Fee Simple                                              5,121,600
---------------------------------------------------------------------------------------------------------------------------
 42.05    Sq Ft                            Fee Simple                                              2,206,400
  43      Sq Ft             282.20         Fee Simple          44,370,000     44,370,000          44,370,000       0.6%
  44      Units          77,005.35         Fee Simple          43,200,000     43,200,000          43,200,000       0.6%
  45      Rooms         108,860.76   Fee Simple / Leasehold    43,000,000     43,000,000          43,000,000       0.6%
  46      SQ FT             162.05                             39,200,000     39,200,000                           0.5%
---------------------------------------------------------------------------------------------------------------------------
 46.01    Sq Ft                            Fee Simple                                             27,600,000
 46.02    Sq Ft                            Fee Simple                                             11,600,000
  47      Rooms         295,081.97         Fee Simple          36,000,000     36,000,000          36,000,000       0.5%
  48      Rooms         145,528.46         Fee Simple          35,800,000     35,800,000          35,800,000       0.5%
  49      Rooms         142,570.28         Fee Simple          35,500,000     35,500,000          35,500,000       0.5%
---------------------------------------------------------------------------------------------------------------------------
  50      Sq Ft              67.02         Fee Simple          35,000,000     35,000,000          35,000,000       0.5%
  51      SQ FT             137.78                             33,400,000     33,400,000                           0.4%
 51.01    Sq Ft                            Fee Simple                                              9,200,000
 51.02    Sq Ft                            Fee Simple                                              7,840,000
 51.03    Sq Ft                            Fee Simple                                              4,800,000
---------------------------------------------------------------------------------------------------------------------------
 51.04    Sq Ft                            Fee Simple                                              4,400,000
 51.05    Sq Ft                            Fee Simple                                              4,040,000
 51.06    Sq Ft                            Fee Simple                                              3,120,000
  52      Sq Ft             229.09         Fee Simple          32,000,000     31,986,384          31,986,384       0.4%
  53      Sq Ft             224.19         Fee Simple          31,680,000     31,680,000          31,680,000       0.4%
---------------------------------------------------------------------------------------------------------------------------
  54      Sq Ft             149.46         Fee Simple          31,120,000     31,120,000          31,120,000       0.4%
  55      Sq Ft             157.71         Fee Simple          31,000,000     31,000,000          31,000,000       0.4%
  56      Sq Ft             167.88         Fee Simple          27,700,000     27,700,000          27,700,000       0.4%
  57      Rooms         134,517.77         Fee Simple          26,500,000     26,500,000          26,500,000       0.3%
  58      Sq Ft             126.90         Fee Simple          26,000,000     26,000,000          26,000,000       0.3%
---------------------------------------------------------------------------------------------------------------------------
  59      Sq Ft             202.12         Fee Simple          25,000,000     25,000,000          25,000,000       0.3%
  60      SQ FT             124.26                             24,640,000     24,640,000                           0.3%
 60.01    Sq Ft                            Fee Simple                                              9,920,000
 60.02    Sq Ft                            Fee Simple                                              6,480,000
 60.03    Sq Ft                            Fee Simple                                              5,360,000
---------------------------------------------------------------------------------------------------------------------------
 60.04    Sq Ft                            Fee Simple                                              2,880,000
  61      Units          13,921.90          Leasehold          24,600,000     24,600,000          24,600,000       0.3%
  62      Sq Ft             124.63         Fee Simple          23,250,000     23,250,000          23,250,000       0.3%
  63      Sq Ft             128.11         Fee Simple          23,250,000     23,121,506          23,121,506       0.3%
  64      Sq Ft             151.05         Fee Simple          23,015,000     23,015,000          23,015,000       0.3%
---------------------------------------------------------------------------------------------------------------------------
  65      Sq Ft             164.76         Fee Simple          23,000,000     23,000,000          23,000,000       0.3%
  66      Sq Ft             142.22         Fee Simple          22,800,000     22,800,000          22,800,000       0.3%
  67      Sq Ft             192.51         Fee Simple          22,300,000     22,300,000          22,300,000       0.3%
  68      Sq Ft             213.03         Fee Simple          21,500,000     21,500,000          21,500,000       0.3%
  69      Sq Ft             211.18         Fee Simple          21,000,000     21,000,000          21,000,000       0.3%
---------------------------------------------------------------------------------------------------------------------------
  70      Sq Ft             219.01         Fee Simple          20,800,000     20,800,000          20,800,000       0.3%
  71      Sq Ft              60.13         Fee Simple          20,000,000     19,960,147          19,960,147       0.3%
  72      Units          71,111.11         Fee Simple          19,200,000     19,200,000          19,200,000       0.3%
  73      Sq Ft              98.16         Fee Simple          18,800,000     18,800,000          18,800,000       0.2%
  74      Units          14,779.87         Fee Simple          18,800,000     18,800,000          18,800,000       0.2%
---------------------------------------------------------------------------------------------------------------------------
  75      Units          71,679.69         Fee Simple          18,350,000     18,350,000          18,350,000       0.2%
  76      Units          29,268.29         Fee Simple          18,000,000     18,000,000          18,000,000       0.2%
  77      Sq Ft             169.54         Fee Simple          18,000,000     18,000,000          18,000,000       0.2%
  78      Units         102,272.73         Fee Simple          18,000,000     18,000,000          18,000,000       0.2%
  79      Sq Ft             360.73         Fee Simple          17,840,000     17,840,000          17,840,000       0.2%
---------------------------------------------------------------------------------------------------------------------------
  80      Sq Ft             185.00         Fee Simple          17,600,000     17,600,000          17,600,000       0.2%
  81      Sq Ft              50.00         Fee Simple          17,440,000     17,440,000          17,440,000       0.2%
  82      Sq Ft             282.94   Fee Simple / Leasehold    16,600,000     16,600,000          16,600,000       0.2%
  83      Sq Ft              85.38         Fee Simple          16,250,000     16,250,000          16,250,000       0.2%
  84      UNITS           8,625.27                             16,250,000     16,250,000                           0.2%
---------------------------------------------------------------------------------------------------------------------------
 84.01    Units                            Fee Simple                                              5,000,000
 84.02    Units                            Fee Simple                                              4,650,000
 84.03    Units                            Fee Simple                                              3,450,000
 84.04    Units                            Fee Simple                                              3,150,000
  85      Rooms         103,896.10         Fee Simple          16,000,000     16,000,000          16,000,000       0.2%
---------------------------------------------------------------------------------------------------------------------------
  86      Units          80,000.00         Fee Simple          16,000,000     16,000,000          16,000,000       0.2%
  87      Sq Ft             253.28         Fee Simple          15,320,000     15,320,000          15,320,000       0.2%
  88      Sq Ft             450.15         Fee Simple          15,280,000     15,280,000          15,280,000       0.2%
  89      UNITS         115,568.26                             15,300,000     15,255,011                           0.2%
 89.01    Units                            Fee Simple                                              1,059,272
---------------------------------------------------------------------------------------------------------------------------
 89.02    Units                            Fee Simple                                              1,036,893
 89.03    Units                            Fee Simple                                                648,991
 89.04    Units                            Fee Simple                                                537,096
 89.05    Units                            Fee Simple                                                499,797
 89.06    Units                            Fee Simple                                                484,878
---------------------------------------------------------------------------------------------------------------------------
 89.07    Units                            Fee Simple                                                484,878
 89.08    Units                            Fee Simple                                                484,878
 89.09    Units                            Fee Simple                                                447,580
 89.10    Units                            Fee Simple                                                440,120
 89.11    Units                            Fee Simple                                                432,660
---------------------------------------------------------------------------------------------------------------------------
 89.12    Units                            Fee Simple                                                432,660
 89.13    Units                            Fee Simple                                                425,201
 89.14    Units                            Fee Simple                                                395,362
 89.15    Units                            Fee Simple                                                335,685
 89.16    Units                            Fee Simple                                                335,685
---------------------------------------------------------------------------------------------------------------------------
 89.17    Units                            Fee Simple                                                328,225
 89.18    Units                            Fee Simple                                                298,387
 89.19    Units                            Fee Simple                                                290,927
 89.20    Units                            Fee Simple                                                290,927
 89.21    Units                            Fee Simple                                                290,927
---------------------------------------------------------------------------------------------------------------------------
 89.22    Units                            Fee Simple                                                253,629
 89.23    Units                            Fee Simple                                                246,169
 89.24    Units                            Fee Simple                                                246,169
 89.25    Units                            Fee Simple                                                246,169
 89.26    Units                            Fee Simple                                                246,169
---------------------------------------------------------------------------------------------------------------------------
 89.27    Units                            Fee Simple                                                246,169
 89.28    Units                            Fee Simple                                                246,169
 89.29    Units                            Fee Simple                                                246,169
 89.30    Units                            Fee Simple                                                246,169
 89.31    Units                            Fee Simple                                                246,169
---------------------------------------------------------------------------------------------------------------------------
 89.32    Units                            Fee Simple                                                238,709
 89.33    Units                            Fee Simple                                                238,709
 89.34    Units                            Fee Simple                                                208,871
 89.35    Units                            Fee Simple                                                193,951
 89.36    Units                            Fee Simple                                                193,951
---------------------------------------------------------------------------------------------------------------------------
 89.37    Units                            Fee Simple                                                193,951
 89.38    Units                            Fee Simple                                                193,951
 89.39    Units                            Fee Simple                                                193,951
 89.40    Units                            Fee Simple                                                179,032
 89.41    Units                            Fee Simple                                                141,734
---------------------------------------------------------------------------------------------------------------------------
 89.42    Units                            Fee Simple                                                141,734
 89.43    Units                            Fee Simple                                                141,734
 89.44    Units                            Fee Simple                                                141,734
 89.45    Units                            Fee Simple                                                141,734
 89.46    Units                            Fee Simple                                                134,274
---------------------------------------------------------------------------------------------------------------------------
 89.47    Units                            Fee Simple                                                126,814
 89.48    Units                            Fee Simple                                                      0
  90      Sq Ft             399.50         Fee Simple          15,225,165     15,225,165          15,225,165       0.2%
  91      Sq Ft             221.06         Fee Simple          15,000,000     15,000,000          15,000,000       0.2%
  92      Units         178,571.43         Fee Simple          15,000,000     15,000,000          15,000,000       0.2%
---------------------------------------------------------------------------------------------------------------------------
  93      Sq Ft             144.60         Fee Simple          14,880,000     14,880,000          14,880,000       0.2%
  94      Sq Ft             120.60         Fee Simple          14,500,000     14,500,000          14,500,000       0.2%
  95      Units         181,250.00         Fee Simple          14,500,000     14,500,000          14,500,000       0.2%
  96      SQ FT             264.96                             14,500,000     14,500,000                           0.2%
 96.01    Sq Ft                            Fee Simple                                              6,150,000
---------------------------------------------------------------------------------------------------------------------------
 96.02    Sq Ft                            Fee Simple                                              3,700,000
 96.03    Sq Ft                            Fee Simple                                              3,000,000
 96.04    Sq Ft                            Fee Simple                                              1,650,000
  97      Sq Ft             211.18         Fee Simple          14,500,000     14,500,000          14,500,000       0.2%
  98      Sq Ft             231.92         Fee Simple          14,250,000     14,250,000          14,250,000       0.2%
---------------------------------------------------------------------------------------------------------------------------
  99      Sq Ft             107.97         Fee Simple          14,000,000     14,000,000          14,000,000       0.2%
  100     Sq Ft             104.50         Fee Simple          14,000,000     14,000,000          14,000,000       0.2%
  101     Sq Ft              65.10         Fee Simple          13,200,000     13,200,000          13,200,000       0.2%
  102     Sq Ft             111.52         Fee Simple          13,100,000     13,100,000          13,100,000       0.2%
  103     Sq Ft             193.80         Fee Simple          12,600,000     12,600,000          12,600,000       0.2%
---------------------------------------------------------------------------------------------------------------------------
  104     SQ FT              62.43                             12,000,000     12,000,000                           0.2%
104.01    Sq Ft                            Fee Simple                                             10,021,053
104.02    Sq Ft                            Fee Simple                                              1,978,947
  105     Slips          30,456.85         Fee Simple          12,000,000     12,000,000          12,000,000       0.2%
  106     Units          62,500.00         Fee Simple          12,000,000     12,000,000          12,000,000       0.2%
---------------------------------------------------------------------------------------------------------------------------
  107     Sq Ft              89.55         Fee Simple          11,877,000     11,877,000          11,877,000       0.2%
  108     Sq Ft             146.60         Fee Simple          11,865,000     11,815,937          11,815,937       0.2%
  109     Sq Ft              41.62         Fee Simple          11,300,000     11,300,000          11,300,000       0.1%
  110     Sq Ft             237.66         Fee Simple          11,100,000     11,100,000          11,100,000       0.1%
  111     Sq Ft             344.61         Fee Simple          11,100,000     11,100,000          11,100,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  112     Sq Ft             153.03         Fee Simple          11,000,000     11,000,000          11,000,000       0.1%
  113     Sq Ft             103.51         Fee Simple          10,760,000     10,760,000          10,760,000       0.1%
  114     Sq Ft             169.26         Fee Simple          10,720,000     10,720,000          10,720,000       0.1%
  115     Sq Ft             156.82         Fee Simple          10,664,000     10,664,000          10,664,000       0.1%
  116     Sq Ft              41.91         Fee Simple          10,560,000     10,560,000          10,560,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  117     Rooms          70,000.00         Fee Simple          10,500,000     10,500,000          10,500,000       0.1%
  118     Sq Ft             135.05         Fee Simple          10,500,000     10,500,000          10,500,000       0.1%
  119     Sq Ft             151.54         Fee Simple          10,491,000     10,491,000          10,491,000       0.1%
  120     Sq Ft             197.65         Fee Simple          10,220,000     10,220,000          10,220,000       0.1%
  121     Units          43,103.45         Fee Simple          10,000,000     10,000,000          10,000,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  122     Sq Ft             237.39         Fee Simple           9,300,000      9,300,000           9,300,000       0.1%
  123     Units          10,954.06         Fee Simple           9,300,000      9,300,000           9,300,000       0.1%
  124     Rooms          70,558.28         Fee Simple           9,100,000      9,031,460           9,031,460       0.1%
  125     Rooms          84,883.37         Fee Simple           8,700,000      8,658,103           8,658,103       0.1%
  126     Sq Ft             617.59         Fee Simple           8,600,000      8,600,000           8,600,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  127     Sq Ft             209.83         Fee Simple           8,600,000      8,600,000           8,600,000       0.1%
  128     Sq Ft             195.80         Fee Simple           8,600,000      8,600,000           8,600,000       0.1%
  129     ROOMS          66,601.56                              8,525,000      8,525,000                           0.1%
129.01    Rooms                            Fee Simple                                              4,425,000
129.02    Rooms                            Fee Simple                                              4,100,000
---------------------------------------------------------------------------------------------------------------------------
  130     Sq Ft             108.52         Fee Simple           8,500,000      8,500,000           8,500,000       0.1%
  131     Sq Ft             213.25         Fee Simple           8,350,000      8,350,000           8,350,000       0.1%
  132     Sq Ft             255.54         Fee Simple           8,160,000      8,160,000           8,160,000       0.1%
  133     Sq Ft             155.65         Fee Simple           8,100,000      8,100,000           8,100,000       0.1%
  134     Sq Ft             111.52         Fee Simple           7,900,000      7,900,000           7,900,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  135     Sq Ft             147.88         Fee Simple           7,900,000      7,854,591           7,854,591       0.1%
  136     Sq Ft             116.10         Fee Simple           7,760,000      7,760,000           7,760,000       0.1%
  137     Sq Ft              83.50         Fee Simple           7,700,000      7,700,000           7,700,000       0.1%
  138     Sq Ft              98.94         Fee Simple           7,700,000      7,700,000           7,700,000       0.1%
  139     Sq Ft              65.28         Fee Simple           7,500,000      7,500,000           7,500,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  140     Units          81,521.74         Fee Simple           7,500,000      7,500,000           7,500,000       0.1%
  141     Units          90,243.90         Fee Simple           7,400,000      7,400,000           7,400,000       0.1%
  142     Sq Ft             332.80         Fee Simple           7,280,000      7,280,000           7,280,000       0.1%
  143     Sq Ft             201.53         Fee Simple           7,200,000      7,200,000           7,200,000       0.1%
  144     Sq Ft             109.24         Fee Simple           7,200,000      7,200,000           7,200,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  145     Sq Ft             169.10         Fee Simple           7,150,000      7,150,000           7,150,000       0.1%
  146     Sq Ft             158.60         Fee Simple           7,100,000      7,078,469           7,078,469       0.1%
  147     Sq Ft              50.05         Fee Simple           7,030,000      7,030,000           7,030,000       0.1%
  148     Sq Ft             207.92         Fee Simple           7,000,000      7,000,000           7,000,000       0.1%
  149     Sq Ft              71.76         Fee Simple           7,000,000      7,000,000           7,000,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  150     Sq Ft              34.83         Fee Simple           7,000,000      6,987,541           6,987,541       0.1%
  151     Sq Ft             301.74   Fee Simple / Leasehold     6,850,000      6,850,000           6,850,000       0.1%
  152     Sq Ft              85.36         Fee Simple           6,850,000      6,850,000           6,850,000       0.1%
  153     Sq Ft             164.53         Fee Simple           4,100,000      4,100,000           4,100,000       0.1%
  154     Sq Ft             133.08         Fee Simple           2,625,000      2,625,000           2,625,000       0.0%
---------------------------------------------------------------------------------------------------------------------------
  155     Sq Ft              89.80         Fee Simple           6,712,000      6,712,000           6,712,000       0.1%
  156     Sq Ft             218.42         Fee Simple           6,600,000      6,600,000           6,600,000       0.1%
  157     SQ FT              88.34                              6,440,000      6,440,000                           0.1%
157.01    Sq Ft                            Fee Simple                                              2,800,000
157.02    Sq Ft                            Fee Simple                                              2,040,000
---------------------------------------------------------------------------------------------------------------------------
157.03    Sq Ft                            Fee Simple                                              1,600,000
  158     Units          30,637.25         Fee Simple           6,250,000      6,250,000           6,250,000       0.1%
  159     Units          12,836.44         Fee Simple           6,200,000      6,200,000           6,200,000       0.1%
  160     Sq Ft             101.90         Fee Simple           6,100,000      6,100,000           6,100,000       0.1%
  161     Sq Ft             221.49         Fee Simple           6,000,000      6,000,000           6,000,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  162     Sq Ft             199.92         Fee Simple           6,000,000      6,000,000           6,000,000       0.1%
  163     Sq Ft             123.94         Fee Simple           5,900,000      5,900,000           5,900,000       0.1%
  164     Sq Ft             260.69         Fee Simple           5,865,600      5,865,600           5,865,600       0.1%
  165     Sq Ft             154.25         Fee Simple           5,850,000      5,850,000           5,850,000       0.1%
  166     Units          78,472.22         Fee Simple           5,650,000      5,650,000           5,650,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  167     Sq Ft             192.11         Fee Simple           5,500,000      5,500,000           5,500,000       0.1%
  168     Sq Ft              84.93         Fee Simple           5,500,000      5,500,000           5,500,000       0.1%
  169     Sq Ft             126.76         Fee Simple           5,460,000      5,460,000           5,460,000       0.1%
  170     Units         127,380.95         Fee Simple           5,350,000      5,350,000           5,350,000       0.1%
  171     Sq Ft             120.94         Fee Simple           5,352,000      5,346,305           5,346,305       0.1%
---------------------------------------------------------------------------------------------------------------------------
  172     Rooms          48,800.36         Fee Simple           5,250,000      5,221,638           5,221,638       0.1%
  173     Units           9,380.86         Fee Simple           5,000,000      5,000,000           5,000,000       0.1%
  174     Sq Ft              41.47         Fee Simple           4,800,000      4,800,000           4,800,000       0.1%
  175     Sq Ft             143.09         Fee Simple           4,800,000      4,800,000           4,800,000       0.1%
  176     Sq Ft             312.33         Fee Simple           4,700,000      4,700,000           4,700,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  177     Sq Ft              46.44         Fee Simple           4,560,000      4,560,000           4,560,000       0.1%
  178     Sq Ft              90.00         Fee Simple           4,500,000      4,500,000           4,500,000       0.1%
  179     Sq Ft             174.70         Fee Simple           4,440,000      4,422,451           4,422,451       0.1%
  180     Units           7,131.28         Fee Simple           4,400,000      4,400,000           4,400,000       0.1%
  181     Sq Ft             384.96         Fee Simple           4,250,000      4,250,000           4,250,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  182     Units           9,699.77         Fee Simple           4,200,000      4,200,000           4,200,000       0.1%
  183     Sq Ft             131.35         Fee Simple           4,100,000      4,100,000           4,100,000       0.1%
  184     Sq Ft              78.18         Fee Simple           4,040,000      4,040,000           4,040,000       0.1%
  185     Units          88,888.89         Fee Simple           4,000,000      4,000,000           4,000,000       0.1%
  186     Sq Ft             199.99         Fee Simple           3,900,000      3,900,000           3,900,000       0.1%
---------------------------------------------------------------------------------------------------------------------------
  187     Units          97,500.00         Fee Simple           3,900,000      3,900,000           3,900,000       0.1%
  188     Sq Ft             143.30         Fee Simple           3,837,000      3,837,000           3,837,000       0.1%
  189     Sq Ft             185.82         Fee Simple           3,800,000      3,800,000           3,800,000       0.0%
  190     Sq Ft             315.03         Fee Simple           3,655,000      3,655,000           3,655,000       0.0%
  191     Sq Ft             213.84         Fee Simple           3,600,000      3,600,000           3,600,000       0.0%
---------------------------------------------------------------------------------------------------------------------------
  192     Units         105,882.35         Fee Simple           3,600,000      3,600,000           3,600,000       0.0%
  193     Sq Ft             120.74         Fee Simple           3,575,000      3,575,000           3,575,000       0.0%
  194     Sq Ft             211.08         Fee Simple           3,500,000      3,500,000           3,500,000       0.0%
  195     Sq Ft             107.24         Fee Simple           3,450,000      3,450,000           3,450,000       0.0%
  196     Units           6,772.91         Fee Simple           3,400,000      3,400,000           3,400,000       0.0%
---------------------------------------------------------------------------------------------------------------------------
  197     Units           5,463.58         Fee Simple           3,300,000      3,300,000           3,300,000       0.0%
  198     Units           5,405.41         Fee Simple           3,000,000      3,000,000           3,000,000       0.0%
  199     Sq Ft              57.39         Fee Simple           2,975,000      2,957,292           2,957,292       0.0%
  200     Sq Ft             261.16         Fee Simple           2,925,000      2,913,763           2,913,763       0.0%
  201     Sq Ft             242.21         Fee Simple           2,800,000      2,800,000           2,800,000       0.0%
---------------------------------------------------------------------------------------------------------------------------
  202     Sq Ft             322.19         Fee Simple           2,680,000      2,680,000           2,680,000       0.0%
  203     Sq Ft             152.80         Fee Simple           1,940,000      1,940,000           1,940,000       0.0%
  204     Sq Ft             202.67         Fee Simple           1,900,000      1,900,000           1,900,000       0.0%
  205     Sq Ft              70.98         Fee Simple           1,800,000      1,800,000           1,800,000       0.0%
  206     Sq Ft             194.94         Fee Simple           1,310,000      1,310,000           1,310,000       0.0%

                          GROSS                                       MONTHLY         ANNUAL         PARI PASSU      PARI PASSU
CONTROL     BALLOON      INTEREST   ADMINISTRATIVE   NET INTEREST       DEBT           DEBT         MONTHLY DEBT     ANNUAL DEBT
NUMBER      BALANCE      RATE (%)    FEE RATE (%)      RATE (%)     SERVICE ($)     SERVICE ($)     SERVICE ($)      SERVICE ($)
---------------------------------------------------------------------------------------------------------------------------------

   1       697,200,000   5.56000%      0.02025%        5.53975%     3,284,199.33   39,410,391.96
 1.01
 1.02
 1.03
 1.04
---------------------------------------------------------------------------------------------------------------------------------
 1.05
 1.06
 1.07
 1.08
 1.09
---------------------------------------------------------------------------------------------------------------------------------
 1.10
 1.11
 1.12
 1.13
 1.14
---------------------------------------------------------------------------------------------------------------------------------
 1.15
 1.16
   2       550,000,000   5.69700%      0.02025%        5.67675%     2,654,643.75   31,855,725.00
   3       470,000,000   5.49968%      0.02025%        5.47943%     2,189,942.02   26,279,304.27
   4       270,375,000   5.66100%      0.02025%        5.64075%     1,296,752.30   15,561,027.56
---------------------------------------------------------------------------------------------------------------------------------
 4.01
 4.02
 4.03
 4.04
 4.05
---------------------------------------------------------------------------------------------------------------------------------
 4.06
   5       265,000,000   5.67400%      0.02025%        5.65375%     1,273,891.81   15,286,701.67
   6       191,250,000   5.35800%      0.02025%        5.33775%       868,163.44   10,417,961.28
   7       187,250,000   5.73100%      0.02025%        5.71075%       909,179.37   10,910,152.46
   8       173,401,823   5.74700%      0.02025%        5.72675%     1,085,091.06   13,021,092.72
---------------------------------------------------------------------------------------------------------------------------------
 8.01
 8.02
 8.03
 8.04
 8.05
---------------------------------------------------------------------------------------------------------------------------------
 8.06
 8.07
 8.08
 8.09
 8.10
---------------------------------------------------------------------------------------------------------------------------------
 8.11
 8.12
 8.13
 8.14
 8.15
---------------------------------------------------------------------------------------------------------------------------------
 8.16
 8.17
 8.18
 8.19
 8.20
---------------------------------------------------------------------------------------------------------------------------------
 8.21
 8.22
 8.23
 8.24
 8.25
---------------------------------------------------------------------------------------------------------------------------------
 8.26
 8.27
 8.28
 8.29
 8.30
---------------------------------------------------------------------------------------------------------------------------------
 8.31
 8.32
 8.33
 8.34
 8.35
---------------------------------------------------------------------------------------------------------------------------------
   9       165,000,000   5.53500%      0.02025%        5.51475%       773,746.88    9,284,962.50
  10       154,482,434   6.54400%      0.02025%        6.52375%       944,693.69   11,336,324.28
  11       160,000,000   6.17600%      0.02025%        6.15575%       837,191.11   10,046,293.33
  12       138,613,339   5.83900%      0.02025%        5.81875%       685,710.56    8,228,526.75
  13       135,000,000   5.80400%      0.02025%        5.78375%       663,832.50    7,965,990.00
---------------------------------------------------------------------------------------------------------------------------------
  14       135,000,000   5.89700%      0.02025%        5.87675%       674,469.38    8,093,632.50
  15       129,500,000   6.06800%      0.02025%        6.04775%       665,752.31    7,989,027.72
  16       124,000,000   5.40500%      0.02025%        5.38475%       567,825.28    6,813,903.33
  17       120,000,000   6.06600%      0.02025%        6.04575%       616,710.00    7,400,520.00
  18       116,000,000   5.65000%      0.02025%        5.62975%       555,269.44    6,663,233.33     1,388,173.61   16,658,083.33
---------------------------------------------------------------------------------------------------------------------------------
  19       103,500,000   5.68368%      0.02025%        5.66343%       498,387.69    5,980,652.28
 19.01
 19.02
  20        84,706,586   7.40000%      0.02025%        7.37975%       593,160.93    7,117,931.13
 20.01
---------------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
---------------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
---------------------------------------------------------------------------------------------------------------------------------
  21        87,550,000   6.19500%      0.02025%        6.17475%       459,509.82    5,514,117.84
  22        85,000,000   5.94800%      0.02025%        5.92775%       428,338.61    5,140,063.33
  23        85,000,000   5.98700%      0.02025%        5.96675%       431,147.15    5,173,765.83
  24        77,113,784   6.02800%      0.02025%        6.00775%       481,081.51    5,772,978.12
  25        73,100,000   5.99200%      0.02025%        5.97175%       371,096.21    4,453,154.53
---------------------------------------------------------------------------------------------------------------------------------
  26        59,412,532   5.55300%      0.02025%        5.53275%       365,516.00    4,386,192.00
  27        61,500,000   5.88800%      0.02025%        5.86775%       306,789.33    3,681,471.96
  28        57,500,000   5.86900%      0.02025%        5.84875%       285,909.97    3,430,919.58
  29        40,050,000   6.33800%      0.02025%        6.31775%       215,056.26    2,580,675.15
  30        16,748,000   6.33800%      0.02025%        6.31775%        89,931.64    1,079,179.71
---------------------------------------------------------------------------------------------------------------------------------
  31        56,500,000   5.60500%      0.04025%        5.56475%       268,300.45    3,219,605.42
  32        55,500,000   5.66900%      0.07025%        5.59875%       266,561.10    3,198,733.20
  33        55,200,000   6.24600%      0.02025%        6.22575%       292,104.60    3,505,255.20
  34        55,000,000   5.92600%      0.02025%        5.90575%       276,135.14    3,313,621.67
  35        28,218,804   6.75800%      0.02025%        6.73775%       208,106.85    2,497,282.23
---------------------------------------------------------------------------------------------------------------------------------
  36        19,905,195   6.99100%      0.02025%        6.97075%       149,610.54    1,795,326.49
 36.01
 36.02
  37        52,300,000   5.91000%      0.02025%        5.88975%       261,870.46    3,142,445.50
 37.01
---------------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
---------------------------------------------------------------------------------------------------------------------------------
  38        51,750,000   5.91000%      0.02025%        5.88975%       259,116.56    3,109,398.72
  39        47,357,224   7.93900%      0.02025%        7.91875%       353,815.56    4,245,786.72
 39.01
 39.02
 39.03
---------------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
---------------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
  40        48,000,000   5.52400%      0.04525%        5.47875%       224,642.67    2,695,712.00
  41        46,000,000   5.73000%      0.04025%        5.68975%       223,310.83    2,679,729.96
---------------------------------------------------------------------------------------------------------------------------------
  42        44,440,000   6.07600%      0.02025%        6.05575%       228,764.78    2,745,177.31
 42.01
 42.02
 42.03
 42.04
---------------------------------------------------------------------------------------------------------------------------------
 42.05
  43        44,370,000   5.92600%      0.02025%        5.90575%       222,765.75    2,673,188.97
  44        40,773,176   6.69000%      0.02025%        6.66975%       278,473.59    3,341,683.08
  45        43,000,000   6.09500%      0.02025%        6.07475%       222,044.24    2,664,530.83
  46         39,200,000  6.24600%      0.02025%        6.22575%       207,436.60    2,489,239.20
---------------------------------------------------------------------------------------------------------------------------------
 46.01
 46.02
  47        33,713,323   6.08300%      0.02025%        6.06275%       217,762.97    2,613,155.64
  48        33,381,466   5.76000%      0.02025%        5.73975%       209,146.57    2,509,758.84
  49        35,500,000   5.65000%      0.02025%        5.62975%       169,931.60    2,039,179.20
---------------------------------------------------------------------------------------------------------------------------------
  50        32,702,303   5.91000%      0.06025%        5.84975%       207,821.79    2,493,861.48
  51        31,214,469   5.93000%      0.02025%        5.90975%       198,749.21    2,384,990.52
 51.01
 51.02
 51.03
---------------------------------------------------------------------------------------------------------------------------------
 51.04
 51.05
 51.06
  52        31,571,696   6.44900%      0.02025%        6.42875%       177,352.56    2,128,230.72
  53        31,680,000   5.99300%      0.02025%        5.97275%       160,852.12    1,930,225.44
---------------------------------------------------------------------------------------------------------------------------------
  54        31,120,000   6.24600%      0.02025%        6.22575%       164,679.26    1,976,151.12
  55        31,000,000   5.75300%      0.02025%        5.73275%       151,096.15    1,813,153.83
  56        27,700,000   5.62500%      0.02025%        5.60475%       132,007.81    1,584,093.75
  57        24,788,591   5.99500%      0.02025%        5.97475%       158,795.71    1,905,548.52
  58        23,321,892   5.62000%      0.02025%        5.59975%       149,588.58    1,795,062.96
---------------------------------------------------------------------------------------------------------------------------------
  59        25,000,000   5.93000%      0.02025%        5.90975%       125,600.69    1,507,208.28
  60        24,640,000   6.24600%      0.02025%        6.22575%       130,388.72    1,564,664.64
 60.01
 60.02
 60.03
---------------------------------------------------------------------------------------------------------------------------------
 60.04
  61        24,600,000   5.43700%      0.02025%        5.41675%       113,316.14    1,359,793.70
  62        23,250,000   5.61000%      0.02025%        5.58975%       110,505.31    1,326,063.72
  63        17,981,060   5.95000%      0.02025%        5.92975%       149,090.27    1,789,083.24
  64        23,015,000   5.76500%      0.02025%        5.74475%       112,410.69    1,348,928.33
---------------------------------------------------------------------------------------------------------------------------------
  65        22,125,590   5.77000%      0.07025%        5.69975%       134,514.12    1,614,169.44
  66        22,800,000   5.71200%      0.02025%        5.69175%       110,336.80    1,324,041.60
  67        22,300,000   5.70000%      0.02025%        5.67975%       107,690.42    1,292,285.00
  68        21,500,000   5.97600%      0.02025%        5.95575%       108,854.50    1,306,254.00
  69        21,000,000   5.87500%      0.02025%        5.85475%       104,526.04    1,254,312.50
---------------------------------------------------------------------------------------------------------------------------------
  70        20,800,000   5.45000%      0.02025%        5.42975%        96,041.11    1,152,493.32
  71        16,768,711   5.61000%      0.02025%        5.58975%       114,941.94    1,379,303.28
  72        19,200,000   5.65000%      0.02025%        5.62975%        91,906.67    1,102,880.00
  73        18,800,000   6.06000%      0.02025%        6.03975%        96,522.33    1,158,267.96
  74        18,800,000   5.80100%      0.02025%        5.78075%        92,397.04    1,108,764.47
---------------------------------------------------------------------------------------------------------------------------------
  75        18,350,000   5.75000%      0.02025%        5.72975%        89,392.53    1,072,710.36
  76        18,000,000   5.33000%      0.02025%        5.30975%        81,282.50      975,390.00
  77        18,000,000   6.19000%      0.02025%        6.16975%        94,397.50    1,132,770.00
  78        18,000,000   5.71700%      0.02025%        5.69675%        87,184.25    1,046,211.00
  79        17,840,000   6.06000%      0.02025%        6.03975%        91,593.53    1,099,122.36
---------------------------------------------------------------------------------------------------------------------------------
  80        17,600,000   5.79000%      0.02025%        5.76975%        86,335.33    1,036,023.96
  81        16,270,888   5.80000%      0.02025%        5.77975%       102,329.73    1,227,956.76
  82        16,600,000   5.57000%      0.04025%        5.52975%        78,335.86      940,030.32
  83        16,250,000   5.79000%      0.06025%        5.72975%        79,713.02      956,556.24
  84        15,171,225   5.85400%      0.02025%        5.83375%        95,906.90    1,150,882.80
---------------------------------------------------------------------------------------------------------------------------------
 84.01
 84.02
 84.03
 84.04
  85        14,398,288   5.78000%      0.02025%        5.75975%        93,676.82    1,124,121.84
---------------------------------------------------------------------------------------------------------------------------------
  86        16,000,000   5.71700%      0.02025%        5.69675%        77,497.11      929,965.33
  87        15,320,000   6.07600%      0.02025%        6.05575%        78,863.10      946,357.25
  88        15,280,000   6.05500%      0.05025%        6.00475%        78,385.34      940,624.07
  89        12,911,172   5.82500%      0.02025%        5.80475%        90,016.94    1,080,203.28
 89.01
---------------------------------------------------------------------------------------------------------------------------------
 89.02
 89.03
 89.04
 89.05
 89.06
---------------------------------------------------------------------------------------------------------------------------------
 89.07
 89.08
 89.09
 89.10
 89.11
---------------------------------------------------------------------------------------------------------------------------------
 89.12
 89.13
 89.14
 89.15
 89.16
---------------------------------------------------------------------------------------------------------------------------------
 89.17
 89.18
 89.19
 89.20
 89.21
---------------------------------------------------------------------------------------------------------------------------------
 89.22
 89.23
 89.24
 89.25
 89.26
---------------------------------------------------------------------------------------------------------------------------------
 89.27
 89.28
 89.29
 89.30
 89.31
---------------------------------------------------------------------------------------------------------------------------------
 89.32
 89.33
 89.34
 89.35
 89.36
---------------------------------------------------------------------------------------------------------------------------------
 89.37
 89.38
 89.39
 89.40
 89.41
---------------------------------------------------------------------------------------------------------------------------------
 89.42
 89.43
 89.44
 89.45
 89.46
---------------------------------------------------------------------------------------------------------------------------------
 89.47
 89.48
  90        14,234,299   5.95000%      0.07025%        5.87975%        90,793.70    1,089,524.40
  91        15,000,000   5.56000%      0.02025%        5.53975%        70,658.33      847,899.96
  92        15,000,000   5.50000%      0.02025%        5.47975%        69,895.83      838,749.96
---------------------------------------------------------------------------------------------------------------------------------
  93        14,880,000   5.51000%      0.02025%        5.48975%        69,462.73      833,552.76
  94        14,500,000   5.62000%      0.02025%        5.59975%        69,040.14      828,481.68
  95        14,500,000   5.39000%      0.03025%        5.35975%        66,214.65      794,575.80
  96        14,500,000   5.91000%      0.02025%        5.88975%        72,602.71      871,232.52
 96.01
---------------------------------------------------------------------------------------------------------------------------------
 96.02
 96.03
 96.04
  97        14,500,000   5.61000%      0.02025%        5.58975%        68,917.29      827,007.48
  98        14,250,000   5.55000%      0.05025%        5.49975%        67,004.69      804,056.28
---------------------------------------------------------------------------------------------------------------------------------
  99        14,000,000   5.66000%      0.02025%        5.63975%        67,133.89      805,606.68
  100       14,000,000   5.58000%      0.02025%        5.55975%        66,185.00      794,220.00
  101       11,883,473   5.80000%      0.12025%        5.67975%        77,451.40      929,416.80
  102       13,100,000   5.83000%      0.02025%        5.80975%        64,704.90      776,458.83
  103       11,714,098   5.55000%      0.02025%        5.52975%        71,937.18      863,246.16
---------------------------------------------------------------------------------------------------------------------------------
  104       10,813,758   5.85000%      0.02025%        5.82975%        70,792.91      849,514.92
104.01
104.02
  105       11,073,373   7.14800%      0.02025%        7.12775%        81,032.60      972,391.20
  106       12,000,000   5.86000%      0.05025%        5.80975%        59,576.67      714,920.00
---------------------------------------------------------------------------------------------------------------------------------
  107       11,877,000   6.20900%      0.02025%        6.18875%        62,477.80      749,733.65
  108        9,212,259   6.07000%      0.02025%        6.04975%        76,954.86      923,458.32
  109       10,182,955   5.85000%      0.02025%        5.82975%        66,663.33      799,959.96
  110       11,100,000   5.54000%      0.02025%        5.51975%        52,099.08      625,188.96
  111        9,756,774   5.64000%      0.02025%        5.61975%        64,003.02      768,036.24
---------------------------------------------------------------------------------------------------------------------------------
  112        9,906,836   5.82000%      0.02025%        5.79975%        64,683.00      776,196.00
  113       10,760,000   5.73000%      0.06025%        5.66975%        52,235.32      626,823.84
  114       10,720,000   6.05000%      0.02025%        6.02975%        54,947.44      659,369.33
  115       10,664,000   5.88700%      0.02025%        5.86675%        53,187.74      638,252.84
  116       10,560,000   5.72900%      0.02025%        5.70875%        51,255.45      615,065.44
---------------------------------------------------------------------------------------------------------------------------------
  117       10,500,000   5.71000%      0.02025%        5.68975%        50,795.21      609,542.52
  118       10,500,000   5.35000%      0.04025%        5.30975%        47,592.71      571,112.52
  119       10,491,000   6.21200%      0.02025%        6.19175%        55,213.55      662,562.60
  120        9,550,611   5.92500%      0.02025%        5.90475%        60,782.14      729,385.68
  121       10,000,000   5.56000%      0.02025%        5.53975%        47,105.56      565,266.72
---------------------------------------------------------------------------------------------------------------------------------
  122        9,300,000   5.64000%      0.07025%        5.56975%        44,438.50      533,262.00
  123        9,300,000   6.07500%      0.02025%        6.05475%        47,865.94      574,391.25
  124        8,529,110   6.15000%      0.02025%        6.12975%        55,439.76      665,277.12
  125        7,896,039   6.23100%      0.02025%        6.21075%        53,459.93      641,519.16
  126        8,017,593   5.75000%      0.07025%        5.67975%        50,187.27      602,247.24
---------------------------------------------------------------------------------------------------------------------------------
  127        8,600,000   5.99000%      0.02025%        5.96975%        43,643.81      523,725.72
  128        8,600,000   5.54000%      0.02025%        5.51975%        40,365.06      484,380.72
  129        7,562,187   6.03600%      0.02025%        6.01575%        51,309.16      615,709.92
129.01
129.02
---------------------------------------------------------------------------------------------------------------------------------
  130        8,500,000   5.58000%      0.06025%        5.51975%        40,183.75      482,205.00
  131        8,350,000   5.50000%      0.02025%        5.47975%        38,908.68      466,904.16
  132        8,160,000   5.63000%      0.02025%        5.60975%        38,922.07      467,064.84
  133        7,527,296   5.52000%      0.02025%        5.49975%        46,092.60      553,111.20
  134        7,900,000   5.39000%      0.07025%        5.31975%        36,075.57      432,906.84
---------------------------------------------------------------------------------------------------------------------------------
  135        6,061,723   5.72000%      0.02025%        5.69975%        49,556.29      594,675.48
  136        7,760,000   5.60000%      0.02025%        5.57975%        36,816.89      441,802.68
  137        7,183,756   5.80000%      0.07025%        5.72975%        45,179.98      542,159.76
  138        7,700,000   6.30000%      0.07025%        6.22975%        41,098.75      493,185.00
  139        7,500,000   5.62700%      0.07025%        5.55675%        35,754.90      429,058.75
---------------------------------------------------------------------------------------------------------------------------------
  140        7,500,000   5.84000%      0.02025%        5.81975%        37,108.33      445,300.00
  141        6,913,889   5.90900%      0.02025%        5.88875%        43,934.73      527,216.76
  142        6,778,311   5.65700%      0.02025%        5.63675%        42,054.99      504,659.88
  143        6,304,317   5.48000%      0.02025%        5.45975%        40,790.51      489,486.12
  144        6,925,636   5.76000%      0.02025%        5.73975%        42,063.00      504,756.00
---------------------------------------------------------------------------------------------------------------------------------
  145        7,150,000   5.74000%      0.07025%        5.66975%        34,770.85      417,250.20
  146        5,964,664   5.67700%      0.02025%        5.65675%        41,105.00      493,260.00
  147        7,030,000   6.29500%      0.02025%        6.27475%        37,492.85      449,914.14
  148        6,523,949   5.72000%      0.02025%        5.69975%        40,716.80      488,601.60
  149        7,000,000   5.56000%      0.02025%        5.53975%        32,973.89      395,686.68
---------------------------------------------------------------------------------------------------------------------------------
  150        5,959,405   6.12000%      0.02025%        6.09975%        42,510.10      510,121.20
  151        6,381,116   5.69000%      0.07025%        5.61975%        39,714.03      476,568.36
  152        6,393,167   5.83000%      0.02025%        5.80975%        40,323.54      483,882.48
  153        4,100,000   5.68000%      0.02025%        5.65975%        19,730.11      236,761.32
  154        2,625,000   5.63000%      0.02025%        5.60975%        12,520.89      150,250.68
---------------------------------------------------------------------------------------------------------------------------------
  155        6,245,209   5.60900%      0.06025%        5.54875%        38,570.29      462,843.48
  156        6,137,049   5.56000%      0.05025%        5.50975%        37,722.91      452,674.92
  157        5,793,066   5.76000%      0.07025%        5.68975%        37,623.01      451,476.12
157.01
157.02
---------------------------------------------------------------------------------------------------------------------------------
157.03
  158        5,835,034   5.84600%      0.02025%        5.82575%        36,855.35      442,264.20
  159        6,200,000   6.52000%      0.02025%        6.49975%        34,248.11      410,977.33
  160        6,100,000   5.87000%      0.07025%        5.79975%        30,336.49      364,037.88
  161        5,267,694   5.59000%      0.02025%        5.56975%        34,406.91      412,882.92
---------------------------------------------------------------------------------------------------------------------------------
  162        5,590,555   5.70900%      0.02025%        5.68875%        34,858.25      418,299.00
  163        5,490,526   5.62000%      0.06025%        5.55975%        33,945.10      407,341.20
  164        5,638,194   5.67000%      0.02025%        5.64975%        33,929.07      407,148.84
  165        5,850,000   5.50000%      0.02025%        5.47975%        27,259.38      327,112.56
  166        5,650,000   5.94700%      0.02025%        5.92675%        28,467.13      341,605.59
---------------------------------------------------------------------------------------------------------------------------------
  167        5,125,654   5.72000%      0.02025%        5.69975%        31,991.77      383,901.24
  168        4,934,480   5.63000%      0.06025%        5.56975%        31,678.47      380,141.64
  169        5,460,000   5.86400%      0.02025%        5.84375%        27,125.89      325,510.64
  170        4,983,791   5.69000%      0.06025%        5.62975%        31,017.53      372,210.36
  171        4,492,386   5.65000%      0.06025%        5.58975%        30,893.66      370,723.92
---------------------------------------------------------------------------------------------------------------------------------
  172        4,078,391   6.08200%      0.02025%        6.06175%        34,089.47      409,073.64
  173        4,717,463   6.67000%      0.02025%        6.64975%        32,164.46      385,973.52
  174        4,467,532   5.63000%      0.02025%        5.60975%        27,646.67      331,760.04
  175        4,471,227   5.69000%      0.02025%        5.66975%        27,828.81      333,945.72
  176        4,376,861   5.67000%      0.07025%        5.59975%        27,189.53      326,274.36
---------------------------------------------------------------------------------------------------------------------------------
  177        4,254,315   5.80000%      0.02025%        5.77975%        26,755.94      321,071.28
  178        4,500,000   5.84500%      0.02025%        5.82475%        22,284.06      267,408.75
  179        3,729,580   5.67000%      0.02025%        5.64975%        25,685.43      308,225.16
  180        3,803,218   5.85300%      0.02025%        5.83275%        25,965.83      311,589.96
  181        3,953,966   5.60000%      0.04025%        5.55975%        24,398.36      292,780.32
---------------------------------------------------------------------------------------------------------------------------------
  182        3,700,255   5.73800%      0.02025%        5.71775%        24,478.05      293,736.60
  183        3,827,727   5.85000%      0.06025%        5.78975%        24,187.58      290,250.96
  184        3,768,623   5.79000%      0.02025%        5.76975%        23,679.10      284,149.20
  185        3,737,238   5.90900%      0.02025%        5.88875%        23,748.50      284,982.00
  186        3,900,000   5.62000%      0.02025%        5.59975%        18,569.42      222,833.04
---------------------------------------------------------------------------------------------------------------------------------
  187        3,533,030   6.12300%      0.02025%        6.10275%        23,691.77      284,301.24
  188        3,837,000   5.77000%      0.09025%        5.67975%        18,757.07      225,084.84
  189        3,800,000   5.73000%      0.07025%        5.65975%        18,447.42      221,369.04
  190        3,655,000   5.60000%      0.07025%        5.52975%        17,340.94      208,091.28
  191        3,174,570   5.78000%      0.07025%        5.70975%        21,077.28      252,927.36
---------------------------------------------------------------------------------------------------------------------------------
  192        3,363,514   5.90900%      0.02025%        5.88875%        21,373.65      256,483.80
  193        3,575,000   5.84400%      0.02025%        5.82375%        17,700.42      212,405.05
  194        3,265,695   5.80000%      0.02025%        5.77975%        20,536.36      246,436.32
  195        3,088,808   5.53000%      0.07025%        5.45975%        19,653.70      235,844.40
  196        3,167,147   5.69000%      0.02025%        5.66975%        19,712.07      236,544.84
---------------------------------------------------------------------------------------------------------------------------------
  197        2,857,033   6.71500%      0.02025%        6.69475%        21,327.02      255,924.24
  198        2,796,482   5.73800%      0.02025%        5.71775%        17,484.32      209,811.84
  199        2,518,512   5.94000%      0.02025%        5.91975%        17,722.03      212,664.36
  200        2,466,705   5.80000%      0.07025%        5.72975%        17,162.53      205,950.36
  201        2,610,379   5.75000%      0.07025%        5.67975%        16,340.04      196,080.48
---------------------------------------------------------------------------------------------------------------------------------
  202        2,680,000   5.50000%      0.02025%        5.47975%        12,488.06      149,856.72
  203        1,812,594   5.90000%      0.02025%        5.87975%        11,506.85      138,082.20
  204        1,900,000   5.85000%      0.02025%        5.82975%         9,416.88      113,002.56
  205        1,800,000   6.30500%      0.02025%        6.28475%         9,615.13      115,381.50
  206        1,224,134   5.91000%      0.02025%        5.88975%         7,778.47       93,341.64

                                                                                                                         REMAINING
                                            INTEREST                ORIGINAL INTEREST     REMAINING     ORIGINAL TERM     TERM TO
CONTROL                                     ACCRUAL                    ONLY PERIOD      INTEREST ONLY   TO MATURITY       MATURITY
NUMBER          AMORTIZATION TYPE            METHOD     SEASONING        (MOS.)         PERIOD (MOS.)        (MOS.)        (MOS.)
-----------------------------------------------------------------------------------------------------------------------------------

   1               Interest Only           Actual/360       3              120               117              120           117
 1.01
 1.02
 1.03
 1.04
-----------------------------------------------------------------------------------------------------------------------------------
 1.05
 1.06
 1.07
 1.08
 1.09
-----------------------------------------------------------------------------------------------------------------------------------
 1.10
 1.11
 1.12
 1.13
 1.14
-----------------------------------------------------------------------------------------------------------------------------------
 1.15
 1.16
   2               Interest Only           Actual/360       3              120               117              120           117
   3               Interest Only           Actual/360       2              120               118              120           118
   4               INTEREST ONLY           ACTUAL/360       5              120               115              120           115
-----------------------------------------------------------------------------------------------------------------------------------
 4.01
 4.02
 4.03
 4.04
 4.05
-----------------------------------------------------------------------------------------------------------------------------------
 4.06
   5               Interest Only           Actual/360       1              120               119              120           119
   6               Interest Only           Actual/360       2              119               117              119           117
   7               Interest Only           Actual/360       5              120               115              120           115
   8      INTEREST ONLY, THEN AMORTIZING   ACTUAL/360       0              60                60               120           120
-----------------------------------------------------------------------------------------------------------------------------------
 8.01
 8.02
 8.03
 8.04
 8.05
-----------------------------------------------------------------------------------------------------------------------------------
 8.06
 8.07
 8.08
 8.09
 8.10
-----------------------------------------------------------------------------------------------------------------------------------
 8.11
 8.12
 8.13
 8.14
 8.15
-----------------------------------------------------------------------------------------------------------------------------------
 8.16
 8.17
 8.18
 8.19
 8.20
-----------------------------------------------------------------------------------------------------------------------------------
 8.21
 8.22
 8.23
 8.24
 8.25
-----------------------------------------------------------------------------------------------------------------------------------
 8.26
 8.27
 8.28
 8.29
 8.30
-----------------------------------------------------------------------------------------------------------------------------------
 8.31
 8.32
 8.33
 8.34
 8.35
-----------------------------------------------------------------------------------------------------------------------------------
   9               Interest Only           Actual/360       2              120               118              120           118
  10      Interest Only, Then Amortizing   Actual/360       0              36                36               120           120
  11               Interest Only           Actual/360       3              120               117              120           117
  12               Interest Only           Actual/360       6              84                78                84           78
  13               Interest Only           Actual/360       0              120               120              120           120
-----------------------------------------------------------------------------------------------------------------------------------
  14               Interest Only           Actual/360       3              120               117              120           117
  15               Interest Only           Actual/360       1              120               119              120           119
  16               Interest Only           Actual/360       1              120               119              120           119
  17               Interest Only           Actual/360       2              60                58                60           58
  18               Interest Only           Actual/360       1              120               119              120           119
-----------------------------------------------------------------------------------------------------------------------------------
  19               INTEREST ONLY           ACTUAL/360       2              120               118              120           118
 19.01
 19.02
  20                AMORTIZING             ACTUAL/360       0               0                 0               120           120
 20.01
-----------------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
-----------------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
-----------------------------------------------------------------------------------------------------------------------------------
  21               Interest Only           Actual/360       4              119               115              119           115
  22               Interest Only           Actual/360       4              120               116              120           116
  23               Interest Only           Actual/360       6              120               114              120           114
  24      Interest Only, Then Amortizing   Actual/360       1              84                83               120           119
  25               Interest Only           Actual/360       1              60                59                60           59
-----------------------------------------------------------------------------------------------------------------------------------
  26      Interest Only, Then Amortizing   Actual/360       2              59                57               120           118
  27               Interest Only           Actual/360       3              60                57                60           57
  28               Interest Only           Actual/360       3              60                57                60           57
  29               Interest Only           Actual/360       0              120               120              120           120
  30               Interest Only           Actual/360       0              120               120              120           120
-----------------------------------------------------------------------------------------------------------------------------------
  31               Interest Only           Actual/360       2              60                58                60           58
  32               Interest Only           Actual/360       1              120               119              120           119
  33               Interest Only           Actual/360       2              120               118              120           118
  34               Interest Only           Actual/360       2              60                58                60           58
  35      Interest Only, Then Amortizing   Actual/360       5              36                31               120           115
-----------------------------------------------------------------------------------------------------------------------------------
  36      INTEREST ONLY, THEN AMORTIZING   ACTUAL/360       5              36                31               120           115
 36.01
 36.02
  37               INTEREST ONLY           ACTUAL/360       1              60                59                60           59
 37.01
-----------------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
-----------------------------------------------------------------------------------------------------------------------------------
  38               Interest Only           Actual/360       1              120               119              120           119
  39      INTEREST ONLY, THEN AMORTIZING   ACTUAL/360       0              24                24                60           60
 39.01
 39.02
 39.03
-----------------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
-----------------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
  40               Interest Only           Actual/360       3              119               116              119           116
  41               Interest Only           Actual/360       1              120               119              120           119
-----------------------------------------------------------------------------------------------------------------------------------
  42               INTEREST ONLY           ACTUAL/360       2              60                58                60           58
 42.01
 42.02
 42.03
 42.04
-----------------------------------------------------------------------------------------------------------------------------------
 42.05
  43               Interest Only           Actual/360       2              120               118              120           118
  44      Interest Only, Then Amortizing   Actual/360       5              60                55               120           115
  45               Interest Only           Actual/360       2              60                58                60           58
  46               INTEREST ONLY           ACTUAL/360       2              120               118              120           118
-----------------------------------------------------------------------------------------------------------------------------------
 46.01
 46.02
  47      Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  48      Interest Only, Then Amortizing   Actual/360       2              60                58               120           118
  49               Interest Only           Actual/360       1              120               119              120           119
-----------------------------------------------------------------------------------------------------------------------------------
  50      Interest Only, Then Amortizing   Actual/360       2              60                58               120           118
  51      INTEREST ONLY, THEN AMORTIZING   ACTUAL/360       1              60                59               120           119
 51.01
 51.02
 51.03
-----------------------------------------------------------------------------------------------------------------------------------
 51.04
 51.05
 51.06
  52                Amortizing             Actual/360       5               0                 0               120           115
  53               Interest Only           Actual/360       1              60                59                60           59
-----------------------------------------------------------------------------------------------------------------------------------
  54               Interest Only           Actual/360       2              120               118              120           118
  55               Interest Only           Actual/360       6              60                54                60           54
  56               Interest Only           Actual/360       3              120               117              120           117
  57      Interest Only, Then Amortizing   Actual/360       2              60                58               120           118
  58      Interest Only, Then Amortizing   Actual/360       2              36                34               120           118
-----------------------------------------------------------------------------------------------------------------------------------
  59               Interest Only           Actual/360       1              60                59                60           59
  60               INTEREST ONLY           ACTUAL/360       2              120               118              120           118
 60.01
 60.02
 60.03
-----------------------------------------------------------------------------------------------------------------------------------
 60.04
  61               Interest Only           Actual/360       4              120               116              120           116
  62               Interest Only           Actual/360       3              120               117              120           117
  63                Amortizing             Actual/360       4               0                 0               120           116
  64               Interest Only           Actual/360       2              120               118              120           118
-----------------------------------------------------------------------------------------------------------------------------------
  65      Interest Only, Then Amortizing   Actual/360       3              84                81               120           117
  66               Interest Only           Actual/360       2              84                82                84           82
  67               Interest Only           Actual/360       3              120               117              120           117
  68               Interest Only           Actual/360       4              84                80                84           80
  69               Interest Only           Actual/360       4              120               116              120           116
-----------------------------------------------------------------------------------------------------------------------------------
  70               Interest Only           Actual/360       2              120               118              120           118
  71                Amortizing             Actual/360       2               0                 0               120           118
  72               Interest Only           Actual/360       5              66                61                66           61
  73               Interest Only           Actual/360       1              84                83                84           83
  74               Interest Only           Actual/360       5              120               115              120           115
-----------------------------------------------------------------------------------------------------------------------------------
  75               Interest Only           Actual/360       1              120               119              120           119
  76               Interest Only           Actual/360       1              120               119              120           119
  77               Interest Only           Actual/360       6              120               114              120           114
  78               Interest Only           Actual/360       5              120               115              120           115
  79               Interest Only           Actual/360       3              84                81                84           81
-----------------------------------------------------------------------------------------------------------------------------------
  80               Interest Only           Actual/360       3              120               117              120           117
  81      Interest Only, Then Amortizing   Actual/360       5              61                56               121           116
  82               Interest Only           Actual/360       1              120               119              120           119
  83               Interest Only           Actual/360       2              120               118              120           118
  84      INTEREST ONLY, THEN AMORTIZING   ACTUAL/360       3              60                57               120           117
-----------------------------------------------------------------------------------------------------------------------------------
 84.01
 84.02
 84.03
 84.04
  85      Interest Only, Then Amortizing   Actual/360       2              36                34               120           118
-----------------------------------------------------------------------------------------------------------------------------------
  86               Interest Only           Actual/360       5              120               115              120           115
  87               Interest Only           Actual/360       2              60                58                60           58
  88               Interest Only           Actual/360       2              120               118              120           118
  89                AMORTIZING             ACTUAL/360       3               0                 0               120           117
 89.01
-----------------------------------------------------------------------------------------------------------------------------------
 89.02
 89.03
 89.04
 89.05
 89.06
-----------------------------------------------------------------------------------------------------------------------------------
 89.07
 89.08
 89.09
 89.10
 89.11
-----------------------------------------------------------------------------------------------------------------------------------
 89.12
 89.13
 89.14
 89.15
 89.16
-----------------------------------------------------------------------------------------------------------------------------------
 89.17
 89.18
 89.19
 89.20
 89.21
-----------------------------------------------------------------------------------------------------------------------------------
 89.22
 89.23
 89.24
 89.25
 89.26
-----------------------------------------------------------------------------------------------------------------------------------
 89.27
 89.28
 89.29
 89.30
 89.31
-----------------------------------------------------------------------------------------------------------------------------------
 89.32
 89.33
 89.34
 89.35
 89.36
-----------------------------------------------------------------------------------------------------------------------------------
 89.37
 89.38
 89.39
 89.40
 89.41
-----------------------------------------------------------------------------------------------------------------------------------
 89.42
 89.43
 89.44
 89.45
 89.46
-----------------------------------------------------------------------------------------------------------------------------------
 89.47
 89.48
  90      Interest Only, Then Amortizing   Actual/360       5              60                55               120           115
  91               Interest Only           Actual/360       2              120               118              120           118
  92               Interest Only           Actual/360       2              120               118              120           118
-----------------------------------------------------------------------------------------------------------------------------------
  93               Interest Only           Actual/360       2              120               118              120           118
  94               Interest Only           Actual/360       3              120               117              120           117
  95               Interest Only           Actual/360       1              60                59                60           59
  96               INTEREST ONLY           ACTUAL/360       1              120               119              120           119
 96.01
-----------------------------------------------------------------------------------------------------------------------------------
 96.02
 96.03
 96.04
  97               Interest Only           Actual/360       1              120               119              120           119
  98               Interest Only           Actual/360       2              120               118              120           118
-----------------------------------------------------------------------------------------------------------------------------------
  99               Interest Only           Actual/360       2              132               130              132           130
  100              Interest Only           Actual/360       1              120               119              120           119
  101     Interest Only, Then Amortizing   Actual/360       4              36                32               120           116
  102              Interest Only           Actual/360       3              120               117              120           117
  103     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
-----------------------------------------------------------------------------------------------------------------------------------
  104     INTEREST ONLY, THEN AMORTIZING   ACTUAL/360       2              36                34               120           118
104.01
104.02
  105     Interest Only, Then Amortizing   Actual/360       1              36                35               120           119
  106              Interest Only           Actual/360       4              120               116              120           116
-----------------------------------------------------------------------------------------------------------------------------------
  107              Interest Only           Actual/360       1              60                59                60           59
  108               Amortizing             Actual/360       3               0                 0               120           117
  109     Interest Only, Then Amortizing   Actual/360       2              36                34               120           118
  110              Interest Only           Actual/360       1              120               119              120           119
  111     Interest Only, Then Amortizing   Actual/360       2              24                22               120           118
-----------------------------------------------------------------------------------------------------------------------------------
  112     Interest Only, Then Amortizing   Actual/360       4              36                32               120           116
  113              Interest Only           Actual/360       1              120               119              120           119
  114              Interest Only           Actual/360       1              120               119              120           119
  115              Interest Only           Actual/360       2              60                58                60           58
  116              Interest Only           Actual/360       3              84                81                84           81
-----------------------------------------------------------------------------------------------------------------------------------
  117              Interest Only           Actual/360       2              120               118              120           118
  118              Interest Only           Actual/360       4              120               116              120           116
  119              Interest Only           Actual/360       1              120               119              120           119
  120     Interest Only, Then Amortizing   Actual/360       1              60                59               120           119
  121              Interest Only           Actual/360       3              84                81                84           81
-----------------------------------------------------------------------------------------------------------------------------------
  122              Interest Only           Actual/360       2              120               118              120           118
  123              Interest Only           Actual/360       3              60                57                60           57
  124               Amortizing             Actual/360       8               0                 0                60           52
  125               Amortizing             Actual/360       5               0                 0                84           79
  126     Interest Only, Then Amortizing   Actual/360       1              60                59               120           119
-----------------------------------------------------------------------------------------------------------------------------------
  127              Interest Only           Actual/360       2              84                82                84           82
  128              Interest Only           Actual/360       2              120               118              120           118
  129     INTEREST ONLY, THEN AMORTIZING   ACTUAL/360       2              24                22               120           118
129.01
129.02
-----------------------------------------------------------------------------------------------------------------------------------
  130              Interest Only           Actual/360       3              120               117              120           117
  131              Interest Only           Actual/360       2              120               118              120           118
  132              Interest Only           Actual/360       1              120               119              120           119
  133     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  134              Interest Only           Actual/360       4              120               116              120           116
-----------------------------------------------------------------------------------------------------------------------------------
  135               Amortizing             Actual/360       4               0                 0               120           116
  136              Interest Only           Actual/360       4              120               116              120           116
  137     Interest Only, Then Amortizing   Actual/360       2              60                58               120           118
  138              Interest Only           Actual/360       5              60                55                60           55
  139              Interest Only           Actual/360       3              120               117              120           117
-----------------------------------------------------------------------------------------------------------------------------------
  140              Interest Only           Actual/360       3              120               117              120           117
  141     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  142     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  143     Interest Only, Then Amortizing   Actual/360       3              24                21               120           117
  144     Interest Only, Then Amortizing   Actual/360       3              24                21                60           57
-----------------------------------------------------------------------------------------------------------------------------------
  145              Interest Only           Actual/360       3              120               117              120           117
  146               Amortizing             Actual/360       3               0                 0               120           117
  147              Interest Only           Actual/360       5              120               115              120           115
  148     Interest Only, Then Amortizing   Actual/360       3              58                55               118           115
  149              Interest Only           Actual/360       3              120               117              120           117
-----------------------------------------------------------------------------------------------------------------------------------
  150               Amortizing             Actual/360       2               0                 0               120           118
  151     Interest Only, Then Amortizing   Actual/360       4              60                56               120           116
  152     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  153              Interest Only           Actual/360       3              60                57                60           57
  154              Interest Only           Actual/360       3              60                57                60           57
-----------------------------------------------------------------------------------------------------------------------------------
  155     Interest Only, Then Amortizing   Actual/360       1              60                59               120           119
  156     Interest Only, Then Amortizing   Actual/360       4              60                56               120           116
  157     INTEREST ONLY, THEN AMORTIZING   ACTUAL/360       4              36                32               120           116
157.01
157.02
-----------------------------------------------------------------------------------------------------------------------------------
157.03
  158     Interest Only, Then Amortizing   Actual/360       5              60                55               120           115
  159              Interest Only           Actual/360       4              60                56                60           56
  160              Interest Only           Actual/360       4              120               116              120           116
  161     Interest Only, Then Amortizing   Actual/360       2              24                22               120           118
-----------------------------------------------------------------------------------------------------------------------------------
  162     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  163     Interest Only, Then Amortizing   Actual/360       1              60                59               120           119
  164     Interest Only, Then Amortizing   Actual/360       1              84                83               120           119
  165              Interest Only           Actual/360       1              120               119              120           119
  166              Interest Only           Actual/360       3              120               117              120           117
-----------------------------------------------------------------------------------------------------------------------------------
  167     Interest Only, Then Amortizing   Actual/360       4              60                56               120           116
  168     Interest Only, Then Amortizing   Actual/360       2              36                34               120           118
  169              Interest Only           Actual/360       1              120               119              120           119
  170     Interest Only, Then Amortizing   Actual/360       4              60                56               120           116
  171               Amortizing             Actual/360       1               0                 0               120           119
-----------------------------------------------------------------------------------------------------------------------------------
  172               Amortizing             Actual/360       4               0                 0               120           116
  173     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  174     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  175     Interest Only, Then Amortizing   Actual/360       1              60                59               120           119
  176     Interest Only, Then Amortizing   Actual/360       1              60                59               120           119
-----------------------------------------------------------------------------------------------------------------------------------
  177     Interest Only, Then Amortizing   Actual/360       5              61                56               121           116
  178              Interest Only           Actual/360       3              60                57                60           57
  179               Amortizing             Actual/360       4               0                 0               120           116
  180     Interest Only, Then Amortizing   Actual/360       1              12                11               120           119
  181     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
-----------------------------------------------------------------------------------------------------------------------------------
  182     Interest Only, Then Amortizing   Actual/360       2              24                22               120           118
  183     Interest Only, Then Amortizing   Actual/360       2              60                58               120           118
  184     Interest Only, Then Amortizing   Actual/360       2              60                58               120           118
  185     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  186              Interest Only           Actual/360       2              120               118              120           118
-----------------------------------------------------------------------------------------------------------------------------------
  187     Interest Only, Then Amortizing   Actual/360       3              36                33               120           117
  188              Interest Only           Actual/360       1              120               119              120           119
  189              Interest Only           Actual/360       1              120               119              120           119
  190              Interest Only           Actual/360       3              120               117              120           117
  191     Interest Only, Then Amortizing   Actual/360       3              24                21               120           117
-----------------------------------------------------------------------------------------------------------------------------------
  192     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
  193              Interest Only           Actual/360       2              120               118              120           118
  194     Interest Only, Then Amortizing   Actual/360       6              60                54               120           114
  195     Interest Only, Then Amortizing   Actual/360       3              36                33               120           117
  196     Interest Only, Then Amortizing   Actual/360       3              60                57               120           117
-----------------------------------------------------------------------------------------------------------------------------------
  197               Amortizing             Actual/360       0               0                 0               120           120
  198     Interest Only, Then Amortizing   Actual/360       2              60                58               120           118
  199               Amortizing             Actual/360       6               0                 0               120           114
  200               Amortizing             Actual/360       4               0                 0               120           116
  201     Interest Only, Then Amortizing   Actual/360       1              60                59               120           119
-----------------------------------------------------------------------------------------------------------------------------------
  202              Interest Only           Actual/360       2              120               118              120           118
  203     Interest Only, Then Amortizing   Actual/360       6              60                54               120           114
  204              Interest Only           Actual/360       4              120               116              120           116
  205              Interest Only           Actual/360       5              60                55                60           55
  206     Interest Only, Then Amortizing   Actual/360       6              60                54               120           114

               ORIGINAL           REMAINING
CONTROL   AMORTIZATION TERM   AMORTIZATION TERM                   FIRST            LAST IO      FIRST P&I
NUMBER          (MOS.)             (MOS.)         NOTE DATE    PAYMENT DATE     PAYMENT DATE   PAYMENT DATE   MATURITY DATE
---------------------------------------------------------------------------------------------------------------------------

   1              0                   0           3/27/2007      5/6/2007         4/6/2017                       4/6/2017
 1.01
 1.02
 1.03
 1.04
---------------------------------------------------------------------------------------------------------------------------
 1.05
 1.06
 1.07
 1.08
 1.09
---------------------------------------------------------------------------------------------------------------------------
 1.10
 1.11
 1.12
 1.13
 1.14
---------------------------------------------------------------------------------------------------------------------------
 1.15
 1.16
   2              0                   0            4/4/2007      5/6/2007         4/6/2017                       4/6/2017
   3              0                   0           4/24/2007      6/6/2007         5/6/2017                       5/6/2017
   4              0                   0           1/25/2007      3/6/2007         2/6/2017                       2/6/2017
---------------------------------------------------------------------------------------------------------------------------
 4.01
 4.02
 4.03
 4.04
 4.05
---------------------------------------------------------------------------------------------------------------------------
 4.06
   5              0                   0           5/18/2007      7/6/2007         6/6/2017                       6/6/2017
   6              0                   0            4/9/2007      6/6/2007         4/6/2017                       4/6/2017
   7              0                   0           1/25/2007      3/6/2007         2/6/2017                       2/6/2017
   8             360                 360           6/7/2007      8/6/2007         7/6/2012       8/6/2012        7/6/2017
---------------------------------------------------------------------------------------------------------------------------
 8.01
 8.02
 8.03
 8.04
 8.05
---------------------------------------------------------------------------------------------------------------------------
 8.06
 8.07
 8.08
 8.09
 8.10
---------------------------------------------------------------------------------------------------------------------------
 8.11
 8.12
 8.13
 8.14
 8.15
---------------------------------------------------------------------------------------------------------------------------
 8.16
 8.17
 8.18
 8.19
 8.20
---------------------------------------------------------------------------------------------------------------------------
 8.21
 8.22
 8.23
 8.24
 8.25
---------------------------------------------------------------------------------------------------------------------------
 8.26
 8.27
 8.28
 8.29
 8.30
---------------------------------------------------------------------------------------------------------------------------
 8.31
 8.32
 8.33
 8.34
 8.35
---------------------------------------------------------------------------------------------------------------------------
   9              0                   0           4/24/2007      6/6/2007         5/6/2017                       5/6/2017
  10             480                 480           6/8/2007      8/6/2007         7/6/2010       8/6/2010        7/6/2017
  11              0                   0            4/2/2007      5/6/2007         4/6/2017                       4/6/2017
  12              0                   0           12/28/2006     2/6/2007         1/6/2014                       1/6/2014
  13              0                   0            6/8/2007      8/6/2007         7/6/2017                       7/6/2017
---------------------------------------------------------------------------------------------------------------------------
  14              0                   0           3/28/2007      5/6/2007         4/6/2017                       4/6/2017
  15              0                   0            6/1/2007      7/6/2007         6/6/2017                       6/6/2017
  16              0                   0            6/4/2007      7/6/2007         6/6/2017                       6/6/2017
  17              0                   0           4/26/2007      6/6/2007         5/6/2012                       5/6/2012
  18              0                   0            5/4/2007      7/1/2007         6/1/2017                       6/1/2017
---------------------------------------------------------------------------------------------------------------------------
  19              0                   0           4/24/2007      6/6/2007         5/6/2017                       5/6/2017
 19.01
 19.02
  20             399                 399           6/8/2007      8/6/2007                        8/6/2007        7/6/2017
 20.01
---------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
---------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
---------------------------------------------------------------------------------------------------------------------------
  21              0                   0           2/23/2007      4/6/2007         2/6/2017                       2/6/2017
  22              0                   0            2/7/2007      4/6/2007         3/6/2017                       3/6/2017
  23              0                   0           12/28/2006     2/6/2007         1/6/2017                       1/6/2017
  24             360                 360           6/5/2007      7/6/2007         6/6/2014       7/6/2014        6/6/2017
  25              0                   0           5/11/2007      7/6/2007         6/6/2012                       6/6/2012
---------------------------------------------------------------------------------------------------------------------------
  26             360                 360          4/25/2007      6/6/2007         4/6/2012       5/6/2012        5/6/2017
  27              0                   0            4/4/2007      5/6/2007         4/6/2012                       4/6/2012
  28              0                   0           3/26/2007      5/6/2007         4/6/2012                       4/6/2012
  29              0                   0            6/8/2007      8/6/2007         7/6/2017                       7/6/2017
  30              0                   0            6/8/2007      8/6/2007         7/6/2017                       7/6/2017
---------------------------------------------------------------------------------------------------------------------------
  31              0                   0           4/13/2007      6/6/2007         5/6/2012                       5/6/2012
  32              0                   0           5/18/2007      7/6/2007         6/6/2017                       6/6/2017
  33              0                   0            4/9/2007      6/6/2007         5/6/2017                       5/6/2017
  34              0                   0           4/24/2007      6/6/2007         5/6/2012                       5/6/2012
  35             360                 360           2/1/2007      3/6/2007         2/6/2010       3/6/2010        2/6/2017
---------------------------------------------------------------------------------------------------------------------------
  36             360                 360           2/1/2007      3/6/2007         2/6/2010       3/6/2010        2/6/2017
 36.01
 36.02
  37              0                   0            5/8/2007      7/6/2007         6/6/2012                       6/6/2012
 37.01
---------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
---------------------------------------------------------------------------------------------------------------------------
  38              0                   0           5/24/2007      7/6/2007         6/6/2017                       6/6/2017
  39             360                 360          6/11/2007      8/6/2007         7/6/2009       8/6/2009        7/6/2012
 39.01
 39.02
 39.03
---------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
---------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
  40              0                   0            3/6/2007      5/6/2007         3/6/2017                       3/6/2017
  41              0                   0           5/17/2007      7/6/2007         6/6/2017                       6/6/2017
---------------------------------------------------------------------------------------------------------------------------
  42              0                   0            5/3/2007      6/6/2007         5/6/2012                       5/6/2012
 42.01
 42.02
 42.03
 42.04
---------------------------------------------------------------------------------------------------------------------------
 42.05
  43              0                   0           4/24/2007      6/6/2007         5/6/2017                       5/6/2017
  44             360                 360           2/7/2007      3/6/2007         2/6/2012       3/6/2012        2/6/2017
  45              0                   0            5/2/2007      6/6/2007         5/6/2012                       5/6/2012
  46              0                   0            4/9/2007      6/6/2007         5/6/2017                       5/6/2017
---------------------------------------------------------------------------------------------------------------------------
 46.01
 46.02
  47             360                 360           4/5/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  48             360                 360          4/10/2007      6/6/2007         5/6/2012       6/6/2012        5/6/2017
  49              0                   0           5/18/2007      7/6/2007         6/6/2017                       6/6/2017
---------------------------------------------------------------------------------------------------------------------------
  50             360                 360          4/25/2007      6/1/2007         5/1/2012       6/1/2012        5/1/2017
  51             360                 360           5/8/2007      7/6/2007         6/6/2012       7/6/2012        6/6/2017
 51.01
 51.02
 51.03
---------------------------------------------------------------------------------------------------------------------------
 51.04
 51.05
 51.06
  52             664                 659          1/19/2007      3/6/2007                        3/6/2007        2/6/2017
  53              0                   0           5/17/2007      7/6/2007         6/6/2012                       6/6/2012
---------------------------------------------------------------------------------------------------------------------------
  54              0                   0            4/9/2007      6/6/2007         5/6/2017                       5/6/2017
  55              0                   0           12/28/2006     2/6/2007         1/6/2012                       1/6/2012
  56              0                   0           3/28/2007      5/6/2007         4/6/2017                       4/6/2017
  57             360                 360           5/2/2007      6/6/2007         5/6/2012       6/6/2012        5/6/2017
  58             360                 360          4/20/2007      6/6/2007         5/6/2010       6/6/2010        5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  59              0                   0           5/17/2007      7/6/2007         6/6/2012                       6/6/2012
  60              0                   0            4/9/2007      6/6/2007         5/6/2017                       5/6/2017
 60.01
 60.02
 60.03
---------------------------------------------------------------------------------------------------------------------------
 60.04
  61              0                   0            2/8/2007      4/6/2007         3/6/2017                       3/6/2017
  62              0                   0           3/15/2007      5/6/2007         4/6/2017                       4/6/2017
  63             300                 296          2/27/2007      4/6/2007                        4/6/2007        3/6/2017
  64              0                   0           4/18/2007      6/6/2007         5/6/2017                       5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  65             360                 360          3/22/2007      5/6/2007         4/6/2014       5/6/2014        4/6/2017
  66              0                   0           4/20/2007      6/6/2007         5/6/2014                       5/6/2014
  67              0                   0            4/2/2007      5/6/2007         4/6/2017                       4/6/2017
  68              0                   0            3/5/2007      4/6/2007         3/6/2014                       3/6/2014
  69              0                   0           2/20/2007      4/6/2007         3/6/2017                       3/6/2017
---------------------------------------------------------------------------------------------------------------------------
  70              0                   0           4/11/2007      6/6/2007         5/6/2017                       5/6/2017
  71             360                 358          4/11/2007      6/6/2007                        6/6/2007        5/6/2017
  72              0                   0           1/16/2007      3/6/2007         8/6/2012                       8/6/2012
  73              0                   0            6/6/2007      7/6/2007         6/6/2014                       6/6/2014
  74              0                   0           1/17/2007      3/6/2007         2/6/2017                       2/6/2017
---------------------------------------------------------------------------------------------------------------------------
  75              0                   0           5/22/2007      7/6/2007         6/6/2017                       6/6/2017
  76              0                   0            5/9/2007      7/6/2007         6/6/2017                       6/6/2017
  77              0                   0           12/18/2006     2/6/2007         1/6/2017                       1/6/2017
  78              0                   0           1/31/2007      3/6/2007         2/6/2017                       2/6/2017
  79              0                   0           3/30/2007      5/6/2007         4/6/2014                       4/6/2014
---------------------------------------------------------------------------------------------------------------------------
  80              0                   0           3/29/2007      5/6/2007         4/6/2017                       4/6/2017
  81             360                 360           2/9/2007      3/6/2007         3/6/2012       4/6/2012        3/6/2017
  82              0                   0           5/17/2007      7/6/2007         6/6/2017                       6/6/2017
  83              0                   0           4/25/2007      6/1/2007         5/1/2017                       5/1/2017
  84             360                 360           4/5/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
---------------------------------------------------------------------------------------------------------------------------
 84.01
 84.02
 84.03
 84.04
  85             360                 360          4/18/2007      6/6/2007         5/6/2010       6/6/2010        5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  86              0                   0           1/31/2007      3/6/2007         2/6/2017                       2/6/2017
  87              0                   0            5/3/2007      6/6/2007         5/6/2012                       5/6/2012
  88              0                   0            5/3/2007      6/6/2007         5/6/2017                       5/6/2017
  89             360                 357          3/22/2007      5/6/2007                        5/6/2007        4/6/2017
 89.01
---------------------------------------------------------------------------------------------------------------------------
 89.02
 89.03
 89.04
 89.05
 89.06
---------------------------------------------------------------------------------------------------------------------------
 89.07
 89.08
 89.09
 89.10
 89.11
---------------------------------------------------------------------------------------------------------------------------
 89.12
 89.13
 89.14
 89.15
 89.16
---------------------------------------------------------------------------------------------------------------------------
 89.17
 89.18
 89.19
 89.20
 89.21
---------------------------------------------------------------------------------------------------------------------------
 89.22
 89.23
 89.24
 89.25
 89.26
---------------------------------------------------------------------------------------------------------------------------
 89.27
 89.28
 89.29
 89.30
 89.31
---------------------------------------------------------------------------------------------------------------------------
 89.32
 89.33
 89.34
 89.35
 89.36
---------------------------------------------------------------------------------------------------------------------------
 89.37
 89.38
 89.39
 89.40
 89.41
---------------------------------------------------------------------------------------------------------------------------
 89.42
 89.43
 89.44
 89.45
 89.46
---------------------------------------------------------------------------------------------------------------------------
 89.47
 89.48
  90             360                 360           2/2/2007      3/6/2007         2/6/2012       3/6/2012        2/6/2017
  91              0                   0            4/4/2007      6/1/2007         5/1/2017                       5/1/2017
  92              0                   0           4/27/2007      6/6/2007         5/6/2017                       5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  93              0                   0           4/24/2007      6/6/2007         5/6/2017                       5/6/2017
  94              0                   0            4/5/2007      5/6/2007         4/6/2017                       4/6/2017
  95              0                   0            5/2/2007      7/1/2007         6/1/2012                       6/1/2012
  96              0                   0           5/25/2007      7/6/2007         6/6/2017                       6/6/2017
 96.01
---------------------------------------------------------------------------------------------------------------------------
 96.02
 96.03
 96.04
  97              0                   0           5/17/2007      7/6/2007         6/6/2017                       6/6/2017
  98              0                   0            4/3/2007      6/1/2007         5/1/2017                       5/1/2017
---------------------------------------------------------------------------------------------------------------------------
  99              0                   0           4/10/2007      6/6/2007         5/6/2018                       5/6/2018
  100             0                   0           5/18/2007      7/6/2007         6/6/2017                       6/6/2017
  101            360                 360           3/6/2007      4/6/2007         3/6/2010       4/6/2010        3/6/2017
  102             0                   0           3/16/2007      5/6/2007         4/6/2017                       4/6/2017
  103            360                 360          3/15/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  104            360                 360          4/26/2007      6/6/2007         5/6/2010       6/6/2010        5/6/2017
104.01
104.02
  105            360                 360           6/1/2007      7/6/2007         6/6/2010       7/6/2010        6/6/2017
  106             0                   0           2/23/2007      4/6/2007         3/6/2017                       3/6/2017
---------------------------------------------------------------------------------------------------------------------------
  107             0                   0           5/31/2007      7/6/2007         6/6/2012                       6/6/2012
  108            300                 297          3/22/2007      5/6/2007                        5/6/2007        4/6/2017
  109            360                 360          4/26/2007      6/6/2007         5/6/2010       6/6/2010        5/6/2017
  110             0                   0           5/17/2007      7/1/2007         6/1/2017                       6/1/2017
  111            360                 360          4/27/2007      6/6/2007         5/6/2009       6/6/2009        5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  112            360                 360          2/15/2007      4/6/2007         3/6/2010       4/6/2010        3/6/2017
  113             0                   0           5/18/2007      7/1/2007         6/1/2017                       6/1/2017
  114             0                   0           5/15/2007      7/6/2007         6/6/2017                       6/6/2017
  115             0                   0           4/26/2007      6/6/2007         5/6/2012                       5/6/2012
  116             0                   0           3/27/2007      5/6/2007         4/6/2014                       4/6/2014
---------------------------------------------------------------------------------------------------------------------------
  117             0                   0           4/25/2007      6/6/2007         5/6/2017                       5/6/2017
  118             0                   0           2/15/2007      4/6/2007         3/6/2017                       3/6/2017
  119             0                   0           5/30/2007      7/6/2007         6/6/2017                       6/6/2017
  120            360                 360           5/7/2007      7/6/2007         6/6/2012       7/6/2012        6/6/2017
  121             0                   0           3/29/2007      5/6/2007         4/6/2014                       4/6/2014
---------------------------------------------------------------------------------------------------------------------------
  122             0                   0            5/1/2007      6/6/2007         5/6/2017                       5/6/2017
  123             0                   0           3/21/2007      5/6/2007         4/6/2012                       4/6/2012
  124            360                 352          10/31/2006    12/6/2006                       12/6/2006       11/6/2011
  125            360                 355           2/5/2007      3/6/2007                        3/6/2007        2/6/2014
  126            360                 360           5/7/2007      7/6/2007         6/6/2012       7/6/2012        6/6/2017
---------------------------------------------------------------------------------------------------------------------------
  127             0                   0           4/24/2007      6/6/2007         5/6/2014                       5/6/2014
  128             0                   0            5/2/2007      6/6/2007         5/6/2017                       5/6/2017
  129            360                 360          4/20/2007      6/6/2007         5/6/2009       6/6/2009        5/6/2017
129.01
129.02
---------------------------------------------------------------------------------------------------------------------------
  130             0                   0           3/30/2007      5/6/2007         4/6/2017                       4/6/2017
  131             0                   0           4/11/2007      6/6/2007         5/6/2017                       5/6/2017
  132             0                   0           5/18/2007      7/6/2007         6/6/2017                       6/6/2017
  133            360                 360          3/28/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  134             0                   0           2/15/2007      4/6/2007         3/6/2017                       3/6/2017
---------------------------------------------------------------------------------------------------------------------------
  135            300                 296           2/8/2007      4/6/2007                        4/6/2007        3/6/2017
  136             0                   0           2/15/2007      4/6/2007         3/6/2017                       3/6/2017
  137            360                 360          4/18/2007      6/6/2007         5/6/2012       6/6/2012        5/6/2017
  138             0                   0           1/26/2007      3/6/2007         2/6/2012                       2/6/2012
  139             0                   0           3/14/2007      5/6/2007         4/6/2017                       4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  140             0                   0            4/5/2007      5/6/2007         4/6/2017                       4/6/2017
  141            360                 360          3/15/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  142            360                 360          3/13/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  143            360                 360          3/30/2007      5/6/2007         4/6/2009       5/6/2009        4/6/2017
  144            360                 360           3/7/2007      5/6/2007         4/6/2009       5/6/2009        4/6/2012
---------------------------------------------------------------------------------------------------------------------------
  145             0                   0            3/9/2007      5/6/2007         4/6/2017                       4/6/2017
  146            360                 357          3/13/2007      5/6/2007                        5/6/2007        4/6/2017
  147             0                   0           1/31/2007      3/6/2007         2/6/2017                       2/6/2017
  148            360                 360          3/22/2007      5/6/2007         2/6/2012       3/6/2012        2/6/2017
  149             0                   0           3/27/2007      5/6/2007         4/6/2017                       4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  150            360                 358           5/1/2007      6/6/2007                        6/6/2007        5/6/2017
  151            360                 360          2/28/2007      4/6/2007         3/6/2012       4/6/2012        3/6/2017
  152            360                 360          3/29/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  153             0                   0           3/22/2007      5/6/2007         4/6/2012                       4/6/2012
  154             0                   0           3/15/2007      5/6/2007         4/6/2012                       4/6/2012
---------------------------------------------------------------------------------------------------------------------------
  155            360                 360           5/4/2007      7/1/2007         6/1/2012       7/1/2012        6/1/2017
  156            360                 360           3/6/2007      4/6/2007         3/6/2012       4/6/2012        3/6/2017
  157            360                 360          2/23/2007      4/6/2007         3/6/2010       4/6/2010        3/6/2017
157.01
157.02
---------------------------------------------------------------------------------------------------------------------------
157.03
  158            360                 360          1/30/2007      3/6/2007         2/6/2012       3/6/2012        2/6/2017
  159             0                   0           2/27/2007      4/6/2007         3/6/2012                       3/6/2012
  160             0                   0           2/15/2007      4/6/2007         3/6/2017                       3/6/2017
  161            360                 360           5/4/2007      6/6/2007         5/6/2009       6/6/2009        5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  162            360                 360          3/23/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  163            360                 360          5/17/2007      7/1/2007         6/1/2012       7/1/2012        6/1/2017
  164            360                 360          5/15/2007      7/6/2007         6/6/2014       7/6/2014        6/6/2017
  165             0                   0           5/15/2007      7/6/2007         6/6/2017                       6/6/2017
  166             0                   0           3/28/2007      5/6/2007         4/6/2017                       4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  167            360                 360          2/15/2007      4/6/2007         3/6/2012       4/6/2012        3/6/2017
  168            360                 360          4/25/2007      6/1/2007         5/1/2010       6/1/2010        5/1/2017
  169             0                   0            5/8/2007      7/6/2007         6/6/2017                       6/6/2017
  170            360                 360          2/26/2007      4/1/2007         3/1/2012       4/1/2012        3/1/2017
  171            360                 359          5/10/2007      7/1/2007                        7/1/2007        6/1/2017
---------------------------------------------------------------------------------------------------------------------------
  172            300                 296          2/15/2007      4/6/2007                        4/6/2007        3/6/2017
  173            360                 360          3/13/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  174            360                 360          3/28/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  175            360                 360          5/11/2007      7/6/2007         6/6/2012       7/6/2012        6/6/2017
  176            360                 360          5/10/2007      7/6/2007         6/6/2012       7/6/2012        6/6/2017
---------------------------------------------------------------------------------------------------------------------------
  177            360                 360           2/9/2007      3/6/2007         3/6/2012       4/6/2012        3/6/2017
  178             0                   0           3/29/2007      5/6/2007         4/6/2012                       4/6/2012
  179            360                 356          2/28/2007      4/6/2007                        4/6/2007        3/6/2017
  180            360                 360          5/16/2007      7/6/2007         6/6/2008       7/6/2008        6/6/2017
  181            360                 360          3/23/2007      5/1/2007         4/1/2012       5/1/2012        4/1/2017
---------------------------------------------------------------------------------------------------------------------------
  182            360                 360           4/9/2007      6/6/2007         5/6/2009       6/6/2009        5/6/2017
  183            360                 360          4/17/2007      6/1/2007         5/1/2012       6/1/2012        5/1/2017
  184            360                 360           5/2/2007      6/6/2007         5/6/2012       6/6/2012        5/6/2017
  185            360                 360          3/15/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  186             0                   0           4/20/2007      6/6/2007         5/6/2017                       5/6/2017
---------------------------------------------------------------------------------------------------------------------------
  187            360                 360          3/29/2007      5/6/2007         4/6/2010       5/6/2010        4/6/2017
  188             0                   0            5/2/2007      7/1/2007         6/1/2017                       6/1/2017
  189             0                   0           5/10/2007      7/6/2007         6/6/2017                       6/6/2017
  190             0                   0           3/23/2007      5/6/2007         4/6/2017                       4/6/2017
  191            360                 360           4/5/2007      5/6/2007         4/6/2009       5/6/2009        4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  192            360                 360          3/15/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
  193             0                   0            5/2/2007      6/6/2007         5/6/2017                       5/6/2017
  194            360                 360          12/15/2006     2/6/2007         1/6/2012       2/6/2012        1/6/2017
  195            360                 360          3/14/2007      5/6/2007         4/6/2010       5/6/2010        4/6/2017
  196            360                 360          3/30/2007      5/6/2007         4/6/2012       5/6/2012        4/6/2017
---------------------------------------------------------------------------------------------------------------------------
  197            360                 360           6/7/2007      8/6/2007                        8/6/2007        7/6/2017
  198            360                 360           4/9/2007      6/6/2007         5/6/2012       6/6/2012        5/6/2017
  199            360                 354          12/18/2006     2/6/2007                        2/6/2007        1/6/2017
  200            360                 356           3/2/2007      4/6/2007                        4/6/2007        3/6/2017
  201            360                 360           5/7/2007      7/6/2007         6/6/2012       7/6/2012        6/6/2017
---------------------------------------------------------------------------------------------------------------------------
  202             0                   0           4/11/2007      6/6/2007         5/6/2017                       5/6/2017
  203            360                 360          12/8/2006      2/6/2007         1/6/2012       2/6/2012        1/6/2017
  204             0                   0           2/16/2007      4/6/2007         3/6/2017                       3/6/2017
  205             0                   0            2/2/2007      3/6/2007         2/6/2012                       2/6/2012
  206            360                 360          12/29/2006     2/6/2007         1/6/2012       2/6/2012        1/6/2017

                                                   GRACE                                          GRACE
CONTROL   PAYMENT      ARD                        PERIOD-                                        PERIOD-
NUMBER     DATE     (YES / NO)                    LATE FEE                                       DEFAULT
----------------------------------------------------------------------------------------------------------------------------

   1         6          No                            0                                              0
 1.01
 1.02
 1.03
 1.04
----------------------------------------------------------------------------------------------------------------------------
 1.05
 1.06
 1.07
 1.08
 1.09
----------------------------------------------------------------------------------------------------------------------------
 1.10
 1.11
 1.12
 1.13
 1.14
----------------------------------------------------------------------------------------------------------------------------
 1.15
 1.16
   2         6          No                            0                                              0
   3         6          No                            0                                              0
   4         6          NO                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
 4.01
 4.02
 4.03
 4.04
 4.05
----------------------------------------------------------------------------------------------------------------------------
 4.06
   5         6          No                            0                                              0
   6         6          No       3 days grace twice per twelve month period                          0
   7         6          No                            0                                              0
   8         6          NO                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
 8.01
 8.02
 8.03
 8.04
 8.05
----------------------------------------------------------------------------------------------------------------------------
 8.06
 8.07
 8.08
 8.09
 8.10
----------------------------------------------------------------------------------------------------------------------------
 8.11
 8.12
 8.13
 8.14
 8.15
----------------------------------------------------------------------------------------------------------------------------
 8.16
 8.17
 8.18
 8.19
 8.20
----------------------------------------------------------------------------------------------------------------------------
 8.21
 8.22
 8.23
 8.24
 8.25
----------------------------------------------------------------------------------------------------------------------------
 8.26
 8.27
 8.28
 8.29
 8.30
----------------------------------------------------------------------------------------------------------------------------
 8.31
 8.32
 8.33
 8.34
 8.35
----------------------------------------------------------------------------------------------------------------------------
   9         6          No                            0                                              0
  10         6          No                            0                                              0
  11         6          No                            0                                              0
  12         6          No                            0                                              0
  13         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  14         6          No                            0                                              0
  15         6          No                            0                                              0
  16         6          No                            5                                              0
  17         6          No                            0                                              0
  18         1          No                            5                                              5
----------------------------------------------------------------------------------------------------------------------------
  19         6          NO                            0                                              0
 19.01
 19.02
  20         6          NO                            0                                              0
 20.01
----------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
----------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
----------------------------------------------------------------------------------------------------------------------------
  21         6          No                            0                                              0
  22         6          No                            0                                              0
  23         6          No                            0                                              0
  24         6          No                            0                                              0
  25         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  26         6          No                            0                                              0
  27         6          No                            0                                              0
  28         6          No                            0                                              0
  29         6          No                            0                                              0
  30         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  31         6          No                            0                                              0
  32         6          No                            0                                              0
  33         6          No                            0                                              0
  34         6          No                            0                                              0
  35         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  36         6          NO                            0                                              0
 36.01
 36.02
  37         6          NO                            3                                              0
 37.01
----------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
----------------------------------------------------------------------------------------------------------------------------
  38         6          No                            0                                              0
  39         6          NO                            0                                              0
 39.01
 39.02
 39.03
----------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
----------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
  40         6          No                            0                                              5
  41         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  42         6          NO                            0                                              0
 42.01
 42.02
 42.03
 42.04
----------------------------------------------------------------------------------------------------------------------------
 42.05
  43         6          No                            0                                              0
  44         6          No                            0                                              0
  45         6          No                            0                                              0
  46         6          NO                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
 46.01
 46.02
  47         6          No                            0                                              0
  48         6          No                            0                                              0
  49         6          No                           15                       5 days grace only once per twelve month period
----------------------------------------------------------------------------------------------------------------------------
  50         1          No                            5                                              5
  51         6          NO                            5                                              0
 51.01
 51.02
 51.03
----------------------------------------------------------------------------------------------------------------------------
 51.04
 51.05
 51.06
  52         6          No                            0                                              0
  53         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  54         6          No                            0                                              0
  55         6          No                            0                                              0
  56         6          No                            0                                              0
  57         6          No                            0                                              0
  58         6          No                           15                                              0
----------------------------------------------------------------------------------------------------------------------------
  59         6          No                            5                                              5
  60         6          NO                            0                                              0
 60.01
 60.02
 60.03
----------------------------------------------------------------------------------------------------------------------------
 60.04
  61         6          No                            0                                              0
  62         6          No                            0                           1 day grace only once per calendar year
  63         6          No                            0                                              0
  64         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  65         6          No        5 days grace once per twelve month period                          0
  66         6          No                            0                                              0
  67         6          No                            0                                              0
  68         6          No                            0                                              0
  69         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  70         6          No                            0                                              0
  71         6          No                            0                                              0
  72         6          No                            0                                              0
  73         6          No                            0                                              0
  74         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  75         6          No                           15                                              0
  76         6          No                            0                                              0
  77         6          No                            0                                              0
  78         6          No                            0                                              0
  79         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  80         6          No                            0                                              0
  81         6          No                            0                                              0
  82         6          No                            0                                              0
  83         1          No                            5                                              5
  84         6          NO                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
 84.01
 84.02
 84.03
 84.04
  85         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  86         6          No                            0                                              0
  87         6          No                            0                                              0
  88         6          No                            0                                              0
  89         6          NO                            0                                              0
 89.01
----------------------------------------------------------------------------------------------------------------------------
 89.02
 89.03
 89.04
 89.05
 89.06
----------------------------------------------------------------------------------------------------------------------------
 89.07
 89.08
 89.09
 89.10
 89.11
----------------------------------------------------------------------------------------------------------------------------
 89.12
 89.13
 89.14
 89.15
 89.16
----------------------------------------------------------------------------------------------------------------------------
 89.17
 89.18
 89.19
 89.20
 89.21
----------------------------------------------------------------------------------------------------------------------------
 89.22
 89.23
 89.24
 89.25
 89.26
----------------------------------------------------------------------------------------------------------------------------
 89.27
 89.28
 89.29
 89.30
 89.31
----------------------------------------------------------------------------------------------------------------------------
 89.32
 89.33
 89.34
 89.35
 89.36
----------------------------------------------------------------------------------------------------------------------------
 89.37
 89.38
 89.39
 89.40
 89.41
----------------------------------------------------------------------------------------------------------------------------
 89.42
 89.43
 89.44
 89.45
 89.46
----------------------------------------------------------------------------------------------------------------------------
 89.47
 89.48
  90         6          No                            0                                              0
  91         1          No                            5                                              0
  92         6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  93         6          No                            0                                              0
  94         6          No                            0                                              0
  95         1          No                            5                                              5
  96         6          NO                            0                          5 DAYS GRACE ONLY ONCE PER CALENDAR YEAR
 96.01
----------------------------------------------------------------------------------------------------------------------------
 96.02
 96.03
 96.04
  97         6          No                            0                                              0
  98         1          No                            5                                              5
----------------------------------------------------------------------------------------------------------------------------
  99         6          No                            0                                              0
  100        6          No                            0                                              0
  101        6          No                            0                                              0
  102        6          No                            0                                              0
  103        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  104        6          NO                            0                                              0
104.01
104.02
  105        6          No                            0                                              0
  106        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  107        6          No                            0                                              0
  108        6          No                            5                                              5
  109        6          No                            0                                              0
  110        1          No                            5                                              5
  111        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  112        6          No                            0                                              0
  113        1          No                            5                                              5
  114        6          No                            0                                              0
  115        6          No                            0                                             10
  116        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  117        6          No                            0                                              0
  118        6          No                            0                                              0
  119        6          No                            0                                              0
  120        6          No                            0                                              0
  121        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  122        6          No                            0                                              0
  123        6          No                            5                                              0
  124        6          No                            0                                              0
  125        6          No                            0                                              0
  126        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  127        6          No                           15                                              0
  128        6          No                            0                                              0
  129        6          NO                            0                                              0
129.01
129.02
----------------------------------------------------------------------------------------------------------------------------
  130        6          No                            0                                              0
  131        6          No                            0                                              0
  132        6          No                            0                                              0
  133        6          No                            0                          5 days grace only once per calendar year
  134        6          No                           15                       5 days grace only once per twelve month period
----------------------------------------------------------------------------------------------------------------------------
  135        6          No                            0                                              0
  136        6          No                            0                                              0
  137        6          No                            0                                              0
  138        6          No                            0                                              0
  139        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  140        6          No                            0                                              0
  141        6          No                            0                                              0
  142        6          No                            0                                              0
  143        6          No                            0                                              0
  144        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  145        6          No                            0                                              0
  146        6          No                            0                                              0
  147        6          No                            0                                              0
  148        6          No                            0                                              0
  149        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  150        6          No                            0                                              0
  151        6          No                            0                                              0
  152        6          No                            0                                              0
  153        6          No                            0                                              0
  154        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  155        1          No                            5                                              5
  156        6          No                            0                                              0
  157        6          NO                            0                                              0
157.01
157.02
----------------------------------------------------------------------------------------------------------------------------
157.03
  158        6          No                            0                                              0
  159        6          No                            5                                              0
  160        6          No                            0                                              0
  161        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  162        6          No                            0                                              0
  163        1          No                            5                                              5
  164        6          No                            0                                              0
  165        6          No                            0                                              0
  166        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  167        6          No                            0                                              0
  168        1          No                            5                                              5
  169        6          No                            0                                              0
  170        1          No                            5                                              5
  171        1          No                            5                                              5
----------------------------------------------------------------------------------------------------------------------------
  172        6          No                           15                                              0
  173        6          No                            0                                              0
  174        6          No                            0                                              0
  175        6          No                            7                                              0
  176        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  177        6          No                            0                                              0
  178        6          No                            0                                              0
  179        6          No                            0                                              0
  180        6          No                            0                                              0
  181        1          No                            5                                              5
----------------------------------------------------------------------------------------------------------------------------
  182        6          No                            0                                              0
  183        1          No                            5                                              5
  184        6          No                            0                                              0
  185        6          No                            0                                              0
  186        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  187        6          No                            0                                              0
  188        1          No                            5                                              5
  189        6          No                            0                                              0
  190        6          No                            0                                              0
  191        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  192        6          No                            0                                              0
  193        6          No                            0                                              0
  194        6          No                            0                                              0
  195        6          No                            0                                              0
  196        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  197        6          No                            0                                              0
  198        6          No                            0                                              0
  199        6          No                            0                                              0
  200        6          No                            0                                              0
  201        6          No                            0                                              0
----------------------------------------------------------------------------------------------------------------------------
  202        6          No                            0                                              0
  203        6          No                            0                                              0
  204        6          No                            0                                              0
  205        6          No                            0                                              0
  206        6          No                            0                                              0

                                                                                                                               THIRD
                                                                                                                  THIRD         MOST
CONTROL                                                                                                     MOST RECENT       RECENT
NUMBER                                        PREPAYMENT PROVISION (1)                                          NOI ($)     NOI DATE
------------------------------------------------------------------------------------------------------------------------------------

   1                                       Lockout/27_Defeasance/89_0%/4                                     46,915,555   12/31/2005
 1.01                                                                                                         8,330,272   12/31/2005
 1.02                                                                                                         6,084,730   12/31/2005
 1.03                                                                                                         6,045,376   12/31/2005
 1.04                                                                                                         4,195,150   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 1.05                                                                                                         1,960,598   12/31/2005
 1.06                                                                                                         2,895,173   12/31/2005
 1.07                                                                                                         4,938,610   12/31/2005
 1.08                                                                                                         2,272,833   12/31/2005
 1.09                                                                                                         2,195,540   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 1.10                                                                                                         1,928,561   12/31/2005
 1.11                                                                                                         1,657,560   12/31/2005
 1.12                                                                                                               N/A      N/A
 1.13                                                                                                         1,454,510   12/31/2005
 1.14                                                                                                         1,137,174   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 1.15                                                                                                         1,059,276   12/31/2005
 1.16                                                                                                           760,193   12/31/2005
   2      Lockout/0_> Yield Maintenance or 1%/27_Defeasance or Greater of Yield Maintenance or 1%/86 _0%/7   28,629,157   12/31/2005
   3      Lockout/0_> Yield Maintenance or 2%/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4    26,329,081   12/31/2005
   4                                       LOCKOUT/29_DEFEASANCE/87_0%/4                                     13,779,500   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 4.01                                                                                                         1,608,432   12/31/2005
 4.02                                                                                                         2,333,739   12/31/2005
 4.03                                                                                                         2,681,674   12/31/2005
 4.04                                                                                                         1,061,797   12/31/2005
 4.05                                                                                                         3,198,619   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 4.06                                                                                                         2,895,239   12/31/2005
   5                                       Lockout/25_Defeasance/91_0%/4                                     20,230,329   12/31/2005
   6                                       Lockout/26_Defeasance/89_0%/4                                            N/A      N/A
   7                                       Lockout/29_Defeasance/87_0%/4                                            N/A      N/A
   8                     LOCKOUT/24_DEFEASANCE OR GREATER OF YIELD MAINTENANCE OR1%/92_0%/4                  16,186,857   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 8.01                                                                                                           948,018   12/31/2005
 8.02                                                                                                           160,276   12/31/2005
 8.03                                                                                                           786,365   12/31/2005
 8.04                                                                                                           844,268   12/31/2005
 8.05                                                                                                           713,863   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 8.06                                                                                                           792,700   12/31/2005
 8.07                                                                                                           746,000   12/31/2005
 8.08                                                                                                           614,336   12/31/2005
 8.09                                                                                                           737,496   12/31/2005
 8.10                                                                                                           782,401   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 8.11                                                                                                           462,825   12/31/2005
 8.12                                                                                                               N/A      N/A
 8.13                                                                                                           583,006   12/31/2005
 8.14                                                                                                               N/A      N/A
 8.15                                                                                                           573,466   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 8.16                                                                                                           430,626   12/31/2005
 8.17                                                                                                           633,929   12/31/2005
 8.18                                                                                                           463,686   12/31/2005
 8.19                                                                                                           610,336   12/31/2005
 8.20                                                                                                           590,839   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 8.21                                                                                                           451,001   12/31/2005
 8.22                                                                                                           745,438   12/31/2005
 8.23                                                                                                           592,146   12/31/2005
 8.24                                                                                                           471,289   12/31/2005
 8.25                                                                                                               N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 8.26                                                                                                           393,890   12/31/2005
 8.27                                                                                                           550,669   12/31/2005
 8.28                                                                                                               N/A      N/A
 8.29                                                                                                           395,691   12/31/2005
 8.30                                                                                                           627,946   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 8.31                                                                                                               N/A      N/A
 8.32                                                                                                           484,350   12/31/2005
 8.33                                                                                                               N/A      N/A
 8.34                                                                                                               N/A      N/A
 8.35                                                                                                               N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
   9      Lockout/0_> Yield Maintenance or 2%/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4     8,247,997   12/31/2005
  10                                       Lockout/24_Defeasance/92_0%/4                                     10,325,284   12/31/2005
  11                                       Lockout/27_Defeasance/90_0%/3                                            N/A      N/A
  12                                       Lockout/30_Defeasance/50_0%/4                                      7,804,749   12/31/2005
  13                                       Lockout/24_Defeasance/92_0%/4                                      6,420,403   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  14                                       Lockout/27_Defeasance/89_0%/4                                     -4,399,725   12/31/2005
  15                                       Lockout/25_Defeasance/90_0%/5                                            N/A      N/A
  16                                       Lockout/25_Defeasance/91_0%/4                                      6,319,847   12/31/2005
  17                                       Lockout/26_Defeasance/30_0%/4                                     10,114,026   12/31/2005
  18                                       Lockout/25_Defeasance/85_0%/10                                    18,605,667   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  19      LOCKOUT/0_> YIELD MAINTENANCE OR 2%/26_DEFEASANCE OR GREATER OF YIELD MAINTENANCE OR 1%/90_0%/4     3,972,605   12/31/2005
 19.01                                                                                                        3,335,420   12/31/2005
 19.02                                                                                                          637,185   12/31/2005
  20                                       LOCKOUT/24_DEFEASANCE/92_0%/4                                            N/A      N/A
 20.01                                                                                                              N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 20.02                                                                                                              N/A      N/A
 20.03                                                                                                              N/A      N/A
 20.04                                                                                                              N/A      N/A
 20.05                                                                                                              N/A      N/A
 20.06                                                                                                              N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 20.07                                                                                                              N/A      N/A
 20.08                                                                                                              N/A      N/A
 20.09                                                                                                              N/A      N/A
 20.10                                                                                                              N/A      N/A
 20.11                                                                                                              N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  21                                       Lockout/28_Defeasance/86_0%/5                                      5,619,457   12/31/2005
  22                                       Lockout/28_Defeasance/89_0%/3                                      2,792,723   6/30/2005
  23                                       Lockout/30_Defeasance/87_0%/3                                      4,801,007   12/31/2005
  24                                       Lockout/25_Defeasance/91_0%/4                                      7,441,044   12/31/2005
  25                                       Lockout/25_Defeasance/32_0%/3                                            N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  26                                       Lockout/26_Defeasance/90_0%/4                                      6,312,881   12/31/2005
  27                                       Lockout/27_Defeasance/26_0%/7                                      5,661,124   12/31/2005
  28                   Lockout/27_ Defeasance or Greater of Yield Maintenance or 1%/14_0%/19                        N/A      N/A
  29                                       Lockout/24_Defeasance/92_0%/4                                      3,800,469   12/31/2005
  30                                       Lockout/24_Defeasance/92_0%/4                                      1,251,800   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  31                                       Lockout/26_Defeasance/30_0%/4                                      3,006,229   12/31/2005
  32                                       Lockout/25_Defeasance/88_0%/7                                      4,148,495   12/31/2005
  33                                       Lockout/26_Defeasance/90_0%/4                                      1,703,796   12/31/2005
  34      Lockout/0_> Yield Maintenance or 2%/26_Defeasance or Greater of Yield Maintenance or 1%/30_0%/4     2,675,709   12/31/2005
  35                                       Lockout/29_Defeasance/88_0%/3                                      3,373,396   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  36                                       LOCKOUT/29_DEFEASANCE/87_0%/4                                      2,246,336   12/31/2005
 36.01                                                                                                        1,026,557   12/31/2005
 36.02                                                                                                        1,219,779   12/31/2005
  37                                       LOCKOUT/25_DEFEASANCE/31_0%/4                                      4,469,364   12/31/2005
 37.01                                                                                                        1,419,215   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 37.02                                                                                                          105,732   12/31/2005
 37.03                                                                                                          708,323   12/31/2005
 37.04                                                                                                        1,009,763   12/31/2005
 37.05                                                                                                          734,775   12/31/2005
 37.06                                                                                                          491,556   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  38                                       Lockout/25_Defeasance/91_0%/4                                      3,611,750   12/31/2005
  39                                       LOCKOUT/24_DEFEASANCE/33_0%/3                                      8,199,117   12/31/2005
 39.01                                                                                                        1,076,070   12/31/2005
 39.02                                                                                                        1,384,024   12/31/2005
 39.03                                                                                                          323,783   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 39.04                                                                                                        1,892,707   12/31/2005
 39.05                                                                                                          705,787   12/31/2005
 39.06                                                                                                          832,562   12/31/2005
 39.07                                                                                                          964,282   12/31/2005
 39.08                                                                                                          196,216   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 39.09                                                                                                           16,847   12/31/2005
 39.10                                                                                                          217,122   12/31/2005
 39.11                                                                                                          589,717   12/31/2005
  40                               Lockout/11_> Yield Maintenance or 1%/104_0%/4                                    N/A      N/A
  41                                       Lockout/25_Defeasance/91_0%/4                                      3,174,757   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  42                                       LOCKOUT/26_DEFEASANCE/9_0%/25                                      2,757,299   12/31/2005
 42.01                                                                                                        1,178,883   12/31/2005
 42.02                                                                                                        1,052,705   12/31/2005
 42.03                                                                                                              N/A      N/A
 42.04                                                                                                          372,062   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 42.05                                                                                                          153,649   12/31/2005
  43      Lockout/0_> Yield Maintenance or 2%/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4     1,948,879   12/31/2005
  44                                Lockout/24_> Yield Maintenance or 1%/92_0%/4                              2,811,594   12/31/2005
  45                                Lockout/0_> Yield Maintenance or 1%/56_0%/4                               4,109,731   12/31/2005
  46                                       LOCKOUT/26_DEFEASANCE/90_0%/4                                      3,792,963   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 46.01                                                                                                        2,402,367   12/31/2005
 46.02                                                                                                        1,390,596   12/31/2005
  47                                       Lockout/27_Defeasance/89_0%/4                                      2,566,275   12/31/2005
  48                                       Lockout/26_Defeasance/90_0%/4                                      3,192,831   12/31/2005
  49                    Lockout/25_Defeasance or Greater of Yield Maintenance or 1%/88_0%/7                   2,013,998   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  50                                       Lockout/26_Defeasance/90_0%/4                                      3,393,076   12/31/2005
  51                                       LOCKOUT/25_DEFEASANCE/91_0%/4                                      1,360,997   12/31/2005
 51.01                                                                                                          502,019   12/31/2005
 51.02                                                                                                          567,548   12/31/2005
 51.03                                                                                                          124,572   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 51.04                                                                                                              N/A      N/A
 51.05                                                                                                          -16,745   12/31/2005
 51.06                                                                                                          183,603   12/31/2005
  52                                       Lockout/29_Defeasance/87_0%/4                                            N/A      N/A
  53                                       Lockout/25_Defeasance/32_0%/3                                      2,306,717   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  54                                       Lockout/26_Defeasance/90_0%/4                                      2,527,033   12/31/2005
  55                                       Lockout/30_Defeasance/27_0%/3                                        651,269   12/31/2005
  56                                       Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
  57                                       Lockout/26_Defeasance/90_0%/4                                      2,226,019   12/31/2005
  58                                       Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  59                                Lockout/11_>Yield Maintenance or 1%/24_0%/25                              1,693,192   12/31/2005
  60                                       LOCKOUT/26_DEFEASANCE/90_0%/4                                      2,691,285   12/31/2005
 60.01                                                                                                          993,072   12/31/2005
 60.02                                                                                                          788,367   12/31/2005
 60.03                                                                                                          648,870   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 60.04                                                                                                          260,976   12/31/2005
  61                                       Lockout/28_Defeasance/88_0%/4                                      2,105,502   12/31/2005
  62                                       Lockout/27_Defeasance/89_0%/4                                      1,779,147   12/31/2005
  63                                       Lockout/28_Defeasance/88_0%/4                                            N/A      N/A
  64                                       Lockout/26_Defeasance/90_0%/4                                       -192,087   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  65                                       Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
  66                                Lockout/23_> Yield Maintenance or 1%/57_0%/4                              1,903,257   12/31/2005
  67                                Lockout/23_> Yield Maintenance or 1%/93_0%/4                              1,819,925   12/31/2005
  68                   Lockout/28_ Defeasance or Greater of Yield Maintenance or 1%/43_0%/13                  1,560,443   12/31/2005
  69                                       Lockout/28_Defeasance/88_0%/4                                      1,095,450   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  70                                       Lockout/26_Defeasance/90_0%/4                                      1,549,587   12/31/2005
  71                                       Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
  72                                       Lockout/29_Defeasance/30_0%/7                                            N/A      N/A
  73                                       Lockout/25_Defeasance/55_0%/4                                      1,199,927   12/31/2005
  74                                       Lockout/29_Defeasance/87_0%/4                                            N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  75                                       Lockout/25_Defeasance/91_0%/4                                      1,538,067   12/31/2005
  76                                       Lockout/25_Defeasance/91_0%/4                                      2,208,075   12/31/2005
  77                                       Lockout/30_Defeasance/87_0%/3                                         51,228   12/31/2005
  78                                       Lockout/29_Defeasance/87_0%/4                                      1,245,153   12/31/2005
  79                                       Lockout/27_Defeasance/53_0%/4                                            N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  80                                       Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
  81                                       Lockout/29_Defeasance/91_0%/1                                      1,938,420   12/31/2005
  82                                       Lockout/25_Defeasance/91_0%/4                                        931,164   12/31/2005
  83                                       Lockout/26_Defeasance/90_0%/4                                      1,196,200   12/31/2005
  84                                       LOCKOUT/27_DEFEASANCE/89_0%/4                                        144,050   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 84.01                                                                                                          194,893   12/31/2005
 84.02                                                                                                          -28,537   12/31/2005
 84.03                                                                                                              N/A      N/A
 84.04                                                                                                          -22,306   12/31/2005
  85                                       Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  86                                       Lockout/29_Defeasance/87_0%/4                                      1,044,784   12/31/2005
  87                                       Lockout/26_Defeasance/9_0%/25                                        928,772   12/31/2005
  88                                       Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
  89                                       LOCKOUT/27_DEFEASANCE/90_0%/3                                        965,614   12/31/2005
 89.01                                                                                                            3,150   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.02                                                                                                          112,880   12/31/2005
 89.03                                                                                                           32,354   12/31/2005
 89.04                                                                                                           57,616   12/31/2005
 89.05                                                                                                           47,369   12/31/2005
 89.06                                                                                                           38,579   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.07                                                                                                           42,890   12/31/2005
 89.08                                                                                                           44,610   12/31/2005
 89.09                                                                                                           48,090   12/31/2005
 89.10                                                                                                           37,324   12/31/2005
 89.11                                                                                                           12,051   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.12                                                                                                              N/A      N/A
 89.13                                                                                                           21,430   12/31/2005
 89.14                                                                                                              N/A      N/A
 89.15                                                                                                           32,192   12/31/2005
 89.16                                                                                                           31,156   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.17                                                                                                           16,182   12/31/2005
 89.18                                                                                                           19,406   12/31/2005
 89.19                                                                                                           17,851   12/31/2005
 89.20                                                                                                              N/A      N/A
 89.21                                                                                                           29,495   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.22                                                                                                           15,762   12/31/2005
 89.23                                                                                                           11,378   12/31/2005
 89.24                                                                                                           23,725   12/31/2005
 89.25                                                                                                           21,158   12/31/2005
 89.26                                                                                                           18,802   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.27                                                                                                              N/A      N/A
 89.28                                                                                                           23,097   12/31/2005
 89.29                                                                                                           19,647   12/31/2005
 89.30                                                                                                              N/A      N/A
 89.31                                                                                                           14,687   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.32                                                                                                           12,898   12/31/2005
 89.33                                                                                                              N/A      N/A
 89.34                                                                                                              N/A      N/A
 89.35                                                                                                           17,751   12/31/2005
 89.36                                                                                                           18,864   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.37                                                                                                           16,555   12/31/2005
 89.38                                                                                                              N/A      N/A
 89.39                                                                                                            3,267   12/31/2005
 89.40                                                                                                           18,904   12/31/2005
 89.41                                                                                                           14,137   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.42                                                                                                              N/A      N/A
 89.43                                                                                                           13,694   12/31/2005
 89.44                                                                                                           15,437   12/31/2005
 89.45                                                                                                           15,021   12/31/2005
 89.46                                                                                                           11,895   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
 89.47                                                                                                           14,310   12/31/2005
 89.48                                                                                                              N/A      N/A
  90                                       Lockout/29_Defeasance/87_0%/4                                      1,107,490   12/31/2005
  91                                       Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
  92                                       Lockout/26_Defeasance/90_0%/4                                        844,431   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  93                                       Lockout/26_Defeasance/90_0%/4                                      1,128,120   12/31/2005
  94                                       Lockout/27_Defeasance/89_0%/4                                      1,597,872   12/31/2005
  95                                       Lockout/25_Defeasance/31_0%/4                                        843,028   12/31/2005
  96                                       LOCKOUT/25_DEFEASANCE/91_0%/4                                        722,404   12/31/2005
 96.01                                                                                                              N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
 96.02                                                                                                          333,858   12/31/2005
 96.03                                                                                                          243,863   12/31/2005
 96.04                                                                                                          144,683   12/31/2005
  97                                       Lockout/25_Defeasance/91_0%/4                                        810,532   12/31/2005
  98                                Lockout/26_>Yield Maintenance or 1%/90_0%/4                               1,047,279   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  99                                       Lockout/26_Defeasance/102_0%/4                                     1,537,846   12/31/2005
  100                                      Lockout/25_Defeasance/91_0%/4                                        303,966   12/31/2005
  101                                      Lockout/28_Defeasance/88_0%/4                                      1,271,269   12/31/2005
  102                                      Lockout/27_Defeasance/90_0%/3                                            N/A      N/A
  103                                      Lockout/27_Defeasance/89_0%/4                                        187,198   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  104                                      LOCKOUT/26_DEFEASANCE/90_0%/4                                        904,717   12/31/2005
104.01                                                                                                          711,413   12/31/2005
104.02                                                                                                          193,304   12/31/2005
  105                                      Lockout/25_Defeasance/92_0%/3                                      1,106,360   12/31/2005
  106                                      Lockout/28_Defeasance/88_0%/4                                        796,425   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  107                                      Lockout/25_Defeasance/32_0%/3                                        807,345   12/31/2005
  108                                      Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
  109                                      Lockout/26_Defeasance/90_0%/4                                      1,122,759   12/31/2005
  110                                      Lockout/25_Defeasance/91_0%/4                                        696,871   12/31/2005
  111                               Lockout/23_>Yield Maintenance or 1%/93_0%/4                                 920,196   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  112                               Lockout/23_>Yield Maintenance or 1%/93_0%/4                                 399,727   12/31/2005
  113                                      Lockout/25_Defeasance/91_0%/4                                        962,819   12/31/2005
  114                                      Lockout/25_Defeasance/92_0%/3                                        802,270   12/31/2005
  115                                      Lockout/26_Defeasance/31_0%/3                                            N/A      N/A
  116                               Lockout/23_> Yield Maintenance or 1%/57_0%/4                              1,079,783   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  117                                      Lockout/26_Defeasance/90_0%/4                                      1,292,092   12/31/2005
  118                   Lockout/28_Defeasance or Greater of Yield Maintenance or 1%/88_0%/4                     816,861   12/31/2005
  119                                      Lockout/25_Defeasance/92_0%/3                                        806,681   12/31/2005
  120                                      Lockout/25_Defeasance/91_0%/4                                            N/A      N/A
  121                                      Lockout/27_Defeasance/53_0%/4                                        541,933   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  122                   Lockout/26_Defeasance or Greater of Yield Maintenance or 1%/90_0%/4                     747,433   12/31/2005
  123                                      Lockout/27_Defeasance/29_0%/4                                        559,704   12/31/2005
  124                                      Lockout/32_Defeasance/21_0%/7                                      1,021,250   12/31/2005
  125                                      Lockout/29_Defeasance/48_0%/7                                        847,885   12/31/2005
  126                                      Lockout/25_Defeasance/91_0%/4                                        389,908   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  127                                      Lockout/26_Defeasance/54_0%/4                                        104,728   12/31/2005
  128                                      Lockout/26_Defeasance/90_0%/4                                        492,282   12/31/2005
  129                                      LOCKOUT/26_DEFEASANCE/90_0%/4                                      1,354,508   12/31/2005
129.01                                                                                                          719,437   12/31/2005
129.02                                                                                                          635,071   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  130                                      Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
  131                                      Lockout/26_Defeasance/90_0%/4                                        750,534   12/31/2005
  132                                      Lockout/25_Defeasance/91_0%/4                                            N/A      N/A
  133                                      Lockout/27_Defeasance/89_0%/4                                        558,581   12/31/2005
  134                                      Lockout/28_Defeasance/88_0%/4                                      1,269,675   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  135                                      Lockout/28_Defeasance/88_0%/4                                            N/A      N/A
  136                                      Lockout/28_Defeasance/88_0%/4                                        640,629   12/31/2005
  137                                      Lockout/26_Defeasance/90_0%/4                                        726,434   12/31/2005
  138                                      Lockout/29_Defeasance/27_0%/4                                            N/A      N/A
  139                                      Lockout/41_Defeasance/75_0%/4                                        655,557   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  140                                      Lockout/27_Defeasance/89_0%/4                                        336,904   12/31/2005
  141                                      Lockout/27_Defeasance/89_0%/4                                        539,797   12/31/2005
  142                                      Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
  143                                      Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
  144     Lockout/5_> Yield Maintenance or 1%/22_ Defeasance or Greater of Yield Maintenance or 1%/29_0%/4      774,960   5/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  145                                      Lockout/27_Defeasance/89_0%/4                                        490,522   12/31/2005
  146                                      Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
  147                                      Lockout/29_Defeasance/88_0%/3                                            N/A      N/A
  148                                      Lockout/27_Defeasance/87_0%/4                                        101,916   12/31/2005
  149                                      Lockout/27_Defeasance/89_0%/4                                        647,433   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  150                                      Lockout/26_Defeasance/87_0%/7                                        503,069   12/31/2005
  151                                      Lockout/28_Defeasance/88_0%/4                                        413,818   12/31/2005
  152                   Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4                   1,081,806   12/31/2005
  153                                      Lockout/27_Defeasance/29_0%/4                                        304,998   12/31/2005
  154                                      Lockout/27_Defeasance/29_0%/4                                        265,357   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  155                                      Lockout/25_Defeasance/91_0%/4                                            N/A      N/A
  156                                      Lockout/28_Defeasance/88_0%/4                                            N/A      N/A
  157                                      LOCKOUT/28_DEFEASANCE/88_0%/4                                            N/A      N/A
157.01                                                                                                              N/A      N/A
157.02                                                                                                              N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
157.03                                                                                                              N/A      N/A
  158                                      Lockout/29_Defeasance/86_0%/5                                        371,127   12/31/2005
  159                                      Lockout/28_Defeasance/28_0%/4                                        273,049   12/31/2005
  160                   Lockout/28_Defeasance or Greater of Yield Maintenance or 1%/88_0%/4                     218,097   12/31/2005
  161                                      Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  162                                      Lockout/27_Defeasance/90_0%/3                                        443,265   12/31/2005
  163                                      Lockout/25_Defeasance/91_0%/4                                        142,603   12/31/2005
  164                                      Lockout/25_Defeasance/91_0%/4                                            N/A      N/A
  165                                      Lockout/25_Defeasance/91_0%/4                                        496,032   12/31/2005
  166                                      Lockout/27_Defeasance/89_0%/4                                        344,328   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  167                                      Lockout/28_Defeasance/88_0%/4                                        652,517   12/31/2005
  168                                      Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
  169                                      Lockout/25_Defeasance/91_0%/4                                        495,509   12/31/2005
  170                                      Lockout/28_Defeasance/88_0%/4                                        395,543   12/31/2005
  171                                      Lockout/25_Defeasance/91_0%/4                                        210,628   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  172                                      Lockout/28_Defeasance/88_0%/4                                            N/A      N/A
  173                                      Lockout/27_Defeasance/90_0%/3                                            N/A      N/A
  174                                      Lockout/27_Defeasance/89_0%/4                                        253,617   12/31/2005
  175                                      Lockout/25_Defeasance/91_0%/4                                            N/A      N/A
  176                                      Lockout/25_Defeasance/91_0%/4                                        400,576   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  177                                      Lockout/29_Defeasance/91_0%/1                                        487,957   12/31/2005
  178                               Lockout/11_> Yield Maintenance or 1%/45_0%/4                                275,010   12/31/2005
  179                                      Lockout/28_Defeasance/88_0%/4                                            N/A      N/A
  180                                      Lockout/25_Defeasance/91_0%/4                                            N/A      N/A
  181                                      Lockout/27_Defeasance/89_0%/4                                            N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  182                                      Lockout/26_Defeasance/91_0%/3                                        305,770   12/31/2005
  183                                      Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
  184                                      Lockout/26_Defeasance/90_0%/4                                        391,706   12/31/2005
  185                                      Lockout/27_Defeasance/89_0%/4                                        294,869   12/31/2005
  186                                      Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  187                                      Lockout/27_Defeasance/89_0%/4                                        157,633   12/31/2005
  188                               Lockout/25_>Yield Maintenance or 1%/91_0%/4                                 234,916   12/31/2005
  189                                      Lockout/25_Defeasance/91_0%/4                                            N/A      N/A
  190                   Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4                         N/A      N/A
  191                   Lockout/27_Defeasance or Greater of Yield Maintenance or 1%/89_0%/4                         N/A      N/A
------------------------------------------------------------------------------------------------------------------------------------
  192                                      Lockout/27_Defeasance/89_0%/4                                        244,205   12/31/2005
  193                                      Lockout/26_Defeasance/90_0%/4                                        233,050   12/31/2005
  194                               Lockout/59_> Yield Maintenance or 1%/57_0%/4                                    N/A      N/A
  195                                      Lockout/27_Defeasance/89_0%/4                                        369,886   12/31/2005
  196                                      Lockout/27_Defeasance/89_0%/4                                        206,012   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  197                                      Lockout/24_Defeasance/92_0%/4                                        205,842   12/31/2005
  198                                      Lockout/26_Defeasance/91_0%/3                                        160,282   12/31/2005
  199                               Lockout/59_> Yield Maintenance or 1%/57_0%/4                                348,016   12/31/2005
  200                                      Lockout/28_Defeasance/88_0%/4                                            N/A      N/A
  201                                      Lockout/25_Defeasance/91_0%/4                                        -26,069   12/31/2005
------------------------------------------------------------------------------------------------------------------------------------
  202                                      Lockout/26_Defeasance/90_0%/4                                            N/A      N/A
  203                               Lockout/59_> Yield Maintenance or 1%/57_0%/4                                174,447   12/31/2005
  204                                      Lockout/28_Defeasance/88_0%/4                                            N/A      N/A
  205                               Lockout/23_> Yield Maintenance or 1%/33_0%/4                                 70,836   12/31/2005
  206                               Lockout/59_> Yield Maintenance or 1%/57_0%/4                                    N/A      N/A

               SECOND     SECOND                                                                                       UNDERWRITTEN
CONTROL   MOST RECENT   MOST RECENT          MOST RECENT           MOST RECENT          UNDERWRITTEN   UNDERWRITTEN   NET OPERATING
NUMBER        NOI ($)    NOI DATE     NOI (IF PAST 2006)   ($)NOI DATE (IF PAST 2006)     EGI ($)      EXPENSES ($)     INCOME ($)
-----------------------------------------------------------------------------------------------------------------------------------

   1              N/A       N/A               47,010,063            10/31/2006            92,563,972     33,954,677      58,609,295
 1.01             N/A       N/A                6,927,782            10/31/2006            16,589,896      6,300,736      10,289,160
 1.02             N/A       N/A                6,156,635            10/31/2006            10,824,824      3,944,968       6,879,856
 1.03             N/A       N/A                6,537,145            10/31/2006            11,207,985      3,159,906       8,048,080
 1.04             N/A       N/A                3,990,562            10/31/2006             9,377,396      4,686,344       4,691,053
-----------------------------------------------------------------------------------------------------------------------------------
 1.05             N/A       N/A                3,477,356            10/31/2006             5,702,281      1,481,811       4,220,470
 1.06             N/A       N/A                3,223,744            10/31/2006             7,370,183      3,094,099       4,276,085
 1.07             N/A       N/A                4,038,228            10/31/2006             5,615,986      1,926,080       3,689,906
 1.08             N/A       N/A                2,601,959            10/31/2006             4,909,626      1,898,511       3,011,115
 1.09             N/A       N/A                2,195,322            10/31/2006             3,576,529      1,301,797       2,274,732
-----------------------------------------------------------------------------------------------------------------------------------
 1.10             N/A       N/A                2,046,222            10/31/2006             3,193,205      1,185,933       2,007,272
 1.11             N/A       N/A                1,656,006            10/31/2006             3,159,606      1,168,778       1,990,828
 1.12             N/A       N/A                      NAP               NAP                 3,315,431        638,681       2,676,750
 1.13             N/A       N/A                1,237,783            10/31/2006             2,220,571        942,535       1,278,036
 1.14             N/A       N/A                1,097,694            10/31/2006             2,176,684        900,430       1,276,254
-----------------------------------------------------------------------------------------------------------------------------------
 1.15             N/A       N/A                1,074,824            10/31/2006             1,952,422        818,614       1,133,808
 1.16             N/A       N/A                  748,803            10/31/2006             1,371,347        505,456         865,890
   2       30,041,476   12/31/2006                   NAP               NAP                58,348,192     19,383,918      38,964,274
   3       25,308,041   12/31/2006                   NAP               NAP                53,847,418     21,110,399      32,737,019
   4       17,758,050   11/30/2006                   NAP               NAP                32,445,470      9,642,131      22,803,339
-----------------------------------------------------------------------------------------------------------------------------------
 4.01       2,985,426   11/30/2006                   NAP               NAP                 6,098,427      1,881,316       4,217,111
 4.02       2,935,877   11/30/2006                   NAP               NAP                 4,984,505      1,156,280       3,828,225
 4.03       3,840,355   11/30/2006                   NAP               NAP                 6,304,718      2,440,359       3,864,359
 4.04       1,821,515   11/30/2006                   NAP               NAP                 5,083,454      1,102,105       3,981,349
 4.05       3,123,067   11/30/2006                   NAP               NAP                 4,503,774        990,493       3,513,281
-----------------------------------------------------------------------------------------------------------------------------------
 4.06       3,051,810   11/30/2006                   NAP               NAP                 5,470,592      2,071,578       3,399,014
   5       22,333,362   12/31/2006                   NAP               NAP                28,123,611      6,962,452      21,161,159
   6              N/A       N/A                9,000,000            5/31/2007             14,260,048              0      14,260,048
   7       12,220,603   11/30/2006                   NAP               NAP                36,370,754     22,187,025      14,183,729
   8       20,813,937   12/31/2006                   NAP               NAP                42,853,482     21,343,474      21,510,008
-----------------------------------------------------------------------------------------------------------------------------------
 8.01       1,095,971   12/31/2006                   NAP               NAP                 1,841,454        718,899       1,122,555
 8.02       1,003,049   12/31/2006                   NAP               NAP                 1,666,098        741,649         924,449
 8.03         960,061   12/31/2006                   NAP               NAP                 1,614,300        714,023         900,277
 8.04         936,389   12/31/2006                   NAP               NAP                 1,467,902        570,918         896,984
 8.05         916,372   12/31/2006                   NAP               NAP                 1,434,075        550,102         883,973
-----------------------------------------------------------------------------------------------------------------------------------
 8.06         839,196   12/31/2006                   NAP               NAP                 1,475,073        664,997         810,076
 8.07         875,515   12/31/2006                   NAP               NAP                 1,396,667        630,383         766,284
 8.08         706,063   12/31/2006                   NAP               NAP                 1,292,147        630,652         661,495
 8.09         814,789   12/31/2006                   NAP               NAP                 1,392,744        606,434         786,310
 8.10         783,430   12/31/2006                   NAP               NAP                 1,332,045        583,743         748,302
-----------------------------------------------------------------------------------------------------------------------------------
 8.11         688,871   12/31/2006                   NAP               NAP                 1,200,319        571,336         628,983
 8.12         399,683   12/31/2006                   NAP               NAP                 1,127,543        545,967         581,576
 8.13         726,455   12/31/2006                   NAP               NAP                 1,275,653        585,939         689,714
 8.14         563,631   12/31/2006                   NAP               NAP                 1,268,907        635,097         633,810
 8.15         515,050   12/31/2006                   NAP               NAP                 1,245,187        712,280         532,907
-----------------------------------------------------------------------------------------------------------------------------------
 8.16         674,404   12/31/2006                   NAP               NAP                 1,260,782        638,063         622,719
 8.17         373,497   12/31/2006                   NAP               NAP                 1,070,399        625,554         444,845
 8.18         533,161   12/31/2006                   NAP               NAP                 1,165,239        682,491         482,748
 8.19         658,182   12/31/2006                   NAP               NAP                 1,207,239        566,415         640,824
 8.20         622,710   12/31/2006                   NAP               NAP                 1,069,812        477,433         592,379
-----------------------------------------------------------------------------------------------------------------------------------
 8.21         673,395   12/31/2006                   NAP               NAP                 1,319,749        689,738         630,011
 8.22         521,023   12/31/2006                   NAP               NAP                 1,302,377        769,226         533,151
 8.23         561,113   12/31/2006                   NAP               NAP                   982,786        500,242         482,544
 8.24         578,373   12/31/2006                   NAP               NAP                 1,071,937        531,148         540,789
 8.25         291,670   12/31/2006                   NAP               NAP                 1,038,823        582,039         456,784
-----------------------------------------------------------------------------------------------------------------------------------
 8.26         618,926   12/31/2006                   NAP               NAP                 1,246,371        678,805         567,566
 8.27         488,944   12/31/2006                   NAP               NAP                 1,321,858        787,689         534,169
 8.28         255,445   12/31/2006                   NAP               NAP                   959,002        467,046         491,956
 8.29         522,116   12/31/2006                   NAP               NAP                 1,273,641        748,343         525,298
 8.30         516,484   12/31/2006                   NAP               NAP                   994,883        536,178         458,705
-----------------------------------------------------------------------------------------------------------------------------------
 8.31         167,834   12/31/2006                   NAP               NAP                 1,133,786        621,252         512,534
 8.32         495,549   12/31/2006                   NAP               NAP                   996,975        523,849         473,126
 8.33         202,198   12/31/2006                   NAP               NAP                   996,279        606,711         389,568
 8.34         122,189   12/31/2006                   NAP               NAP                   697,339        397,066         300,273
 8.35         112,199   12/31/2006                   NAP               NAP                   714,091        451,767         262,324
-----------------------------------------------------------------------------------------------------------------------------------
   9        7,912,881   12/31/2006                   NAP               NAP                19,849,897      7,479,064      12,370,833
  10       10,661,282   12/31/2006                   NAP               NAP                26,143,725     13,060,094      13,083,631
  11        3,623,211   11/30/2006                   NAP               NAP                16,016,911      4,537,042      11,479,869
  12        8,228,904    9/30/2006                   NAP               NAP                19,280,505      7,919,133      11,361,372
  13        6,693,540   12/31/2006                   NAP               NAP                14,448,118      4,913,933       9,534,185
-----------------------------------------------------------------------------------------------------------------------------------
  14       -4,293,873   12/31/2006                   NAP               NAP                16,037,360      5,347,167      10,690,193
  15        7,144,106   12/31/2006                   NAP               NAP                18,749,310      9,574,146       9,175,164
  16        6,882,265   12/31/2006                   NAP               NAP                10,219,654      2,014,650       8,205,004
  17       10,114,026   12/31/2006                   NAP               NAP                10,841,785        108,418      10,733,367
  18       19,920,541   12/31/2006                   NAP               NAP                38,023,335     16,639,318      21,384,017
-----------------------------------------------------------------------------------------------------------------------------------
  19        4,647,511   12/31/2006                   NAP               NAP                10,754,772      3,615,272       7,139,500
 19.01      3,962,675   12/31/2006                   NAP               NAP                 9,889,235      3,379,126       6,510,109
 19.02        684,836   12/31/2006                   NAP               NAP                   865,537        236,146         629,391
  20              N/A       N/A                      NAP               NAP                 9,293,561        231,874       9,061,687
 20.01            N/A       N/A                      NAP               NAP                 1,465,336         36,560       1,428,776
-----------------------------------------------------------------------------------------------------------------------------------
 20.02            N/A       N/A                      NAP               NAP                 1,364,023         34,032       1,329,991
 20.03            N/A       N/A                      NAP               NAP                 1,266,269         31,593       1,234,676
 20.04            N/A       N/A                      NAP               NAP                   913,175         22,784         890,391
 20.05            N/A       N/A                      NAP               NAP                   888,086         22,158         865,928
 20.06            N/A       N/A                      NAP               NAP                   840,398         20,968         819,430
-----------------------------------------------------------------------------------------------------------------------------------
 20.07            N/A       N/A                      NAP               NAP                   822,745         20,527         802,218
 20.08            N/A       N/A                      NAP               NAP                   696,860         17,387         679,473
 20.09            N/A       N/A                      NAP               NAP                   612,973         15,294         597,679
 20.10            N/A       N/A                      NAP               NAP                   276,869          6,908         269,961
 20.11            N/A       N/A                      NAP               NAP                   146,827          3,663         143,164
-----------------------------------------------------------------------------------------------------------------------------------
  21        9,194,499   12/31/2006                   NAP               NAP                19,532,581     11,909,085       7,623,496
  22        4,602,255   12/31/2006                   NAP               NAP                11,406,810      4,840,629       6,566,181
  23        5,836,998    9/30/2006                   NAP               NAP                14,879,265      5,174,261       9,705,004
  24        8,738,906   12/31/2006             9,133,484            3/31/2007             30,193,582     20,966,508       9,227,074
  25          777,520   12/31/2006                   NAP               NAP                 8,438,032      3,397,637       5,040,395
-----------------------------------------------------------------------------------------------------------------------------------
  26        6,647,171   12/31/2006                   NAP               NAP                13,403,348      6,804,793       6,598,555
  27        5,847,398   12/31/2006             4,869,997            3/31/2007             13,794,497      6,605,055       7,189,442
  28        3,412,735   12/31/2006                   NAP               NAP                11,389,548      6,441,503       4,948,045
  29        3,732,047   12/31/2006             3,550,035            3/31/2007              7,292,477      3,924,397       3,368,080
  30        1,257,591   12/31/2006             1,279,126            3/31/2007              3,985,733      2,446,642       1,539,091
-----------------------------------------------------------------------------------------------------------------------------------
  31        3,361,489   12/31/2006                   NAP               NAP                 6,556,551      2,415,286       4,141,265
  32        4,265,527   12/31/2006                   NAP               NAP                 5,286,833      1,100,146       4,186,687
  33        3,962,271   12/31/2006                   NAP               NAP                 8,749,116      3,933,658       4,815,458
  34        3,028,735   12/31/2006                   NAP               NAP                 7,211,657      2,339,704       4,871,953
  35        3,544,993   12/31/2006                   NAP               NAP                 5,508,299      2,171,383       3,336,916
-----------------------------------------------------------------------------------------------------------------------------------
  36        1,891,502   12/31/2006                   NAP               NAP                 5,183,476      2,703,992       2,479,484
 36.01      1,054,465   12/31/2006                   NAP               NAP                 3,405,077      1,884,230       1,520,847
 36.02        837,037   12/31/2006                   NAP               NAP                 1,778,399        819,762         958,637
  37        5,356,439   12/31/2006             5,055,477            2/28/2007             13,625,610      7,793,177       5,832,433
 37.01      1,498,129   12/31/2006             1,414,604            2/28/2007              2,906,224      1,514,446       1,391,778
-----------------------------------------------------------------------------------------------------------------------------------
 37.02        657,187   12/31/2006               524,990            2/28/2007              3,121,187      1,915,429       1,205,758
 37.03        972,481   12/31/2006               974,266            2/28/2007              2,279,717      1,322,569         957,148
 37.04        857,075   12/31/2006               752,156            2/28/2007              2,288,627      1,336,258         952,369
 37.05        848,201   12/31/2006               879,655            2/28/2007              1,627,264        794,263         833,001
 37.06        523,366   12/31/2006               509,806            2/28/2007              1,402,591        910,212         492,379
-----------------------------------------------------------------------------------------------------------------------------------
  38        3,796,935   12/31/2006                   NAP               NAP                 9,606,125      4,972,381       4,633,745
  39        5,597,668   12/31/2006                   NAP               NAP                45,788,725     39,099,496       6,689,229
 39.01      1,083,654   12/31/2006                   NAP               NAP                 5,169,042      4,039,264       1,129,778
 39.02        885,279   12/31/2006                   NAP               NAP                 2,526,320      1,658,024         868,296
 39.03        754,495   12/31/2006                   NAP               NAP                 7,737,782      6,823,544         914,238
-----------------------------------------------------------------------------------------------------------------------------------
 39.04        634,295   12/31/2006                   NAP               NAP                 3,701,733      3,058,257         643,476
 39.05        658,134   12/31/2006                   NAP               NAP                 5,270,955      4,540,745         730,210
 39.06        611,446   12/31/2006                   NAP               NAP                 4,024,255      3,479,625         544,630
 39.07        469,366   12/31/2006                   NAP               NAP                 6,309,436      5,560,924         748,512
 39.08        239,617   12/31/2006                   NAP               NAP                 1,929,691      1,646,731         282,960
-----------------------------------------------------------------------------------------------------------------------------------
 39.09        270,798   12/31/2006                   NAP               NAP                 3,180,600      2,829,744         350,856
 39.10       -138,287   12/31/2006                   NAP               NAP                 2,569,145      2,345,430         223,715
 39.11        128,871   12/31/2006                   NAP               NAP                 3,369,766      3,117,208         252,558
  40        3,279,462   12/31/2006                   NAP               NAP                 7,941,437      3,977,346       3,964,091
  41        3,564,242   12/31/2006                   NAP               NAP                 5,153,232      1,570,922       3,582,310
-----------------------------------------------------------------------------------------------------------------------------------
  42          892,476   12/31/2006                   NAP               NAP                 4,433,985      1,069,555       3,364,430
 42.01       -325,193   12/31/2006                   NAP               NAP                 2,056,903        449,523       1,607,380
 42.02        661,434   12/31/2006                   NAP               NAP                 1,265,291        414,451         850,840
 42.03            N/A       N/A                      NAP               NAP                   452,530         79,154         373,376
 42.04        390,124   12/31/2006                   NAP               NAP                   461,381         87,167         374,214
-----------------------------------------------------------------------------------------------------------------------------------
 42.05        166,111   12/31/2006                   NAP               NAP                   197,880         39,260         158,620
  43        1,815,950   12/31/2006                   NAP               NAP                 5,154,060      1,684,266       3,469,794
  44        2,981,483   12/31/2006                   NAP               NAP                 6,488,517      2,274,378       4,214,139
  45        4,470,944   12/31/2006             3,815,777            3/31/2007             20,184,905     15,111,193       5,073,712
  46        4,100,849   12/31/2006                   NAP               NAP                 6,017,365      2,251,619       3,765,746
-----------------------------------------------------------------------------------------------------------------------------------
 46.01      2,703,500   12/31/2006                   NAP               NAP                 4,006,580      1,659,111       2,347,469
 46.02      1,397,349   12/31/2006                   NAP               NAP                 2,010,785        592,508       1,418,277
  47        3,098,814   12/31/2006                   NAP               NAP                13,029,203      9,325,855       3,703,348
  48        3,616,335   12/31/2006             3,590,789            2/28/2007             11,052,327      7,415,036       3,637,291
  49        4,346,517   12/31/2006             4,765,661            3/31/2007             25,624,913     20,384,942       5,239,970
-----------------------------------------------------------------------------------------------------------------------------------
  50              N/A       N/A                4,923,337            12/31/2006             7,994,916      3,606,329       4,388,586
  51        2,359,231   12/31/2006                   NAP               NAP                 3,916,089      1,032,016       2,884,073
 51.01        771,610   12/31/2006                   NAP               NAP                 1,092,599        292,124         800,475
 51.02        643,239   12/31/2006                   NAP               NAP                   985,630        261,795         723,835
 51.03        157,983   12/31/2006                   NAP               NAP                   531,633        148,748         382,885
-----------------------------------------------------------------------------------------------------------------------------------
 51.04        218,225   12/31/2006                   NAP               NAP                   473,794        111,644         362,150
 51.05        326,926   12/31/2006                   NAP               NAP                   495,026        148,146         346,880
 51.06        241,248   12/31/2006                   NAP               NAP                   337,407         69,559         267,848
  52              N/A       N/A                      NAP               NAP                 2,972,285        489,510       2,482,775
  53        2,100,494   12/31/2006                   NAP               NAP                 3,221,297        815,160       2,406,137
-----------------------------------------------------------------------------------------------------------------------------------
  54        2,575,831   12/31/2006                   NAP               NAP                 5,351,043      2,556,665       2,794,378
  55        1,522,618   10/31/2006                   NAP               NAP                 5,133,086      2,569,883       2,563,203
  56              N/A       N/A                      NAP               NAP                 2,199,137         54,978       2,144,159
  57        2,590,901   12/31/2006                   NAP               NAP                 8,059,985      5,325,835       2,734,150
  58              N/A       N/A                      NAP               NAP                 3,724,856      1,491,938       2,232,918
-----------------------------------------------------------------------------------------------------------------------------------
  59        1,706,767   12/31/2006                   NAP               NAP                 3,203,479      1,139,013       2,064,466
  60        2,797,735   12/31/2006                   NAP               NAP                 4,211,378      1,794,014       2,417,364
 60.01      1,108,895   12/31/2006                   NAP               NAP                 1,686,627        686,851         999,776
 60.02        868,597   12/31/2006                   NAP               NAP                 1,260,556        572,158         688,398
 60.03        612,998   12/31/2006                   NAP               NAP                   820,568        335,870         484,698
-----------------------------------------------------------------------------------------------------------------------------------
 60.04        207,245   12/31/2006                   NAP               NAP                   443,627        199,135         244,492
  61        2,375,865   12/31/2006                   NAP               NAP                 4,157,626      1,734,671       2,422,955
  62        1,792,911   12/31/2006                   NAP               NAP                 2,635,273        721,707       1,913,566
  63              N/A       N/A                      NAP               NAP                 2,962,182        689,784       2,272,398
  64          418,828   12/31/2006                   NAP               NAP                 2,694,477        834,476       1,860,001
-----------------------------------------------------------------------------------------------------------------------------------
  65              N/A       N/A                      NAP               NAP                 2,553,403        577,643       1,975,759
  66        1,818,640   12/31/2006                   NAP               NAP                 2,629,099        600,437       2,028,662
  67        1,490,257   12/31/2006                   NAP               NAP                 2,728,143        998,843       1,729,300
  68        2,383,074    6/30/2006                   NAP               NAP                 2,664,895        983,765       1,681,130
  69        1,214,808   11/30/2006                   NAP               NAP                 2,021,929        442,566       1,579,363
-----------------------------------------------------------------------------------------------------------------------------------
  70        1,574,788   12/31/2006                   NAP               NAP                 2,106,534        536,772       1,569,762
  71              N/A       N/A                      NAP               NAP                 1,607,450         56,881       1,550,569
  72        1,177,436   12/31/2006                   NAP               NAP                 2,865,861      1,182,971       1,682,890
  73        1,230,625   12/31/2006             1,954,837            4/30/2007              2,686,828      1,011,403       1,675,424
  74        1,015,135   10/31/2006             1,086,530            2/28/2007              2,839,455      1,106,345       1,733,110
-----------------------------------------------------------------------------------------------------------------------------------
  75        1,424,738   12/31/2006                   NAP               NAP                 2,465,121        967,238       1,497,883
  76        2,097,792   12/31/2006             2,000,077            2/28/2007              4,919,122      2,712,824       2,206,298
  77          807,532   10/31/2006                   NAP               NAP                 2,572,036      1,098,169       1,473,867
  78        1,226,777   12/31/2006             1,242,162            2/28/2007              2,151,603        866,706       1,284,897
  79              N/A       N/A                      NAP               NAP                 2,247,936        638,884       1,609,052
-----------------------------------------------------------------------------------------------------------------------------------
  80          988,401   12/31/2006                   NAP               NAP                 1,782,600        494,874       1,287,726
  81        1,760,025   12/31/2006                   NAP               NAP                 2,489,524        645,965       1,843,559
  82        1,238,677   12/31/2006             1,370,013            3/31/2007              2,132,255        744,371       1,387,884
  83        1,424,635   12/31/2006                   NAP               NAP                 2,730,999      1,309,353       1,421,646
  84          712,750   12/31/2006                   NAP               NAP                 2,323,168        908,191       1,414,977
-----------------------------------------------------------------------------------------------------------------------------------
 84.01        322,666   12/31/2006                   NAP               NAP                   687,155        225,497         461,658
 84.02        232,488   12/31/2006                   NAP               NAP                   650,050        238,659         411,391
 84.03         -5,712   12/31/2006                   NAP               NAP                   464,090        210,847         253,243
 84.04        163,308   12/31/2006                   NAP               NAP                   521,873        233,188         288,685
  85        1,183,119   12/31/2006             1,409,343            3/31/2007              6,578,632      4,737,825       1,840,806
-----------------------------------------------------------------------------------------------------------------------------------
  86        1,157,340   11/30/2006                   NAP               NAP                 2,101,923        910,161       1,191,762
  87        1,053,861   12/31/2006                   NAP               NAP                 1,607,710        381,929       1,225,781
  88          592,291   12/31/2006               710,532            2/28/2007              1,549,300        464,980       1,084,320
  89        1,285,093   12/31/2006                   NAP               NAP                 1,970,661        500,743       1,469,918
 89.01         79,594   12/31/2006                   NAP               NAP                   125,856         35,458          90,398
-----------------------------------------------------------------------------------------------------------------------------------
 89.02        136,900   12/31/2006                   NAP               NAP                   227,202        102,240         124,962
 89.03         52,207   12/31/2006                   NAP               NAP                    91,485         35,760          55,725
 89.04         50,403   12/31/2006                   NAP               NAP                    68,400         12,852          55,548
 89.05         46,693   12/31/2006                   NAP               NAP                    61,560         13,217          48,343
 89.06         41,856   12/31/2006                   NAP               NAP                    57,513         12,871          44,642
-----------------------------------------------------------------------------------------------------------------------------------
 89.07         48,621   12/31/2006                   NAP               NAP                    66,348         17,311          49,037
 89.08         41,286   12/31/2006                   NAP               NAP                    59,394         12,676          46,718
 89.09         40,246   12/31/2006                   NAP               NAP                    63,213         16,374          46,839
 89.10         29,325   12/31/2006                   NAP               NAP                    51,984         11,089          40,895
 89.11         36,617   12/31/2006                   NAP               NAP                    50,274         11,973          38,301
-----------------------------------------------------------------------------------------------------------------------------------
 89.12         32,058   12/31/2006                   NAP               NAP                    51,984         10,925          41,059
 89.13         38,576   12/31/2006                   NAP               NAP                    52,839         11,962          40,877
 89.14         18,524   12/31/2006                   NAP               NAP                    44,688         10,040          34,648
 89.15         34,126   12/31/2006                   NAP               NAP                    40,527          8,893          31,634
 89.16         33,032   12/31/2006                   NAP               NAP                    40,527          8,958          31,569
-----------------------------------------------------------------------------------------------------------------------------------
 89.17          9,931   12/31/2006                   NAP               NAP                    32,148          7,721          24,427
 89.18         22,961   12/31/2006                   NAP               NAP                    36,252          6,942          29,310
 89.19         29,520   12/31/2006                   NAP               NAP                    35,226          6,737          28,489
 89.20            N/A       N/A                      NAP               NAP                    39,900          8,309          31,591
 89.21         30,091   12/31/2006                   NAP               NAP                    33,174          6,461          26,713
-----------------------------------------------------------------------------------------------------------------------------------
 89.22         25,614   12/31/2006                   NAP               NAP                    35,568          9,870          25,698
 89.23         23,872   12/31/2006                   NAP               NAP                    28,215          6,074          22,141
 89.24         25,800   12/31/2006                   NAP               NAP                    28,500          6,046          22,454
 89.25         20,709   12/31/2006                   NAP               NAP                    28,500          6,036          22,464
 89.26         16,771   12/31/2006                   NAP               NAP                    28,500          5,779          22,721
-----------------------------------------------------------------------------------------------------------------------------------
 89.27         18,192   12/31/2006                   NAP               NAP                    31,350          5,667          25,683
 89.28         21,287   12/31/2006                   NAP               NAP                    28,500          5,613          22,887
 89.29         28,567   12/31/2006                   NAP               NAP                    28,500          5,480          23,020
 89.30         18,571   12/31/2006                   NAP               NAP                    28,500          5,447          23,053
 89.31         19,143   12/31/2006                   NAP               NAP                    31,350          5,585          25,765
-----------------------------------------------------------------------------------------------------------------------------------
 89.32         33,644   12/31/2006                   NAP               NAP                    29,355          5,885          23,470
 89.33            N/A       N/A                      NAP               NAP                    27,360          5,733          21,627
 89.34         14,362   12/31/2006                   NAP               NAP                    25,650          4,593          21,057
 89.35         17,134   12/31/2006                   NAP               NAP                    23,484          4,751          18,733
 89.36         19,090   12/31/2006                   NAP               NAP                    23,484          4,751          18,733
-----------------------------------------------------------------------------------------------------------------------------------
 89.37         18,044   12/31/2006                   NAP               NAP                    22,800          4,675          18,125
 89.38         13,893   12/31/2006                   NAP               NAP                    23,484          4,594          18,890
 89.39          5,870   12/31/2006                   NAP               NAP                    24,225          4,856          19,369
 89.40         20,607   12/31/2006                   NAP               NAP                    23,484          4,194          19,290
 89.41         14,600   12/31/2006                   NAP               NAP                    16,758          3,491          13,267
-----------------------------------------------------------------------------------------------------------------------------------
 89.42            N/A       N/A                      NAP               NAP                    16,758          4,287          12,471
 89.43         17,528   12/31/2006                   NAP               NAP                    17,100          3,770          13,330
 89.44         15,467   12/31/2006                   NAP               NAP                    17,442          3,871          13,571
 89.45          1,513   12/31/2006                   NAP               NAP                    17,100          3,743          13,357
 89.46         12,644   12/31/2006                   NAP               NAP                    17,100          3,845          13,255
-----------------------------------------------------------------------------------------------------------------------------------
 89.47          9,604   12/31/2006                   NAP               NAP                    17,100          3,338          13,762
 89.48            N/A       N/A                      NAP               NAP                         0              0               0
  90        1,332,704   12/31/2006                   NAP               NAP                 1,724,326        440,686       1,283,640
  91          287,997   12/31/2006                   NAP               NAP                 1,776,623        555,438       1,221,186
  92        1,069,749   12/31/2006                   NAP               NAP                 2,030,207        578,512       1,451,695
-----------------------------------------------------------------------------------------------------------------------------------
  93        1,302,836   12/31/2006                   NAP               NAP                 1,623,236        413,879       1,209,357
  94        1,658,771   12/31/2006                   NAP               NAP                 2,145,224        579,096       1,566,129
  95          880,269   12/31/2006                   NAP               NAP                 1,891,021        807,164       1,083,858
  96          745,170   12/31/2006                   NAP               NAP                 1,517,281        358,177       1,159,105
 96.01            N/A       N/A                      NAP               NAP                   604,926        130,287         474,639
-----------------------------------------------------------------------------------------------------------------------------------
 96.02        334,054   12/31/2006                   NAP               NAP                   397,480         85,908         311,572
 96.03        244,407   12/31/2006                   NAP               NAP                   311,816         79,659         232,157
 96.04        166,709   12/31/2006                   NAP               NAP                   203,059         62,322         140,737
  97        1,230,825   12/31/2006             1,288,352            3/31/2007              1,753,045        481,641       1,271,405
  98        1,145,435   12/31/2006                   NAP               NAP                 1,519,900        343,243       1,176,657
-----------------------------------------------------------------------------------------------------------------------------------
  99        1,537,550   12/31/2006                   NAP               NAP                 2,082,897        522,286       1,560,611
  100         821,416   12/31/2006                   NAP               NAP                 1,430,890        287,368       1,143,522
  101       1,296,179   12/31/2006                   NAP               NAP                 1,458,857        228,318       1,230,539
  102             N/A       N/A                      NAP               NAP                 1,611,548        286,731       1,324,817
  103         771,394   12/31/2006                   NAP               NAP                 1,280,261        326,331         953,930
-----------------------------------------------------------------------------------------------------------------------------------
  104         830,012   12/31/2006                   NAP               NAP                 1,472,321        370,217       1,102,104
104.01        643,392   12/31/2006                   NAP               NAP                 1,230,243        316,107         914,136
104.02        186,620   12/31/2006                   NAP               NAP                   242,078         54,110         187,968
  105       1,061,664   12/31/2006                   NAP               NAP                 1,995,517        762,531       1,232,986
  106         849,180   12/31/2006               830,061            2/28/2007              1,632,906        734,021         898,885
-----------------------------------------------------------------------------------------------------------------------------------
  107         809,579   12/31/2006                   NAP               NAP                 1,335,511        421,106         914,405
  108             N/A       N/A                      NAP               NAP                 1,710,846        363,436       1,347,409
  109         934,633   12/31/2006                   NAP               NAP                 1,471,394        414,696       1,056,698
  110         908,497   12/31/2006                   NAP               NAP                 1,463,064        499,386         963,678
  111         948,335   12/31/2006                   NAP               NAP                 1,165,237        229,477         935,760
-----------------------------------------------------------------------------------------------------------------------------------
  112         566,741   12/31/2006                   NAP               NAP                 1,538,352        565,044         973,308
  113         830,766   12/31/2006                   NAP               NAP                 1,150,734        309,033         841,701
  114         807,243   12/31/2006                   NAP               NAP                 1,168,244        243,873         924,371
  115             N/A       N/A                      NAP               NAP                 1,217,457        274,873         942,584
  116       1,032,552   12/31/2006                   NAP               NAP                 1,329,945        434,410         895,535
-----------------------------------------------------------------------------------------------------------------------------------
  117       1,414,248   12/31/2006                   NAP               NAP                 4,278,478      2,883,254       1,395,225
  118       1,081,426   12/31/2006                   NAP               NAP                 1,607,208        410,413       1,196,795
  119         740,743   12/31/2006                   NAP               NAP                 1,220,338        391,146         829,192
  120             N/A       N/A                      NAP               NAP                 1,319,776        393,279         926,497
  121         524,109   12/31/2006                   NAP               NAP                 1,512,128        788,629         723,499
-----------------------------------------------------------------------------------------------------------------------------------
  122         811,917   12/31/2006                   NAP               NAP                 1,201,078        407,178         793,901
  123         690,673   12/31/2006                   NAP               NAP                 1,555,877        528,353       1,027,524
  124       1,503,945   12/31/2006                   NAP               NAP                 3,235,242      1,781,338       1,453,904
  125         969,417   10/31/2006                   NAP               NAP                 2,737,977      1,759,085         978,892
  126         528,044   12/31/2006               543,318            2/28/2007                902,920        227,796         675,125
-----------------------------------------------------------------------------------------------------------------------------------
  127         480,883   12/31/2006                   NAP               NAP                   989,556        268,355         721,202
  128         242,069   12/31/2006                   NAP               NAP                 1,187,449        397,610         789,839
  129       1,292,307   12/31/2006             1,280,119            1/31/2007              3,130,677      1,921,791       1,208,886
129.01        675,060   12/31/2006               670,924            1/31/2007              1,603,278        973,946         629,332
129.02        617,247   12/31/2006               609,195            1/31/2007              1,527,399        947,845         579,554
-----------------------------------------------------------------------------------------------------------------------------------
  130         268,747   12/31/2006               388,604            2/28/2007              1,368,750        569,148         799,602
  131         884,911   12/31/2006                   NAP               NAP                 1,185,566        446,421         739,145
  132             N/A       N/A                  263,920            1/31/2007                771,346        120,685         650,661
  133         535,953   12/31/2006                   NAP               NAP                 1,019,748        326,214         693,534
  134       1,335,746   12/31/2006                   NAP               NAP                 1,809,163        554,709       1,254,454
-----------------------------------------------------------------------------------------------------------------------------------
  135             N/A       N/A                      NAP               NAP                 1,323,266        442,945         880,321
  136         697,346   12/31/2006                   NAP               NAP                 1,049,935        322,612         727,323
  137         704,550   12/31/2006                   NAP               NAP                   970,274        307,362         662,912
  138             N/A       N/A                      NAP               NAP                 1,227,490        448,122         779,368
  139         670,761   12/31/2006                   NAP               NAP                   754,906        134,976         619,930
-----------------------------------------------------------------------------------------------------------------------------------
  140         484,758   12/31/2006               503,245            2/28/2007                961,052        431,327         529,725
  141         492,073   12/31/2006                   NAP               NAP                   986,627        367,197         619,430
  142             N/A       N/A                      NAP               NAP                   866,809        281,949         584,860
  143         367,232   12/31/2006               382,681            2/28/2007                845,075        228,968         616,107
  144         744,101   10/31/2006                   NAP               NAP                 1,157,847        428,496         729,351
-----------------------------------------------------------------------------------------------------------------------------------
  145         508,430   12/31/2006               509,847            1/31/2007                770,458        185,913         584,545
  146         534,935   12/31/2006                   NAP               NAP                   816,166        118,448         697,718
  147             N/A       N/A                      NAP               NAP                   868,608        258,714         609,894
  148         420,075   12/31/2006                   NAP               NAP                   835,523        228,781         606,741
  149         680,305   12/31/2006                   NAP               NAP                 1,071,263        394,711         676,552
-----------------------------------------------------------------------------------------------------------------------------------
  150         790,337   12/31/2006                   NAP               NAP                 1,435,540        322,138       1,113,403
  151         455,312   12/31/2006                   NAP               NAP                   833,517        205,382         628,135
  152         643,260   12/31/2006               633,268            2/28/2007              1,286,095        619,880         666,215
  153         297,286   12/31/2006                   NAP               NAP                   554,432        196,487         357,945
  154         177,830   12/31/2006                   NAP               NAP                   431,603        177,062         254,541
-----------------------------------------------------------------------------------------------------------------------------------
  155         677,573   12/31/2006                   NAP               NAP                   965,345        353,712         611,633
  156         257,744   12/31/2006                   NAP               NAP                   814,252        204,037         610,215
  157             N/A       N/A                      NAP               NAP                 1,083,802        474,623         609,179
157.01            N/A       N/A                      NAP               NAP                   480,731        215,040         265,691
157.02            N/A       N/A                      NAP               NAP                   385,943        203,187         182,756
-----------------------------------------------------------------------------------------------------------------------------------
157.03            N/A       N/A                      NAP               NAP                   217,128         56,396         160,732
  158         512,349   10/31/2006                   NAP               NAP                 1,423,793        819,511         604,282
  159         410,825   12/31/2006                   NAP               NAP                   780,819        247,379         533,440
  160         401,558   12/31/2006                   NAP               NAP                   944,457        379,872         564,585
  161             N/A       N/A                      NAP               NAP                   710,854        191,130         519,723
-----------------------------------------------------------------------------------------------------------------------------------
  162         445,778   12/31/2006                   NAP               NAP                   873,643        311,724         561,919
  163         288,740   12/31/2006               291,725            2/28/2007                824,500        313,612         510,887
  164             N/A       N/A                      NAP               NAP                   689,983        189,613         500,369
  165         476,780   12/31/2006                   NAP               NAP                   666,887        135,886         531,001
  166         374,259   12/31/2006                   NAP               NAP                   702,865        274,585         428,280
-----------------------------------------------------------------------------------------------------------------------------------
  167         677,869   12/31/2006                   NAP               NAP                   894,864        330,638         564,226
  168         519,098   12/31/2006                   NAP               NAP                   839,392        344,289         495,104
  169         489,553   12/31/2006                   NAP               NAP                   736,375        223,985         512,390
  170         425,164   12/31/2006                   NAP               NAP                   685,954        256,963         428,990
  171         348,730   12/31/2006                   NAP               NAP                   752,412        213,438         538,975
-----------------------------------------------------------------------------------------------------------------------------------
  172         732,894   12/31/2006                   NAP               NAP                 1,870,809      1,141,528         729,281
  173          61,613   12/31/2006                   NAP               NAP                   813,264        285,035         528,229
  174         454,353   12/31/2006                   NAP               NAP                   983,492        401,689         581,803
  175             N/A       N/A                      NAP               NAP                   610,305        184,394         425,910
  176         410,224   12/31/2006                   NAP               NAP                   534,071        127,548         406,523
-----------------------------------------------------------------------------------------------------------------------------------
  177         473,571   12/31/2006                   NAP               NAP                   689,147        199,164         489,983
  178         344,450   12/31/2006                   NAP               NAP                   614,665        287,470         327,195
  179             N/A       N/A                      NAP               NAP                   605,429        201,165         404,264
  180         202,853   12/31/2006                   NAP               NAP                   546,827        155,754         391,073
  181             N/A       N/A                      NAP               NAP                   477,214        107,458         369,756
-----------------------------------------------------------------------------------------------------------------------------------
  182         365,131   12/31/2006                   NAP               NAP                   642,277        221,655         420,622
  183             N/A       N/A                      NAP               NAP                   457,417        192,652         264,765
  184         329,234   12/31/2006               301,309            2/28/2007                590,347        211,699         378,648
  185         302,611   12/31/2006                   NAP               NAP                   541,274        194,841         346,433
  186         320,449   12/31/2006                   NAP               NAP                   505,800        186,882         318,918
-----------------------------------------------------------------------------------------------------------------------------------
  187         197,609   11/30/2006                   NAP               NAP                   565,800        154,093         411,707
  188         289,197   12/31/2006                   NAP               NAP                   532,411        183,755         348,656
  189             N/A       N/A                      NAP               NAP                   481,964         81,602         400,363
  190             N/A       N/A                      NAP               NAP                   387,619         65,103         322,516
  191             N/A       N/A                      NAP               NAP                   441,621        126,192         315,429
-----------------------------------------------------------------------------------------------------------------------------------
  192         266,384   12/31/2006                   NAP               NAP                   443,084        127,866         315,218
  193         305,309   12/31/2006                   NAP               NAP                   490,045        143,821         346,224
  194          74,956   12/31/2006                   NAP               NAP                   434,861         96,039         338,822
  195         354,254   12/31/2006                   NAP               NAP                   408,992         66,259         342,733
  196         257,987   12/31/2006                   NAP               NAP                   480,941        183,136         297,805
-----------------------------------------------------------------------------------------------------------------------------------
  197         266,298   12/31/2006               270,973            3/31/2007                528,837        227,112         301,725
  198         236,797   12/31/2006                   NAP               NAP                   654,724        296,092         358,632
  199         356,266   12/31/2006                   NAP               NAP                   498,094        166,456         331,638
  200             N/A       N/A                      NAP               NAP                   350,196         77,448         272,748
  201         163,213   12/31/2006               185,145            2/28/2007                322,501         96,399         226,102
-----------------------------------------------------------------------------------------------------------------------------------
  202         141,613   12/31/2006               180,192            2/28/2007                283,324         49,875         233,448
  203         205,947   12/31/2006                   NAP               NAP                   250,276         56,456         193,820
  204             N/A       N/A                      NAP               NAP                   322,189        143,990         178,199
  205          74,996   12/31/2006                   NAP               NAP                   245,120         68,711         176,409
  206             N/A       N/A                      NAP               NAP                   160,637         34,991         125,646

            UNDERWRITTEN                    UNDERWRITTEN
CONTROL    REPLACEMENT /     UNDERWRITTEN        NET        UNDERWRITTEN     APPRAISAL      APPRAISAL    CUT-OFF DATE     BALLOON
NUMBER    FF&E RESERVE ($)     TI / LC      CASH FLOW ($)   NCF DSCR (X)     VALUE ($)        DATE          LTV (%)       LTV (%)
-----------------------------------------------------------------------------------------------------------------------------------

   1               776,407      4,969,682      52,863,207       1.34       1,063,600,000                      65.6%         65.6%
 1.01              145,623        877,957       9,265,581                    191,000,000     3/19/2007
 1.02               83,755        644,684       6,151,418                    133,700,000     3/19/2007
 1.03              137,158        546,144       7,364,778                    118,000,000     4/1/2007
 1.04               73,123        414,602       4,203,327                     81,700,000     3/15/2007
-----------------------------------------------------------------------------------------------------------------------------------
 1.05               36,669        306,781       3,877,019                     79,000,000     3/19/2007
 1.06               54,640        357,645       3,863,800                     77,700,000     3/15/2007
 1.07               39,795        316,375       3,333,736                     76,400,000     3/19/2007
 1.08               38,507        277,166       2,695,442                     49,000,000     3/19/2007
 1.09               28,855        215,151       2,030,726                     43,900,000     3/19/2007
-----------------------------------------------------------------------------------------------------------------------------------
 1.10               24,844        188,516       1,793,911                     42,200,000     3/19/2007
 1.11               28,220        206,688       1,755,919                     39,600,000     3/19/2007
 1.12               20,513        161,574       2,494,663                     38,900,000     3/19/2007
 1.13               18,338        115,816       1,143,882                     28,400,000     3/19/2007
 1.14               20,297        149,481       1,106,476                     26,400,000     3/19/2007
-----------------------------------------------------------------------------------------------------------------------------------
 1.15               14,870        111,957       1,006,981                     21,200,000     3/19/2007
 1.16               11,200         79,142         775,548                     16,500,000     3/19/2007
   2               282,242      1,349,538      37,592,494       1.18         704,000,000     3/14/2007       78.1%         78.1%
   3               265,962      2,181,112      31,502,945       1.20         638,000,000     3/28/2007       73.7%         73.7%
   4               208,364        900,822      21,694,153       1.39        394,100,000                      68.6%         68.6%
-----------------------------------------------------------------------------------------------------------------------------------
 4.01               40,652        203,258       3,973,201                     88,600,000     11/1/2006
 4.02               31,187        155,936       3,641,102                     57,900,000     11/1/2006
 4.03               39,556        197,781       3,627,022                     76,200,000    10/27/2006
 4.04               28,200              2       3,953,147                     61,700,000     11/1/2006
 4.05               24,600        123,000       3,365,681                     57,700,000    10/27/2006
-----------------------------------------------------------------------------------------------------------------------------------
 4.06               44,169        220,845       3,134,000                     52,000,000     12/1/2006
   5               105,485        606,232      20,449,442       1.34         335,000,000     3/1/2007        79.1%         79.1%
   6                    --             --      14,260,048       1.37         260,000,000     5/1/2007        73.6%         73.6%
   7               212,789        851,161      13,119,779       1.20         270,000,000    10/27/2006       69.4%         69.4%
   8             2,142,674             --      19,367,334       1.49        231,500,000                      80.3%         74.9%
-----------------------------------------------------------------------------------------------------------------------------------
 8.01               92,073             --       1,030,482                     10,400,000     3/1/2007
 8.02               83,305             --         841,144                      9,900,000     3/1/2007
 8.03               80,715             --         819,562                      9,400,000     3/1/2007
 8.04               73,395             --         823,589                      8,600,000     3/1/2007
 8.05               71,704             --         812,269                      8,700,000     3/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
 8.06               73,754             --         736,322                      8,300,000     3/1/2007
 8.07               69,833             --         696,451                      8,400,000     3/1/2007
 8.08               64,607             --         596,888                      7,800,000     3/1/2007
 8.09               69,637             --         716,673                      7,700,000     3/1/2007
 8.10               66,602             --         681,700                      7,700,000     3/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
 8.11               60,016             --         568,967                      7,600,000     3/1/2007
 8.12               56,377             --         525,199                      6,900,000     4/5/2007
 8.13               63,783             --         625,931                      6,800,000     3/1/2007
 8.14               63,445             --         570,365                      6,700,000     3/1/2007
 8.15               62,259             --         470,648                      6,100,000     3/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
 8.16               63,039             --         559,680                      6,400,000     3/1/2007
 8.17               53,520             --         391,325                      5,900,000     3/1/2007
 8.18               58,262             --         424,486                      6,200,000     3/1/2007
 8.19               60,362             --         580,462                      6,100,000     3/1/2007
 8.20               53,491             --         538,888                      6,100,000     3/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
 8.21               65,987             --         564,024                      6,000,000     3/1/2007
 8.22               65,119             --         468,032                      6,000,000     3/1/2007
 8.23               49,139             --         433,405                      5,600,000     3/1/2007
 8.24               53,597             --         487,192                      5,100,000     3/1/2007
 8.25               51,941             --         404,843                      6,000,000     3/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
 8.26               62,319             --         505,247                      6,000,000     3/1/2007
 8.27               66,093             --         468,076                      4,900,000     3/1/2007
 8.28               47,950             --         444,006                      5,200,000     3/1/2007
 8.29               63,682             --         461,616                      5,200,000     3/1/2007
 8.30               49,744             --         408,961                      5,100,000     3/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
 8.31               56,689             --         455,845                      5,600,000     3/1/2007
 8.32               49,849             --         423,277                      4,900,000     3/1/2007
 8.33               49,814             --         339,754                      6,000,000     3/1/2007
 8.34               34,867             --         265,406                      3,900,000     3/1/2007
 8.35               35,705             --         226,619                      4,300,000     3/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
   9               124,337        763,980      11,889,516       1.28         235,000,000     3/28/2007       70.2%         70.2%
  10                     1             --      13,083,630       1.15         206,000,000     4/10/2007       77.9%         75.0%
  11               100,170             --      11,379,699       1.13         202,000,000     3/1/2009        79.2%         79.2%
  12                82,839        414,195      10,864,338       1.32         221,000,000    11/29/2006       62.7%         62.7%
  13                59,044        295,218       9,179,923       1.38         171,000,000     6/2/2007        65.8%         73.6%
-----------------------------------------------------------------------------------------------------------------------------------
  14               105,498        421,990      10,162,705       1.26         178,000,000     2/8/2007        75.8%         75.8%
  15               359,600             --       8,815,564       1.10         152,000,000     5/1/2009        85.2%         85.2%
  16                26,327        223,778       8,054,899       1.18         155,000,000     4/1/2007        80.0%         80.0%
  17                43,539         96,890      10,592,938       1.43         175,000,000     2/14/2007       68.6%         68.6%
  18               225,428        856,628      20,301,960       1.22         370,000,000     4/16/2007       78.4%         78.4%
-----------------------------------------------------------------------------------------------------------------------------------
  19                66,701        467,723       6,993,076       1.17         155,800,000                      66.4%         66.4%
 19.01              58,164        407,860       6,382,417                    144,100,000     3/20/2007
 19.02               8,537         59,863         610,659                     11,700,000     3/20/2007
  20                53,533        265,540       8,742,613       1.23         123,378,550                      75.2%         68.7%
 20.01               6,857         34,014       1,387,905                     19,446,400     3/29/2007
-----------------------------------------------------------------------------------------------------------------------------------
 20.02               7,321         36,312       1,286,358                     18,107,400     3/29/2007
 20.03               5,794         28,738       1,200,144                     16,814,750     3/29/2007
 20.04               5,481         27,190         857,720                     12,123,100     3/29/2007
 20.05               5,464         27,104         833,360                     11,783,200     3/29/2007
 20.06               4,866         24,134         790,430                     11,154,900     3/29/2007
-----------------------------------------------------------------------------------------------------------------------------------
 20.07               5,196         25,772         771,250                     10,918,000     3/29/2007
 20.08               4,460         22,126         652,887                      9,270,000     3/29/2007
 20.09               3,389         16,810         577,480                      8,137,000     3/29/2007
 20.10               2,491         12,352         255,118                      3,677,100     3/29/2007
 20.11               2,215         10,988         129,961                      1,946,700     3/29/2007
-----------------------------------------------------------------------------------------------------------------------------------
  21               125,588        383,734       7,114,174       1.29         106,000,000    12/21/2006       82.6%         82.6%
  22                76,148        385,455       6,264,578       1.22         117,000,000     1/19/2007       72.6%         72.6%
  23                99,980        580,944       9,024,080       1.74         126,000,000     12/5/2006       67.5%         67.5%
  24             1,207,743             --       8,019,331       1.39         104,700,000     1/4/2007        76.4%         73.7%
  25                65,234             --       4,975,161       1.12          93,300,000     2/14/2007       78.3%         78.3%
-----------------------------------------------------------------------------------------------------------------------------------
  26               536,134             --       6,062,421       1.38          82,500,000     3/1/2007        77.6%         72.0%
  27               192,662        785,446       6,211,334       1.69          79,600,000     8/30/2006       77.3%         77.3%
  28                95,342        558,392       4,294,311       1.25          76,600,000     3/6/2007        75.1%         75.1%
  29               116,591        425,453       2,826,036       1.12          50,700,000     4/5/2007        79.0%         79.0%
  30                58,843        213,235       1,267,013       1.12          21,200,000     4/5/2007        79.0%         79.0%
-----------------------------------------------------------------------------------------------------------------------------------
  31                30,839        153,161       3,957,265       1.23          77,800,000     3/7/2007        72.6%         72.6%
  32                72,502        145,475       3,968,709       1.24          71,000,000     4/6/2007        78.2%         78.2%
  33                59,172        308,448       4,547,838       1.30          68,500,000     1/31/2007       80.6%         80.6%
  34                43,476        358,680       4,828,477       1.46          93,000,000     3/20/2007       59.1%         59.1%
  35                22,311         84,783       3,229,821       1.30          50,000,000    11/30/2006       62.4%         56.5%
-----------------------------------------------------------------------------------------------------------------------------------
  36                61,193        173,263       2,335,029       1.30          35,150,000                     62.4%         56.5%
 36.01              53,080        132,701       1,375,066                     19,950,000    11/30/2006
 36.02               8,112         40,562         959,963                     15,200,000    11/30/2006
  37               545,025             --       5,287,408       1.68          65,950,000                     79.3%         79.3%
 37.01             116,249             --       1,275,529                     17,600,000     4/5/2007
-----------------------------------------------------------------------------------------------------------------------------------
 37.02             124,847             --       1,080,911                     13,150,000     5/1/2007
 37.03              91,189             --         865,959                     11,600,000     4/5/2007
 37.04              91,545             --         860,824                     10,000,000     6/28/2007
 37.05              65,091             --         767,910                      7,100,000     3/13/2007
 37.06              56,104             --         436,275                      6,500,000     3/28/2007
-----------------------------------------------------------------------------------------------------------------------------------
  38                48,360        382,230       4,203,154       1.35          68,700,000     4/12/2007       75.3%         72.0%
  39              1,831,549            --       4,857,680       1.14          72,975,000                     66.5%         64.9%
 39.01             206,762             --         923,016                      8,800,000     3/14/2007
 39.02             101,053             --         767,243                      8,200,000     3/20/2007
 39.03             309,511             --         604,727                      8,600,000     3/21/2007
-----------------------------------------------------------------------------------------------------------------------------------
 39.04             148,069             --         495,407                      6,700,000     3/20/2007
 39.05             210,838             --         519,372                      9,400,000     3/22/2007
 39.06             160,970             --         383,660                      7,400,000     3/22/2007
 39.07             252,377             --         496,135                      5,425,000     3/23/2007
 39.08              77,188             --         205,772                      3,400,000     3/15/2007
-----------------------------------------------------------------------------------------------------------------------------------
 39.09             127,224             --         223,632                      4,150,000     3/24/2007
 39.10             102,766             --         120,949                      5,500,000     3/21/2007
 39.11             134,791             --         117,767                      5,400,000     3/15/2007
  40                71,926        359,630       3,532,535       1.31          68,000,000     1/22/2007       70.6%         70.6%
  41                28,680        122,371       3,431,258       1.28          61,000,000     4/13/2007       75.4%         75.4%
-----------------------------------------------------------------------------------------------------------------------------------
  42                27,324        102,701       3,234,405       1.18          55,350,000                     80.3%         80.3%
 42.01               8,100         40,500       1,558,780                     25,300,000     2/15/2007
 42.02               8,075         26,917         815,848                     14,200,000     2/15/2007
 42.03               4,879         16,264         352,233                      6,400,000     2/15/2007
 42.04               4,014         13,380         356,820                      6,650,000     2/15/2007
-----------------------------------------------------------------------------------------------------------------------------------
 42.05               2,256          5,640         150,724                      2,800,000     2/15/2007
  43                34,346        283,353       3,435,448       1.29          57,200,000     3/20/2007       77.6%         77.6%
  44               115,250             --       4,098,889       1.23          57,600,000    12/19/2006       75.0%         70.8%
  45             1,009,245             --       4,064,467       1.53          55,200,000     4/1/2007        77.9%         77.9%
  46                48,381        298,814       3,618,550       1.45          49,000,000                     80.0%         80.0%
-----------------------------------------------------------------------------------------------------------------------------------
 46.01              34,123        199,004       2,214,342                     34,500,000     1/31/2007
 46.02              14,259         99,810       1,404,208                     14,500,000     1/31/2007
  47               521,168             --       3,182,180       1.22          46,300,000     1/4/2007        77.8%         72.8%
  48               442,093             --       3,195,198       1.27          47,000,000     2/27/2007       76.2%         71.0%
  49               969,979             --       4,269,991       2.09          71,300,000     4/1/2007        49.8%         49.8%
-----------------------------------------------------------------------------------------------------------------------------------
  50                78,333        672,048       3,638,205       1.46          56,900,000     4/1/2007        61.5%         57.5%
  51                27,713        121,213       2,735,149       1.15          41,290,000                     80.9%         75.6%
 51.01              10,130         50,650         739,696                     11,600,000     3/14/2007
 51.02               7,877         26,258         689,700                      9,800,000     3/8/2007
 51.03               1,875          9,374         371,637                      5,800,000     3/8/2007
-----------------------------------------------------------------------------------------------------------------------------------
 51.04               2,535          8,450         351,165                      5,340,000     3/14/2007
 51.05               2,768         13,842         330,270                      5,050,000     3/14/2007
 51.06               2,528         12,639         252,681                      3,700,000     3/14/2007
  52                13,962         34,906       2,433,907       1.14          40,000,000     4/25/2007       80.0%         78.9%
  53                21,197         63,590       2,321,351       1.20          39,600,000     3/13/2007       80.0%         80.0%
-----------------------------------------------------------------------------------------------------------------------------------
  54                41,643        208,215       2,744,520       1.39          38,900,000     1/31/2007       80.0%         80.0%
  55                29,484        157,250       2,376,469       1.31          43,000,000     12/6/2006       72.1%         72.1%
  56                    --             --       2,144,159       1.35          35,000,000     2/23/2007       79.1%         79.1%
  57               322,399             --       2,411,751       1.27          35,000,000     3/19/2007       75.7%         70.8%
  58                20,488         66,810       2,145,620       1.20          25,850,000     3/12/2007       79.7%         71.7%
-----------------------------------------------------------------------------------------------------------------------------------
  59                18,553        146,496       1,899,416       1.26          31,400,000     4/17/2007       79.6%         79.6%
  60                35,796        215,661       2,315,906       1.48          30,800,000                     80.0%         80.0%
 60.01              14,062         76,884         962,401                     12,400,000     2/1/2007
 60.02               8,448         62,954         670,567                      8,100,000     1/31/2007
 60.03              10,145         55,467         445,872                      6,700,000     2/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
 60.04               3,141         20,356         237,066                      3,600,000     2/1/2007
  61                17,329             --       2,405,626       1.77          32,700,000    11/15/2006       75.2%         75.2%
  62                33,580        108,561       1,771,426       1.34          32,400,000    12/20/2006       71.8%         71.8%
  63                27,072         90,241       2,155,085       1.20          32,600,000     2/2/2007        70.9%         55.2%
  64                22,855        152,366       1,684,780       1.25          28,850,000     1/4/2007        79.8%         79.8%
-----------------------------------------------------------------------------------------------------------------------------------
  65                20,940         82,219       1,872,600       1.16          29,800,000     12/9/2006       77.2%         74.2%
  66                24,047        159,547       1,845,068       1.39          28,500,000     3/21/2007       80.0%         80.0%
  67                19,693        115,839       1,593,768       1.23          28,000,000     3/12/2007       79.6%         79.6%
  68                20,185        100,926       1,631,448       1.25          27,000,000     2/1/2007        79.6%         79.6%
  69                14,916         27,585       1,536,862       1.23          26,400,000     12/1/2006       79.5%         79.5%
-----------------------------------------------------------------------------------------------------------------------------------
  70                23,743         49,584       1,496,436       1.30          26,000,000     2/25/2007       80.0%         80.0%
  71                    --             --       1,550,569       1.12          28,000,000     3/26/2007       71.3%         59.9%
  72                67,500             --       1,615,390       1.46          23,020,000     12/8/2006       83.4%         83.4%
  73                55,541        106,601       1,513,282       1.31          23,500,000     4/11/2007       80.0%         80.0%
  74                17,222             --       1,715,888       1.55          28,000,000    12/10/2006       67.1%         67.1%
-----------------------------------------------------------------------------------------------------------------------------------
  75                79,360             --       1,418,523       1.32          23,550,000     4/17/2007       77.9%         77.9%
  76               153,750             --       2,052,548       2.10          32,750,000     3/28/2007       55.0%         55.0%
  77                15,926         74,320       1,383,622       1.22          24,000,000     8/17/2006       75.0%         75.0%
  78                36,960             --       1,247,937       1.19          22,520,000    11/28/2006       79.9%         79.9%
  79                 4,946         51,862       1,552,245       1.41          22,400,000     4/1/2007        79.6%         79.6%
-----------------------------------------------------------------------------------------------------------------------------------
  80                 9,514         32,325       1,245,888       1.20          22,000,000     2/20/2007       80.0%         80.0%
  81                52,320        261,600       1,529,639       1.25          21,800,000    11/17/2006       80.0%         74.6%
  82                 5,867         51,065       1,330,952       1.42          21,700,000     4/10/2007       76.5%         76.5%
  83                36,163        142,856       1,242,626       1.30          20,400,000     3/13/2007       79.7%         79.7%
  84                23,561             --       1,391,416       1.21          23,300,000                     69.7%         65.1%
-----------------------------------------------------------------------------------------------------------------------------------
 84.01               7,250             --         454,408                      7,100,000     2/28/2007
 84.02               5,598             --         405,793                      6,600,000     2/28/2007
 84.03               5,898             --         247,345                      5,100,000     2/28/2007
 84.04               4,815             --         283,870                      4,500,000     2/28/2007
  85               263,145             --       1,577,660       1.40          21,500,000     3/6/2007        74.4%         67.0%
-----------------------------------------------------------------------------------------------------------------------------------
  86                50,000             --       1,141,762       1.23          20,000,000    11/28/2006       80.0%         80.0%
  87                 6,049         36,292       1,183,440       1.25          21,000,000     2/15/2007       73.0%         73.0%
  88                 3,394         17,651       1,080,775       1.15          19,170,000     3/8/2007        79.7%         79.7%
  89                46,125             --       1,423,793       1.32          20,450,000                     74.6%         63.1%
 89.01                  --             --          90,398                      1,420,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.02                  --             --         124,962                      1,390,000     1/31/2007
 89.03                  --             --          55,725                        870,000     1/31/2007
 89.04                  --             --          55,548                        720,000     1/31/2007
 89.05                  --             --          48,343                        670,000     1/31/2007
 89.06                  --             --          44,642                        650,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.07                  --             --          49,037                        650,000     1/31/2007
 89.08                  --             --          46,718                        650,000     1/31/2007
 89.09                  --             --          46,839                        600,000     1/31/2007
 89.10              46,125             --          (5,230)                       590,000     1/31/2007
 89.11                  --             --          38,301                        580,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.12                  --             --          41,059                        580,000     1/31/2007
 89.13                  --             --          40,877                        570,000     1/31/2007
 89.14                  --             --          34,648                        530,000     1/31/2007
 89.15                  --             --          31,634                        450,000     1/31/2007
 89.16                  --             --          31,569                        450,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.17                  --             --          24,427                        440,000     1/31/2007
 89.18                  --             --          29,310                        400,000     1/31/2007
 89.19                  --             --          28,489                        390,000     1/31/2007
 89.20                  --             --          31,591                        390,000     1/31/2007
 89.21                  --             --          26,713                        390,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.22                  --             --          25,698                        340,000     1/31/2007
 89.23                  --             --          22,141                        330,000     1/31/2007
 89.24                  --             --          22,454                        330,000     1/31/2007
 89.25                  --             --          22,464                        330,000     1/31/2007
 89.26                  --             --          22,721                        330,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.27                  --             --          25,683                        330,000     1/31/2007
 89.28                  --             --          22,887                        330,000     1/31/2007
 89.29                  --             --          23,020                        330,000     1/31/2007
 89.30                  --             --          23,053                        330,000     1/31/2007
 89.31                  --             --          25,765                        330,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.32                  --             --          23,470                        320,000     1/31/2007
 89.33                  --             --          21,627                        320,000     1/31/2007
 89.34                  --             --          21,057                        280,000     1/31/2007
 89.35                  --             --          18,733                        260,000     1/31/2007
 89.36                  --             --          18,733                        260,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.37                  --             --          18,125                        260,000     1/31/2007
 89.38                  --             --          18,890                        260,000     1/31/2007
 89.39                  --             --          19,369                        260,000     1/31/2007
 89.40                  --             --          19,290                        240,000     1/31/2007
 89.41                  --             --          13,267                        190,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.42                  --             --          12,471                        190,000     1/31/2007
 89.43                  --             --          13,330                        190,000     1/31/2007
 89.44                  --             --          13,571                        190,000     1/31/2007
 89.45                  --             --          13,357                        190,000     1/31/2007
 89.46                  --             --          13,255                        180,000     1/31/2007
-----------------------------------------------------------------------------------------------------------------------------------
 89.47                  --             --          13,762                        170,000     1/31/2007
 89.48                  --             --              --                             --     1/31/2007
  90                 6,479         45,886       1,231,275       1.13          20,700,000     12/7/2006       73.6%         68.8%
  91                10,178         67,620       1,143,387       1.35          19,500,000     7/28/2007       76.9%         76.9%
  92                18,900             --       1,432,795       1.71          29,000,000     3/6/2007        51.7%         51.7%
-----------------------------------------------------------------------------------------------------------------------------------
  93                51,454         48,537       1,109,367       1.33          18,890,000     3/15/2007       78.8%         78.8%
  94                37,273         42,721       1,486,134       1.79          24,400,000     2/28/2007       59.4%         59.4%
  95                21,520             --       1,062,338       1.34          19,000,000     3/23/2007       76.3%         76.3%
  96                 9,494         22,724       1,126,887       1.29          18,800,000                     77.1%         77.1%
 96.01               2,933          8,601         463,104                      8,300,000     4/16/2007
-----------------------------------------------------------------------------------------------------------------------------------
 96.02               1,911          7,658         302,002                      4,600,000     4/11/2007
 96.03               2,844          3,884         225,429                      3,850,000     4/17/2007
 96.04               1,806          2,580         136,351                      2,050,000     4/16/2007
  97                 6,866         63,919       1,200,619       1.45          19,200,000     4/16/2007       75.5%         75.5%
  98                 5,530         58,600       1,112,527       1.38          18,345,000     1/9/2007        77.7%         77.7%
-----------------------------------------------------------------------------------------------------------------------------------
  99                24,636         61,388       1,474,587       1.83          23,800,000     1/31/2007       58.8%         58.8%
  100               37,512         35,876       1,070,134       1.35          17,500,000     4/17/2007       80.0%         80.0%
  101               72,990         79,740       1,077,810       1.16          18,240,000     2/15/2007       72.4%         65.2%
  102               17,620         51,222       1,255,975       1.62          24,000,000     1/27/2007       54.6%         54.6%
  103                6,502         28,055         919,373       1.18          17,500,000     1/12/2007       65.1%         66.2%
-----------------------------------------------------------------------------------------------------------------------------------
  104               19,220         59,714       1,023,169       1.20          17,100,000                     70.2%         63.2%
104.01              13,496         45,665         854,975                     14,280,000     1/31/2007
104.02               5,725         14,049         168,194                      2,820,000     1/31/2007
  105               78,800             --       1,154,186       1.19          18,000,000     4/24/2007       66.7%         61.5%
  106               43,200             --         855,685       1.20          15,040,000     1/11/2007       79.8%         79.8%
-----------------------------------------------------------------------------------------------------------------------------------
  107               19,895         53,052         841,458       1.12          14,850,000     3/14/2007       80.0%         80.0%
  108               12,090             --       1,335,319       1.45          17,400,000     8/3/2006        67.9%         52.9%
  109               27,152         65,544         964,002       1.21          16,400,000     1/31/2007       68.9%         62.1%
  110                7,006         64,358         892,314       1.43          14,800,000     4/3/2007        75.0%         75.0%
  111                6,120         37,122         892,518       1.16          17,600,000     3/12/2007       63.1%         55.4%
-----------------------------------------------------------------------------------------------------------------------------------
  112                7,188         70,057         896,063       1.15          16,000,000     1/10/2007       68.8%         56.6%
  113               10,395         43,504         787,802       1.26          13,450,000     4/16/2007       80.0%         80.0%
  114                9,500         19,000         895,871       1.36          13,400,000     3/26/2007       80.0%         80.0%
  115               10,200             --         932,384       1.46          13,600,000     2/20/2007       78.4%         78.4%
  116               25,197         40,655         829,683       1.35          14,540,000     3/19/2007       72.6%         72.6%
-----------------------------------------------------------------------------------------------------------------------------------
  117              171,139             --       1,224,086       2.01          17,000,000     3/20/2007       61.8%         61.8%
  118                7,775         28,029       1,160,991       2.03          19,300,000     1/10/2007       54.4%         54.4%
  119               10,385         27,092         791,715       1.19          13,000,000     3/14/2007       80.7%         80.7%
  120                7,756         37,642         881,099       1.21          12,830,000     1/24/2007       79.7%         74.4%
  121               58,928             --         664,571       1.18          13,200,000     3/2/2007        75.8%         75.8%
-----------------------------------------------------------------------------------------------------------------------------------
  122                3,918         43,226         746,758       1.40          11,700,000     3/17/2007       79.5%         79.5%
  123                9,087             --       1,018,437       1.77          13,100,000     3/5/2007        71.0%         71.0%
  124              129,410             --       1,324,494       1.99          12,400,000     8/25/2006       72.8%         68.8%
  125              109,519             --         869,373       1.36          12,500,000    12/12/2006       69.3%         63.2%
  126                1,950         11,216         661,960       1.10          10,900,000     3/21/2007       78.9%         73.6%
-----------------------------------------------------------------------------------------------------------------------------------
  127                4,099         37,684         679,419       1.30          10,750,000     3/20/2007       80.0%         80.0%
  128                6,588         43,847         739,403       1.53          11,900,000     3/8/2007        72.3%         72.3%
  129              125,227             --       1,083,659       1.76          11,500,000                     74.1%         65.8%
129.01              64,131             --         565,201                      6,000,000     4/1/2007
129.02              61,096             --         518,458                      5,500,000     4/1/2007
-----------------------------------------------------------------------------------------------------------------------------------
  130               10,183         95,230         694,190       1.44          10,800,000     2/16/2007       78.7%         76.6%
  131               10,964         42,220         685,961       1.47          10,800,000     2/25/2007       77.3%         77.3%
  132                3,193         20,673         626,795       1.34          10,000,000     4/9/2007        81.6%         79.6%
  133                5,724         32,164         655,645       1.19          10,200,000     2/1/2007        79.4%         73.8%
  134               12,751         95,587       1,146,117       2.65          18,000,000     1/18/2007       43.9%         43.9%
-----------------------------------------------------------------------------------------------------------------------------------
  135                5,312         31,857         843,153       1.42          13,000,000    11/22/2006       60.4%         46.6%
  136               15,373         23,996         687,954       1.56           9,750,000    12/27/2006       79.6%         79.6%
  137               13,832         39,656         609,424       1.24           9,000,000    11/21/2006       77.8%         73.3%
  138               15,564         77,822         685,982       1.39           9,650,000    12/11/2006       79.8%         79.8%
  139               17,233         22,768         579,929       1.35          10,000,000     2/12/2007       75.0%         75.0%
-----------------------------------------------------------------------------------------------------------------------------------
  140               23,000             --         506,725       1.14           9,710,000     3/5/2007        77.2%         77.2%
  141               20,500             --         598,930       1.14           9,570,000     1/19/2007       77.3%         72.2%
  142                3,281             --         581,579       1.15           9,100,000     1/23/2007       80.0%         74.5%
  143                5,359         29,577         581,171       1.19           9,000,000     8/8/2006        80.0%         70.0%
  144                6,591         63,501         659,259       1.31           9,100,000     1/9/2007        79.1%         76.1%
-----------------------------------------------------------------------------------------------------------------------------------
  145                4,228         26,411         553,905       1.33           9,900,000     2/16/2007       72.2%         72.2%
  146                6,695         44,631         646,392       1.31          10,100,000     2/20/2007       70.1%         59.1%
  147               14,047             --         595,847       1.32           8,900,000    12/15/2006       79.0%         79.0%
  148                3,367         30,687         572,688       1.17           9,180,000     12/5/2006       76.3%         71.1%
  149               11,706         44,256         620,591       1.57           8,750,000     3/1/2007        80.0%         80.0%
-----------------------------------------------------------------------------------------------------------------------------------
  150               34,102         84,315         994,985       1.95          13,500,000     10/1/2006       51.8%         44.1%
  151                2,270         25,098         600,767       1.26           8,575,000     1/24/2007       79.9%         74.4%
  152                8,025         49,337         608,853       1.26           9,450,000     2/16/2007       72.5%         67.7%
  153                2,492         22,111         333,342       1.46           6,000,000     1/3/2007        66.6%         66.6%
  154                3,945         18,225         232,370       1.46           4,100,000     1/3/2007        66.6%         66.6%
-----------------------------------------------------------------------------------------------------------------------------------
  155                7,475         29,263         574,895       1.24           9,100,000     4/5/2007        73.8%         68.6%
  156                5,741         29,393         575,081       1.27           8,500,000     1/17/2007       77.6%         72.2%
  157               17,635         47,610         543,932       1.20            8,050,000                    80.0%         72.0%
157.01               7,610         18,815         239,266                      3,500,000    12/20/2006
157.02               7,775         17,006         157,975                      2,550,000    12/20/2006
-----------------------------------------------------------------------------------------------------------------------------------
157.03               2,250         11,789         146,693                      2,000,000    12/20/2006
  158               51,000             --         553,282       1.25           8,800,000    11/20/2006       71.0%         66.3%
  159                7,080             --         526,360       1.28           7,300,000     5/23/2007       84.9%         84.9%
  160                5,986         57,673         500,925       1.38           7,650,000     1/10/2007       79.7%         79.7%
  161                4,063         22,762         492,898       1.19           7,500,000     3/12/2007       80.0%         70.2%
-----------------------------------------------------------------------------------------------------------------------------------
  162                6,002         39,261         516,656       1.24           7,500,000     1/28/2007       80.0%         74.5%
  163                4,760         42,830         463,296       1.14           7,400,000     4/16/2007       79.7%         74.2%
  164                3,375         20,005         476,990       1.17           7,490,000     5/15/2007       78.3%         75.3%
  165                8,344         21,350         501,308       1.53           7,500,000     3/16/2007       78.0%         78.0%
  166               14,400             --         413,880       1.21           7,180,000     2/21/2007       78.7%         78.7%
-----------------------------------------------------------------------------------------------------------------------------------
  167                8,875         30,944         524,407       1.37           9,550,000     1/11/2007       57.6%         53.7%
  168               13,600         24,146         457,358       1.20           6,950,000     2/28/2007       79.1%         71.0%
  169               13,712         20,869         477,809       1.47           7,800,000     3/6/2007        70.0%         70.0%
  170                9,900             --         419,090       1.13           9,900,000     1/17/2007       54.0%         50.3%
  171                6,631         41,000         491,344       1.33           6,700,000     4/1/2007        79.8%         67.1%
-----------------------------------------------------------------------------------------------------------------------------------
  172               74,832             --         654,449       1.60           7,500,000     1/9/2007        69.6%         54.4%
  173               17,144             --         511,085       1.32           8,200,000     2/17/2007       61.0%         57.5%
  174               17,360         86,271         478,172       1.44           7,000,000     2/22/2007       68.6%         63.8%
  175                7,045         26,341         392,525       1.18           6,020,000     4/10/2007       79.7%         74.3%
  176                5,718         12,683         388,122       1.19           6,400,000     3/20/2007       73.4%         68.4%
-----------------------------------------------------------------------------------------------------------------------------------
  177               19,640         67,386         402,957       1.26           6,000,000    11/17/2006       76.0%         70.9%
  178                5,000         23,099         322,195       1.20           7,500,000     2/12/2007       60.0%         60.0%
  179                2,532         23,481         378,251       1.23           5,600,000     1/8/2007        79.0%         66.6%
  180                7,221             --         383,852       1.23           6,700,000    10/13/2006       65.7%         56.8%
  181                1,656          6,671         361,428       1.23           6,220,000     3/12/2007       68.3%         63.6%
-----------------------------------------------------------------------------------------------------------------------------------
  182                3,736             --         416,886       1.42           5,800,000     2/21/2007       72.4%         63.8%
  183                4,682         12,000         248,083       1.13           4,600,000     2/21/2007       67.4%         70.9%
  184               10,852         35,579         332,217       1.17           5,660,000     3/29/2007       71.4%         66.6%
  185               11,250             --         335,183       1.18           5,220,000     1/19/2007       76.6%         71.6%
  186                1,950         18,238         298,730       1.34           6,600,000     3/26/2007       59.1%         59.1%
-----------------------------------------------------------------------------------------------------------------------------------
  187               10,000             --         401,707       1.41           4,900,000     2/7/2007        79.6%         72.1%
  188                2,678         23,972         322,007       1.43           5,000,000     3/27/2007       76.7%         76.7%
  189                2,045         18,918         379,400       1.71           5,225,000     3/27/2007       72.7%         72.7%
  190                1,160         11,195         310,162       1.49           4,950,000     2/9/2007        73.8%         73.8%
  191                1,684         15,040         298,706       1.18           4,550,000     4/20/2007       79.1%         69.8%
-----------------------------------------------------------------------------------------------------------------------------------
  192                6,970             --         308,248       1.20           4,500,000     1/19/2007       80.0%         74.7%
  193                8,799         17,507         319,918       1.51           5,500,000     3/6/2007        65.0%         65.0%
  194                2,487         22,143         316,680       1.29           5,070,000     7/6/2006        69.0%         64.4%
  195                3,217         23,295         316,222       1.34           4,200,000     2/9/2007        82.1%         73.5%
  196                5,603             --         292,202       1.24           4,500,000     2/28/2007       75.6%         70.4%
-----------------------------------------------------------------------------------------------------------------------------------
  197                7,756             --         293,969       1.15           4,930,000     3/13/2007       66.9%         58.0%
  198                4,399             --         354,233       1.69           4,000,000     3/8/2007        75.0%         69.9%
  199                7,730         35,488         298,420       1.40           4,250,000     11/4/2006       69.6%         59.3%
  200                1,674          6,689         264,386       1.28           3,900,000     2/1/2007        74.7%         63.2%
  201                1,156          9,651         215,295       1.10           3,500,000     3/21/2007       80.0%         74.6%
-----------------------------------------------------------------------------------------------------------------------------------
  202                  832          8,871         223,745       1.49           3,555,000     3/7/2007        75.4%         75.4%
  203                3,174         12,138         179,784       1.30           2,780,000    10/13/2006       69.8%         65.2%
  204                1,406          4,497         172,296       1.52           3,000,000    12/22/2006       63.3%         63.3%
  205                3,804         12,122         160,483       1.39           2,400,000     12/5/2006       75.0%         75.0%
  206                1,008          8,608         116,994       1.25           1,800,000     11/1/2006       72.8%         68.0%

CONTROL                                                                                 LARGEST TENANT    LARGEST TENANT
NUMBER    OCCUPANCY (%)   OCCUPANCY DATE                    LARGEST TENANT                   SQ FT       LEASE EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

   1          94.1%
 1.01         94.9%          2/28/2007     North Pacific Group                                  50,747       11/30/2015
 1.02         93.5%          2/28/2007     Sabrix                                               39,617        5/31/2013
 1.03         96.3%          2/28/2007     UNICRU                                               75,047        8/31/2010
 1.04         90.0%          2/28/2007     GSA Portland Bankruptcy Court                        59,723        9/30/2014
--------------------------------------------------------------------------------------------------------------------------
 1.05         100.0%         2/28/2007     Northwest Evaluation                                108,448        1/31/2011
 1.06         95.0%          2/28/2007     Umpqua Bank                                          47,651       11/30/2016
 1.07         93.0%          2/28/2007     Kaiser Foundation Health Plan                        45,707       12/31/2007
 1.08         96.8%          2/28/2007     D.R. Horton                                          24,521       10/31/2010
 1.09         95.2%          2/28/2007     Kaiser Foundation Health - 141                       18,095       12/31/2007
--------------------------------------------------------------------------------------------------------------------------
 1.10         94.6%          2/28/2007     Textron Financial Corp                               27,275        5/31/2009
 1.11         91.7%          2/28/2007     Travelers Indemnity                                  24,373        5/31/2012
 1.12         69.0%          2/28/2007     Autodesk                                             43,076        3/31/2014
 1.13         92.3%          2/28/2007     Aequitas Capital Management                          17,216        6/30/2010
 1.14         99.8%          2/28/2007     Stoutt Executive Services Inc.                       15,945        4/30/2009
--------------------------------------------------------------------------------------------------------------------------
 1.15         95.9%          2/28/2007     Black And Veatch                                     20,957        9/30/2010
 1.16         100.0%         2/28/2007     Metropolitan Life Insurance                          15,682        6/30/2012
   2          92.1%          1/31/2007     Wells Fargo Bank                                    299,665        2/28/2013
   3          90.5%          3/27/2007     DELOITTE & TOUCHE                                   342,094        3/31/2015
   4          88.1%
--------------------------------------------------------------------------------------------------------------------------
 4.01         100.0%         2/23/2007     Maersk Inc.                                         115,316       10/31/2015
 4.02         20.2%          2/23/2007     Edwards Angell Palmer                                31,491        7/31/2019
 4.03         100.0%         2/23/2007     Bollinger Inc.                                       69,280       11/30/2016
 4.04         100.0%         2/23/2007     Quest Diagnostics, Inc.                             141,000        9/30/2017
 4.05         100.0%         2/23/2007     Dun & Bradstreet Corporation                        123,000        9/30/2012
--------------------------------------------------------------------------------------------------------------------------
 4.06         100.0%         2/23/2007     Marsh & McLennan Inc.                                77,165        12/1/2008
   5          97.1%          6/1/2007      UBS  AG                                             258,202        9/1/2018
   6          99.3%         12/11/2006     Publicis                                            119,502        8/31/2016
   7          92.1%          2/23/2007     CITIBANK NA.                                        211,853        12/1/2010
   8          84.0%
--------------------------------------------------------------------------------------------------------------------------
 8.01         88.1%         12/31/2006     NAP                                                       0
 8.02         87.9%         12/31/2006     NAP                                                       0
 8.03         89.1%         12/31/2006     NAP                                                       0
 8.04         89.6%         12/31/2006     NAP                                                       0
 8.05         89.1%         12/31/2006     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 8.06         86.5%         12/31/2006     NAP                                                       0
 8.07         84.0%         12/31/2006     NAP                                                       0
 8.08         87.0%         12/31/2006     NAP                                                       0
 8.09         92.1%         12/31/2006     NAP                                                       0
 8.10         83.0%         12/31/2006     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 8.11         81.2%         12/31/2006     NAP                                                       0
 8.12         84.3%         12/31/2006     NAP                                                       0
 8.13         86.3%         12/31/2006     NAP                                                       0
 8.14         87.9%         12/31/2006     NAP                                                       0
 8.15         81.7%         12/31/2006     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 8.16         91.8%         12/31/2006     NAP                                                       0
 8.17         80.7%         12/31/2006     NAP                                                       0
 8.18         84.1%         12/31/2006     NAP                                                       0
 8.19         90.0%         12/31/2006     NAP                                                       0
 8.20         83.0%         12/31/2006     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 8.21         91.9%         12/31/2006     NAP                                                       0
 8.22         81.8%         12/31/2006     NAP                                                       0
 8.23         77.3%         12/31/2006     NAP                                                       0
 8.24         85.2%         12/31/2006     NAP                                                       0
 8.25         84.8%         12/31/2006     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 8.26         91.0%         12/31/2006     NAP                                                       0
 8.27         81.9%         12/31/2006     NAP                                                       0
 8.28         51.4%         12/31/2006     NAP                                                       0
 8.29         89.9%         12/31/2006     NAP                                                       0
 8.30         75.2%         12/31/2006     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 8.31         65.3%         12/31/2006     NAP                                                       0
 8.32         86.4%         12/31/2006     NAP                                                       0
 8.33         70.4%         12/31/2006     NAP                                                       0
 8.34         73.9%         12/31/2006     NAP                                                       0
 8.35         52.8%         12/31/2006     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
   9          89.3%          3/27/2007     Howrey Simon Arnold                                 100,498        9/30/2017
  10          95.3%          3/21/2007     NAP                                                       0
  11          68.0%          4/1/2007      Wells Fargo (AAA)                                    78,000        12/1/2009
  12          99.8%          11/1/2006     Fleishman Hillard, Inc.                              68,434        9/1/2010
  13          97.6%          3/28/2007     Windsor Healthcare Management                        28,447       12/31/2010
--------------------------------------------------------------------------------------------------------------------------
  14          100.0%         2/26/2007     ABC Cable Networks Group                            421,990        2/25/2017
  15          86.4%          4/30/2007     NAP                                                       0
  16          100.0%         3/24/2007     ZBI (Plaza Space)                                    61,177        4/30/2019
  17          100.0%         3/1/2007      UAG Realty, LLC                                     435,386       12/22/2019
  18          96.1%          5/11/2007     Burlington Coat Factory                             128,950       10/31/2008
--------------------------------------------------------------------------------------------------------------------------
  19          96.6%
 19.01        96.1%          3/27/2007     Long Beach Acceptance                                27,782        1/29/2008
 19.02        100.0%         3/27/2007     24 Hour Fitness                                      42,685        5/14/2017
  20          100.0%
 20.01        100.0%         4/16/2007     Aliance Entertainment                                68,575        5/31/2027
--------------------------------------------------------------------------------------------------------------------------
 20.02        100.0%         4/16/2007     Aliance Entertainment                                73,208        5/31/2027
 20.03        100.0%         4/16/2007     Aliance Entertainment                                57,941        5/31/2027
 20.04        100.0%         4/17/2007     Aliance Entertainment                                54,817        5/31/2027
 20.05        100.0%         4/16/2007     Aliance Entertainment                                54,645        5/31/2027
 20.06        100.0%         4/16/2007     Aliance Entertainment                                48,658        5/31/2027
--------------------------------------------------------------------------------------------------------------------------
 20.07        100.0%         4/16/2007     Aliance Entertainment                                51,958        5/31/2027
 20.08        100.0%         4/16/2007     Aliance Entertainment                                44,608        5/31/2027
 20.09        100.0%         4/16/2007     Aliance Entertainment                                33,892        5/31/2027
 20.10        100.0%         4/16/2007     Aliance Entertainment                                24,905        5/31/2027
 20.11        100.0%         4/16/2007     Aliance Entertainment                                22,152        5/31/2027
--------------------------------------------------------------------------------------------------------------------------
  21          96.9%          9/21/2006     Travelers                                           434,219        6/30/2017
  22          85.8%          3/1/2007      General Service Administration (ACOE)               155,367        5/2/2016
  23          78.9%          2/28/2007     JP Morgan Chase Bank NA                              94,274        11/7/2010
  24          84.7%          3/31/2007     NAP                                                       0
  25          96.6%          3/22/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  26          83.4%         12/31/2006     NAP                                                       0
  27          85.1%          3/14/2007     Sears Merchandise Group                             178,640        3/1/2011
  28          93.4%          6/1/2007      Cash America                                        103,437        6/30/2017
  29          90.0%          5/1/2007      IL Institute                                         92,947       12/31/2015
  30          89.0%          5/1/2007      ISI Telemanagement Solutions                         29,401        3/31/2012
--------------------------------------------------------------------------------------------------------------------------
  31          93.3%          3/1/2007      Feldesman Tucker Leifer                              25,191        6/30/2010
  32          98.5%          3/31/2007     Sam's Club                                          139,249        6/7/2013
  33          90.6%          3/1/2007      Wells Fargo Financial                               205,040        8/31/2014
  34          98.5%          3/27/2007     American Safety Ins                                  44,025        5/31/2008
  35          100.0%         3/9/2007      Pfizer-Warner Lambert                                70,493       12/31/2009
--------------------------------------------------------------------------------------------------------------------------
  36          78.2%
 36.01        75.3%          3/9/2007      Visiting Nurses Association                          48,183       12/31/2007
 36.02        87.7%          3/9/2007      STMicroelectronics                                   21,454        5/31/2013
  37          72.7%
 37.01        68.3%          2/28/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 37.02        69.0%          2/28/2007     NAP                                                       0
 37.03        69.1%          2/28/2007     NAP                                                       0
 37.04        63.6%          2/28/2007     NAP                                                       0
 37.05        88.3%          2/28/2007     NAP                                                       0
 37.06        78.9%          2/28/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  38          90.8%          5/2/2007      Edwards & Angell LLC                                 88,816       12/31/2012
  39           0.0%
 39.01        61.9%          3/31/2007     NAP                                                       0
 39.02        58.8%          3/31/2007     NAP                                                       0
 39.03        51.9%          3/31/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 39.04        59.5%          3/31/2007     NAP                                                       0
 39.05        56.5%          3/31/2007     NAP                                                       0
 39.06        54.0%          3/31/2007     NAP                                                       0
 39.07        49.1%          3/31/2007     NAP                                                       0
 39.08        57.9%          3/31/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 39.09        55.3%          3/31/2007     NAP                                                       0
 39.10        52.6%          3/31/2007     NAP                                                       0
 39.11        62.0%          3/31/2007     NAP                                                       0
  40          95.2%          1/13/2007     Wells Fargo Home Bank, NA                            44,753        9/30/2013
  41          97.0%          4/5/2007      Bank of America                                      48,655        10/1/2014
--------------------------------------------------------------------------------------------------------------------------
  42          90.0%
 42.01        74.6%          1/19/2007     Clark County                                         60,389       12/31/2008
 42.02        100.0%         1/19/2007     Cirque Du Soleil (US)                                31,049       12/31/2008
 42.03        100.0%         1/19/2007     Cirque du Soleil                                     19,170        5/1/2009
 42.04        100.0%         1/19/2007     GES Exposition Servic                                26,760        3/17/2009
--------------------------------------------------------------------------------------------------------------------------
 42.05        100.0%         1/19/2007     GES Exposition Servic                                11,280        3/17/2009
  43          100.0%         6/1/2007      Home Depot USA                                       99,706        5/31/2015
  44          91.4%         12/31/2006     NAP                                                       0
  45          77.0%          4/1/2007      NAP                                                       0
  46          100.0%
--------------------------------------------------------------------------------------------------------------------------
 46.01        100.0%         3/1/2007      Reimbursement Technologies                          106,477       10/31/2009
 46.02        100.0%         3/1/2007      Nationwide Mutual                                    71,000        7/31/2009
  47          81.3%         12/31/2006     NAP                                                       0
  48          69.1%          2/28/2007     NAP                                                       0
  49          65.6%          3/31/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  50          79.5%          3/9/2007      Comcast                                              36,082        7/31/2014
  51          94.7%
 51.01        97.8%          4/1/2007      Lack's Stores, Inc.                                  50,480        4/30/2015
 51.02        93.0%          4/1/2007      Radiance Academy                                      8,894        7/31/2009
 51.03        80.5%          4/1/2007      BW's (Alamo Wing Pat Booker LLC)                      6,000        2/28/2020
--------------------------------------------------------------------------------------------------------------------------
 51.04        81.1%          4/1/2007      Midland Wings, Ltd.                                   6,400       12/31/2020
 51.05        100.0%         4/1/2007      Dollar Tree Stores, Inc.                             10,000        1/31/2011
 51.06        100.0%         4/1/2007      State Farm Insurance                                  3,000        3/30/2009
  52          93.0%          5/1/2007      Vidalia Market Place                                 27,954        4/30/2017
  53          95.5%          3/21/2007     Raley's                                              60,114        12/1/2017
--------------------------------------------------------------------------------------------------------------------------
  54          100.0%         3/1/2007      Comcast                                             104,702        6/30/2013
  55          100.0%         3/1/2007      Cadbury Schweppes Holdings                          135,000        1/31/2015
  56          100.0%         2/6/2007      CitiFinancial, Inc.                                 165,000       10/31/2020
  57          76.0%          4/2/2007      NAP                                                       0
  58          91.5%          3/20/2007     Republic Mortgage Insurance Company                 111,402        6/1/2023
--------------------------------------------------------------------------------------------------------------------------
  59          97.5%          4/24/2007     Citigroup Global market                              14,996        3/1/2016
  60          97.8%
 60.01        100.0%         3/1/2007      Comcast                                              40,217        7/31/2008
 60.02        100.0%         3/1/2007      Transunion                                           56,320        9/30/2009
 60.03        91.4%          3/1/2007      Rohmax                                               30,000        8/31/2015
--------------------------------------------------------------------------------------------------------------------------
 60.04        100.0%         3/1/2007      Countrywide Home Loan                                 8,832        9/30/2007
  61          93.2%          11/7/2006     NAP                                                       0
  62          96.8%          2/28/2007     Raley's                                              61,046        5/1/2015
  63          100.0%         2/9/2007      Credence Systems Corporation                        180,481        3/28/2017
  64          92.0%         12/29/2006     Wavecom Inc.                                         32,231        6/30/2014
--------------------------------------------------------------------------------------------------------------------------
  65          96.4%          3/12/2007     Ashley Furniture                                     50,000       12/31/2016
  66          100.0%         1/17/2007     GE Capital Corp                                      85,245        6/30/2012
  67          86.9%          2/5/2007      Northrop Grumman (Integic Corporation)               57,836       10/31/2009
  68          97.2%          1/1/2007      KTA Group, Inc.                                      33,067        1/31/2009
  69          96.5%         10/16/2006     Publix                                               44,271       12/31/2023
--------------------------------------------------------------------------------------------------------------------------
  70          100.0%         3/1/2007      Best Buy                                             45,000        1/31/2010
  71          100.0%         9/28/2006     Home Depot U.S.A., Inc.                             331,970        1/31/2033
  72          95.6%         10/10/2006     NAP                                                       0
  73          89.1%          2/1/2007      DHL Express                                          37,775        8/1/2008
  74          83.0%          3/12/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  75          93.8%          5/1/2007      NAP                                                       0
  76          94.5%          2/28/2007     NAP                                                       0
  77          95.4%          2/28/2007     Elkus/Manfredi                                       43,724       12/31/2015
  78          99.4%          3/1/2007      NAP                                                       0
  79          100.0%         3/15/2007     Huntington Rehab Medicine                            10,006        9/1/2021
--------------------------------------------------------------------------------------------------------------------------
  80          97.9%          2/15/2007     Food 4 Less                                          57,299        11/1/2028
  81          96.3%         11/13/2006     National City Mortgage I                            134,400        6/30/2013
  82          93.0%          3/31/2007     Wells Fargo Bank                                      5,800        6/30/2009
  83          91.7%          3/8/2007      Endocardial Solutions                                40,163        4/1/2008
  84          76.6%
--------------------------------------------------------------------------------------------------------------------------
 84.01        86.0%          2/28/2007     NAP                                                       0
 84.02        76.6%          2/28/2007     NAP                                                       0
 84.03        55.7%          2/28/2007     NAP                                                       0
 84.04        87.7%          2/28/2007     NAP                                                       0
  85          67.4%          3/31/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  86          95.0%          12/1/2006     NAP                                                       0
  87          100.0%         1/19/2007     MGM                                                  40,000        5/15/2012
  88          95.6%          3/1/2007      The Westye Group                                     10,552        8/31/2015
  89           0.0%
 89.01        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.02        100.0%         2/5/2007      NAP                                                       0
 89.03        100.0%         2/5/2007      NAP                                                       0
 89.04        100.0%         2/5/2007      NAP                                                       0
 89.05        100.0%         2/5/2007      NAP                                                       0
 89.06        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.07        100.0%         2/5/2007      NAP                                                       0
 89.08        100.0%         2/5/2007      NAP                                                       0
 89.09        100.0%         2/5/2007      NAP                                                       0
 89.10        100.0%         2/5/2007      NAP                                                       0
 89.11        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.12        100.0%         2/5/2007      NAP                                                       0
 89.13        100.0%         2/5/2007      NAP                                                       0
 89.14        100.0%         2/5/2007      NAP                                                       0
 89.15        100.0%         2/5/2007      NAP                                                       0
 89.16        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.17        100.0%         2/5/2007      NAP                                                       0
 89.18        100.0%         2/5/2007      NAP                                                       0
 89.19        100.0%         2/5/2007      NAP                                                       0
 89.20        100.0%         2/5/2007      NAP                                                       0
 89.21        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.22        100.0%         2/5/2007      NAP                                                       0
 89.23        100.0%         2/5/2007      NAP                                                       0
 89.24        100.0%         2/5/2007      NAP                                                       0
 89.25        100.0%         2/5/2007      NAP                                                       0
 89.26        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.27        100.0%         2/5/2007      NAP                                                       0
 89.28        100.0%         2/5/2007      NAP                                                       0
 89.29        100.0%         2/5/2007      NAP                                                       0
 89.30        100.0%         2/5/2007      NAP                                                       0
 89.31        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.32        100.0%         2/5/2007      NAP                                                       0
 89.33        100.0%         2/5/2007      NAP                                                       0
 89.34        100.0%         2/5/2007      NAP                                                       0
 89.35        100.0%         2/5/2007      NAP                                                       0
 89.36        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.37        100.0%         2/5/2007      NAP                                                       0
 89.38        100.0%         2/5/2007      NAP                                                       0
 89.39        100.0%         2/5/2007      NAP                                                       0
 89.40        100.0%         2/5/2007      NAP                                                       0
 89.41        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.42        100.0%         2/5/2007      NAP                                                       0
 89.43        100.0%         2/5/2007      NAP                                                       0
 89.44        100.0%         2/5/2007      NAP                                                       0
 89.45        100.0%         2/5/2007      NAP                                                       0
 89.46        100.0%         2/5/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
 89.47        100.0%         2/5/2007      NAP                                                       0
 89.48         0.0%          2/5/2007      NAP                                                       0
  90          100.0%         3/31/2007     Medical Group of North County                        20,230        4/30/2014
  91          90.9%          3/15/2007     Olympia Land Corp.                                   15,575        1/1/2020
  92          96.4%          1/16/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  93          100.0%         4/13/2007     Scolari's                                            36,000        3/1/2025
  94          94.3%          1/31/2007     Food Lion, Inc.                                      36,890        9/1/2017
  95          98.7%         12/31/2006     NAP                                                       0
  96          100.0%
 96.01        100.0%         3/31/2007     David's Bridal                                       10,000       12/31/2021
--------------------------------------------------------------------------------------------------------------------------
 96.02        100.0%         3/31/2007     Eckerd's (Rite Aid)                                  12,738        2/28/2021
 96.03        100.0%         3/31/2007     Walgreen Co.                                         12,928        8/31/2043
 96.04        100.0%         3/31/2007     CVS                                                   9,504        12/9/2015
  97          97.8%          3/31/2007     Arrowhead Family Health                              10,460       12/14/2007
  98          95.8%          3/31/2007     Guitar Center Stores, Inc.                           16,816        1/31/2008
--------------------------------------------------------------------------------------------------------------------------
  99          95.2%          2/28/2007     Fred Meyer                                           69,481        11/1/2016
  100         100.0%         3/31/2007     Hobby Lobby                                          64,285        9/1/2015
  101         100.0%         2/14/2007     Wal-Mart                                             85,922        2/27/2008
  102         100.0%         3/6/2007      Hawaii Transfer Company, Limited                    117,468        3/31/2022
  103         89.0%          1/1/2007      Gold's Gym                                           26,000        6/16/2019
--------------------------------------------------------------------------------------------------------------------------
  104         98.9%
104.01        98.4%          3/1/2007      PB_PA Dept of Corrections                            54,222       12/15/2009
104.02        100.0%         3/1/2007      WB_Kohl Building Products                            57,245        3/31/2009
  105         100.0%         5/1/2007      NAP                                                       0
  106         84.9%          4/12/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  107         100.0%         1/1/2007      K-MART                                               96,349        1/31/2012
  108         100.0%         3/31/2007     Regal Theater                                        80,600        6/30/2020
  109         96.7%          3/1/2007      EC_REVA Master Lease                                 66,600        3/31/2010
  110         100.0%         3/1/2007      Office Works Nevada (HQ Global Workplace)            16,373        2/1/2008
  111         100.0%         4/30/2007     Tri City Medical                                      4,500        4/1/2010
--------------------------------------------------------------------------------------------------------------------------
  112         83.0%          2/13/2007     Catamount Construction                                9,923        6/30/2009
  113         100.0%         3/15/2007     Gordmans                                             55,147        3/31/2014
  114         94.1%          3/21/2007     Big Lots                                             24,888        9/30/2010
  115         100.0%         3/14/2007     T-Mobile USA                                         68,000        4/25/2022
  116         100.0%         2/27/2007     Centerpoint Marketing, Inc.                         251,968       11/30/2013
--------------------------------------------------------------------------------------------------------------------------
  117         70.5%         12/31/2006     NAP                                                       0
  118         100.0%         1/17/2007     Publix                                               44,840       10/31/2024
  119         100.0%         3/21/2007     Big Lots                                             34,779        1/31/2010
  120         100.0%         1/16/2007     LA Fitness                                           45,000        4/30/2022
  121         92.2%          3/8/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  122         95.3%          2/28/2007     Kinko's, Inc.                                         6,200       12/31/2008
  123         82.7%          1/31/2007     NAP                                                       0
  124         75.4%         12/31/2006     NAP                                                       0
  125         75.1%         10/31/2006     NAP                                                       0
  126         100.0%         2/28/2007     Anark                                                 5,290        5/31/2008
--------------------------------------------------------------------------------------------------------------------------
  127         100.0%         3/31/2007     Cary Medical Group                                   13,535        7/30/2015
  128         100.0%         4/23/2007     Vivendi Games                                        19,515        3/31/2012
  129         77.2%
129.01        77.0%          1/31/2007     NAP                                                       0
129.02        77.5%          1/31/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  130         99.4%          3/1/2007      DuPage County                                        16,458       11/30/2016
  131         91.9%          3/1/2007      Hallmark                                              5,729        1/31/2010
  132         91.8%          3/31/2007     VCA Hospital                                          5,760        4/30/2016
  133         85.2%          2/5/2007      Axis Medical Equipment                                6,048        7/31/2013
  134         97.3%          3/31/2007     Metropolitan Life Insurance                          11,837       12/31/2011
--------------------------------------------------------------------------------------------------------------------------
  135         100.0%         1/31/2007     Gold's Gym                                           53,116        2/28/2027
  136         96.4%          2/1/2007      HEB Grocery                                          41,320        1/31/2014
  137         100.0%         4/1/2007      Accellent Cardiology                                 39,108        3/31/2014
  138         76.9%          12/7/2006     Aurora Financial                                     14,002        8/31/2007
  139         100.0%         1/28/2007     Focus Mailing, LLC                                   76,973        8/30/2015
--------------------------------------------------------------------------------------------------------------------------
  140         96.7%          5/6/2007      NAP                                                       0
  141         95.1%          2/15/2007     NAP                                                       0
  142         100.0%         1/1/2007      Cost Plus, Inc                                       21,875        1/31/2012
  143         91.3%          2/1/2007      Image Care Center                                     8,689        2/28/2019
  144         100.0%         1/16/2007     State of Maine DHHS                                  65,912        5/31/2012
--------------------------------------------------------------------------------------------------------------------------
  145         100.0%         3/31/2007     Big Lots                                             24,950        7/31/2011
  146         100.0%         2/12/2007     JT3, L.L.C.                                          44,631        9/30/2011
  147         100.0%         2/1/2007      Beckman Coulter, Inc.                               140,465        1/31/2024
  148         93.9%          4/17/2007     Concentra Health                                      7,080       12/31/2015
  149         95.3%          3/1/2007      Giant Eagle                                          37,900       12/31/2013
--------------------------------------------------------------------------------------------------------------------------
  150         100.0%         4/1/2007      C-Mart                                              107,806        1/31/2010
  151         94.0%          2/1/2007      Squires Clinic for Plastic Surgery                    3,440        10/1/2009
  152         94.0%          2/28/2007     Plexus                                               23,568        8/1/2012
  153         100.0%         3/31/2007     Get Smart                                            13,500       11/30/2011
  154         100.0%         2/1/2007      Normandy Supermarket                                  7,875        4/1/2009
--------------------------------------------------------------------------------------------------------------------------
  155         100.0%         4/30/2007     Festival Foods                                       74,746        9/30/2023
  156         95.4%          1/17/2007     Fameco Real Estate, LP                               12,800        7/10/2018
  157         95.8%
157.01        93.6%          1/19/2007     West Park Family Physicians                           7,103        8/1/2013
157.02        94.5%          1/19/2007     Ashley Insurance                                      6,725        1/15/2011
--------------------------------------------------------------------------------------------------------------------------
157.03        100.0%         1/19/2007     Decorative Flooring                                  14,860       10/31/2016
  158         96.1%         11/20/2006     NAP                                                       0
  159         80.8%          4/30/2007     NAP                                                       0
  160         95.4%          1/31/2007     Level Ten Design (Lorentz)                            7,291        2/1/2008
  161         98.5%          4/30/2007     RWJ Hospital                                          5,546        8/31/2012
--------------------------------------------------------------------------------------------------------------------------
  162         100.0%         1/1/2007      Wells Fargo Bank                                     29,112       12/31/2016
  163         100.0%         3/26/2007     Stevens Construction Corp.                           16,362        1/31/2013
  164         100.0%         3/1/2007      East Valley Internal Medicine                         6,553        5/1/2017
  165         100.0%         3/1/2007      Staples                                              24,000        9/1/2012
  166         94.4%          1/8/2007      NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  167         89.4%          2/1/2007      Heffernan Insurance Brokers                          25,584        3/1/2020
  168         100.0%         4/30/2007     Sonics & Materials, Inc.                             50,105       12/31/2016
  169         100.0%         4/1/2007      Dialysis Clinic, Inc.                                13,000        3/31/2014
  170         97.7%          1/17/2007     NAP                                                       0
  171         92.3%          2/8/2007      Testone, Marshall & Discenza                         17,716       12/31/2018
--------------------------------------------------------------------------------------------------------------------------
  172         73.0%          1/1/2007      NAP                                                       0
  173         49.9%          1/24/2007     NAP                                                       0
  174         87.1%          3/7/2007      Spanish Speaking Council of Reading                  21,644        9/30/2010
  175         96.7%          3/1/2007      Pulmonary Associates of Richmond                     22,462        1/31/2017
  176         100.0%         4/30/2007     Verizon                                               6,000       10/31/2011
--------------------------------------------------------------------------------------------------------------------------
  177         91.6%          11/1/2006     Champion Window                                      16,814       11/30/2009
  178         100.0%         2/16/2007     99 Cent Stuff                                        27,109        6/30/2014
  179         100.0%         3/31/2007     Envision Imaging                                      6,449       12/20/2013
  180         100.0%         11/1/2006     NAP                                                       0
  181         100.0%         3/15/2007     Golden 1 Credit Union                                 4,950        1/1/2017
--------------------------------------------------------------------------------------------------------------------------
  182         83.4%          3/13/2007     NAP                                                       0
  183         68.0%          3/27/2007     Fortress Bank                                        11,053       11/30/2021
  184         80.9%          3/9/2007      North Star Antiques and Interiors                     7,984        5/31/2012
  185         95.6%         12/10/2006     NAP                                                       0
  186         100.0%         4/2/2007      Ritner Architectural Group                            8,703       11/30/2010
--------------------------------------------------------------------------------------------------------------------------
  187         100.0%        11/30/2006     NAP                                                       0
  188         91.0%          3/8/2007      Road-Ware Clothing                                    4,075        7/1/2011
  189         100.0%         4/30/2007     Panera Bread                                          4,200        6/30/2016
  190         100.0%         3/1/2007      Cingular                                              3,000        7/31/2011
  191         100.0%         3/31/2007     Woodlands Bank                                       10,633        2/28/2014
--------------------------------------------------------------------------------------------------------------------------
  192         97.1%          1/17/2007     NAP                                                       0
  193         100.0%         3/23/2006     Pet a Rama                                            4,539        7/31/2008
  194         68.3%          3/1/2007      R & T Board Shop                                      4,734        7/31/2011
  195         94.8%          2/13/2007     Dollar Tree                                          10,000        7/1/2012
  196         86.1%          2/28/2007     NAP                                                       0
--------------------------------------------------------------------------------------------------------------------------
  197         57.3%          5/4/2007      NAP                                                       0
  198         84.3%          3/13/2007     NAP                                                       0
  199         96.4%          3/1/2007      Cherry Bekaert & Holland, L.L.P.                      6,200       12/31/2008
  200         100.0%         3/31/2007     Rite Aid                                             11,157        2/28/2027
  201         100.0%         3/6/2007      Aji Restaurant                                        5,800        3/31/2013
--------------------------------------------------------------------------------------------------------------------------
  202         100.0%         3/31/2007     Music & Arts Center                                   3,568        5/31/2011
  203         100.0%         3/6/2007      New Center Rehabilitation                             3,533        6/30/2007
  204         100.0%         3/31/2007     Mattress Giant                                        4,650        2/10/2012
  205         100.0%         3/1/2007      Alpine Engergy                                        5,160        9/30/2007
  206         100.0%         3/1/2007      Sapphire Salon and Day Spa                            3,360        6/30/2011

                                                            SECOND            SECOND
CONTROL                    SECOND                       LARGEST TENANT    LARGEST TENANT
NUMBER                 LARGEST TENANT                       SQ FT        LEASE EXPIRATION
-----------------------------------------------------------------------------------------

   1
 1.01     Farmers Insurance Exchange                         26,971         1/31/2012
 1.02     Jacobs Engineering Group                           36,349         6/30/2007
 1.03     Meritage Mortgage Corporation                      70,697         7/31/2010
 1.04     HDR Engineering                                    34,847         6/30/2009
-----------------------------------------------------------------------------------------
 1.05     Lime Financial Services                            48,268         10/31/2009
 1.06     Wachovia Securities                                18,937         5/31/2011
 1.07     Stockamp And Associates                            30,930         12/31/2012
 1.08     US Trust Company                                   18,622         3/31/2012
 1.09     Sedgwick Claims Mgmt - 14171                       17,044         9/30/2007
-----------------------------------------------------------------------------------------
 1.10     First Horizon Home Loan                            21,954         4/30/2009
 1.11     Savin Corporation                                  12,290         12/31/2008
 1.12     Golf Savings Bank                                  11,195         11/30/2011
 1.13     Washington Mutual Bank                             16,028         1/31/2008
 1.14     Directors Mortgage                                 14,804         2/28/2009
-----------------------------------------------------------------------------------------
 1.15     HQ Global Workplaces                               19,306         11/30/2009
 1.16     Draneas Huglin & Natl Loan                          7,981         10/31/2012
   2      Gibson Dunn & Crutcher                            268,269         12/31/2017
   3      PricewaterhouseCoopers                            160,784         5/31/2013
   4
-----------------------------------------------------------------------------------------
 4.01     Wyeth                                              32,041         6/30/2012
 4.02     NAP                                                     0
 4.03     Investors Savings Bank                             53,200         11/30/2019
 4.04     NAP                                                     0
 4.05     NAP                                                     0
-----------------------------------------------------------------------------------------
 4.06     The CIT Group                                      47,304         10/1/2007
   5      International Paper                               132,004         12/1/2015
   6      H&M Hennes & Mauritz                               71,000         1/31/2016
   7      DREYFUS SERVICE CORP.                              94,679          3/1/2014
   8
-----------------------------------------------------------------------------------------
 8.01     NAP                                                     0
 8.02     NAP                                                     0
 8.03     NAP                                                     0
 8.04     NAP                                                     0
 8.05     NAP                                                     0
-----------------------------------------------------------------------------------------
 8.06     NAP                                                     0
 8.07     NAP                                                     0
 8.08     NAP                                                     0
 8.09     NAP                                                     0
 8.10     NAP                                                     0
-----------------------------------------------------------------------------------------
 8.11     NAP                                                     0
 8.12     NAP                                                     0
 8.13     NAP                                                     0
 8.14     NAP                                                     0
 8.15     NAP                                                     0
-----------------------------------------------------------------------------------------
 8.16     NAP                                                     0
 8.17     NAP                                                     0
 8.18     NAP                                                     0
 8.19     NAP                                                     0
 8.20     NAP                                                     0
-----------------------------------------------------------------------------------------
 8.21     NAP                                                     0
 8.22     NAP                                                     0
 8.23     NAP                                                     0
 8.24     NAP                                                     0
 8.25     NAP                                                     0
-----------------------------------------------------------------------------------------
 8.26     NAP                                                     0
 8.27     NAP                                                     0
 8.28     NAP                                                     0
 8.29     NAP                                                     0
 8.30     NAP                                                     0
-----------------------------------------------------------------------------------------
 8.31     NAP                                                     0
 8.32     NAP                                                     0
 8.33     NAP                                                     0
 8.34     NAP                                                     0
 8.35     NAP                                                     0
-----------------------------------------------------------------------------------------
   9      DLA Piper Rudnick                                  48,791         6/30/2018
  10      NAP                                                     0
  11      Hampshire Designers                                74,590         7/31/2022
  12      Independent Community Bankers of America           39,310          8/1/2016
  13      Atlas/Third Rail Management                        24,451         8/31/2008
-----------------------------------------------------------------------------------------
  14      NAP                                                     0
  15      NAP                                                     0
  16      Viking Global Investors                            36,396         11/30/2013
  17      NAP                                                     0
  18      Steve & Barry's University                        124,000         1/31/2013
-----------------------------------------------------------------------------------------
  19
 19.01    Brown & Brown of CA                                24,004         10/31/2012
 19.02    NAP                                                     0
  20
 20.01    NAP                                                     0
-----------------------------------------------------------------------------------------
 20.02    NAP                                                     0
 20.03    NAP                                                     0
 20.04    NAP                                                     0
 20.05    NAP                                                     0
 20.06    NAP                                                     0
-----------------------------------------------------------------------------------------
 20.07    NAP                                                     0
 20.08    NAP                                                     0
 20.09    NAP                                                     0
 20.10    NAP                                                     0
 20.11    NAP                                                     0
-----------------------------------------------------------------------------------------
  21      ING - Lion Connecticut Holdings, Inc.             120,274         2/29/2012
  22      URS                                                66,923         12/31/2012
  23      Halliburton Energy Services                        40,051         10/31/2011
  24      NAP                                                     0
  25      NAP                                                     0
-----------------------------------------------------------------------------------------
  26      NAP                                                     0
  27      CVS Procare                                       128,796         7/31/2008
  28      VNU USA, Inc.                                      98,640         8/31/2014
  29      Liberty Mutual Ins. Co                             58,841         8/31/2007
  30      Transystem Corporation                             17,931         10/31/2010
-----------------------------------------------------------------------------------------
  31      GSA/Peace Corp                                     23,007         11/1/2012
  32      Wal-Mart                                          114,790         12/30/2012
  33      Synygy, Inc.                                      104,306         6/30/2015
  34      Morgan Stanley                                     21,714         11/15/2007
  35      Toyota                                             61,562         7/31/2009
-----------------------------------------------------------------------------------------
  36
 36.01    GSA (Social Security)                              23,139         2/28/2023
 36.02    Maritz                                             15,592         6/30/2010
  37
 37.01    NAP                                                     0
-----------------------------------------------------------------------------------------
 37.02    NAP                                                     0
 37.03    NAP                                                     0
 37.04    NAP                                                     0
 37.05    NAP                                                     0
 37.06    NAP                                                     0
-----------------------------------------------------------------------------------------
  38      Bank Of America                                    88,305         5/31/2014
  39
 39.01    NAP                                                     0
 39.02    NAP                                                     0
 39.03    NAP                                                     0
-----------------------------------------------------------------------------------------
 39.04    NAP                                                     0
 39.05    NAP                                                     0
 39.06    NAP                                                     0
 39.07    NAP                                                     0
 39.08    NAP                                                     0
-----------------------------------------------------------------------------------------
 39.09    NAP                                                     0
 39.10    NAP                                                     0
 39.11    NAP                                                     0
  40      Ascent Operating, LP                               27,959         10/31/2013
  41      Citigroup                                          17,235         12/31/2011
-----------------------------------------------------------------------------------------
  42
 42.01    NAP                                                     0
 42.02    Carpenters So Cal Admin Corp                        8,107         7/31/2008
 42.03    Brown & Brown                                      13,358         6/30/2014
 42.04    NAP                                                     0
-----------------------------------------------------------------------------------------
 42.05    NAP                                                     0
  43      NAP                                                     0
  44      NAP                                                     0
  45      NAP                                                     0
  46
-----------------------------------------------------------------------------------------
 46.01    American Independent                               24,362         1/31/2010
 46.02    Sprint Site Assurance Gr                              290         6/30/2007
  47      NAP                                                     0
  48      NAP                                                     0
  49      NAP                                                     0
-----------------------------------------------------------------------------------------
  50      Lafarge                                            20,391         10/31/2010
  51
 51.01    Goody's Family Clothing, Inc.                      26,871         4/30/2015
 51.02    J.D. Blackburn M.D.                                 7,664         12/17/2010
 51.03    HealthSouth Texas Ltd                               3,595         12/31/2011
-----------------------------------------------------------------------------------------
 51.04    H&H Beverages, Inc.                                 2,800         11/30/2011
 51.05    McAlister's Deli                                    4,500         1/31/2016
 51.06    The Anderson Real Estate Team                       3,000         6/30/2010
  52      Total Body Fitness                                 25,000         12/31/2016
  53      Hawkins School of Performance                       7,225         8/31/2007
-----------------------------------------------------------------------------------------
  54      CIGNA                                             103,513         7/31/2008
  55      Kenmar/Preferred Investment Solutions              32,058         12/31/2016
  56      NAP                                                     0
  57      NAP                                                     0
  58      Mullen, Inc.                                       51,086         10/1/2016
-----------------------------------------------------------------------------------------
  59      Wilmot/Sanz Inc                                    14,514         10/1/2015
  60
 60.01    IKEA                                               30,093         7/31/2014
 60.02    NAP                                                     0
 60.03    Central Admixture                                   7,998         8/31/2009
-----------------------------------------------------------------------------------------
 60.04    Heartland Hospice                                   6,468         2/28/2008
  61      NAP                                                     0
  62      Ross Stores                                        26,368          2/1/2010
  63      NAP                                                     0
  64      Moore & Van Allen PLLC                             32,187         10/31/2014
-----------------------------------------------------------------------------------------
  65      Staples                                            20,338         12/31/2016
  66      GoDaddy.Com, Inc.                                  75,068         12/31/2013
  67      Eastern Reasearch Group, Inc.                      25,547         7/31/2014
  68      SWsoft, Inc.                                       13,062         10/31/2012
  69      Berry Corporation                                   9,875         12/31/2010
-----------------------------------------------------------------------------------------
  70      DSW Shoe Warehouse (Sublease)                      30,000         1/31/2010
  71      NAP                                                     0
  72      NAP                                                     0
  73      Wells Fargo                                        28,451          5/1/2008
  74      NAP                                                     0
-----------------------------------------------------------------------------------------
  75      NAP                                                     0
  76      NAP                                                     0
  77      Circle Company Associates                          37,318         9/30/2014
  78      NAP                                                     0
  79       Imaging & Pharmacy                                 9,179          9/1/2021
-----------------------------------------------------------------------------------------
  80      Big 5                                              10,000          1/1/2014
  81      Xenia Ave. Feed Co.                                41,600         6/30/2007
  82      Citibank                                            4,384         9/30/2016
  83      MCTC                                               21,757         6/30/2010
  84
-----------------------------------------------------------------------------------------
 84.01    NAP                                                     0
 84.02    NAP                                                     0
 84.03    NAP                                                     0
 84.04    NAP                                                     0
  85      NAP                                                     0
-----------------------------------------------------------------------------------------
  86      NAP                                                     0
  87      DHI Title of Nevada                                 3,905         1/31/2008
  88      Houlihan's                                          7,000          5/8/2016
  89
 89.01    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.02    NAP                                                     0
 89.03    NAP                                                     0
 89.04    NAP                                                     0
 89.05    NAP                                                     0
 89.06    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.07    NAP                                                     0
 89.08    NAP                                                     0
 89.09    NAP                                                     0
 89.10    NAP                                                     0
 89.11    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.12    NAP                                                     0
 89.13    NAP                                                     0
 89.14    NAP                                                     0
 89.15    NAP                                                     0
 89.16    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.17    NAP                                                     0
 89.18    NAP                                                     0
 89.19    NAP                                                     0
 89.20    NAP                                                     0
 89.21    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.22    NAP                                                     0
 89.23    NAP                                                     0
 89.24    NAP                                                     0
 89.25    NAP                                                     0
 89.26    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.27    NAP                                                     0
 89.28    NAP                                                     0
 89.29    NAP                                                     0
 89.30    NAP                                                     0
 89.31    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.32    NAP                                                     0
 89.33    NAP                                                     0
 89.34    NAP                                                     0
 89.35    NAP                                                     0
 89.36    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.37    NAP                                                     0
 89.38    NAP                                                     0
 89.39    NAP                                                     0
 89.40    NAP                                                     0
 89.41    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.42    NAP                                                     0
 89.43    NAP                                                     0
 89.44    NAP                                                     0
 89.45    NAP                                                     0
 89.46    NAP                                                     0
-----------------------------------------------------------------------------------------
 89.47    NAP                                                     0
 89.48    NAP                                                     0
  90      Radiology Service Partners                          4,803         5/31/2014
  91      Olympia Group, LLC (master lease)                  14,000          1/1/2020
  92      NAP                                                     0
-----------------------------------------------------------------------------------------
  93      Longs Drugs Store                                  15,025          5/1/2013
  94      Rite Aid of MD, Inc.                               11,060         10/1/2018
  95      NAP                                                     0
  96
 96.01    Jared's (Sterling)                                  5,880         1/31/2027
-----------------------------------------------------------------------------------------
 96.02    NAP                                                     0
 96.03    NAP                                                     0
 96.04    NAP                                                     0
  97      Zandra Nocera dba Arcadia Radiology                 5,293         2/28/2008
  98      Lamps Plus, Inc.                                   12,055         1/31/2016
-----------------------------------------------------------------------------------------
  99      Rite Aid                                           16,725          2/1/2018
  100     Office Depot                                       20,000          3/1/2020
  101     Bi-Lo                                              46,649         3/31/2018
  102     NAP                                                     0
  103     Dollar Tree                                        12,000         1/31/2011
-----------------------------------------------------------------------------------------
  104
104.01    CB_Shari's Berries                                 26,527         2/28/2017
104.02    NAP                                                     0
  105     NAP                                                     0
  106     NAP                                                     0
-----------------------------------------------------------------------------------------
  107     Aaron Rentals                                       9,300         6/30/2011
  108     NAP                                                     0
  109     DP_Integrated Biosciences Inc.                     46,408         8/31/2012
  110     Morgan Stanley DW                                   7,761          4/1/2012
  111     North County Bank                                   3,250         10/31/2014
-----------------------------------------------------------------------------------------
  112     JPMorgan Chase Bank, N.A.                           4,000         9/30/2011
  113     Ashley Furniture                                   48,805         8/31/2014
  114     Blockbuster                                         4,290         2/29/2008
  115     NAP                                                     0
  116     NAP                                                     0
-----------------------------------------------------------------------------------------
  117     NAP                                                     0
  118     Beau Monde                                          5,600         3/31/2016
  119     Round Table Pizza                                   4,000         3/31/2010
  120     The Petite Elite                                    4,875         2/28/2012
  121     NAP                                                     0
-----------------------------------------------------------------------------------------
  122     Belle Bonfils Memorial Blood Center                 4,323         11/30/2009
  123     NAP                                                     0
  124     NAP                                                     0
  125     NAP                                                     0
  126     Colorado Capital Bank                               4,602         11/30/2011
-----------------------------------------------------------------------------------------
  127     Brannon Rodgers I                                   6,000         7/30/2015
  128     Bird Construction USA, Inc.                         5,625         6/30/2010
  129
129.01    NAP                                                     0
129.02    NAP                                                     0
-----------------------------------------------------------------------------------------
  130     College of DuPage                                   7,855         4/30/2018
  131     Sylvan Learning Center                              3,734         2/28/2010
  132     Bank of America (Ground Lease)                      5,600         10/31/2024
  133     Stone Horse Grill                                   4,332         4/30/2016
  134     Stephens, Inc.                                      8,757         11/12/2010
-----------------------------------------------------------------------------------------
  135     NAP                                                     0
  136     Las Lomas Mexican Restaurant                        4,080         6/30/2012
  137     Excell Academy for Higher Learning                 25,185         6/30/2016
  138     Key Bank                                            9,016         6/30/2010
  139     FuelCell Energy, Inc                               37,912         10/31/2009
-----------------------------------------------------------------------------------------
  140     NAP                                                     0
  141     NAP                                                     0
  142     NAP                                                     0
  143     Cardiology Assoc.                                   5,394         4/30/2016
  144     NAP                                                     0
-----------------------------------------------------------------------------------------
  145     Everything $5                                      13,433         12/31/2011
  146     NAP                                                     0
  147     NAP                                                     0
  148     World Savings Bank                                  6,700         7/31/2011
  149     Alleghany Co. Comm. College                         9,000         9/30/2013
-----------------------------------------------------------------------------------------
  150     Redner's                                           50,000         4/30/2027
  151     Garbarini                                           2,850         9/30/2008
  152     McKesson                                           21,213          1/1/2009
  153     Mega Discount Liquors #4                            4,239          4/1/2010
  154     Advance Auto Parts                                  6,600         5/31/2008
-----------------------------------------------------------------------------------------
  155     NAP                                                     0
  156     Surgical Eyecare, Ltd.                              4,395          9/1/2016
  157
157.01    Sleep Network of Ohio                               4,580          2/1/2014
157.02    Lean Track                                          5,001          5/1/2009
-----------------------------------------------------------------------------------------
157.03    Terminex                                            5,000          9/1/2007
  158     NAP                                                     0
  159     NAP                                                     0
  160     James R. Thompson, Inc.                             6,261          6/1/2010
  161     Therapeutics                                        3,747         12/31/2016
-----------------------------------------------------------------------------------------
  162     Mark Hall CPA                                         900         1/31/2008
  163     Baxter & Woodman Inc.                               6,379         3/31/2012
  164     Pax Lumena Pediatric                                6,368          5/1/2017
  165     Bank of America                                     2,800         10/1/2008
  166     NAP                                                     0
-----------------------------------------------------------------------------------------
  167     NAP                                                     0
  168     Toll Brothers                                       7,648          1/1/2011
  169     Farmington Gourmet                                  6,400         12/31/2016
  170     NAP                                                     0
  171     Mass Mutual                                        10,918         10/1/2010
-----------------------------------------------------------------------------------------
  172     NAP                                                     0
  173     NAP                                                     0
  174     Latino Chamber                                     15,474         12/31/2008
  175     Tucker Psychiatric Clinic                           9,971         5/14/2012
  176     The Men's Wearhouse                                 5,048         2/29/2012
-----------------------------------------------------------------------------------------
  177     Kettering Medical Center, Inc.                     14,140         4/30/2010
  178     HomeGoods                                          22,891         12/31/2010
  179     Remax                                               5,060         1/31/2012
  180     NAP                                                     0
  181     Cribs, Kids & Teens                                 3,000         10/1/2016
-----------------------------------------------------------------------------------------
  182     NAP                                                     0
  183     WipFli, LLP                                        10,161         11/30/2018
  184     Catherine's                                         4,753         4/30/2010
  185     NAP                                                     0
  186     McCarthy Building Companies                         2,988         8/31/2010
-----------------------------------------------------------------------------------------
  187     NAP                                                     0
  188     Parker Orthodontics                                 2,403          8/1/2011
  189     Salsarita's                                         2,600         6/24/2016
  190     Qdoba                                               2,400         8/31/2016
  191     Raymond James                                       3,218         2/28/2012
-----------------------------------------------------------------------------------------
  192     NAP                                                     0
  193     The Music Shop                                      4,510         12/31/2010
  194     Power & Grace Fitness, LLC                          2,208         6/30/2011
  195     Rent-A-Center                                       4,200         4/30/2008
  196     NAP                                                     0
-----------------------------------------------------------------------------------------
  197     NAP                                                     0
  198     NAP                                                     0
  199     NovaTech Process Solutions, LLC                     6,000         6/30/2011
  200     NAP                                                     0
  201     Collective Intellect, Inc. (Suite 200)              4,300         6/30/2010
-----------------------------------------------------------------------------------------
  202     Buckhorn Billiards                                  3,500         3/31/2011
  203     Robert Voy, M.D.                                    2,175         6/30/2007
  204     Verizon Wireless                                    3,137         1/31/2012
  205     Pinnacle HVAC                                       3,780         10/31/2008
  206     Reprotech, Ltd.                                     1,680         2/29/2012

                                                             THIRD             THIRD
CONTROL                          THIRD                  LARGEST TENANT    LARGEST TENANT
NUMBER                      LARGEST TENANT                   SQ FT       LEASE EXPIRATION
-----------------------------------------------------------------------------------------

   1
 1.01     HQ Global Workplaces                                 19,500       12/31/2013
 1.02     Legg, LLC                                            23,196        6/30/2014
 1.03     Cascade Microtech                                    58,817       12/31/2014
 1.04     Morgan Stanley DW                                    22,013        4/30/2010
-----------------------------------------------------------------------------------------
 1.05     Paramount Equity Mortgage                            10,062        6/30/2009
 1.06     Campbell Group                                       16,361        3/31/2012
 1.07     TUT Systems                                          22,450       12/31/2007
 1.08     CTC Consulting                                       13,847        3/31/2012
 1.09     Mcdonalds-14172                                      13,668        9/30/2010
-----------------------------------------------------------------------------------------
 1.10     Corvel Corporation                                   10,845       10/31/2008
 1.11     Mutual of Enumclaw                                   11,738       10/31/2008
 1.12     Wachovia Securities                                   5,764        7/31/2012
 1.13     Cisco Systems                                        13,790        1/31/2011
 1.14     Delap White Caldwell Croy                            14,783       10/31/2012
-----------------------------------------------------------------------------------------
 1.15     Sacagawea                                            13,245       12/31/2010
 1.16     Merrill Lynch, Pierce, Fenner                         7,127        2/28/2010
   2      Oaktree Capital Management                          125,052        3/31/2017
   3      Aames Financial                                     151,561        3/31/2012
   4
-----------------------------------------------------------------------------------------
 4.01     Atlantic Mutual Insurance                            30,769        4/30/2011
 4.02     NAP                                                       0
 4.03     Franklin Mutual Advisor                              30,202        9/30/2020
 4.04     NAP                                                       0
 4.05     NAP                                                       0
-----------------------------------------------------------------------------------------
 4.06     One Beacon Insurance                                 20,153        8/1/2010
   5      Wiggin & Dana                                        36,782        5/1/2011
   6      Mercy College                                        55,000        5/31/2022
   7      DEL LABORATORIES INC.,                               88,603        12/1/2014
   8
-----------------------------------------------------------------------------------------
 8.01     NAP                                                       0
 8.02     NAP                                                       0
 8.03     NAP                                                       0
 8.04     NAP                                                       0
 8.05     NAP                                                       0
-----------------------------------------------------------------------------------------
 8.06     NAP                                                       0
 8.07     NAP                                                       0
 8.08     NAP                                                       0
 8.09     NAP                                                       0
 8.10     NAP                                                       0
-----------------------------------------------------------------------------------------
 8.11     NAP                                                       0
 8.12     NAP                                                       0
 8.13     NAP                                                       0
 8.14     NAP                                                       0
 8.15     NAP                                                       0
-----------------------------------------------------------------------------------------
 8.16     NAP                                                       0
 8.17     NAP                                                       0
 8.18     NAP                                                       0
 8.19     NAP                                                       0
 8.20     NAP                                                       0
-----------------------------------------------------------------------------------------
 8.21     NAP                                                       0
 8.22     NAP                                                       0
 8.23     NAP                                                       0
 8.24     NAP                                                       0
 8.25     NAP                                                       0
-----------------------------------------------------------------------------------------
 8.26     NAP                                                       0
 8.27     NAP                                                       0
 8.28     NAP                                                       0
 8.29     NAP                                                       0
 8.30     NAP                                                       0
-----------------------------------------------------------------------------------------
 8.31     NAP                                                       0
 8.32     NAP                                                       0
 8.33     NAP                                                       0
 8.34     NAP                                                       0
 8.35     NAP                                                       0
-----------------------------------------------------------------------------------------
   9      CA Bank & Trust                                      37,551        4/30/2014
  10      NAP                                                       0
  11      State Street                                         57,836        7/31/2017
  12      Pew Research Center                                  35,885       11/30/2016
  13      Resch Polster Alpert and Berger LLP                  20,124       11/13/2013
-----------------------------------------------------------------------------------------
  14      NAP                                                       0
  15      NAP                                                       0
  16      Tontine Associates LLC                               10,169        4/30/2012
  17      NAP                                                       0
  18      J.C. Penney                                         100,200        5/31/2009
-----------------------------------------------------------------------------------------
  19
 19.01    Jams/Endispute                                       20,024        9/30/2008
 19.02    NAP                                                       0
  20
 20.01    NAP                                                       0
-----------------------------------------------------------------------------------------
 20.02    NAP                                                       0
 20.03    NAP                                                       0
 20.04    NAP                                                       0
 20.05    NAP                                                       0
 20.06    NAP                                                       0
-----------------------------------------------------------------------------------------
 20.07    NAP                                                       0
 20.08    NAP                                                       0
 20.09    NAP                                                       0
 20.10    NAP                                                       0
 20.11    NAP                                                       0
-----------------------------------------------------------------------------------------
  21      Hilb, Rogal & Hobbs Co                               33,636       10/31/2013
  22      Regency Realty Group                                 21,585        4/30/2016
  23      Metropolitan Life Insurance                          39,443        1/31/2011
  24      NAP                                                       0
  25      NAP                                                       0
-----------------------------------------------------------------------------------------
  26      NAP                                                       0
  27      Bechtel                                             118,040        7/31/2008
  28      CompBenefits                                         22,412       10/31/2014
  29      Brown & Joseph                                       17,343        9/1/2009
  30      First Franklin Financial Corporation                 15,706        7/31/2008
-----------------------------------------------------------------------------------------
  31      Levin Blaszak Block                                  20,054        4/30/2009
  32      Giant Eagle                                          77,316        6/30/2013
  33      Restaurant                                           13,275       12/31/2026
  34      Lafollette Johnson                                   18,461        3/31/2013
  35      U of M Regents                                       48,907        5/31/2010
-----------------------------------------------------------------------------------------
  36
 36.01    Enterprise Network Solutions                         20,067       12/31/2011
 36.02    Horne Travel                                          9,243        3/31/2018
  37
 37.01    NAP                                                       0
-----------------------------------------------------------------------------------------
 37.02    NAP                                                       0
 37.03    NAP                                                       0
 37.04    NAP                                                       0
 37.05    NAP                                                       0
 37.06    NAP                                                       0
-----------------------------------------------------------------------------------------
  38      Sovereign Bank                                       38,690       12/31/2015
  39
 39.01    NAP                                                       0
 39.02    NAP                                                       0
 39.03    NAP                                                       0
-----------------------------------------------------------------------------------------
 39.04    NAP                                                       0
 39.05    NAP                                                       0
 39.06    NAP                                                       0
 39.07    NAP                                                       0
 39.08    NAP                                                       0
-----------------------------------------------------------------------------------------
 39.09    NAP                                                       0
 39.10    NAP                                                       0
 39.11    NAP                                                       0
  40      CTX Mortgage Company, LLC                            27,753        8/31/2008
  41      New York Life                                        17,207        11/1/2008
-----------------------------------------------------------------------------------------
  42
 42.01    NAP                                                       0
 42.02    Turnberry West Realty                                 6,994        2/28/2008
 42.03    NAP                                                       0
 42.04    NAP                                                       0
-----------------------------------------------------------------------------------------
 42.05    NAP                                                       0
  43      NAP                                                       0
  44      NAP                                                       0
  45      NAP                                                       0
  46
-----------------------------------------------------------------------------------------
 46.01    Radio One                                            14,177       10/31/2012
 46.02    American Cellular Net                                     1        7/22/2041
  47      NAP                                                       0
  48      NAP                                                       0
  49      NAP                                                       0
-----------------------------------------------------------------------------------------
  50      Group Associates, Inc                                18,571       11/30/2013
  51
 51.01    Rack Room Shoes, Inc.                                 5,992        1/31/2015
 51.02    Nuero-Health Concept                                  5,587       12/31/2008
 51.03    Cold Stone Creamery, Inc.                             1,574        9/30/2010
-----------------------------------------------------------------------------------------
 51.04    MRC of Midland, Inc.                                  1,500       12/31/2011
 51.05    CATO Fashions (CATO of Texas, LP)                     4,000        1/31/2011
 51.06    Pacific Tan (Steve and Karen Bovee)                   2,580       11/30/2013
  52      Pets Plus                                            16,546       11/30/2016
  53      Hollywood Video                                       5,000        7/1/2007
-----------------------------------------------------------------------------------------
  54      NAP                                                       0
  55      Greenwich Hospital                                   29,504        5/31/2017
  56      NAP                                                       0
  57      NAP                                                       0
  58      Robinson & Lawing                                    15,463       11/30/2012
-----------------------------------------------------------------------------------------
  59      BPLP Master Lease                                    12,750        6/1/2010
  60
 60.01    NAP                                                       0
 60.02    NAP                                                       0
 60.03    Onfiber Communication                                 5,843       12/31/2010
-----------------------------------------------------------------------------------------
 60.04    Mid Atlantic Management                               5,642       12/31/2013
  61      NAP                                                       0
  62      Joann Fabrics                                        20,664        2/1/2012
  63      NAP                                                       0
  64      Kennedy Covington Lobdell & Hickman                  25,936        4/30/2016
-----------------------------------------------------------------------------------------
  65      Dollar Tree                                          10,000       12/31/2011
  66      NAP                                                       0
  67      Women in Cable & Telecommunications                   8,658        8/31/2013
  68      Group 1 Software, Inc.                                8,735       10/31/2011
  69      Heart of Florida                                      8,195       12/31/2009
-----------------------------------------------------------------------------------------
  70      Barnes and Nobles                                    19,971        3/31/2010
  71      NAP                                                       0
  72      NAP                                                       0
  73      Kraft Foods                                          27,750        7/1/2008
  74      NAP                                                       0
-----------------------------------------------------------------------------------------
  75      NAP                                                       0
  76      NAP                                                       0
  77      Bargmann, Hendrie & Archetype, Inc.                  16,414       12/31/2016
  78      NAP                                                       0
  79      Dr. Caton                                             4,513        9/1/2021
-----------------------------------------------------------------------------------------
  80      Anna's Linens                                         7,200        11/1/2013
  81      Tech Products Corp.                                  25,600        7/31/2008
  82      Hollywood Video                                       3,976        6/1/2012
  83      Wells Fargo                                          19,887        6/30/2009
  84
-----------------------------------------------------------------------------------------
 84.01    NAP                                                       0
 84.02    NAP                                                       0
 84.03    NAP                                                       0
 84.04    NAP                                                       0
  85      NAP                                                       0
-----------------------------------------------------------------------------------------
  86      NAP                                                       0
  87      R2H Engineering                                       3,781        7/31/2011
  88      Japanese Cuisine                                      3,800        8/31/2010
  89
 89.01    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.02    NAP                                                       0
 89.03    NAP                                                       0
 89.04    NAP                                                       0
 89.05    NAP                                                       0
 89.06    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.07    NAP                                                       0
 89.08    NAP                                                       0
 89.09    NAP                                                       0
 89.10    NAP                                                       0
 89.11    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.12    NAP                                                       0
 89.13    NAP                                                       0
 89.14    NAP                                                       0
 89.15    NAP                                                       0
 89.16    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.17    NAP                                                       0
 89.18    NAP                                                       0
 89.19    NAP                                                       0
 89.20    NAP                                                       0
 89.21    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.22    NAP                                                       0
 89.23    NAP                                                       0
 89.24    NAP                                                       0
 89.25    NAP                                                       0
 89.26    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.27    NAP                                                       0
 89.28    NAP                                                       0
 89.29    NAP                                                       0
 89.30    NAP                                                       0
 89.31    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.32    NAP                                                       0
 89.33    NAP                                                       0
 89.34    NAP                                                       0
 89.35    NAP                                                       0
 89.36    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.37    NAP                                                       0
 89.38    NAP                                                       0
 89.39    NAP                                                       0
 89.40    NAP                                                       0
 89.41    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.42    NAP                                                       0
 89.43    NAP                                                       0
 89.44    NAP                                                       0
 89.45    NAP                                                       0
 89.46    NAP                                                       0
-----------------------------------------------------------------------------------------
 89.47    NAP                                                       0
 89.48    NAP                                                       0
  90      Dr. William Rawlings                                  4,491        5/31/2015
  91      Tutor - Saliba Corp.                                  6,518        7/1/2011
  92      NAP                                                       0
-----------------------------------------------------------------------------------------
  93      Dollar Tree                                           8,239       12/31/2008
  94      Edgewater Fitness & Aerobics                         10,168        7/1/2010
  95      NAP                                                       0
  96
 96.01    Cingular Wireless                                     3,675       12/31/2016
-----------------------------------------------------------------------------------------
 96.02    NAP                                                       0
 96.03    NAP                                                       0
 96.04    NAP                                                       0
  97      Metro Physical Therapy                                5,252        5/31/2008
  98      Denver Mattress Company                               8,000        9/30/2007
-----------------------------------------------------------------------------------------
  99      Schuck's                                              6,600        4/1/2008
  100     Monkey Joe's                                         16,847        8/1/2016
  101     Carolina Wings & Things                              16,051        8/31/2008
  102     NAP                                                       0
  103     Auto Zone                                             8,000        9/30/2016
-----------------------------------------------------------------------------------------
  104
104.01    CB_Pursuit Marketing Inc.                            12,960        4/30/2009
104.02    NAP                                                       0
  105     NAP                                                       0
  106     NAP                                                       0
-----------------------------------------------------------------------------------------
  107     Burger King                                           3,795        8/31/2009
  108     NAP                                                       0
  109     LB_Haliflax                                          30,000        7/31/2007
  110     HQ Global Workplace                                   7,399        5/1/2016
  111     Dr. Mark L. Moss, Dentist                             3,238       12/31/2010
-----------------------------------------------------------------------------------------
  112     Countrywide Home Loans, Inc.                          3,747        5/31/2008
  113     NAP                                                       0
  114     Washington Mutual                                     3,800        9/30/2013
  115     NAP                                                       0
  116     NAP                                                       0
-----------------------------------------------------------------------------------------
  117     NAP                                                       0
  118     Blockbuster Video                                     4,955        1/31/2015
  119     Jack In The Box                                       3,000        8/31/2014
  120     Bagel Bagel Cafe                                      1,832        4/30/2012
  121     NAP                                                       0
-----------------------------------------------------------------------------------------
  122     Schlotsky's Deli                                      3,109        3/31/2009
  123     NAP                                                       0
  124     NAP                                                       0
  125     NAP                                                       0
  126     Colorado State Bank and Trust, NA                     2,070        3/31/2009
-----------------------------------------------------------------------------------------
  127     Jerrers/Mann/Artman Pieds                             5,057        1/30/2016
  128     Evergreen Restaurant Ventures                         4,916        8/31/2008
  129
129.01    NAP                                                       0
129.02    NAP                                                       0
-----------------------------------------------------------------------------------------
  130     Coman & Anderson, P.C.                                7,458        9/30/2011
  131     Highlands Ranch Wine & Spirits                        3,584        6/30/2009
  132     Sherwin - Williams                                    4,175        7/31/2016
  133     Freebirds                                             3,270        6/30/2012
  134     Devry, Inc.                                           7,900        7/14/2009
-----------------------------------------------------------------------------------------
  135     NAP                                                       0
  136     Southern Maid Donuts                                  1,500        9/30/2008
  137     Visual Fabrication & Design                          10,418        4/30/2008
  138     Health Goals Chiropractic Inc                         6,082        6/30/2007
  139     NAP                                                       0
-----------------------------------------------------------------------------------------
  140     NAP                                                       0
  141     NAP                                                       0
  142     NAP                                                       0
  143     Christian A. Robertozzi                               4,785       12/31/2015
  144     NAP                                                       0
-----------------------------------------------------------------------------------------
  145     Payless ShoeSource                                    3,500        1/31/2010
  146     NAP                                                       0
  147     NAP                                                       0
  148     Gymboree                                              3,469        1/31/2011
  149     Family Dollar                                         6,000       12/31/2010
-----------------------------------------------------------------------------------------
  150     Unclaimed Freight                                    12,336       10/31/2007
  151     Sun Cali                                              2,207        3/30/2008
  152     Natl. Institute for Trial Advocacy                    8,299        1/31/2011
  153     International Gardens                                 3,600        7/31/2011
  154     Sherwin Williams                                      5,250        9/1/2007
-----------------------------------------------------------------------------------------
  155     NAP                                                       0
  156     Endocrine Associates                                  3,887        7/1/2017
  157
157.01    Toledo Orthopedic                                     3,925        6/1/2009
157.02    Modern Portfolio                                      3,495        11/1/2009
-----------------------------------------------------------------------------------------
157.03    Children's Discovery                                  2,640        2/1/2008
  158     NAP                                                       0
  159     NAP                                                       0
  160     Barrett W. Stetson                                    3,826        11/1/2008
  161     Monroe Pediatric Dental                               3,139        1/31/2017
-----------------------------------------------------------------------------------------
  162     NAP                                                       0
  163     Techskills                                            5,451       11/30/2012
  164     SE Valley Gastroenterology                            4,314        5/1/2022
  165     Alltel Corporation                                    2,789        8/1/2009
  166     NAP                                                       0
-----------------------------------------------------------------------------------------
  167     NAP                                                       0
  168     Fairfield Auction                                     7,009        7/1/2011
  169     Beijing Garden                                        3,912        6/30/2007
  170     NAP                                                       0
  171     Siemens USA                                           3,914        6/30/2012
-----------------------------------------------------------------------------------------
  172     NAP                                                       0
  173     NAP                                                       0
  174     Barley, Snyder                                       13,938        3/31/2009
  175     NAP                                                       0
  176     Tower Federal Credit                                  4,000       11/30/2011
-----------------------------------------------------------------------------------------
  177     DAL-Tile Corporation                                 11,243        2/29/2008
  178     NAP                                                       0
  179     Associates in Oral & Maxillofacial Surgery            2,778        3/6/2014
  180     NAP                                                       0
  181     Beneficial California (HSBC)                          1,900        3/1/2012
-----------------------------------------------------------------------------------------
  182     NAP                                                       0
  183     NAP                                                       0
  184     Classic Uniforms                                      4,003        1/1/2010
  185     NAP                                                       0
  186     McClellan Nichols Sports Syndicate                    1,833        2/28/2009
-----------------------------------------------------------------------------------------
  187     NAP                                                       0
  188     Elizabeth Family Dental                               1,552        5/31/2011
  189     US Cellular                                           2,200        7/5/2011
  190     Fed Ex / Kinko's                                      1,930        8/31/2011
  191     Wachovia Securities                                   2,984       11/30/2011
-----------------------------------------------------------------------------------------
  192     NAP                                                       0
  193     Sherwin Williams                                      4,500        1/31/2016
  194     Beach Hut Deli                                        1,915        1/31/2011
  195     Cato                                                  4,160        1/31/2008
  196     NAP                                                       0
-----------------------------------------------------------------------------------------
  197     NAP                                                       0
  198     NAP                                                       0
  199     Tri-County Family Medicine PA                         3,032       12/31/2007
  200     NAP                                                       0
  201     Leaf Restaurant                                       1,460        3/31/2013
-----------------------------------------------------------------------------------------
  202     Coldstone Creamery                                    1,250        5/31/2010
  203     Hospitality Dental Management, LLC                    1,856        6/30/2008
  204     EB Games                                              1,588       11/16/2012
  205     Michael Morgan                                        2,832       12/31/2007
  206     Sage Financial Advisors, Inc.                         1,680       11/30/2011

          ENVIRONMENTAL                      ENVIRONMENTAL                                              EARTHQUAKE   UPFRONT ACTUAL
CONTROL      PHASE I      ENVIRONMENTAL         PHASE II          ENGINEERING     SEISMIC               INSURANCE        REPAIR
NUMBER     REPORT DATE       PHASE II         REPORT DATE         REPORT DATE   REPORT DATE   PML (%)    REQUIRED     RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1                                                                                                                              0
 1.01       1/17/2007           No                                 1/19/2007     1/26/2007       8          No
 1.02       2/27/2007           No                                 1/22/2007     1/26/2007       6          No
 1.03       1/22/2007           No                                 1/19/2007     1/22/2007       10         No
 1.04       1/23/2007           No                                 1/17/2007     1/21/2007       8          No
------------------------------------------------------------------------------------------------------------------------------------
 1.05       2/27/2007           No                                 1/16/2007     1/28/2007       6          No
 1.06       1/23/2007           No                                 1/11/2007     1/29/2007       9          No
 1.07       2/27/2007           No                                 1/15/2007     1/28/2007       7          No
 1.08       1/22/2007           No                                 1/19/2007     1/29/2007       10         No
 1.09       1/17/2007           No                                 1/16/2007     1/22/2007       6          No
------------------------------------------------------------------------------------------------------------------------------------
 1.10       2/27/2007           No                                 1/16/2007     1/28/2007       6          No
 1.11       2/27/2007           No                                 1/17/2007     1/22/2007       12         No
 1.12       5/9/2007            No                                 5/9/2007      3/27/2007       6          No
 1.13       2/27/2007           No                                 1/11/2007     1/29/2007       6          No
 1.14       2/27/2007           No                                 1/22/2007     1/26/2007       8          No
------------------------------------------------------------------------------------------------------------------------------------
 1.15       2/27/2007           No                                 1/15/2007     1/28/2007       6          No
 1.16       2/27/2007           No                                 1/17/2007     1/21/2007       6          No
   2        3/22/2007           No                                 3/12/2007      4/3/2007       18         No                    0
   3        1/16/2007                                              1/19/2007     1/22/2007       11         No                    0
   4                                                                                                                              0
------------------------------------------------------------------------------------------------------------------------------------
 4.01       11/2/2006           No                                 11/6/2006                                No
 4.02       11/6/2006           No                                 11/6/2006                                No
 4.03       11/6/2006           No                                 11/6/2006                                No
 4.04       11/6/2006           No                                 11/6/2006                                No
 4.05       11/6/2006           No                                 11/6/2006                                No
------------------------------------------------------------------------------------------------------------------------------------
 4.06       11/6/2006           No                                 11/6/2006                                No
   5        5/18/2007                                              4/5/2007                                 No                    0
   6        2/9/2007            No                                 2/12/2007                                No                    0
   7        11/7/2006           No                                 11/6/2006                                No                    0
   8                                                                                                                              0
------------------------------------------------------------------------------------------------------------------------------------
 8.01       2/16/2007                                              2/16/2007                                No
 8.02       2/16/2007                                              2/16/2007                                No
 8.03       2/16/2007                                              2/16/2007                                No
 8.04       2/16/2007                                              2/16/2007                                No
 8.05       2/16/2007                                              2/16/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 8.06       2/16/2007                                              2/16/2007                                No
 8.07       2/16/2007                                              2/16/2007                                No
 8.08       2/16/2007                                              2/16/2007                                No
 8.09       2/16/2007                                              2/16/2007                                No
 8.10       2/16/2007                                              2/16/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 8.11       2/16/2007                                              2/16/2007                                No
 8.12       2/28/2007                                              2/28/2007                                No
 8.13       2/16/2007                                              2/16/2007                                No
 8.14       2/16/2007                                              2/16/2007                                No
 8.15       2/16/2007                                              2/16/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 8.16       2/16/2007                                              2/16/2007                                No
 8.17       2/16/2007                                              2/16/2007                                No
 8.18       2/16/2007                                              2/16/2007                                No
 8.19       2/16/2007                                              2/16/2007                                No
 8.20       2/16/2007                                              2/16/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 8.21       2/16/2007                                              2/16/2007                                No
 8.22       2/16/2007                                              2/16/2007                                No
 8.23       2/16/2007                                              2/16/2007                                No
 8.24       2/16/2007                                              2/16/2007                                No
 8.25       2/16/2007                                              2/16/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 8.26       2/16/2007                                              2/16/2007                                No
 8.27       2/16/2007                                              2/16/2007                                No
 8.28       2/16/2007                                              2/16/2007                                No
 8.29       2/16/2007                                              2/16/2007                                No
 8.30       2/16/2007                                              2/16/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 8.31       2/16/2007                                              2/16/2007                                No
 8.32       2/16/2007                                              2/16/2007                                No
 8.33       2/16/2007                                              2/16/2007                                No
 8.34       2/16/2007                                              2/16/2007                                No
 8.35       2/16/2007                                              2/16/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
   9        1/8/2007                                               4/26/2007     1/26/2007       10         No                    0
  10        6/5/2007            No                                 6/5/2007                                 No            3,145,000
  11        4/13/2007           No                                 2/8/2007                                 No                    0
  12        12/6/2006           No                                 12/6/2006                                No                    0
  13        2/7/2007            No                                 2/7/2007       2/8/2007       19         No                    0
------------------------------------------------------------------------------------------------------------------------------------
  14        4/11/2007           No                                 6/28/2006     7/21/2006       19         No                    0
  15        5/17/2007           No                                 5/17/2007                                No              275,000
  16        5/18/2007           No                                 4/2/2007                                 No                    0
  17        2/19/2007           No                                 2/19/2007                                No                    0
  18        4/24/2007           No                                 4/24/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  19                                                                                                                              0
 19.01      1/20/2007                                              1/10/2007     1/15/2007       10         No
 19.02      6/5/2007            No                                                6/5/2007       12         No
  20                                                                                                                              0
 20.01      1/12/2007           No                                 1/9/2007                                 No
------------------------------------------------------------------------------------------------------------------------------------
 20.02      1/17/2007           No                                 1/12/2007                                No
 20.03      1/18/2007           No                                 1/9/2007                                 No
 20.04      1/12/2007           No                                 1/9/2007                                 No
 20.05      1/18/2007           No                                 1/9/2007                                 No
 20.06      1/17/2007           No                                 1/12/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 20.07      1/18/2007           No                                 1/9/2007                                 No
 20.08      1/18/2007           No                                 1/11/2007                                No
 20.09      1/18/2007           No                                 1/11/2007                                No
 20.10      1/12/2007           No                                 1/8/2007                                 No
 20.11      1/12/2007           No                                 1/8/2007                                 No
------------------------------------------------------------------------------------------------------------------------------------
  21        1/26/2007           No                                12/20/2006                                No                    0
  22       11/27/2006           No                                 1/25/2007     1/23/2007       13         No                    0
  23       11/14/2006           No                                12/21/2006                                No                    0
  24        1/18/2007           No                                 1/22/2007                                No                    0
  25        5/2/2007            No                                 5/2/2007       5/2/2007       16         No                    0
------------------------------------------------------------------------------------------------------------------------------------
  26        2/15/2007           No                                 2/14/2007                                No                    0
  27        3/1/2007            No                                 2/15/2007                                No                    0
  28        1/19/2007           No                                 1/19/2007                                No              169,000
  29        4/12/2007                                              4/10/2007                                No                    0
  30        4/12/2007           No                                 4/12/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  31        4/23/2007           No                                 3/8/2007                                 No               23,350
  32        4/24/2007           No                                 4/25/2007                                No                    0
  33        4/16/2007           No                                 2/14/2007                                No               30,000
  34        1/20/2007                                              1/10/2007     1/29/2007       11         No                    0
  35        12/1/2006           No                                 12/4/2006                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  36                                                                                                                              0
 36.01      1/29/2007           No                                 1/29/2007                                No
 36.02      12/1/2006           No                                 1/29/2007                                No
  37                                                                                                                        208,625
 37.01      3/27/2007           No                                 3/27/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 37.02      3/28/2007           No                                 3/26/2007     3/30/2007       12         No
 37.03      3/27/2007           No                                 3/27/2007                                No
 37.04      3/26/2007           No                                 3/26/2007                                No
 37.05      3/28/2007           No                                 3/27/2007                                No
 37.06      3/27/2007           No                                 3/27/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
  38        4/23/2007           No                                 4/6/2007                                 No                    0
  39                                                                                                                              0
 39.01      4/3/2007            No                                 4/4/2007                                 No
 39.02      4/3/2007            No                                 4/3/2007                                 No
 39.03      4/3/2007            No                                 4/3/2007                                 No
------------------------------------------------------------------------------------------------------------------------------------
 39.04      5/27/2007           No                                 5/29/2007                                No
 39.05      4/2/2007            No                                 4/4/2007                                 No
 39.06      4/3/2007            No                                 4/4/2007                                 No
 39.07      4/3/2007            No                                 4/4/2007                                 No
 39.08      4/3/2007            No                                 4/4/2007                                 No
------------------------------------------------------------------------------------------------------------------------------------
 39.09      4/3/2007            No                                 4/3/2007                                 No
 39.10      4/3/2007            No                                 4/4/2007                                 No
 39.11      4/3/2007            No                                 4/4/2007                                 No
  40        2/12/2007           No                                 1/29/2007                                No                    0
  41        4/17/2007           No                                 4/16/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  42                                                                                                                              0
 42.01      2/13/2007           No                                 2/14/2007                                No
 42.02      2/14/2007           No                                 2/14/2007                                No
 42.03      2/13/2007           No                                 2/14/2007                                No
 42.04      2/13/2007           No                                 2/14/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 42.05      2/13/2007           No                                 2/14/2007                                No
  43        1/22/2007           No                                 4/28/2007     1/17/2007       11         No                    0
  44       10/27/2006           No                                 1/2/2007                                 No                    0
  45        5/4/2007            No                                 3/30/2007                                No               19,250
  46                                                                                                                         14,638
------------------------------------------------------------------------------------------------------------------------------------
 46.01      4/16/2007                                              2/14/2007                                No
 46.02      4/16/2007           No                                 2/14/2007                                No
  47        1/22/2007           No                                 1/22/2007                                No                    0
  48        3/23/2007           No                                 3/13/2007                                No                    0
  49        4/12/2007           No                                 3/29/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  50        3/22/2007           No                                 3/23/2007                                No                    0
  51                                                                                                                              0
 51.01      3/23/2007           No                                 3/23/2007                                No
 51.02      3/23/2007           No                                 3/23/2007                                No
 51.03      3/23/2007           No                                 3/23/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 51.04      3/23/2007           No                                 3/23/2007                                No
 51.05      4/26/2007           No                                 3/23/2007                                No
 51.06      3/23/2007           No                                 3/23/2007                                No
  52       12/22/2006           No                                12/26/2006                                No                    0
  53        10/1/2006           No                                 3/23/2007     3/23/2007       12         No                    0
------------------------------------------------------------------------------------------------------------------------------------
  54        4/16/2007           No                                 2/14/2007                                No                6,020
  55        12/8/2006           No                                 12/9/2006                                No                    0
  56        3/6/2007            No                                 3/6/2007                                 No                    0
  57        4/13/2007           No                                 4/7/2007                                 No                    0
  58        4/13/2007           No                                 3/12/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  59        4/6/2007            No                                 4/26/2007                                No                    0
  60                                                                                                                          8,916
 60.01      4/16/2007           No                                 2/14/2007                                No
 60.02      4/17/2007           No                                 2/14/2007                                No
 60.03      4/17/2007           No                                 2/14/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 60.04      4/16/2007           No                                 2/14/2007                                No
  61       12/20/2006           No                                12/20/2006                                No                    0
  62        1/26/2007           No                                 1/26/2007     1/26/2007       10         No                    0
  63        1/11/2007           No                                 1/11/2007      1/4/2007       17         No                    0
  64       12/19/2006           No                                12/13/2006                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  65        1/23/2007           No                                 1/23/2007                                No                    0
  66        2/16/2007           No                                 2/16/2007                                No                    0
  67        2/26/2007           No                                 2/26/2007                                No                    0
  68       10/20/2006           No                                 11/1/2006                                No                    0
  69       12/18/2006           No                                12/18/2006                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  70        3/1/2007            No                                 2/28/2007     2/27/2007       13         No                    0
  71        4/9/2007            No                                                                          No                    0
  72        9/14/2006           No                                12/14/2006     12/14/2006      9          No                    0
  73        4/18/2007           No                                 5/17/2007                                No                    0
  74        1/11/2007           No                                 1/11/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  75        5/4/2007            No                                 4/27/2007                                No                    0
  76        4/2/2007            No                                 5/1/2007                                 No                    0
  77        10/2/2006           No                                 10/2/2006                                No                    0
  78       12/21/2006           No                                12/21/2006     12/21/2006      10         No                    0
  79        1/22/2007           No                                 1/22/2007     1/22/2007       13         No                    0
------------------------------------------------------------------------------------------------------------------------------------
  80        2/21/2007           No                                 2/19/2007                                No                    0
  81       11/21/2006           No                                 12/6/2006                                No               13,650
  82        4/20/2007           No                                 4/20/2007     4/20/2007       9          No                    0
  83        3/26/2007           No                                 3/22/2007                                No                    0
  84                                                                                                                              0
------------------------------------------------------------------------------------------------------------------------------------
 84.01      3/14/2007           No                                 3/12/2007                                No
 84.02      3/14/2007           No                                 3/13/2007                                No
 84.03      3/14/2007           No                                 3/12/2007                                No
 84.04      3/12/2007           No                                 3/12/2007                                No
  85        3/22/2007           No                                 3/22/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  86       12/21/2006           No                                12/21/2006     12/21/2006      10         No              109,375
  87        2/13/2007           No                                 2/14/2007                                No                    0
  88        3/22/2007           No                                 3/22/2007                                No                    0
  89                                                                                                                         87,313
 89.01      2/20/2007                                              2/23/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.02      2/20/2007                                              2/23/2007                                No
 89.03      2/20/2007                                              2/23/2007                                No
 89.04      2/20/2007                                              2/23/2007                                No
 89.05      2/20/2007                                              2/21/2007                                No
 89.06      2/20/2007                                              2/21/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.07      2/20/2007                                              2/23/2007                                No
 89.08      2/20/2007                                              2/21/2007                                No
 89.09      2/20/2007                                              2/23/2007                                No
 89.10      2/20/2007                                              2/21/2007                                No
 89.11      2/20/2007                                              2/21/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.12      2/20/2007                                              2/21/2007                                No
 89.13      2/20/2007                                              2/21/2007                                No
 89.14      2/20/2007                                              2/21/2007                                No
 89.15      2/20/2007                                              2/21/2007                                No
 89.16      2/20/2007                                              2/21/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.17      2/20/2007                                              2/23/2007                                No
 89.18      2/20/2007                                              2/23/2007                                No
 89.19      2/20/2007                                              2/23/2007                                No
 89.20      2/20/2007                                              2/23/2007                                No
 89.21      2/20/2007                                              2/23/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.22      2/20/2007                                              2/21/2007                                No
 89.23      2/20/2007                                              2/23/2007                                No
 89.24      2/20/2007                                              2/23/2007                                No
 89.25      2/20/2007                                              2/23/2007                                No
 89.26      2/20/2007                                              2/23/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.27      2/20/2007                                              2/23/2007                                No
 89.28      2/20/2007                                              2/23/2007                                No
 89.29      2/20/2007                                              2/23/2007                                No
 89.30      2/20/2007                                              2/23/2007                                No
 89.31      2/20/2007                                              2/23/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.32      2/20/2007                                              2/22/2007                                No
 89.33      2/20/2007                                              2/23/2007                                No
 89.34      2/20/2007                                              2/23/2007                                No
 89.35      2/20/2007                                              2/23/2007                                No
 89.36      2/20/2007                                              2/23/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.37      2/20/2007                                              2/23/2007                                No
 89.38      2/20/2007                                              2/23/2007                                No
 89.39      2/20/2007                                              2/23/2007                                No
 89.40      2/20/2007                                              2/23/2007                                No
 89.41      2/20/2007                                              2/23/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.42      2/20/2007                                              2/23/2007                                No
 89.43      2/20/2007                                              2/23/2007                                No
 89.44      2/20/2007                                              2/23/2007                                No
 89.45      2/20/2007                                              2/23/2007                                No
 89.46      2/20/2007                                              2/23/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 89.47      2/20/2007                                              2/23/2007                                No
 89.48      2/20/2007                                              2/23/2007                                No
  90        12/7/2006           No                                 12/6/2006     12/6/2006       10         No                    0
  91        3/7/2007            No                                 3/6/2007                                 No                    0
  92        3/19/2007           No                                 3/16/2007     3/16/2007       18         No                    0
------------------------------------------------------------------------------------------------------------------------------------
  93        4/2/2007           Yes                TBD              3/2/2007       4/2/2007       17         No               60,000
  94        4/5/2007            No                                 3/7/2007                                 No                    0
  95        3/29/2007           No                                 3/28/2007                                No                    0
  96                                                                                                                              0
 96.01      5/14/2007           No                                 5/15/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
 96.02      5/14/2007           No                                 5/15/2007                                No
 96.03      5/14/2007           No                                 5/15/2007                                No
 96.04      5/11/2007           No                                 5/11/2007                                No
  97        4/24/2007           No                                 4/20/2007                                No                    0
  98        3/15/2007           No                                 3/14/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  99        3/30/2007          Yes        3/29/2007 & 3/30/2007   12/12/2006     12/12/2006      11         No                    0
  100       4/25/2007           No                                 4/20/2007                                No                    0
  101       2/26/2007           No                                 2/23/2007                                No                    0
  102       3/12/2007           No                                 3/12/2007                                No                    0
  103       1/24/2007           No                                 1/24/2007     1/25/2007       5          No                    0
------------------------------------------------------------------------------------------------------------------------------------
  104                                                                                                                           625
104.01      2/14/2007           No                                 2/14/2007                                No
104.02      2/14/2007           No                                 2/14/2007                                No
  105       5/1/2006           Yes             4/10/2007           5/16/2007                                No              238,875
  106       1/29/2007           No                                 1/29/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  107       10/1/2006                                              3/23/2007     3/23/2007       16         No                    0
  108       8/31/2006           No                                 8/23/2006     8/21/2006      <10         No                    0
  109       2/14/2007           No                                 2/14/2007                                No               60,000
  110       4/18/2007           No                                 4/19/2007                                No                    0
  111       3/23/2007           No                                 3/26/2007     3/26/2007       12         No                    0
------------------------------------------------------------------------------------------------------------------------------------
  112       1/12/2007           No                                 1/12/2007                                No                    0
  113       4/24/2007           No                                 4/24/2007                                No                    0
  114       3/26/2007           No                                 3/26/2007     5/30/2007       12         No                    0
  115       3/7/2007            No                                 4/23/2007      3/6/2007       11         No                    0
  116       3/15/2007           No                                 3/16/2007                                No                6,250
------------------------------------------------------------------------------------------------------------------------------------
  117       3/27/2007           No                                 3/29/2007                                No                    0
  118       1/16/2007           No                                 1/16/2007                                No                    0
  119      10/26/2006                                              3/23/2007     3/23/2007       13         No                    0
  120       2/6/2007            No                                 2/8/2007                                 No                    0
  121       3/16/2007           No                                 3/16/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  122       4/17/2007           No                                 3/26/2007                                No                    0
  123       2/14/2007           No                                 2/15/2007      2/5/2007       16         No                    0
  124       9/21/2006           No                                 9/21/2006                                No               11,650
  125       1/31/2007           No                                 1/31/2007                                No              674,550
  126       3/28/2007           No                                 3/29/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  127       3/19/2007           No                                 3/16/2007                                No                    0
  128       3/26/2007           No                                 3/23/2007     3/24/2007       7          No                    0
  129                                                                                                                             0
129.01      4/27/2007           No                                 4/27/2007                                No
129.02      4/27/2007           No                                 4/27/2007                                No
------------------------------------------------------------------------------------------------------------------------------------
  130       3/2/2007            No                                 3/1/2007                                 No                    0
  131       3/5/2007            No                                 3/5/2007                                 No               21,400
  132       4/13/2007           No                                 4/13/2007                                No                    0
  133       2/5/2007            No                                 2/2/2007                                 No               20,514
  134       1/23/2007           No                                 1/25/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  135      12/12/2006           No                                 1/26/2007                                No                    0
  136       1/5/2007            No                                 1/4/2007                                 No                    0
  137       12/7/2006           No                                12/12/2006                                No                    0
  138      11/20/2006           No                                 12/1/2006                                No               50,000
  139       3/21/2007           No                                 2/22/2007                                No                1,125
------------------------------------------------------------------------------------------------------------------------------------
  140       3/27/2007           No                                 3/27/2007     3/27/2007       12         No                1,875
  141       3/23/2007           No                                 1/30/2007     1/29/2007       19         No               16,438
  142       2/21/2007           No                                 3/19/2007                                No                    0
  143       9/8/2006            No                                 8/7/2006                                 No                    0
  144       2/27/2007           No                                 1/26/2007                                No               80,000
------------------------------------------------------------------------------------------------------------------------------------
  145       2/13/2007           No                                 2/13/2007     2/14/2007       18         No                    0
  146       2/23/2007           No                                 2/23/2007                                No                    0
  147      12/28/2006           No                                12/28/2006                                No                    0
  148      12/14/2006           No                                12/19/2006                                No                    0
  149       1/15/2007          Yes             2/26/2007           1/11/2007                                No              220,000
------------------------------------------------------------------------------------------------------------------------------------
  150       1/20/2006           No                                 3/9/2007                                 No                    0
  151       2/20/2007           No                                 1/30/2007                                No                    0
  152       3/9/2007            No                                 3/8/2007                                 No                    0
  153       1/12/2007           No                                 1/10/2007                                No                    0
  154       1/12/2007           No                                 1/10/2007                                No                2,750
------------------------------------------------------------------------------------------------------------------------------------
  155       4/10/2007           No                                 4/5/2007                                 No                    0
  156       1/24/2007           No                                 1/25/2007                                No                    0
  157                                                                                                                             0
157.01      1/17/2007           No                                12/29/2006                                No
157.02      1/17/2007           No                                12/29/2006                                No
------------------------------------------------------------------------------------------------------------------------------------
157.03      1/17/2007           No                                12/29/2006                                No
  158       12/4/2006           No                                 1/22/2007                                No               11,250
  159       4/13/2007           No                                 2/28/2007                                No              100,000
  160       1/22/2007           No                                12/28/2006                                No                7,825
  161       3/22/2007           No                                 3/16/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  162       1/24/2007           No                                 1/24/2007     1/24/2007       12         No                    0
  163       4/17/2007           No                                 4/18/2007                                No                    0
  164       3/28/2007           No                                 3/28/2007                                No                    0
  165       3/23/2007           No                                 3/13/2007                                No                    0
  166       3/2/2007            No                                 3/2/2007       3/3/2007       15         No                3,500
------------------------------------------------------------------------------------------------------------------------------------
  167       1/18/2007           No                                 1/18/2007     1/18/2007       15         No                    0
  168       3/16/2007           No                                 3/13/2007                                No                    0
  169       4/5/2007                                               4/5/2007                                 No                3,375
  170       1/22/2007           No                                 1/19/2007     1/19/2007       16         No                    0
  171       4/12/2007           No                                 1/26/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  172       1/22/2007           No                                 1/23/2007                                No                5,000
  173       2/6/2007            No                                 2/6/2007       2/8/2007       6          No                    0
  174       3/1/2007            No                                 3/1/2007                                 No                    0
  175       4/10/2007           No                                 5/4/2007                                 No                    0
  176       3/28/2007           No                                 4/17/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  177      11/27/2006           No                                 12/5/2006                                No               18,375
  178       2/23/2007           No                                 2/19/2007                                No                    0
  179       1/12/2007           No                                 1/9/2007                                 No                    0
  180       11/2/2006           No                                 11/2/2006                                No                    0
  181       3/20/2007           No                                 3/20/2007     3/20/2007       11         No                    0
------------------------------------------------------------------------------------------------------------------------------------
  182       3/5/2007            No                                 3/1/2007                                 No                    0
  183       4/1/2007            No                                 3/20/2007                                No                    0
  184       4/12/2007           No                                 4/13/2007                                No               39,063
  185       3/23/2007           No                                 1/30/2007     1/29/2007       19         No               35,450
  186       3/30/2007           No                                 4/2/2007       4/2/2007       10         No                    0
------------------------------------------------------------------------------------------------------------------------------------
  187       4/12/2007           No                                 2/22/2007     2/22/2007       18         No                    0
  188       4/5/2007            No                                11/28/2006                                No                    0
  189       3/29/2007           No                                 3/19/2007                                No                    0
  190       2/13/2007           No                                 2/14/2007                                No                    0
  191       1/24/2007           No                                 1/25/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  192       3/23/2007           No                                 1/30/2007     1/25/2007       19         No                2,063
  193       4/4/2007            No                                 4/6/2007                                 No                1,250
  194      12/15/2006          NAP                                 7/5/2006       7/5/2006       7          No                    0
  195       2/26/2007           No                                 2/23/2007                                No                    0
  196       3/14/2007           No                                 3/13/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  197       3/27/2007           No                                 3/27/2007                                No                    0
  198       3/5/2007           NAP                                 3/2/2007                                 No                    0
  199      12/13/2006           No                                 12/8/2006                                No                    0
  200       1/31/2007           No                                 1/31/2007                                No                    0
  201       3/28/2007           No                                 3/29/2007                                No                    0
------------------------------------------------------------------------------------------------------------------------------------
  202       1/15/2007           No                                 1/5/2007                                 No                    0
  203      10/24/2006           No                                10/24/2006                                No                    0
  204       1/4/2007            No                                 1/15/2007                                No                    0
  205       1/23/2007           No                                 1/2/2007       1/2/2007       13         No                    0
  206      12/19/2006           No                                10/16/2006     10/16/2006      3          No                    0

          UPFRONT ACTUAL   MONTHLY ACTUAL                                                       MONTHLY
CONTROL    REPLACEMENT      REPLACEMENT         UPFRONT         MONTHLY        MONTHLY         INSURANCE
NUMBER     RESERVES ($)     RESERVES ($)      TI / LC ($)     TI / LC ($)   TAX ESCROW ($)     ESCROW ($)
----------------------------------------------------------------------------------------------------------

   1                   0          779,536               0               0        1,171,186        112,521
 1.01
 1.02
 1.03
 1.04
----------------------------------------------------------------------------------------------------------
 1.05
 1.06
 1.07
 1.08
 1.09
----------------------------------------------------------------------------------------------------------
 1.10
 1.11
 1.12
 1.13
 1.14
----------------------------------------------------------------------------------------------------------
 1.15
 1.16
   2                   0           30,015       9,600,000               0          364,912        135,582
   3                   0           22,164      12,130,000         110,818          628,170        136,661
   4          13,300,000                0               0               0          264,649         32,939
----------------------------------------------------------------------------------------------------------
 4.01
 4.02
 4.03
 4.04
 4.05
----------------------------------------------------------------------------------------------------------
 4.06
   5                   0            8,790       6,196,120          22,500          108,500         12,270
   6                   0                0               0               0                0              0
   7                   0                0               0               0          899,234         34,752
   8                   0          182,400               0               0          175,000              0
----------------------------------------------------------------------------------------------------------
 8.01
 8.02
 8.03
 8.04
 8.05
----------------------------------------------------------------------------------------------------------
 8.06
 8.07
 8.08
 8.09
 8.10
----------------------------------------------------------------------------------------------------------
 8.11
 8.12
 8.13
 8.14
 8.15
----------------------------------------------------------------------------------------------------------
 8.16
 8.17
 8.18
 8.19
 8.20
----------------------------------------------------------------------------------------------------------
 8.21
 8.22
 8.23
 8.24
 8.25
----------------------------------------------------------------------------------------------------------
 8.26
 8.27
 8.28
 8.29
 8.30
----------------------------------------------------------------------------------------------------------
 8.31
 8.32
 8.33
 8.34
 8.35
----------------------------------------------------------------------------------------------------------
   9                   0            9,430       4,070,000               0          233,837         53,133
  10          12,027,972                0               0               0          104,807         47,208
  11           6,970,000                0      13,543,000               0          125,048         11,195
  12             964,000                0         501,909               0          274,000         13,000
  13           8,000,000                0       3,500,000               0                0              0
----------------------------------------------------------------------------------------------------------
  14           2,500,000            8,800       4,641,890               0          148,000         16,702
  15                   0                0               0               0          237,398         26,957
  16             160,000            2,740       1,850,000               0           49,700          2,420
  17                   0                0               0               0                0              0
  18                   0                0               0               0                0              0
----------------------------------------------------------------------------------------------------------
  19                   0            5,331       3,880,000               0           76,672         28,690
 19.01
 19.02
  20                   0                0               0               0                0              0
 20.01
----------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
----------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
----------------------------------------------------------------------------------------------------------
  21                   0                0       1,500,000               0          344,578              0
  22             300,000            6,424       3,140,000               0          130,227         10,400
  23                   0            8,304       5,305,452               0           86,662          8,169
  24                   0                0               0               0           43,964              0
  25                   0            2,495         756,525           3,308           29,775         16,015
----------------------------------------------------------------------------------------------------------
  26                   0                0               0               0                0              0
  27           2,000,000                0               0               0          158,891         12,504
  28               7,945            7,945       3,600,000               0          220,418         14,908
  29                   0                0               0               0          109,080          8,878
  30                   0                0               0               0           89,533          4,905
----------------------------------------------------------------------------------------------------------
  31             117,600            3,300         498,718          10,100           91,600          3,040
  32                   0                0               0               0                0              0
  33               6,575            6,575       3,243,696               0            2,388          5,633
  34                   0            3,490       4,900,000               0           64,303         19,227
  35                   0            3,719               0          23,214          123,717          4,238
----------------------------------------------------------------------------------------------------------
  36                   0            5,768         900,000          28,841           79,173          6,832
 36.01
 36.02
  37                   0                0               0               0           48,819         18,649
 37.01
----------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
----------------------------------------------------------------------------------------------------------
  38             505,375            5,375       1,500,000               0          118,400          8,270
  39                   0                0               0               0          109,000         85,000
 39.01
 39.02
 39.03
----------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
----------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
  40                   0                0               0               0           91,698          7,575
  41                   0                0               0               0           40,301              0
----------------------------------------------------------------------------------------------------------
  42             250,000            2,568         650,000          12,838           15,490          3,684
 42.01
 42.02
 42.03
 42.04
----------------------------------------------------------------------------------------------------------
 42.05
  43                   0            2,621       4,800,000               0           38,989         12,299
  44               9,604            9,604               0               0           29,926          9,747
  45                   0           82,737               0               0           36,333          5,739
  46               4,032            4,032       2,000,000               0           10,371          3,499
----------------------------------------------------------------------------------------------------------
 46.01
 46.02
  47                   0           38,321               0               0           36,154              0
  48                   0           36,841               0               0           19,313          7,890
  49                   0                0               0               0                0              0
----------------------------------------------------------------------------------------------------------
  50                   0                0       1,500,000               0           70,577          6,241
  51                   0            3,030          29,960           7,071           40,616          8,491
 51.01
 51.02
 51.03
----------------------------------------------------------------------------------------------------------
 51.04
 51.05
 51.06
  52                   0            1,745       1,562,342           4,072           17,500          6,235
  53                   0            1,766               0           5,888           34,270          1,420
----------------------------------------------------------------------------------------------------------
  54               5,552            5,552       2,000,000               0           54,791          2,174
  55                   0            3,276       1,220,000               0           53,200          5,005
  56                   0                0               0               0                0              0
  57           1,193,439           25,982               0               0            7,535          6,949
  58               1,707            1,707               0               0           16,471          2,646
----------------------------------------------------------------------------------------------------------
  59                   0                0               0               0                0              0
  60               3,891            3,891       1,752,687               0           44,296          2,818
 60.01
 60.02
 60.03
----------------------------------------------------------------------------------------------------------
 60.04
  61              60,000                0               0               0            3,457          8,002
  62                   0                0               0               0           17,965          3,337
  63                   0                0               0          15,040                0              0
  64                   0            1,270               0           6,349           16,519          1,665
----------------------------------------------------------------------------------------------------------
  65                   0                0               0               0            3,868          2,868
  66                   0            2,004         832,698               0           28,885          2,231
  67                   0            1,931       1,195,110               0           20,562          1,834
  68                   0            1,682         500,000               0           17,984          1,627
  69                   0            1,243               0           2,299           13,375          4,016
----------------------------------------------------------------------------------------------------------
  70               1,979            1,979       1,200,000               0           25,559          1,683
  71                   0                0               0               0                0              0
  72                   0              270               0               0           18,388          4,133
  73               4,309            4,309         250,000               0           23,470          3,709
  74              60,000                0               0               0            9,439          5,849
----------------------------------------------------------------------------------------------------------
  75                   0                0               0               0           15,588          4,692
  76              12,813           12,813               0               0           16,977         24,988
  77                   0            1,770               0               0           10,122          3,849
  78                   0            3,667               0               0           13,051          2,785
  79                 412              412               0               0            2,712          2,268
----------------------------------------------------------------------------------------------------------
  80                 793              793           8,750           8,750           12,761          1,635
  81                   0                0         174,400               0           27,302          1,904
  82                   0                0               0               0           14,960            892
  83                   0                0               0               0           32,401          2,609
  84                   0            1,963               0               0           25,174          1,801
----------------------------------------------------------------------------------------------------------
 84.01
 84.02
 84.03
 84.04
  85              10,964           10,964               0               0           37,128          6,567
----------------------------------------------------------------------------------------------------------
  86                   0            4,167               0               0           16,641          3,179
  87                   0              756               0           3,780            7,061          1,142
  88                   0              424         175,000           3,819           27,948            872
  89               3,885            3,885               0               0            2,685          8,492
 89.01
----------------------------------------------------------------------------------------------------------
 89.02
 89.03
 89.04
 89.05
 89.06
----------------------------------------------------------------------------------------------------------
 89.07
 89.08
 89.09
 89.10
 89.11
----------------------------------------------------------------------------------------------------------
 89.12
 89.13
 89.14
 89.15
 89.16
----------------------------------------------------------------------------------------------------------
 89.17
 89.18
 89.19
 89.20
 89.21
----------------------------------------------------------------------------------------------------------
 89.22
 89.23
 89.24
 89.25
 89.26
----------------------------------------------------------------------------------------------------------
 89.27
 89.28
 89.29
 89.30
 89.31
----------------------------------------------------------------------------------------------------------
 89.32
 89.33
 89.34
 89.35
 89.36
----------------------------------------------------------------------------------------------------------
 89.37
 89.38
 89.39
 89.40
 89.41
----------------------------------------------------------------------------------------------------------
 89.42
 89.43
 89.44
 89.45
 89.46
----------------------------------------------------------------------------------------------------------
 89.47
 89.48
  90                 540              540               0               0           16,477          2,601
  91                   0                0               0               0                0              0
  92                   0                0               0               0                0              0
----------------------------------------------------------------------------------------------------------
  93               4,288            4,288               0               0           10,768          1,897
  94               2,657            2,657               0               0           15,903          1,458
  95               1,793            1,793               0               0           21,475          3,463
  96                   0                0               0               0                0              0
 96.01
----------------------------------------------------------------------------------------------------------
 96.02
 96.03
 96.04
  97                 572              572         350,000               0           17,688          1,730
  98                   0                0               0               0           12,339          1,317
----------------------------------------------------------------------------------------------------------
  99                   0                0               0               0           23,714          2,266
  100              2,568            2,568           2,990           2,990           14,063          1,405
  101              5,914            5,914               0           2,292            5,611          2,517
  102             60,000                0               0               0           11,977          4,024
  103                542              542               0               0           10,890              0
----------------------------------------------------------------------------------------------------------
  104                  0            1,602         100,000           8,333           11,802          3,401
104.01
104.02
  105            513,226            6,567               0               0            8,146          7,613
  106                  0            4,000               0               0           19,304              0
----------------------------------------------------------------------------------------------------------
  107                  0            1,658               0           5,526           14,490            695
  108                  0                0               0               0                0              0
  109                  0            2,263         240,000           8,333           10,812          3,650
  110                  0                0               0               0                0              0
  111                  0                0               0               0            7,317          1,557
----------------------------------------------------------------------------------------------------------
  112                595              595               0               0           20,032          1,040
  113                  0                0               0               0           14,193          1,155
  114                  0            1,055               0           2,637            7,893          1,188
  115                  0            1,133               0               0                0              0
  116                  0            2,556         100,000           3,679           24,174          1,681
----------------------------------------------------------------------------------------------------------
  117             14,262           14,262               0               0           16,292              0
  118                  0                0               0               0                0              0
  119                  0              865               0           2,885           11,775          1,250
  120                  0              646               0             646            2,283          3,194
  121                  0            4,911               0               0           11,027          2,246
----------------------------------------------------------------------------------------------------------
  122                326              326           8,571           8,571           18,657            851
  123                  0            1,136               0               0            9,300          1,338
  124                  0           10,222               0               0            9,583          3,093
  125                  0            9,815               0               0            6,300              0
  126                163              163               0               0           15,322            640
----------------------------------------------------------------------------------------------------------
  127                342              342               0               0                0              0
  128                549              549               0               0            5,640            979
  129                  0           10,558               0               0           12,852          2,693
129.01
129.02
----------------------------------------------------------------------------------------------------------
  130                  0                0               0               0           12,528          1,116
  131                  0                0               0               0           16,240            981
  132                  0                0               0               0            3,537            322
  133                478              478               0               0           17,356          1,108
  134                  0                0               0               0                0              0
----------------------------------------------------------------------------------------------------------
  135                  0                0               0               0           18,477          1,043
  136              1,281            1,281               0               0           12,179          1,967
  137              1,234            1,234           8,333           8,333                0              0
  138            125,000            1,300         560,000               0                0            927
  139                  0                0               0           3,333            6,061          1,386
----------------------------------------------------------------------------------------------------------
  140                  0            1,917               0               0            6,580          1,840
  141                  0            1,708               0               0            7,849          1,288
  142                  0              273               0               0           11,319            547
  143                447              447           2,518           2,518           12,184            865
  144                549              549               0               0            7,096            962
----------------------------------------------------------------------------------------------------------
  145                352              352               0               0            8,897          1,657
  146                372              372         446,310               0            3,457          1,049
  147                  0                0               0               0                0              0
  148                276              276             620             620            7,070            592
  149             30,000                0          70,000               0            8,000          1,288
----------------------------------------------------------------------------------------------------------
  150              2,901            2,901           9,954           9,954            4,130              0
  151                189              189               0               0            5,208            985
  152                  0                0          75,000               0           20,086            500
  153                208              208           1,667           1,667            5,936          6,122
  154                329              329           1,250           1,250           10,802          2,000
----------------------------------------------------------------------------------------------------------
  155                623              623               0               0                0              0
  156                250              250           1,042           1,042            4,276            848
  157              1,723            1,723           4,167           4,167           13,014            860
157.01
157.02
----------------------------------------------------------------------------------------------------------
157.03
  158                  0            4,250               0               0           15,180          4,179
  159                  0              882               0               0            1,981            916
  160                498              498               0               0            9,286          1,182
  161                339              339           1,897           1,897            6,656            725
----------------------------------------------------------------------------------------------------------
  162                  0              551               0           3,443            3,246            455
  163                  0                0               0               0            8,075          1,132
  164                281              281               0               0            7,811            665
  165                475              475               0               0            5,891            507
  166                  0            1,500               0               0            6,967          1,425
----------------------------------------------------------------------------------------------------------
  167                  0                0               0               0                0              0
  168              1,150            1,150           2,083           2,083            6,594            579
  169                  0            1,295               0               0                0              0
  170                726              726               0               0            8,387          1,151
  171                553              553           3,500           3,500            1,241          1,086
----------------------------------------------------------------------------------------------------------
  172            300,000            6,153               0               0            3,402          2,248
  173                  0            2,143               0               0            5,209            836
  174              1,458            1,458               0               0            7,085          1,525
  175                671              671           1,500           1,500            3,053            300
  176                  0                0               0               0            5,658            340
----------------------------------------------------------------------------------------------------------
  177                  0                0          49,100               0            6,787            551
  178                  0              625         540,000               0           11,650          4,189
  179                  0                0               0               0                0              0
  180                  0              602               0               0            3,426            964
  181                  0                0             833             833            1,887            510
----------------------------------------------------------------------------------------------------------
  182                  0                0               0               0            2,627            376
  183                  0                0           1,042           1,042            1,076            774
  184                904              904           3,417           3,417            8,911            775
  185             25,000              938               0               0            4,750            924
  186                162              162               0               0            4,830            446
----------------------------------------------------------------------------------------------------------
  187                  0              863               0               0            2,986            590
  188                  0                0               0               0            5,368            563
  189                170              170             660             660            1,785            363
  190                 97               97             833             833            2,798            532
  191                140              140               0               0            4,097            767
----------------------------------------------------------------------------------------------------------
  192                  0              708               0               0            3,060            730
  193                  0              740               0               0            4,007            524
  194              4,145                0          24,880               0            2,236              0
  195              7,077              295          67,500               0            1,136          1,477
  196                  0              467               0               0            4,811            433
----------------------------------------------------------------------------------------------------------
  197                970              970               0               0            4,859          1,234
  198                  0                0               0               0            6,508            566
  199              2,577              859         100,000           2,956            1,602            517
  200                  0                0               0               0                0              0
  201                 96               96               0               0            4,365            396
----------------------------------------------------------------------------------------------------------
  202                  0                0          50,000               0                0              0
  203              3,453                0          38,928               0            1,071              0
  204                117              117               0               0            5,222          3,328
  205              3,804                0          38,696               0            1,316              0
  206              1,344                0           9,642               0              664              0

CONTROL                                                                                                                     LOAN
NUMBER                                                   BORROWER NAME                                                    PURPOSE
------------------------------------------------------------------------------------------------------------------------------------

   1        NIMBUS CENTER LLC, UMPQUA PLAZA LLC, LINCOLN CENTER LLC, RIVER FORUM LLC, KRUSE WAY LLC, OR-MEADOW LAKE      ACQUISITION
            OSWEGO L.L.C., OR-KRUSE OAKS, L.L.C., OR-KRUSE WOODS L.L.C., AND OR-CONGRESS CENTER LIMITED PARTNERSHIP
 1.01
 1.02
 1.03
 1.04
------------------------------------------------------------------------------------------------------------------------------------
 1.05
 1.06
 1.07
 1.08
 1.09
------------------------------------------------------------------------------------------------------------------------------------
 1.10
 1.11
 1.12
 1.13
 1.14
------------------------------------------------------------------------------------------------------------------------------------
 1.15
 1.16
   2                                                    North Tower, LLC                                                  Refinance
   3                                         MAGUIRE PROPERTIES- TWO CAL PLAZA, LLC                                      Acquisition
   4        REX 1 GIRALDA SPE FARMS LLC; 3 GIRALDA FARMS SPE LLC; REX 7 GIRALDA FARMS SPE LLC; 44 WHIPPANY ROAD SPE      ACQUISITION
                                                LLC; 101/103 JFK PARKWAY SPE LLC
------------------------------------------------------------------------------------------------------------------------------------
 4.01
 4.02
 4.03
 4.04
 4.05
------------------------------------------------------------------------------------------------------------------------------------
 4.06
   5                                                400 Atlantic Title, LLC                                               Refinance
   6                                         SLG 2 Herald LLC and GKK 2 Herald LLC                                       Acquisition
   7                                                 RexCorp Plaza SPE LLC                                               Acquisition
   8       INTOWN PROPERTIES I, LLC; INTOWN PROPERTIES II, LLC; INTOWN PROPERTIES IV, LLC; INTOWN PROPERTIES V, LLC;     ACQUISITION
               INTOWN PROPERTIES VI, LLC; INTOWN SUITES PITTSBURGH, LLC; BEC CHARLESTON CENTRAL, LLC; BEC ATLANTA
             GWINNETT, LLC; INTOWN SUITES GILBERT, LLC; INTOWN SUITES RALEIGH, LLC; INTOWN SUITES MOBILE WEST, LLC;
           INTOWN SUITES WOODSTOCK, LLC; BEC COLUMBIA NORTHWEST, LLC; BEC LITHIA SPRINGS, LLC; BEC WARNER ROBINS, LLC
------------------------------------------------------------------------------------------------------------------------------------
 8.01
 8.02
 8.03
 8.04
 8.05
------------------------------------------------------------------------------------------------------------------------------------
 8.06
 8.07
 8.08
 8.09
 8.10
------------------------------------------------------------------------------------------------------------------------------------
 8.11
 8.12
 8.13
 8.14
 8.15
------------------------------------------------------------------------------------------------------------------------------------
 8.16
 8.17
 8.18
 8.19
 8.20
------------------------------------------------------------------------------------------------------------------------------------
 8.21
 8.22
 8.23
 8.24
 8.25
------------------------------------------------------------------------------------------------------------------------------------
 8.26
 8.27
 8.28
 8.29
 8.30
------------------------------------------------------------------------------------------------------------------------------------
 8.31
 8.32
 8.33
 8.34
 8.35
------------------------------------------------------------------------------------------------------------------------------------
   9                                         Maguire Properties-550 South Hope, LLC                                      Acquisition
  10                                  Harbor Point Apartments Company Limited Partnership                                 Refinance
  11                                            Charney-FPG 114 41st Street, LLC                                         Acquisition
  12       1615 L Street/Saybrooke Commons L.L.C.; Hayfield Investors, L.L.C.; 1615 L Street/Cambridge Commons L.L.C.    Acquisition
  13                                          Mani Brothers 9200 Sunset (DE), LLC                                        Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  14                                                CREP 3800 Holdings, LLC                                              Acquisition
  15                                       Lynnewood Real Estate Limited Partnership                                     Acquisition
  16                                                Railroad Properties LLC                                              Acquisition
  17                                                     CAR CHA L.L.C.                                                   Refinance
  18                                     Franklin Mills Associates Limited Partnership                                    Refinance
------------------------------------------------------------------------------------------------------------------------------------
  19                                        MAGUIRE PROPERTIES-500 ORANGE TOWER, LLC                                     ACQUISITION
 19.01
 19.02
  20                                                CINESCAPE PROPERTY, LLC                                              ACQUISITION
 20.01
------------------------------------------------------------------------------------------------------------------------------------
 20.02
 20.03
 20.04
 20.05
 20.06
------------------------------------------------------------------------------------------------------------------------------------
 20.07
 20.08
 20.09
 20.10
 20.11
------------------------------------------------------------------------------------------------------------------------------------
  21                                     FBE-State Square LLC and MAC-State Square LLC                                   Acquisition
  22                                               Brickman 915 Wilshire LLC                                             Acquisition
  23                                          1125 Transwestern Broadreach, L.L.C.                                       Acquisition
  24                                          Penn's Landing Partners Project, LLC                                        Refinance
  25                                           Wilshire Crescent Properties, LLC                                          Refinance
------------------------------------------------------------------------------------------------------------------------------------
  26           Alexandria Hotel OC, LLC (Master Lessee); Alexandria Hotel Sponsor, LLC; Alexandria Hotel MM, LLC;        Acquisition
           Alexandria Hotel SM-1, LLC; Alexandria Hotel SM-2, LLC; Alexandria Hotel SM-3, LLC; Alexandria Hotel SM-4,
           LLC; Alexandria Hotel SM-5, LLC; Alexandria Hotel SM-6, LLC; Alexandria Hotel SM-7, LLC; Alexandria Hotel
                SM-8, LLC; Alexandria Hotel SM-9, LLC; Alexandria Hotel SM-10, LLC; Alexandria Hotel SM-11, LLC
  27                                                       PCE LL, LP                                                    Acquisition
  28                                             200 West Jackson - VEF VI, LLC                                          Acquisition
  29             National Plaza I Property LLC; National Plaza II Property LLC; National Plaza III Property LLC           Refinance
  30                                           1051 Perimeter Drive Property LLC                                          Refinance
------------------------------------------------------------------------------------------------------------------------------------
  31                                                  Equity L Street, LLC                                               Acquisition
  32                                             Rosemont Commons Delaware LLC                                            Refinance
  33                                               Rivertown Developers, L.P.                                             Refinance
  34                                      Maguire Properties-Lincoln Town Center, LLC                                    Acquisition
  35                                             Green Road Investments #2, LLC                                           Refinance
------------------------------------------------------------------------------------------------------------------------------------
  36                          GREENFIELD LINCOLN INVESTMENTS #2, LLC; VICTOR PARK INVESTMENTS, LLC                        REFINANCE
 36.01
 36.02
  37                                             GENERATION PROPERTIES II, LLC                                            REFINANCE
 37.01
------------------------------------------------------------------------------------------------------------------------------------
 37.02
 37.03
 37.04
 37.05
 37.06
------------------------------------------------------------------------------------------------------------------------------------
  38                                               One Financial Holdings LLC                                            Acquisition
  39       PORTFOLIO CEDAR RAPIDS, LLC; PORTFOLIO CHARLESTON, LLC; PORTFOLIO LANCASTER, LLC; PORTFOLIO LANSING, LLC;     ACQUISITION
           PORTFOLIO MACON, LLC; PORTFOLIO PENSACOLA I, LLC; PORTFOLIO PENSACOLA II, LLC; PORTFOLIO PITTSBURGH, LLC;
                           PORTFOLIO SHEFFIELD, LLC; PORTFOLIO WINTER HAVEN, LLC; PORTFOLIO YORK, LLC
 39.01
 39.02
 39.03
------------------------------------------------------------------------------------------------------------------------------------
 39.04
 39.05
 39.06
 39.07
 39.08
------------------------------------------------------------------------------------------------------------------------------------
 39.09
 39.10
 39.11
  40                                       DLF/GP Preston Park Financial Center, LLC                                     Acquisition
  41                                            Charleston Financial Center LLC                                           Refinance
------------------------------------------------------------------------------------------------------------------------------------
  42                                        CIP HUGHES CHEYENNE FIXED PORTFOLIO LLC                                      ACQUISITION
 42.01
 42.02
 42.03
 42.04
------------------------------------------------------------------------------------------------------------------------------------
 42.05
  43                                          Maguire Properties-3800 Chapman, LLC                                       Acquisition
  44                                              APP Lakeside Operating, LLC                                            Acquisition
  45                                                     GEM Lobos, LLC                                                   Refinance
  46                             BPG OFFICE VI RIVER PARK I LP; BPG OFFICE VI RIVER PARK II LP                            REFINANCE
------------------------------------------------------------------------------------------------------------------------------------
 46.01
 46.02
  47                                               Canal Street Hotel, L.L.C                                              Refinance
  48                                                    HEP-Denver, LTD.                                                  Refinance
  49                                    Ballantyne Resort, LLC and Bissell Hotels 7, LLC                                  Refinance
------------------------------------------------------------------------------------------------------------------------------------
  50                                                   Bingham Center LLC                                                 Refinance
  51           MIDLAND KAUFMAN, L.P., MIDLAND SYLVAN, L.P., MIDLAND 256 RAMPART, L.P., MIDLAND HAYNES PALMS, L.P.        ACQUISITION
 51.01
 51.02
 51.03
------------------------------------------------------------------------------------------------------------------------------------
 51.04
 51.05
 51.06
  52                                                  JGKM Associates LLC                                                 Refinance
  53                                                Commonwealth Folsom, LLC                                             Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  54                                              BPG Office VI Whitehorse LP                                             Refinance
  55                                                Rye King Associates LLC                                              Acquisition
  56                                              NRFC Fort Mill Holdings LLC                                            Acquisition
  57                                                 Bayside Club Hotel LLC                                               Refinance
  58                                              Park Building Partners, LLC                                             Refinance
------------------------------------------------------------------------------------------------------------------------------------
  59                                                      Montvale LLC                                                    Refinance
  60       BPG OFFICE VI GRAVERS LP; BPG OFFICE VI BUTLER PIKE, LP; BPG OFFICE VI ELECTRONIC DRIVE, LP; BPG OFFICE VI     REFINANCE
                                                       BALDWIN PLACE, LP
 60.01
 60.02
 60.03
------------------------------------------------------------------------------------------------------------------------------------
 60.04
  61                                                     SLSS Partners                                                    Refinance
  62        Carwood Skypark, LLC, Sunray Skypark, LLC, Slaught Skypark, LLC, Sunburst Skypark, LLC, Investec Capital     Acquisition
                                         Reverse, LLC and Investec Capital Skypark, LLC
  63                                              NRFC Milpitas Holdings, LLC                                            Acquisition
  64                                                    Keystone 300 LLC                                                 Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  65                                                      Ellery, LLC                                                    Acquisition
  66                                             Tempe Commerce Investors, LLC                                           Acquisition
  67                                             Avion Investment Partners, LLC                                          Acquisition
  68                                                Sunrise Herndon, L.L.C.                                              Acquisition
  69                                                 Berry Town Plaza, LLC                                               Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  70                                             West Covina Group Retail, LLC                                           Acquisition
  71                                                      SF ADP, LLC                                                     Refinance
  72                                                Fair Oaks Fountains, LLC                                             Acquisition
  73                         CD Lehigh Valley Executive Campus, L.P. and CD Marcon Associates, L.P.                       Refinance
  74                                                   PCSS Partners, LLC                                                 Refinance
------------------------------------------------------------------------------------------------------------------------------------
  75                                                CFK, Apex Land Co., LLC                                               Refinance
  76                                            Harmony Mill Limited Partnership                                          Refinance
  77                                                  Brickman Harbor LLC                                                Acquisition
  78                                               Renaissance Park 176, LLC                                              Refinance
  79                                                Pasadena Physicians, LLC                                              Refinance
------------------------------------------------------------------------------------------------------------------------------------
  80           Horizon-Larson-Henderson LLC, Horizon-Troffer-Henderson LLC, and Horizon-L&S Family-Henderson LLC         Acquisition
  81                                            Lyons Business Park Dayton, LLC                                          Acquisition
  82                                               PRDO Retail Investors, LP                                              Refinance
  83                                                   Place & Plaza LLC                                                  Refinance
  84                                               HOUGHTON PROPERTIES, LTD.                                              REFINANCE
------------------------------------------------------------------------------------------------------------------------------------
 84.01
 84.02
 84.03
 84.04
  85                                                  Laredo Skyline, Ltd.                                                Refinance
------------------------------------------------------------------------------------------------------------------------------------
  86                                               Canyon Terrace Folsom, LLC                                             Refinance
  87                                                   CIP 840 Owner LLC                                                 Acquisition
  88                                               Shops on Sage Center, LTD.                                             Refinance
  89                                                 TEMPLETOWN RENTALS, LP                                               REFINANCE
 89.01
------------------------------------------------------------------------------------------------------------------------------------
 89.02
 89.03
 89.04
 89.05
 89.06
------------------------------------------------------------------------------------------------------------------------------------
 89.07
 89.08
 89.09
 89.10
 89.11
------------------------------------------------------------------------------------------------------------------------------------
 89.12
 89.13
 89.14
 89.15
 89.16
------------------------------------------------------------------------------------------------------------------------------------
 89.17
 89.18
 89.19
 89.20
 89.21
------------------------------------------------------------------------------------------------------------------------------------
 89.22
 89.23
 89.24
 89.25
 89.26
------------------------------------------------------------------------------------------------------------------------------------
 89.27
 89.28
 89.29
 89.30
 89.31
------------------------------------------------------------------------------------------------------------------------------------
 89.32
 89.33
 89.34
 89.35
 89.36
------------------------------------------------------------------------------------------------------------------------------------
 89.37
 89.38
 89.39
 89.40
 89.41
------------------------------------------------------------------------------------------------------------------------------------
 89.42
 89.43
 89.44
 89.45
 89.46
------------------------------------------------------------------------------------------------------------------------------------
 89.47
 89.48
  90                                                  SDCC Properties, LLC                                               Acquisition
  91                                      Southern Highlands Corporate Center, L.L.C.                                     Refinance
  92                                                     1369 Hyde Ltd.                                                   Refinance
------------------------------------------------------------------------------------------------------------------------------------
  93                                                Mira Loma Investors LLC                                              Acquisition
  94                                                M.O.R. South River, Inc.                                              Refinance
  95                                                    Rocca Paces, LLC                                                  Refinance
  96         ROME NEW YORK PROPERTIES, L.L.C., FAYETTE TOWN CENTER, LLC, TOPEKA CAPITAL SQUARE, L.L.C., AND BEDFORD       REFINANCE
                                                  BOULEVARD PROPERTIES, L.L.C.
 96.01
------------------------------------------------------------------------------------------------------------------------------------
 96.02
 96.03
 96.04
  97                                                Abart Properties VII LLC                                              Refinance
  98                                          NSS Colorado Boulevard Holdings, LLC                                       Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  99                                               Bethel Station Group, LLC                                              Refinance
  100                                           Medlock Corners Associates, LLC                                          Acquisition
  101                                    Westside Meshekoff Family Limited Partnership                                    Refinance
  102                                                G2000 Property, Corp.                                                Refinance
  103                                             Foothill Village Oaks, Inc.                                             Refinance
------------------------------------------------------------------------------------------------------------------------------------
  104      REVA PBC WESLEY, LLC, REVA PBC WESLEY TIC I, LLC, REVA PBC WESLEY TIC 2, LLC, REVA PBC WESLEY TIC 3, LLC,     ACQUISITION
           REVA RBC WESLEY TIC 4, LLC, REVA PBC WESLESY TIC 5, LLC AND REVA PBC WESLEY TIC 6, LLC, REVA WESLEY TIC 7,
                                                              LLC
104.01
104.02
  105                                                   EV/L-A D500 LLC                                                  Acquisition
  106                                                  Ashley Place, LLC                                                  Refinance
------------------------------------------------------------------------------------------------------------------------------------
  107                                             Stockton Plaza Partners, LLC                                           Acquisition
  108                                      EPT Fresno, Inc. and EPT Manchester, Inc.                                      Refinance
  109                                                  REVA Fairview, LLC                                                Acquisition
  110                                         Green Valley Corporate Center A, LLC                                        Refinance
  111                                          Vista Palomar Park Partners, L.P.                                          Refinance
------------------------------------------------------------------------------------------------------------------------------------
  112                                                 Bergen Village, LLC                                                 Refinance
  113                      West Lawrence Street, LLC, ICP-Grand Chute, LLC, and VPAP-Grand Chute, LLC                     Refinance
  114                                           Murray Marketplace Partners, LLC                                         Acquisition
  115                                                    ECM Salem LLC                                                   Acquisition
  116                                             375 Rivertown Investors, LLC                                           Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  117                                               Troy Hotel Property, LLC                                              Refinance
  118                                            Columbia Plantation Plaza, LLC                                           Refinance
  119                                               Glenbrook Lariviera, LLC                                             Acquisition
  120                                                Gemini Brandon S, LLC                                               Acquisition
  121                                                     H&B IV, LLC                                                    Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  122                                           Westminster Parkway Center, LLC                                           Refinance
  123                                          Westport Mini Storage Norwalk, LLC                                         Refinance
  124                                             CH Omaha Hotel Partners, LLC                                            Refinance
  125                                             Millroc/Charlotte Owner, LLC                                           Acquisition
  126                                             15th. & Spruce Building, LLC                                            Refinance
------------------------------------------------------------------------------------------------------------------------------------
  127                                                   Castlemill, LLC                                                   Refinance
  128                                                 Liberty Park I, LLC                                                 Refinance
  129                                              IOWA HOTEL INVESTORS, LLC                                             ACQUISITION
129.01
129.02
------------------------------------------------------------------------------------------------------------------------------------
  130                                             Corporate Lakes Office, LLC                                             Refinance
  131                                                ACP HRM Investors, LLC                                               Refinance
  132                                              Quail Plaza Investors, LLC                                            Acquisition
  133                                              Canyon Creek Dunhill, LLC                                             Acquisition
  134                                              Bissell Porter Siskey, LLC                                             Refinance
------------------------------------------------------------------------------------------------------------------------------------
  135                                               P & P West Chester, LLC                                               Refinance
  136                                               Houston Structures, LLC                                              Acquisition
  137                                              Zane Business Center, LLC                                              Refinance
  138                                                  7-9-11 Eves Drive                                                 Acquisition
  139                                         2 Great Pasture Road Associates, LLC                                        Refinance
------------------------------------------------------------------------------------------------------------------------------------
  140                                        Roseville Cobblestone Apartments, LLC                                        Refinance
  141                                                8142 S. Broadway, LLC                                                Refinance
  142                                              1623 North Sheffield, LLC                                              Refinance
  143                             Gordon Newton Associates, L.L.C. and Diamond Newton, L.L.C.                             Refinance
  144                                          442 Civic Center Acquisitions, LLC                                        Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  145                                               Wealth Enterprises, LLC                                               Refinance
  146                                   821 Grier, LLC; Rains 821 Grier Investment, LLC                                  Acquisition
  147                                            Chaska Hazeltine Investors LLC                                          Acquisition
  148                         Granite Chief, L.L.C., Parish Mesa, L.L.C. and Fazzari Mesa, L.L.C.                        Acquisition
  149                                           Sonora Crossroads Properties LLC                                         Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  150                                          Joppatowne Acceptance Company, LLC                                         Refinance
  151                                         KB2, LLC, and 3003 East 3rd Ave, LLC                                        Refinance
  152                                                Piedra Properties, LLC                                               Refinance
  153                                                 KLC Investment, Inc.                                                Refinance
  154                                            C.J.A. Commercial Realty Inc.                                            Refinance
------------------------------------------------------------------------------------------------------------------------------------
  155       Festival Eau Claire, LLC, Festival Eau Claire 2, LLC, Festival Eau Claire 3, LLC, Festival Eau Claire 4,     Acquisition
                    LLC, Festival Eau Claire 5, LLC, Festival Eau Claire 6, LLC, Festival Eau Claire 7, LLC
  156                                            633 Plymouth Associates, L.P.                                            Refinance
  157                                                 JPM HOLDINGS II, LLC                                                REFINANCE
157.01
157.02
------------------------------------------------------------------------------------------------------------------------------------
157.03
  158                                                 La Costa Babay, LTD.                                                Refinance
  159                                               Westport Baltimore, LLC                                              Acquisition
  160                                               RPI 2929 Carlisle, LTD.                                              Acquisition
  161                                      Gordon Centre Drive MAB Associates, L.L.C.                                     Refinance
------------------------------------------------------------------------------------------------------------------------------------
  162                                              5401 California Avenue LLC                                             Refinance
  163                                                      4476, LLC                                                      Refinance
  164                                       Chandler Medical Building Investors, LLC                                     Acquisition
  165                                   Woodridge Management, LLC and 5248 Partners, LLC                                 Acquisition
  166                                             VARIEL-I, LLC; VARIEL-W, LLC                                           Acquisition
------------------------------------------------------------------------------------------------------------------------------------
  167                                              1350 Carlback Avenue, LLC                                              Refinance
  168                                               53 Church Hill Road, LLC                                             Acquisition
  169                                          Framington Plaza Associates, L.P.                                          Refinance
  170                                       Laurel Theater Apartment Associates, LLC                                      Refinance
  171                                          432 North Franklin Properties, LLC                                         Refinance
------------------------------------------------------------------------------------------------------------------------------------
  172                                                   Jai Prabhu, LLC                                                   Refinance
  173                                                Secure RV Storage, Inc                                               Refinance
  174                                             Berkshire Realty Group, LLC                                            Acquisition
  175                                             1000 Boulders Parkway, L.C.                                             Refinance
  176                                                    Snowden BE LLC                                                   Refinance
------------------------------------------------------------------------------------------------------------------------------------
  177                                          Dryden Service Center Dayton, LLC                                         Acquisition
  178                                               W/B Pembroke Retail, LTD                                             Acquisition
  179                                             Prominent Keller Center, LLC                                           Acquisition
  180                                              A+ Storage Hermitage, L.P.                                             Refinance
  181                                                   Plaza Five, LLC                                                   Refinance
------------------------------------------------------------------------------------------------------------------------------------
  182                                         Mini U Storage Forestville II RE LLC                                        Refinance
  183                                                Northside Offices, LLC                                               Refinance
  184                                           North Star Income Partners, L.P.                                         Acquisition
  185                                                   9212 Burke, LLC                                                   Refinance
  186                                               20341 Birch Street, LLC                                               Refinance
------------------------------------------------------------------------------------------------------------------------------------
  187                                               9th Street Partners, LP                                              Acquisition
  188                                         NSS Gold Creek Shopping Center, LLC                                        Acquisition
  189                                              R & M General Partnership                                              Refinance
  190                                                 Theoden Assets, LLC                                                Acquisition
  191                                                  Four Boys IV, LLC                                                  Refinance
------------------------------------------------------------------------------------------------------------------------------------
  192                                                 16275 Woodruff, LLC                                                 Refinance
  193                                                    405 Queen, LLC                                                   Refinance
  194                                               Stone Valley Drive, LLC                                               Refinance
  195                                           Foley Retail Properties, L.L.C.                                          Acquisition
  196                                               Securlock at Hurst, LTD                                               Refinance
------------------------------------------------------------------------------------------------------------------------------------
  197                                            Atascocita Self Storage, Inc.                                            Refinance
  198                                    Mini U Storage Southfield Limited Partnership                                    Refinance
  199                                         Woodside Executive Partnership, LLC                                         Refinance
  200                                                Novogroder/Summit, LLC                                              Acquisition
  201                                                1601 Pearl Street, LLC                                               Refinance
------------------------------------------------------------------------------------------------------------------------------------
  202                                             DGSC Shops D Investors, LLC                                             Refinance
  203                                                  4510 Eastern, LLC                                                  Refinance
  204                                                 Florida City, L.L.C.                                                Refinance
  205                                                 5301 Longley F, LLC                                                 Refinance
  206                                                110 Huffaker Lane, LLC                                               Refinance

CONTROL                  CASH         GROUND         GROUND LEASE              ANNUAL GROUND           B NOTE
NUMBER    LOCKBOX     MANAGEMENT     LEASE Y/N      EXPIRATION DATE          LEASE PAYMENT ($)       BALANCE ($)
-------------------------------------------------------------------------------------------------------------------

   1       Hard       In Place
 1.01                                   No
 1.02                                   Yes           10/31/2024                       22,823
 1.03                                   No
 1.04                                   Yes            5/31/1998                      245,000
-------------------------------------------------------------------------------------------------------------------
 1.05                                   No
 1.06                                   No
 1.07                                   No
 1.08                                   No
 1.09                                   Yes      10/31/2024, 9/9/2026                  52,836
-------------------------------------------------------------------------------------------------------------------
 1.10                                   Yes            6/12/2022                       37,500
 1.11                                   No
 1.12                                   No
 1.13                                   Yes            9/30/2032                       66,767
 1.14                                   No
-------------------------------------------------------------------------------------------------------------------
 1.15                                   Yes           12/30/2029                      168,185
 1.16                                   No
   2       Hard       In Place          No
   3       Hard       Springing         Yes           10/25/2082                    1,900,000
   4       HARD       SPRINGING
-------------------------------------------------------------------------------------------------------------------
 4.01                                   No
 4.02                                   No
 4.03                                   No
 4.04                                   No
 4.05                                   No
-------------------------------------------------------------------------------------------------------------------
 4.06                                   No
   5       Hard       Springing         No
   6       Hard       In Place          No
   7       Hard       Springing         Yes            4/28/2019                      728,222
   8       HARD       IN PLACE
-------------------------------------------------------------------------------------------------------------------
 8.01                                   No
 8.02                                   No
 8.03                                   No
 8.04                                   No
 8.05                                   No
-------------------------------------------------------------------------------------------------------------------
 8.06                                   No
 8.07                                   No
 8.08                                   No
 8.09                                   No
 8.10                                   No
-------------------------------------------------------------------------------------------------------------------
 8.11                                   No
 8.12                                   No
 8.13                                   No
 8.14                                   No
 8.15                                   No
-------------------------------------------------------------------------------------------------------------------
 8.16                                   No
 8.17                                   No
 8.18                                   No
 8.19                                   No
 8.20                                   No
-------------------------------------------------------------------------------------------------------------------
 8.21                                   No
 8.22                                   No
 8.23                                   No
 8.24                                   No
 8.25                                   No
-------------------------------------------------------------------------------------------------------------------
 8.26                                   No
 8.27                                   No
 8.28                                   No
 8.29                                   No
 8.30                                   No
-------------------------------------------------------------------------------------------------------------------
 8.31                                   No
 8.32                                   No
 8.33                                   No
 8.34                                   No
 8.35                                   No
-------------------------------------------------------------------------------------------------------------------
   9       Hard       Springing         No                                                              35,000,000
  10       Soft       Springing         Yes           11/26/2085                            1
  11       Hard       In Place          No
  12       Hard       In Place          Yes           12/31/2080                      399,426
  13       Hard       Springing         No
-------------------------------------------------------------------------------------------------------------------
  14       Hard       Springing         No                                                              10,000,000
  15       Hard       In Place          No
  16       Hard       In Place          No
  17       Hard       In Place          No
  18       Hard       Springing         No
-------------------------------------------------------------------------------------------------------------------
  19       HARD       SPRINGING                                                                          6,500,000
 19.01                                  No
 19.02                                  No
  20       HARD       IN PLACE
 20.01                                  No
-------------------------------------------------------------------------------------------------------------------
 20.02                                  No
 20.03                                  No
 20.04                                  No
 20.05                                  No
 20.06                                  No
-------------------------------------------------------------------------------------------------------------------
 20.07                                  No
 20.08                                  No
 20.09                                  No
 20.10                                  No
 20.11                                  No
-------------------------------------------------------------------------------------------------------------------
  21       Hard       In Place          Yes            5/31/2046                      116,850
  22       Hard       Springing         No
  23       Hard       Springing         No                                                              15,000,000
  24       Hard       Springing         Yes            9/30/2029                      184,000
  25       Soft       Springing         Yes            3/1/2058                       700,000            7,900,000
-------------------------------------------------------------------------------------------------------------------
  26       Hard       In Place          No
  27       Hard       In Place          No
  28       Hard       Springing         No
  29       Hard       Springing         No
  30       Hard       Springing         No
-------------------------------------------------------------------------------------------------------------------
  31       Hard       Springing         No
  32       Hard       In Place          No
  33       Hard       Springing         No                                                              10,350,000
  34       Hard       Springing         No
  35       Hard       Springing         No                                                               8,810,573
-------------------------------------------------------------------------------------------------------------------
  36       HARD       SPRINGING                                                                          6,189,427
 36.01                                  No
 36.02                                  No
  37       HARD       SPRINGING
 37.01                                  No
-------------------------------------------------------------------------------------------------------------------
 37.02                                  No
 37.03                                  No
 37.04                                  No
 37.05                                  No
 37.06                                  No
-------------------------------------------------------------------------------------------------------------------
  38       Hard       In Place          No
  39       HARD       SPRINGING
 39.01                                  No
 39.02                                  No
 39.03                                  Yes
-------------------------------------------------------------------------------------------------------------------
 39.04                                  No
 39.05                                  No
 39.06                                  No
 39.07                                  No
 39.08                                  No
-------------------------------------------------------------------------------------------------------------------
 39.09                                  Yes
 39.10                                  No
 39.11                                  Yes
  40       Hard       Springing         No
  41        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  42       SOFT       IN PLACE
 42.01                                  No
 42.02                                  No
 42.03                                  No
 42.04                                  No
-------------------------------------------------------------------------------------------------------------------
 42.05                                  No
  43       Hard       Springing         No
  44       Soft       In Place          No                                                               5,000,000
  45       Hard       Springing         Yes           11/30/2051                      115,000
  46       HARD       SPRINGING
-------------------------------------------------------------------------------------------------------------------
 46.01                                  No
 46.02                                  No
  47       Hard       Springing         No
  48       Hard       In Place          No
  49        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  50       Hard       Springing         No                                                              10,000,000
  51       HARD       SPRINGING
 51.01                                  No
 51.02                                  No
 51.03                                  No
-------------------------------------------------------------------------------------------------------------------
 51.04                                  No
 51.05                                  No
 51.06                                  No
  52       Hard       Springing         No
  53       Hard       Springing         No                                                               1,510,000
-------------------------------------------------------------------------------------------------------------------
  54       Hard       Springing         No
  55       Hard       Springing         No
  56       Hard       In Place          No
  57       Hard       Springing         No
  58        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  59        No           NAP            No
  60       HARD       SPRINGING
 60.01                                  No
 60.02                                  No
 60.03                                  No
-------------------------------------------------------------------------------------------------------------------
 60.04                                  No
  61       Soft       Springing         Yes            6/4/2051                8% of revenues
  62        No           NAP            No
  63       Hard       Springing         No
  64        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  65        No           NAP            No
  66       Hard       Springing         No
  67       Hard       Springing         No
  68       Hard       Springing         No
  69        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  70        No           NAP            No
  71        No           NAP            No
  72       Soft       In Place          No
  73        No           NAP            No
  74       Soft       Springing         No
-------------------------------------------------------------------------------------------------------------------
  75        No           NAP            No
  76        No           NAP            No
  77       Hard       Springing         No
  78       Soft       Springing         No
  79        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  80        No           NAP            No
  81       Hard       Springing         No
  82        No           NAP            Yes            3/31/2033                      158,218
  83        No           NAP            No
  84       SOFT       SPRINGING
-------------------------------------------------------------------------------------------------------------------
 84.01                                  No
 84.02                                  No
 84.03                                  No
 84.04                                  No
  85        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  86       Soft       Springing         No
  87       Hard       Springing         No
  88       Hard       Springing         No
  89       SOFT       SPRINGING
 89.01                                  No
-------------------------------------------------------------------------------------------------------------------
 89.02                                  No
 89.03                                  No
 89.04                                  No
 89.05                                  No
 89.06                                  No
-------------------------------------------------------------------------------------------------------------------
 89.07                                  No
 89.08                                  No
 89.09                                  No
 89.10                                  No
 89.11                                  No
-------------------------------------------------------------------------------------------------------------------
 89.12                                  No
 89.13                                  No
 89.14                                  No
 89.15                                  No
 89.16                                  No
-------------------------------------------------------------------------------------------------------------------
 89.17                                  No
 89.18                                  No
 89.19                                  No
 89.20                                  No
 89.21                                  No
-------------------------------------------------------------------------------------------------------------------
 89.22                                  No
 89.23                                  No
 89.24                                  No
 89.25                                  No
 89.26                                  No
-------------------------------------------------------------------------------------------------------------------
 89.27                                  No
 89.28                                  No
 89.29                                  No
 89.30                                  No
 89.31                                  No
-------------------------------------------------------------------------------------------------------------------
 89.32                                  No
 89.33                                  No
 89.34                                  No
 89.35                                  No
 89.36                                  No
-------------------------------------------------------------------------------------------------------------------
 89.37                                  No
 89.38                                  No
 89.39                                  No
 89.40                                  No
 89.41                                  No
-------------------------------------------------------------------------------------------------------------------
 89.42                                  No
 89.43                                  No
 89.44                                  No
 89.45                                  No
 89.46                                  No
-------------------------------------------------------------------------------------------------------------------
 89.47                                  No
 89.48                                  No
  90        No           NAP            No
  91        No           NAP            No
  92        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  93        No           NAP            No
  94        No           NAP            No
  95        No           NAP            No
  96        NO           NAP
 96.01                                  No
-------------------------------------------------------------------------------------------------------------------
 96.02                                  No
 96.03                                  No
 96.04                                  No
  97        No           NAP            No
  98        No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  99        No           NAP            No
  100       No           NAP            No
  101       No           NAP            No
  102      Soft       Springing         No
  103       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  104       NO           NAP
104.01                                  No
104.02                                  No
  105      Soft       Springing         No
  106       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  107      Hard       Springing         No
  108       No           NAP            Yes           11/30/2009                      350,000
  109       No           NAP            No
  110       No           NAP            No
  111       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  112       No           NAP            No
  113       No           NAP            No
  114      Hard       Springing         No                                                                 840,000
  115      Hard       Springing         No
  116      Hard       Springing         No
-------------------------------------------------------------------------------------------------------------------
  117       No           NAP            No                                                               3,000,000
  118       No           NAP            No
  119      Hard       Springing         No
  120      Hard       Springing         No
  121       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  122       No           NAP            No
  123       No           NAP            No
  124      Hard       Springing         No
  125       No           NAP            No
  126       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  127       No           NAP            No
  128       No           NAP            No
  129       NO           NAP
129.01                                  No
129.02                                  No
-------------------------------------------------------------------------------------------------------------------
  130       No           NAP            No
  131       No           NAP            No
  132       No           NAP            No
  133       No           NAP            No
  134       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  135       No           NAP            No
  136       No           NAP            No
  137       No           NAP            No
  138      Hard       In Place          No
  139      Hard       Springing         No
-------------------------------------------------------------------------------------------------------------------
  140      Soft       Springing         No
  141      Soft       Springing         No
  142       No           NAP            No
  143       No           NAP            No
  144      Hard       Springing         No
-------------------------------------------------------------------------------------------------------------------
  145       No           NAP            No
  146      Hard       Springing         No
  147      Hard       In Place          No
  148       No           NAP            No
  149       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  150       No           NAP            No
  151       No           NAP            Yes            7/8/2092                       300,000
  152       No           NAP            No
  153       No           NAP            No
  154       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  155       No           NAP            No                                                                 455,000
  156       No           NAP            No
  157       NO           NAP                                                                               402,500
157.01                                  No
157.02                                  No
-------------------------------------------------------------------------------------------------------------------
157.03                                  No
  158       No           NAP            No
  159      Soft       Springing         No
  160       No           NAP            No
  161       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  162      Hard       Springing         No
  163       No           NAP            No
  164       No           NAP            No
  165       No           NAP            No
  166      Soft       Springing         No
-------------------------------------------------------------------------------------------------------------------
  167       No           NAP            No
  168       No           NAP            No
  169      Hard       Springing         No
  170       No           NAP            No
  171       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  172       No           NAP            No
  173      Soft       Springing         No
  174       No           NAP            No                                                                 300,000
  175       No           NAP            No
  176       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  177      Hard       Springing         No
  178       No           NAP            No
  179       No           NAP            No
  180       No           NAP            No
  181       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  182       No           NAP            No
  183       No           NAP            No
  184       No           NAP            No
  185      Soft       Springing         No
  186       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  187       No           NAP            No
  188       No           NAP            No
  189       No           NAP            No
  190       No           NAP            No
  191       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  192      Soft       Springing         No
  193      Hard       Springing         No
  194       No           NAP            No
  195       No           NAP            No
  196       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  197       No           NAP            No
  198       No           NAP            No
  199       No           NAP            No
  200       No           NAP            No
  201       No           NAP            No
-------------------------------------------------------------------------------------------------------------------
  202       No           NAP            No
  203       No           NAP            No
  204       No           NAP            No
  205       No           NAP            No
  206       No           NAP            No

CONTROL      MEZZANINE       TERRORISM INSURANCE                     EARNOUT       P&I AFTER
NUMBER    DEBT BALANCE($)         REQUIRED         EARNOUT (Y/N)    AMOUNT ($)      EARNOUT
---------------------------------------------------------------------------------------------

   1                                                   No
 1.01                             Yes
 1.02                             Yes
 1.03                             Yes
 1.04                             Yes
---------------------------------------------------------------------------------------------
 1.05                             Yes
 1.06                             Yes
 1.07                             Yes
 1.08                             Yes
 1.09                             Yes
---------------------------------------------------------------------------------------------
 1.10                             Yes
 1.11                             Yes
 1.12                             Yes
 1.13                             Yes
 1.14                             Yes
---------------------------------------------------------------------------------------------
 1.15                             Yes
 1.16                             Yes
   2                              Yes                  No
   3                              Yes                  No
   4                                                   NO
---------------------------------------------------------------------------------------------
 4.01                             Yes
 4.02                             Yes
 4.03                             Yes
 4.04                             Yes
 4.05                             Yes
---------------------------------------------------------------------------------------------
 4.06                             Yes
   5                              Yes                  No
   6                              Yes                  No
   7                              Yes                  No
   8                                                   NO
---------------------------------------------------------------------------------------------
 8.01                             Yes
 8.02                             Yes
 8.03                             Yes
 8.04                             Yes
 8.05                             Yes
---------------------------------------------------------------------------------------------
 8.06                             Yes
 8.07                             Yes
 8.08                             Yes
 8.09                             Yes
 8.10                             Yes
---------------------------------------------------------------------------------------------
 8.11                             Yes
 8.12                             Yes
 8.13                             Yes
 8.14                             Yes
 8.15                             Yes
---------------------------------------------------------------------------------------------
 8.16                             Yes
 8.17                             Yes
 8.18                             Yes
 8.19                             Yes
 8.20                             Yes
---------------------------------------------------------------------------------------------
 8.21                             Yes
 8.22                             Yes
 8.23                             Yes
 8.24                             Yes
 8.25                             Yes
---------------------------------------------------------------------------------------------
 8.26                             Yes
 8.27                             Yes
 8.28                             Yes
 8.29                             Yes
 8.30                             Yes
---------------------------------------------------------------------------------------------
 8.31                             Yes
 8.32                             Yes
 8.33                             Yes
 8.34                             Yes
 8.35                             Yes
---------------------------------------------------------------------------------------------
   9                              Yes                  No
  10                              Yes                  No
  11           22,250,000         Yes                  No
  12          723,806,033         Yes                  No
  13                              Yes                  Yes           22,500,000    553,193.75
---------------------------------------------------------------------------------------------
  14                              Yes                  No
  15                              Yes                  No
  16                              Yes                  No
  17                              Yes                  No
  18                              Yes                  No
---------------------------------------------------------------------------------------------
  19                                                   NO
 19.01                            Yes
 19.02                            Yes
  20           12,565,000                              NO
 20.01                            Yes
---------------------------------------------------------------------------------------------
 20.02                            Yes
 20.03                            Yes
 20.04                            Yes
 20.05                            Yes
 20.06                            Yes
---------------------------------------------------------------------------------------------
 20.07                            Yes
 20.08                            Yes
 20.09                            Yes
 20.10                            Yes
 20.11                            Yes
---------------------------------------------------------------------------------------------
  21                              Yes                  No
  22                              Yes                  No
  23                              Yes                  No
  24                              Yes                  No
  25                              Yes                  No
---------------------------------------------------------------------------------------------
  26                              Yes                  No
  27                              Yes                  No
  28                              Yes                  No
  29                              Yes                  No
  30                              Yes                  No
---------------------------------------------------------------------------------------------
  31                              Yes                  No
  32                              Yes                  No
  33                              Yes                  No
  34                              Yes                  No
  35                              Yes                  No
---------------------------------------------------------------------------------------------
  36                                                   NO
 36.01                            Yes
 36.02                            Yes
  37                                                   NO
 37.01                            Yes
---------------------------------------------------------------------------------------------
 37.02                            Yes
 37.03                            Yes
 37.04                            Yes
 37.05                            Yes
 37.06                            Yes
---------------------------------------------------------------------------------------------
  38                              Yes                  No
  39                                                   NO
 39.01                            Yes
 39.02                            Yes
 39.03                            Yes
---------------------------------------------------------------------------------------------
 39.04                            Yes
 39.05                            Yes
 39.06                            Yes
 39.07                            Yes
 39.08                            Yes
---------------------------------------------------------------------------------------------
 39.09                            Yes
 39.10                            Yes
 39.11                            Yes
  40                              Yes                  No
  41                              Yes                  No
---------------------------------------------------------------------------------------------
  42                                                   NO
 42.01                            Yes
 42.02                            Yes
 42.03                            Yes
 42.04                            Yes
---------------------------------------------------------------------------------------------
 42.05                            Yes
  43                              Yes                  No
  44            3,800,000         Yes                  No
  45                              Yes                  No
  46           17,805,000                              NO
---------------------------------------------------------------------------------------------
 46.01                            Yes
 46.02                            Yes
  47                              Yes                  No
  48                              Yes                  No
  49                              Yes                  No
---------------------------------------------------------------------------------------------
  50                              Yes                  No
  51                                                   NO
 51.01                            Yes
 51.02                            Yes
 51.03                            Yes
---------------------------------------------------------------------------------------------
 51.04                            Yes
 51.05                            Yes
 51.06                            Yes
  52                              Yes                  No
  53            3,900,000         Yes                  No
---------------------------------------------------------------------------------------------
  54           17,805,000         Yes                  No
  55                              Yes                  No
  56            3,350,000         Yes                  No
  57                              Yes                  No
  58                              Yes                  Yes            5,400,000    149,588.58
---------------------------------------------------------------------------------------------
  59                              Yes                  No
  60           17,805,000                              NO
 60.01                            Yes
 60.02                            Yes
 60.03                            Yes
---------------------------------------------------------------------------------------------
 60.04                            Yes
  61                              Yes                  No
  62                              Yes                  No
  63                              Yes                  No
  64                              Yes                  No
---------------------------------------------------------------------------------------------
  65                              Yes                  No
  66                              Yes                  No
  67                              Yes                  No
  68                              Yes                  No
  69                              Yes                  No
---------------------------------------------------------------------------------------------
  70                              Yes                  No
  71                              Yes                  No
  72           11,000,000         Yes                  No
  73                              Yes                  No
  74                              Yes                  No
---------------------------------------------------------------------------------------------
  75                              Yes                  No
  76                              Yes                  No
  77                              Yes                  No
  78                              Yes                  No
  79                              Yes                  No
---------------------------------------------------------------------------------------------
  80                              Yes                  No
  81                              Yes                  No
  82                              Yes                  No
  83                              Yes                  No
  84                                                   NO
---------------------------------------------------------------------------------------------
 84.01                            Yes
 84.02                            Yes
 84.03                            Yes
 84.04                            Yes
  85                              Yes                  No
---------------------------------------------------------------------------------------------
  86                              Yes                  No
  87                              Yes                  No
  88                              Yes                  No
  89                                                   NO
 89.01                            Yes
---------------------------------------------------------------------------------------------
 89.02                            Yes
 89.03                            Yes
 89.04                            Yes
 89.05                            Yes
 89.06                            Yes
---------------------------------------------------------------------------------------------
 89.07                            Yes
 89.08                            Yes
 89.09                            Yes
 89.10                            Yes
 89.11                            Yes
---------------------------------------------------------------------------------------------
 89.12                            Yes
 89.13                            Yes
 89.14                            Yes
 89.15                            Yes
 89.16                            Yes
---------------------------------------------------------------------------------------------
 89.17                            Yes
 89.18                            Yes
 89.19                            Yes
 89.20                            Yes
 89.21                            Yes
---------------------------------------------------------------------------------------------
 89.22                            Yes
 89.23                            Yes
 89.24                            Yes
 89.25                            Yes
 89.26                            Yes
---------------------------------------------------------------------------------------------
 89.27                            Yes
 89.28                            Yes
 89.29                            Yes
 89.30                            Yes
 89.31                            Yes
---------------------------------------------------------------------------------------------
 89.32                            Yes
 89.33                            Yes
 89.34                            Yes
 89.35                            Yes
 89.36                            Yes
---------------------------------------------------------------------------------------------
 89.37                            Yes
 89.38                            Yes
 89.39                            Yes
 89.40                            Yes
 89.41                            Yes
---------------------------------------------------------------------------------------------
 89.42                            Yes
 89.43                            Yes
 89.44                            Yes
 89.45                            Yes
 89.46                            Yes
---------------------------------------------------------------------------------------------
 89.47                            Yes
 89.48                            Yes
  90                              Yes                  No
  91                              Yes                  No
  92                              Yes                  No
---------------------------------------------------------------------------------------------
  93                              Yes                  No
  94                              Yes                  No
  95                              Yes                  No
  96                                                   NO
 96.01                            Yes
---------------------------------------------------------------------------------------------
 96.02                            Yes
 96.03                            Yes
 96.04                            Yes
  97                              Yes                  No
  98                              Yes                  No
---------------------------------------------------------------------------------------------
  99                              Yes                  No
  100                             Yes                  No
  101                             Yes                  No
  102                             Yes                  No
  103                             Yes                  Yes            1,210,000     65,028.93
---------------------------------------------------------------------------------------------
  104                                                  NO
104.01                            Yes
104.02                            Yes
  105                             Yes                  No
  106                             Yes                  No
---------------------------------------------------------------------------------------------
  107                             Yes                  No
  108                             Yes                  No
  109           2,601,240         Yes                  No
  110                             Yes                  No
  111                             Yes                  No
---------------------------------------------------------------------------------------------
  112                             Yes                  No
  113                             Yes                  No
  114           1,490,000         Yes                  No
  115                             Yes                  No
  116                             Yes                  No
---------------------------------------------------------------------------------------------
  117                             Yes                  No
  118                             Yes                  No
  119           1,230,000         Yes                  No
  120                             Yes                  No
  121                             Yes                  No
---------------------------------------------------------------------------------------------
  122                             Yes                  No
  123                             Yes                  No
  124                             Yes                  No
  125                             Yes                  No
  126                             Yes                  No
---------------------------------------------------------------------------------------------
  127                             Yes                  No
  128                             Yes                  No
  129                                                  NO
129.01                            Yes
129.02                            Yes
---------------------------------------------------------------------------------------------
  130                             Yes                  No
  131                             Yes                  No
  132                             Yes                  No
  133                             Yes                  No
  134                             Yes                  No
---------------------------------------------------------------------------------------------
  135                             Yes                  No
  136                             Yes                  No
  137                             Yes                  Yes              700,000     41,072.71
  138                             Yes                  No
  139                             Yes                  No
---------------------------------------------------------------------------------------------
  140                             Yes                  No
  141                             Yes                  No
  142                             Yes                  No
  143                             Yes                  No
  144                             Yes                  No
---------------------------------------------------------------------------------------------
  145                             Yes                  No
  146                             Yes                  No
  147           1,343,824         Yes                  No
  148                             Yes                  No
  149                             Yes                  No
---------------------------------------------------------------------------------------------
  150                             Yes                  No
  151                             Yes                  No
  152                             Yes                  No
  153                             Yes                  No
  154                             Yes                  No
---------------------------------------------------------------------------------------------
  155                             Yes                  No
  156                             Yes                  No
  157                                                  NO
157.01                            Yes
157.02                            Yes
---------------------------------------------------------------------------------------------
157.03                            Yes
  158                             Yes                  No
  159                             Yes                  No
  160                             Yes                  No
  161                             Yes                  No
---------------------------------------------------------------------------------------------
  162                             Yes                  No
  163                             Yes                  No
  164                             Yes                  No
  165                             Yes                  No
  166                             Yes                  No
---------------------------------------------------------------------------------------------
  167                             Yes                  No
  168                             Yes                  No
  169                             Yes                  No
  170                             Yes                  No
  171                             Yes                  No
---------------------------------------------------------------------------------------------
  172                             Yes                  No
  173                             Yes                  No
  174                             Yes                  No
  175                             Yes                  No
  176                             Yes                  No
---------------------------------------------------------------------------------------------
  177                             Yes                  No
  178                             Yes                  No
  179                             Yes                  No
  180                             Yes                  No
  181                             Yes                  No
---------------------------------------------------------------------------------------------
  182                             Yes                  No
  183                             Yes                  Yes            1,000,000     18,288.17
  184                             Yes                  No
  185                             Yes                  No
  186                             Yes                  No
---------------------------------------------------------------------------------------------
  187                             Yes                  No
  188                             Yes                  No
  189                             Yes                  No
  190                             Yes                  No
  191                             Yes                  No
---------------------------------------------------------------------------------------------
  192                             Yes                  No
  193                             Yes                  No
  194                             Yes                  No
  195                             Yes                  No
  196                             Yes                  No
---------------------------------------------------------------------------------------------
  197                             Yes                  No
  198                             Yes                  No
  199                             Yes                  No
  200                             Yes                  No
  201                             Yes                  No
---------------------------------------------------------------------------------------------
  202                             Yes                  No
  203                             Yes                  No
  204                             Yes                  No
  205                             Yes                  No
  206                             Yes                  No

1     The Open Period is inclusive of the Maturity Date.

2     Loan documents provide for defeasance of the mortgage loan at times during the yield maintenance period (subject to standard REMIC lockout and procedural guidelines).

3     Base Rental Revenue based on the average ground rent payments from years
      11-20. The current DSCR based on the current rent payment of $9,000,000 per annum is 0.86x.

4     Borrowing entity utilizes a tenant-in-common structure. For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any

5     subordinate mortgage loan in that split loan structure.

6     The property has commercial tenants in occupancy, with the rent counting towards the NCF of the property.

7     The Cut-Off Date LTV was calculated using the March 2009 expected
      "as-stabilized" value of $202,000,000. The Cut-Off Date LTV based on the
      "as-is" value of $175 million and $30.543 million of reserves is 74.0%.

8     The Cut-Off Date LTV and DSCR figures for these loans are net of the earnout amount. The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value as applicable.

9     The Cut-Off Date LTV was calculated using the May 2009 expected
      "as-stabilized" value of $152,000,000. The Cut-Off Date LTV based on the
      "as-is" value of $137 million is 94.5%. Interest rate equals 5.405% from closing through July 5, 2009; 5.770% through July 5, 2010; 5.960% through
      July 5, 2012; 6.240% through July 5, 2013; 6.910% thereafter. Debt Service shown and DSCR calculations are based on the first 12 months of debt service

10    following the cut-off date calculated using an interest rate of 5.405%.
      The debt service covreage ratio based on the highest interest rate payable under the mortgage loan is 0.92x. For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for Franklin
      Mills includes the cut-off date principal balance of the pari passu mortgage loan in the

11    trust plus the cut-off date principal balance of the pari passu mortgage that is not in the trust.

12    Amortization is based on a custom amortization schedule. Debt Service shown and DSCR calculations are based on the first 12 months of debt service following the cut-off date.

13    The mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially defeased in the amount of $4,320,000, which partial defeasance
      (and corresponding partial release) may 13 occur prior to the otherwise applicable lockout period.

14    Meritage Mortgage Company was acquired by NetBank in 2004 and NetBank is the guarantor of the lease. Meritage has ceased operations and their space is dark. They have continued to pay the rent and are actively trying to sublet the space.

15    Amortization is based on a custom amortization schedule. Debt Service shown and DSCR calculations are based on the first 12 months of debt service following the interest-only period.

16    The Scheduled Maturity Date LTV is calculated utilizing the stabilized appraised value.

17    Home Depot leases 100.0% of the property through May 2008 and currently occupies 87.8% of the property. Home Depot has renewed their lease on
      99,706 sf of space through May 2015. GCFP underwrote the property based on the May 2008 rent roll. The mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially prepaid in the amount of not less than
      115% of the allocated loan amount for the release parcel, which

18    partial prepayment (and corresponding partial release) may occur prior to the otherwise applicable lockout period.

19    The DSCRs and LTV were calculated based on the total crossed balance.

20    $30,000,000 of the loan balance is interest-only and the remaining
      $2,000,000 amortizes on a 360-month schedule.

21    Parke-Davis & Company, a subsidiary of Pfizer - Warner Lambert leases
      70,493 sf, expiring December 31, 2009 and is currently dark. A full cash flow sweep is currently in place. Republic Mortgage Insurance Company has a signed lease, but they will not start paying rent until June 2008. A cash reserve of $2.9 million and a $2.5 million letter of credit were established at the closing of the mortgage loan as additional security and to pay the monthly debt service until June 2008 when RMIC's lease is expected to commence. Monthly payments in the amount of $166,000 will be withdrawn from cash reserve to pay the monthly debt service on the mortgage loan until June 2008, and those payments were

22    counted in the net cash flow from the related mortgaged property upon which the DSCR was calculated.

23    If the borrower makes the monthly payment through the Automated Clearing
      House Network, lender shall provide borrower with two days prior written notice prior to assessing any late fee.

24    The Cut-Off Date LTV was calculated using the July 28, 2007 expected
      "as-stabilized" value of $19,500,000. The Cut-Off Date LTV based on the
      "as-is" value of $17.6 million is 85.2%. If the borrower makes the monthly payment through the Automated Clearing House Network, 24 hours notice is required for non-receipt of payment, upon which the borrower will have until the 9th day of the month before a Grace Period - Default occurs.
      Lender is

25    required to give notice up to two times within a 12 month period, after the second notice, lender is no longer obligated to provide notice of a late payment.

Annex C-2

                CERTAIN CHARACTERISTICS OF THE MULTIFAMILY LOANS

---------------------------------------------------------------------------------------------------------------------
CONTROL                  LOAN
NUMBER    FOOTNOTES     NUMBER            PROPERTY NAME                  PRIMARY ADDRESS            OTHER ADDRESSES
---------------------------------------------------------------------------------------------------------------------

   10         6       06-1086      Harbor Point Apartments        24 Oyster Bay Road
   15         9       09-0002627   Lynnewood Gardens              2047 Mathers Way
   44       5, 18     07-0044      Lakeside at White Oak          10 Lakeside Way
   72                 06-1420      Fountains at Fair Oaks         4800 Sunset Terrace
   75                 09-0002625   Avalon Peaks                   2000 Kiftsgate Lane
---------------------------------------------------------------------------------------------------------------------
   76                 09-0002612   Harbor Club Apartments         26 Cheswold Boulevard
   78                 06-1421      Renaissance Park               3000 Lillard Drive
   86                 06-1422                                     1600 Canyon Terrace Lane
   92                 09-0002592   Keystone Apartments            1369 Hyde Street
   95                 09-0002613   Rocca Apartments               3280 Northside Parkway
---------------------------------------------------------------------------------------------------------------------
  106                 07-0006      Ashley Place Apartments        1930 Ashley Way
  121                 09-0002582   Summerhill Place Apartments    6801 West Ocotillo Road
  140                 07-0205      Cobblestone Creek Apartments   1010 Madden Lane
  141                 07-0008      Casa Linda Apartments          8210 S. Broadway Avenue
  158                 06-1282      Villas of La Costa             1016 Camino La Costa
---------------------------------------------------------------------------------------------------------------------
  166         4       07-0134      Variel Apartments              8305, 8315, 8325 Variel Avenue
  170         6       09-0002558   Laurel Theater Apartments      1500 Laurel Street               1275 White Oak Way
  185                 07-0009      Manor House West Apartments    9212 Burke Street
  187                 07-0109      Chateau du Val                 3748 West 9th Street
  192         4       07-0010      Morocco Apartments             16275 Woodruff Avenue

-------------------------------------------------------------------------------------------------------------------------
CONTROL                                                                  # OF       PROPERTY     PROPERTY     CURRENT
 NUMBER       CITY           COUNTY           STATE        ZIP CODE   PROPERTIES      TYPE       SUB TYPE     BALANCE
-------------------------------------------------------------------------------------------------------------------------

   10     Boston          Suffolk         Massachusetts      02125         1       Multifamily   Mid-Rise   $164,000,000
   15     Elkins Park     Montgomery      Pennsylvania       19027         1       Multifamily   Garden     $129,500,000
   44     Newnan          Coweta          Georgia            30265         1       Multifamily   Garden      $43,200,000
   72     Fair Oaks       Sacramento      California         95628         1       Multifamily   Garden      $19,200,000
   75     Apex            Wake            North Carolina     27539         1       Multifamily   Garden      $18,350,000
-------------------------------------------------------------------------------------------------------------------------
   76     Newark          New Castle      Delaware           19713         1       Multifamily   Garden      $18,000,000
   78     Davis           Yolo            California         95618         1       Multifamily   Garden      $18,000,000
   86     Folsom          Sacramento      California         95630         1       Multifamily   Garden      $16,000,000
   92     San Francisco   San Francisco   California         94109         1       Multifamily   Mid-Rise    $15,000,000
   95     Atlanta         Fulton          Georgia            30327         1       Multifamily   Mid-Rise    $14,500,000
-------------------------------------------------------------------------------------------------------------------------
  106     Westfield       Hamilton        Indiana            46074         1       Multifamily   Garden      $12,000,000
  121     Glendale        Maricopa        Arizona            85303         1       Multifamily   Garden      $10,000,000
  140     Roseville       Placer          California         95661         1       Multifamily   Garden       $7,500,000
  141     Whittier        Los Angeles     California         90606         1       Multifamily   Garden       $7,400,000
  158     Austin          Travis          Texas              78752         1       Multifamily   Garden       $6,250,000
-------------------------------------------------------------------------------------------------------------------------
  166     Canoga Park     Los Angeles     California         91304         1       Multifamily   Garden       $5,650,000
  170     San Carlos      San Mateo       California         94070         1       Multifamily   Garden       $5,350,000
  185     Pico Rivera     Los Angeles     California         90660         1       Multifamily   Mid-Rise     $4,000,000
  187     Los Angeles     Los Angeles     California         90019         1       Multifamily   Mid-Rise     $3,900,000
  192     Bellflower      Los Angeles     California         90706         1       Multifamily   Mid-Rise     $3,600,000

----------------------------------------------------------------------------------------------------------------------
            LOAN PER                                                                   ORIGINAL LOAN   REMAINING LOAN
CONTROL   NET RENTABLE                                    DEBT SERVICE       LOAN-         TERM             TERM
 NUMBER     UNIT/PAD     GROSS COUPON    CLOSING DATE   COVERAGE RATIO (X)  TO-VALUE     IN MONTHS       IN MONTHS
----------------------------------------------------------------------------------------------------------------------

   10       127,825.41          6.300%       6/8/2007         1.20              79.6%            120              120
   15        72,024.47          6.068%       6/1/2007         1.10              85.2%            120              119
   44        77,005.35          6.690%       2/7/2007         1.23              75.0%            120              115
   72        71,111.11          5.650%      1/16/2007         1.46              83.4%             66               61
   75        71,679.69          5.750%      5/22/2007         1.32              77.9%            120              119
----------------------------------------------------------------------------------------------------------------------
   76        29,268.29          5.330%       5/9/2007         2.10              55.0%            120              119
   78       102,272.73          5.717%      1/31/2007         1.19              79.9%            120              115
   86        80,000.00          5.717%      1/31/2007         1.23              80.0%            120              115
   92       178,571.43          5.500%      4/27/2007         1.71              51.7%            120              118
   95       181,250.00          5.390%       5/2/2007         1.34              76.3%             60               59
----------------------------------------------------------------------------------------------------------------------
  106        62,500.00          5.860%      2/23/2007         1.20              79.8%            120              116
  121        43,103.45          5.560%      3/29/2007         1.18              75.8%             84               81
  140        81,521.74          5.840%       4/5/2007         1.14              77.2%            120              117
  141        90,243.90          5.909%      3/15/2007         1.14              77.3%            120              117
  158        30,637.25          5.846%      1/30/2007         1.25              71.0%            120              115
----------------------------------------------------------------------------------------------------------------------
  166        78,472.22          5.947%      3/28/2007         1.21              78.7%            120              117
  170       127,380.95          5.690%      2/26/2007         1.13              54.0%            120              116
  185        88,888.89          5.909%      3/15/2007         1.18              76.6%            120              117
  187        97,500.00          6.123%      3/29/2007         1.41              79.6%            120              117
  192       105,882.35          5.909%      3/15/2007         1.20              80.0%            120              117

-----------------------------------------------------------------------------------------------------------------------------
              ORIGINAL          REMAINING
CONTROL     AMORTIZATION       AMORTIZATION      OPEN    NUMBER OF    # OF          STUDIO         # OF         1 BEDROOM
 NUMBER   PERIOD IN MONTHS   PERIOD IN MONTHS   PERIOD     UNITS     STUDIOS   AVERAGE RENT ($)  1 BEDROOM   AVERAGE RENT ($)
-----------------------------------------------------------------------------------------------------------------------------

   10                  480                480        4       1,283        --                --         366             1,186
   15                   --                 --        5       1,798        --                --         904               728
   44                  360                360        4         561        --                --         142               690
   72                   --                 --        7         270        --                --         167               741
   75                   --                 --        4         256        --                --         124               795
-----------------------------------------------------------------------------------------------------------------------------
   76                   --                 --        4         615        16               605         241               719
   78                   --                 --        4         176        --                --          90               895
   86                   --                 --        4         200        --                --          62               795
   92                   --                 --        4          84        17               862          25             2,750
   95                   --                 --        4          80        --                --          19             1,338
-----------------------------------------------------------------------------------------------------------------------------
  106                   --                 --        4         192        --                --          64               680
  121                   --                 --        4         232        --                --          88               570
  140                   --                 --        4          92        --                --          32               765
  141                  360                360        4          82        --                --          49               895
  158                  360                360        5         204        --                --         132               568
-----------------------------------------------------------------------------------------------------------------------------
  166                   --                 --        4          72        --                --          36               900
  170                  360                360        4          42        --                --          30             1,331
  185                  360                360        4          45        --                --           6               895
  187                  360                360        4          40        25               825          15             1,375
  192                  360                360        4          34        --                --          11               895

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     # OF UNITS      GREATER THAN
CONTROL     # OF         2 BEDROOM         # OF         3 BEDROOM       # OF         4 BEDROOM      GREATER THAN      4 BEDROOM
 NUMBER   2 BEDROOM   AVERAGE RENT ($)  3 BEDROOM   AVERAGE RENT ($)  4 BEDROOM   AVERAGE RENT ($)   4 BEDROOMS    AVERAGE RENT ($)
-----------------------------------------------------------------------------------------------------------------------------------

   10           658             1,472         183             1,816          60             2,022             16             1,564
   15           792               871         102             1,331          --                --             --                --
   44           230               799         166             1,064          23             1,300             --                --
   72           103               910          --                --          --                --             --                --
   75           108               944          24             1,261          --                --             --                --
-----------------------------------------------------------------------------------------------------------------------------------
   76           306               789          52               919          --                --             --                --
   78            86             1,160          --                --          --                --             --                --
   86           138               919          --                --          --                --             --                --
   92            40             3,500           2             4,500          --                --             --                --
   95            33             1,753          28             2,697          --                --             --                --
-----------------------------------------------------------------------------------------------------------------------------------
  106           128               859          --                --          --                --             --                --
  121           144               670          --                --          --                --             --                --
  140            60               965          --                --          --                --             --                --
  141            33             1,095          --                --          --                --             --                --
  158            72               740          --                --          --                --             --                --
-----------------------------------------------------------------------------------------------------------------------------------
  166            36             1,175          --                --          --                --             --                --
  170            12             1,899          --                --          --                --             --                --
  185            39             1,075          --                --          --                --             --                --
  187            --                --          --                --          --                --             --                --
  192            23             1,095          --                --          --                --             --                --

-----------------------------------------------------------------------------------------------------------------------------
              # OF UNITS VACANT                                            UTILITIES
CONTROL   BECAUSE OF RENOVATION OR   OCCUPANCY     OCCUPANCY                 PAID
NUMBER     MODEL OR RENTAL OFFICE     FROM RR         DATE                 BY TENANT               ELEVATORS     SECTION 8
-----------------------------------------------------------------------------------------------------------------------------

   10                           11        95.3%    3/21/2007   Electric                               Yes      Yes (50 units)
   15                           --        86.4%    4/30/2007   Electric                               No       No
   44                           --        91.4%   12/31/2006   Electric/Water/Sewer                   No       No
   72                           --        95.6%   10/10/2006   Electric/Cable/Telephone/Internet      No       No
   75                           --        93.8%     5/1/2007   Electric/Water/Sewer                   No       No
-----------------------------------------------------------------------------------------------------------------------------
   76                           --        94.5%    2/28/2007   Electric                               No       No
   78                           --        99.4%     3/1/2007   Electric/Water/Sewer/Hot water         No       No
   86                           --        95.0%    12/1/2006   Electric/Water/Sewer                   No       No
   92                           --        96.4%    1/16/2007   Gas                                    Yes      No
   95                           --        98.7%   12/31/2006   Electric/Water/Sewer                   Yes      No
-----------------------------------------------------------------------------------------------------------------------------
  106                           --        84.9%    4/12/2007   Electric/Water/Sewer                   No       No
  121                    1 (model)        92.2%     3/8/2007   Electric                               No       No
  140                           --        96.7%     5/6/2007   Electric/Water/Sewer                   No       No
  141                           --        95.1%    2/15/2007   Electric/Gas                           No       No
  158                           --        96.1%   11/20/2006   Electric/Water/Sewer                   No       No
-----------------------------------------------------------------------------------------------------------------------------
  166                           --        94.4%     1/8/2007   Electric/Gas/Water/Sewer               No       No
  170                           --        97.7%    1/17/2007   Electric/Gas                           No       No
  185                           --        95.6%   12/10/2006   Electric/Gas/Water/Sewer               No       No
  187                           --       100.0%   11/30/2006   Electric                               No       No
  192                           --        97.1%    1/17/2007   Electric/Gas                           No       No

--------------------------------------------------------------------------
             # SPONSOR OWNED        AVERAGE RENT BY    # OF OWNER OCCUPIED
CONTROL   UNITS THAT ARE RENTED   BEDROOM FOR RENTED   OR VACANT UNITS NOT
NUMBER    OR AVAILABLE FOR RENT      SPONSOR UNITS      AVAILABLE FOR RENT
--------------------------------------------------------------------------

   10
   15
   44
   72
   75
--------------------------------------------------------------------------
   76
   78
   86
   92
   95
--------------------------------------------------------------------------
  106
  121
  140
  141
  158
--------------------------------------------------------------------------
  166
  170
  185
  187
  192

-------------------------------------------------------------------
                                                          TOTAL
          # OF MANUFACTURED   AVERAGE      TOTAL       GROSS INCOME
CONTROL        HOUSING         RENT     GROSS INCOME     OF JUST
NUMBER          PADS          PER PAD     OF PARK      MH PAD SITES
-------------------------------------------------------------------

   10
   15
   44
   72
   75
-------------------------------------------------------------------
   76
   78
   86
   92
   95
-------------------------------------------------------------------
  106
  121
  140
  141
  158
-------------------------------------------------------------------
  166
  170
  185
  187
  192

---------------------------------------------------------------
             TOTAL                  TOTAL
          GROSS INCOME          GROSS INCOME           MORTGAGE
CONTROL     FROM ALL             FOR RETAIL              LOAN
NUMBER    SOURCES ($)    AND COMMERCIAL USES ONLY ($)   SELLER
---------------------------------------------------------------

   10       22,117,482                       538,841     GCFP
   15                                             --     GSMC
   44                                             --     GCFP
   72                                             --     GCFP
   75                                             --     GSMC
---------------------------------------------------------------
   76                                             --     GSMC
   78                                             --     GCFP
   86                                             --     GCFP
   92                                             --     GSMC
   95                                             --     GSMC
---------------------------------------------------------------
  106                                             --     GCFP
  121                                             --     GSMC
  140                                             --     GCFP
  141                                             --     GCFP
  158                                             --     GCFP
---------------------------------------------------------------
  166                                             --     GCFP
  170          823,056                        70,440     GSMC
  185                                             --     GCFP
  187                                             --     GCFP
  192                                             --     GCFP

4     Borrowing entity utilizes a tenant-in-common structure.

5     For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cut-off date principal balance for each mortgage loan in a split loan structure excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

6     The property has commercial tenants in occupancy, with the rent counting towards the NCF of the property.

9     The Cut-Off Date LTV was calculated using the May 2009 expected
      "as-stabilized" value of $152,000,000. The Cut-Off Date LTV based on the
      "as-is" value of $137 million is 94.5%.

18    The mortgage loan documents provide, in the case of a permitted partial release of a portion of the mortgaged property, that the mortgage loan be partially prepaid in the amount of not less than 115% of the allocated loan amount for the release parcel, which partial prepayment (and corresponding partial release) may occur prior to the otherwise applicable lockout period.